   As filed with the Securities and Exchange Commission on October 9, 1997

                                                    Registration No. 333-33397


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933


                               NRG ENERGY, INC.
            (Exact Name of Registrant as specified in its charter)

              DELAWARE                             4911                       41-1724239
  (State or other jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
   incorporation or organization)       Classification Code Number)     Identification Number)

                        1221 NICOLLET MALL, SUITE 700
                         MINNEAPOLIS, MINNESOTA 55403
                                (612) 373-5300
 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)

                               MICHAEL J. YOUNG
                             CORPORATE SECRETARY
                               NRG ENERGY, INC.
                        1221 NICOLLET MALL, SUITE 700
                         MINNEAPOLIS, MINNESOTA 55403
                                (612) 373-5300
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:
                            STACY J. KANTER, ESQ.
                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               919 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 735-3000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed basis or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------


                                                                PROPOSED
                                                PROPOSED        MAXIMUM
                                 AMOUNT         MAXIMUM        AGGREGATE       AMOUNT OF
   TITLE OF EACH CLASS OF         TO BE      OFFERING PRICE     OFFERING      REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED       PER NOTE        PRICE(1)          FEE
---------------------------  -------------- --------------  --------------- --------------
7 1/2% Senior Notes due
 2007 ......................  $250,000,000        100%        $250,000,000     $75,758(2)
---------------------------  -------------- --------------  --------------- --------------



-----------------------------------------------------------------------------
(1) Estimated in accordance with Rule 457 (c) of the Securities Act, solely for the purpose of calculating the registration fee.
(2)    Previously paid.


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED OCTOBER 9, 1997
PROSPECTUS


                               GRAPHIC OMITTED

                          OFFER FOR ALL OUTSTANDING
                         71/2% SENIOR NOTES DUE 2007
                               IN EXCHANGE FOR
                         71/2% SENIOR NOTES DUE 2007
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      OF

                               NRG ENERGY, INC.

                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                NEW YORK CITY TIME, ON     ,           , 1997,
                               UNLESS EXTENDED

NRG Energy, Inc., a Delaware corporation ("NRG"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $250,000,000 of 7 1/2% Senior Notes due 2007 which have been registered under the Securities Act of 1933 (the "New Notes") of NRG for a like principal amount of the issued and outstanding 7 1/2% Senior Notes due 2007 (the "Old Notes" and, with the New Notes, the "Notes") of NRG from the holders (the "Holders") thereof. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes.


The Notes are redeemable at any time, at the option of NRG at a redemption price equal to the principal amount thereof plus accrued interest plus a Make-Whole Premium (as defined herein). See "Description of Notes -- Optional Redemption." Upon a Change of Control (as defined herein), NRG may be required to purchase the Notes at a redemption price equal to 101% of the principal amount thereof plus accrued interest. See "Description of Notes -- Change of Control." The Notes are senior unsecured obligations of NRG, which conducts substantially all of its business through numerous project subsidiaries and project affiliates. As a result, all existing and future liabilities of the direct and indirect subsidiaries and affiliates of NRG will be effectively senior to the Notes. Because substantially all of the operations of NRG are conducted by its project subsidiaries and project affiliates, NRG's cash flow and its ability to service its indebtedness, including its ability to pay the interest on and principal of the Notes when due, are dependent upon cash dividends and distributions or other transfers from its project and other subsidiaries and project affiliates to NRG. As of June 30, 1997, NRG's project subsidiaries and project affiliates had total assets of $8.0 billion, total indebtedness of $4.3 billion and an aggregate debt-to-total capitalization ratio of approximately 54%. See "Risk Factors -- Holding Company Structure." The Indenture under which the Notes will be issued does not restrict the incurrence of additional indebtedness by NRG or its subsidiaries and affiliates.


For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from June 17, 1997. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from June 17, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes.


The New Notes are being offered hereunder in order to satisfy certain obligations of NRG contained in the Registration Rights Agreement, dated as of June 12, 1997 (the "Registration Rights Agreement"), among NRG and the other signatories thereto. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") issued to third parties, New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of NRG within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Notes. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any Holder is an affiliate of NRG or is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus which contains the information with respect to any selling holder required by the Securities Act. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must represent to NRG that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. NRG has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


NRG will not receive any proceeds from this Exchange Offer. NRG has agreed to bear the expenses of this Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event NRG terminates the Exchange Offer and does not accept for exchange any Old Notes, NRG will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

Prior to the Exchange Offer, there has been no public market for the Old Notes or the New Notes. NRG does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that a market for the New Notes does develop, the New Notes could trade at a discount from their principal amount. See "Risk Factors -- Lack of a Public Market for the Notes."

SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN RISKS WHICH HOLDERS WHO TENDER THEIR OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THIS EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS      , 1997

                            AVAILABLE INFORMATION

   NRG has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information with respect to NRG and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto and the financial statements, notes and schedules filed as a part thereof. Upon the effectiveness of the Registration Statement, NRG will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Registration Statement (and the exhibits and schedules thereto), as well as the periodic reports and other information filed by NRG with the Commission, may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 15th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois at the prescribed rates. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). Any statements contained in this Prospectus as to the contents of any contract or document filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by such reference.

   In addition, NRG has agreed to furnish or cause to be furnished to registered holders (and, at the request thereof, owners of beneficial interests in the Notes) annual consolidated financial statements of NRG prepared in accordance with United States generally accepted accounting principles ("GAAP") (together with notes thereto, a report thereon by an independent accountant of established national reputation and a management's discussion and analysis of financial condition and results of operations), such statements to be so furnished within 120 days after the end of the fiscal year covered thereby. In addition, NRG will furnish or cause to be furnished to registered holders (and, at the request thereof owners of beneficial interests in the Notes) unaudited condensed consolidated balance sheets and statements of income and cash flows of NRG for each of the first three fiscal quarters of each fiscal year and the corresponding quarter of the prior year, such statements to be so furnished within 90 days after the end of the fiscal quarter covered thereby.

                                   SUMMARY

   The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the consolidated financial statements of NRG, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, references herein to NRG mean NRG Energy, Inc. and its direct and indirect subsidiaries. The subsidiaries of NRG that are engaged in the acquisition, development and operation of, and ownership of interests in, power generation and thermal energy production and transmission facilities and other facilities described herein are sometimes referred to individually as a "project subsidiary" and collectively as NRG's "project subsidiaries." In circumstances in which NRG owns less than a majority of the interests in the joint venture, partnership or other entity that owns or leases a facility, directly or indirectly, such joint venture, partnership or other entity is referred to individually as a "project affiliate" and collectively as the "project affiliates." References herein to ownership by NRG or one of its project subsidiaries of interests in a project or facility refer to ownership of interests in such project affiliates.

                                 THE COMPANY


   NRG is one of the leading participants in the independent power generation industry. Established in 1989 and wholly-owned by Northern States Power Company ("NSP"), NRG is principally engaged in the acquisition, development and operation of, and ownership of interests in, independent power production and cogeneration facilities, thermal energy production and transmission facilities and resource recovery facilities. The power generation facilities in which NRG had interests as of October 1, 1997 (including those under construction) had a total design capacity of 7,193 megawatts ("MW"), of which NRG had or will have operational responsibility for 4,750 MW and net ownership of or leasehold interests in 2,201 MW. In addition, NRG has substantial interests in district heating and cooling systems and steam generation and transmission operations; at December 31, 1996, these thermal businesses had a steam capacity of approximately 3,550 million British thermal units ("mmBtus"). NRG's refuse-derived fuel ("RDF") plants processed more than 808,000 tons of municipal solid waste into approximately 644,000 tons of RDF in 1996.

   NRG has experienced significant growth in the last three years, expanding from 33 MW net ownership as of December 31, 1993 to 2,201 MW net ownership as of October 1, 1997. This growth resulted primarily from a number of domestic and international investments and acquisitions, principally the Gladstone Power Station in Australia ("GPS" or "Gladstone"), the Mitteldeutsche Braunkohlengesellschaft mbH ("MIBRAG") and Schkopau ("Schkopau") Projects in Germany, the Minneapolis Energy Center ("MEC") and NRG Generating (U.S.) Inc. ("NRGG"), all as described below. NRG's total operating revenues and equity in earnings of projects increased from $91.1 million and $27.2 million, respectively, in 1994 to $104.5 million and $32.8 million, respectively, in 1996. In evaluating and acquiring its project interests, NRG has a flexible, multi-disciplinary team approach that draws on its facility operations and engineering expertise, fuel procurement and management skills, environmental experience, labor and government relations expertise and legal and financial skills.

   As of October 1, 1997, NRG had direct and indirect interests in 27 power generation facilities worldwide (not including those facilities in which its wholly-owned subsidiary, NEO Corporation ("NEO"), has an interest), including projects under construction. Of these facilities, 12 are located in the United States (648 MW design capacity, with NRG holding 243 MW net ownership), 4 are located in Germany (1,160 MW design capacity, with NRG holding 267 MW net ownership), 4 are located in Australia (4,065 MW design capacity, with NRG holding 1,245 MW net ownership), two are located in Colombia (299 MW design capacity, with NRG holding 16 MW net ownership), and one is located in each of the Czech Republic (382 MW design capacity, with NRG holding 214 MW net ownership), Jamaica (74 MW design capacity, with NRG holding 7 MW net ownership), Peru (155 MW design capacity, with NRG holding
5.5 MW net ownership), Honduras (80 MW design capacity, with NRG holding 6 MW net ownership), and Bolivia (218 MW design capacity with NRG holding 126 MW net ownership). In December 1996, NRG and Nordic Power Invest AB of Sweden acquired 96.6% of the outstanding common shares of Compania

Boliviana de Energia Electrica SA -- Bolivian Power Company Limited ("COBEE"), the second largest electric utility company in Bolivia, which will have a design capacity of 218 MW after a 65 MW expansion in 1998. In addition, through its wholly-owned project subsidiary, NEO, NRG had interests on October 1, 1997 in 39 small hydroelectric and landfill gas-fired power generation facilities located in the United States with total design capacity of 113 MW, of which NRG has net ownership of 55 MW.


   In May 1997, NRG consummated the largest acquisition in its history, acquiring a 25.37% interest in the assets of a 2,000 MW brown coal fired thermal power station and adjacent coal mine located in Victoria, Australia and known as Loy Yang A. The State of Victoria sold the Loy Yang A assets as part of its privatization program to a partnership formed by affiliates of NRG and of CMS Generation (a wholly-owned subsidiary of CMS Enterprises), together with Horizon Energy Investment Limited (an investment vehicle of Macquarie Bank), for a total price of approximately AUS$4.7 billion (or US$3.7 billion as of May 12, 1997). While most of the purchase price was raised through project-financed loans and leveraged leases that are non-recourse to the sponsors, NRG's equity investment was approximately US$257 million. NRG funded its investment and related financing costs from a bridge loan arranged by Salomon Loan Fund Inc (the "Bridge Financing"), together with an equity investment by NSP and cash on hand.


   In June 1997, NRG closed the financing for the refurbishment and expansion of the Energy Center Kladno plant in Kladno, the Czech Republic ("Kladno"). NRG owns a 34% interest in the existing 28 MW coal-fired project, which also supplies thermal energy. Non-recourse project financing was provided by a consortium of Czech banks, the International Finance Corporation, Nissho Iwai and ABB. This financing will fund the refurbishment of the existing facility as well as the construction of a new 354 MW expansion project. NRG holds a 57.85% interest in the expansion project, and El Paso Energy International and Stredoceska Energeticka ("STE"), the regional Czech electric distribution company, hold the balance. NRG's total equity commitment in this project is approximately $53 million.

   In April 1996, NRG acquired a 41.86% equity interest in O'Brien Environmental Energy, Inc. ("O'Brien"), which emerged from bankruptcy and was renamed NRG Generating (U.S.) Inc. ("NRGG"). NRG holds 41.86% of the common stock of NRGG, and NRG employees serve as NRG's designees on the board of directors of NRGG. The remaining 58.14% of the common stock of NRGG remained with the then-existing equity holders in O'Brien and is now publicly traded. NRGG is a public company and its shares are listed in the NASDAQ small cap issues under the symbol "NRGG." NRGG has interests in three domestic operating projects with an aggregate capacity of approximately 196 MW. These are: (i) sole ownership of the 52 MW Newark Boxboard Project, a gas-fired cogeneration facility that sells electricity to Jersey Central Power and Light Company ("JCP&L") and steam to Newark Boxboard Company; (ii) sole ownership of the 122 MW E.I. du Pont Parlin Project, a gas-fired cogeneration facility that sells electricity to JCP&L and steam to E.I. du Pont de Nemours and Company; and (iii) an 83% interest in a 22 MW standby/peak sharing facility which provides electricity and standby capabilities for the Philadelphia Cogen. In addition, NRGG has a 33.33% interest in the 150 MW Grays Ferry Project, a gas-fired cogeneration project which is under construction in Philadelphia, Pennsylvania.

   In connection with the financing of the Grays Ferry Project, NRGG granted NRG an option to purchase 396,255 shares of NRGG common stock upon certain terms and conditions. On August 28, NRG exercised such option and, upon NRGG Board approval, the 396,255 shares will be issued to NRG. NRG will then be the owner of 45.21% of the common stock of NRGG.


   In addition to power generation, NRG has interests in four district heating and cooling systems, located in Minneapolis, San Francisco, Pittsburgh and San Diego, that provide steam for heating and chilled water for cooling. NRG acquired the San Diego facility in June 1997. NRG also owns or operates two steam transmission facilities and two resource recovery/RDF facilities, all located in Minnesota.

   At any time, NRG has a number of projects under consideration or in development and is in various stages of negotiations regarding other potential projects in the United States and abroad. NRG is currently developing a number of significant domestic and international projects. These include a 45% interest in the West Java Project, a 400 MW coal-fired project in Indonesia in partnership with Ansaldo Energia and P.T. Kiani Metra; a 27.75% interest in the 390 MW Alto Cachapoal greenfield hydroelectric complex in central Chile in partnership with Nordic Power Invest AB and Construtora Andrade Gutierrez S.A.; and a 50% interest in the Enfield Energy Centre, a 350 MW power project under development in Enfield, England. In addition, NRG and two partners have filed a plan in federal bankruptcy court to acquire the fossil-fueled generating assets of Cajun Electric Power Cooperative of Baton Rouge, Louisiana ("Cajun"). Also, in 1996 NRG purchased, at a substantial discount, the senior secured debt of Mid-Continent Power Company, Inc. ("MCPC"). On June 18, 1997, MCPC filed a Chapter 11 petition in federal bankruptcy court in Tulsa, Oklahoma and concurrently filed a plan of reorganization proposing to transfer ownership of all of MCPC's assets to NRG in exchange for forgiveness of debt. Because of the many complexities inherent in the development, financing and acquisition of such projects, there can be no assurance that any of these transactions will be consummated.

   NRG's headquarters and principal executive offices are located at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403. Its telephone number is (612) 373-5300.

                                   STRATEGY

   NRG intends to continue to grow through a combination of acquisitions and greenfield development of power generation and thermal energy production and transmission facilities and related assets in the United States and abroad. In the United States, NRG's near-term focus will be primarily on the acquisition of existing power generation capacity and thermal energy production and transmission facilities, particularly in situations in which its expertise can be applied to improve the operating and financial performance of the facilities. NRG is also working with several industrial companies to develop energy projects that would provide both electricity and steam for their production facilities. In addition, to the extent that the replacement of aging power generating capacity or growth in demand creates the need for new power generation facilities in the United States, NRG intends to pursue opportunities to participate in the development of such facilities. NRG is also studying the opportunities that may be created by the current restructuring of the domestic electric utility industry, particularly the divestiture by some utility companies of their generating assets.

   In the international market, NRG will continue to pursue development and acquisition opportunities in those countries in which it believes that the legal, political and economic environment is conducive to increased foreign investment. NRG intends to continue to capitalize on opportunities created by the privatization of existing government-owned power generating capacity. In addition, due to the significant existing demand for new power generating capacity in the international market, NRG intends to engage in the development of international "greenfield" projects, which are projects that are developed, permitted, financed and constructed by the developer.


   Although NRG exercises flexibility in structuring its investments in projects, NRG's goal is to own a 20% to 50% equity interest in, and to have operating control or influence over, the projects in which it invests. Where appropriate, NRG will include a local or host country partner, in order to enhance its knowledge of the region or country and to leverage its human and financial resources. NRG currently holds no interest in, and has no present intention of investing in, any nuclear generating facility.


   As part of NRG's global tax strategy, NRG intends to maintain its earnings from foreign investments offshore, for permanent reinvestment in other foreign projects. For this reason, NRG intends to utilize the cash in its domestic operations to make the payments with respect to the Notes. This cash is expected to include payments of interest and principal to be received from its wholly-owned Dutch subsidiary, NRGenerating International BV ("NRGBV"), with respect to loans from NRG to that company.

                              THE EXCHANGE OFFER

The Exchange Offer ............  NRG is offering to exchange up to
                                 $250,000,000 aggregate principal amount of
                                 7-1/2% Senior Notes due 2007 (the "New
                                 Notes") for a like principal amount of its 7-1/2% Senior Notes due 2007 (the "Old Notes" and, collectively with the New Notes, the "Notes") that are properly tendered and accepted. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes described below under " --Summary Description of the New Notes."

Tenders; Expiration Date;
 Withdrawal ...................  The Exchange Offer will expire at 5:00 p.m.,
                                 New York City time, on        , 1997, or
                                 such later date and time to which it is
                                 extended. The tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Terms of the Exchange Offer; Period for Tendering Old Notes," and "Withdrawal of Tenders."


Procedures for Tendering Old
 Notes ........................  Certain brokers, dealers, commercial banks, trust companies and other nominees who hold
                                 Old Notes through the Depositary Trust
                                 Company (the "Book-Entry Transfer Facility") must effect tenders by book-entry through the Book-Entry Transfer Facility's automated tender offer program ("ATOP"). Tendering Holders of Old Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile together with either certificates for such Old Notes or, if tendering through ATOP, a Book-Entry Confirmation (as defined herein) of such Old Notes into the Book-Entry Transfer Facility, if such procedure is available, and any other required documentation to the exchange agent (the "Exchange Agent") at the address set forth herein. Tendering holders of Old Notes that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer--Book-Entry Transfer." By executing the Letter of Transmittal, each Holder will represent to NRG, among other things, that
                                 (i) the New Notes acquired pursuant to the Exchange Offer by the Holder and any other person are being obtained in the ordinary course of business of the person receiving such New Notes, (ii) neither the Holder nor such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iii) neither the Holder nor such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of NRG. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker or dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "The Exchange Offer -- Procedures for Tendering Old Notes" and "Plan of Distribution."

Special Procedures for
 Beneficial Owners ............  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery
 Procedures ...................  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who can not deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Federal Income Tax
 Consequences .................  The exchange pursuant to the Exchange Offer should not result in any income, gain or loss to the Holders or NRG for federal income tax purposes. See "Certain Federal Income Tax Considerations."

Use of Proceeds ...............  NRG will not receive any proceeds from this
                                 Exchange Offer.

Exchange Agent ................  Norwest Bank Minnesota, National Association
                                 is serving as the exchange agent (the
                                 "Exchange Agent") in connection with the Exchange Offer.

                     CONSEQUENCES OF EXCHANGING OLD NOTES

   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. NRG does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of Notes -- Registration Rights." Based on interpretations by the staff of the Commission issued to third parties, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of NRG within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Notes. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any Holder is an affiliate of NRG or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. NRG has agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. NRG does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange Offer -- Consequences of Failure to Exchange Old Notes."

                     SUMMARY DESCRIPTION OF THE NEW NOTES

   The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions and registration rights relating to the Old Notes. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid on the Old Notes, from June 17, 1997. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from June 17, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. In the event of a registration default under the Registration Rights Agreement, NRG will pay special interest ("Special Interest") to each Holder of Transfer Restricted Securities (as defined herein). See "Description of Notes -- Special Interest."

Notes Offered .................  Up to $250,000,000 principal amount of
                                 7-1/2% Senior Notes due 2007.

Maturity Date .................  June 15, 2007.

Interest Payment Dates ........  June 15 and December 15, commencing December
                                 15, 1997.

Ranking .......................  The New Notes will be senior unsecured obligations of NRG and will rank pari passu with all other senior unsecured indebtedness of NRG. See "Description of Notes." All existing and future liabilities of the direct and indirect subsidiaries and affiliates of NRG will be effectively senior to the Notes.


Ratings .......................  The Old Notes have been assigned ratings of
                                 "BBB-" by Standard & Poor's Ratings Group and "Baa3" by Moody's Investors Service, Inc. NRG expects that the New Notes would be assigned the same ratings as the Old Notes. See "Ratings."


Optional Redemption ...........  The New Notes may be redeemed at the option of NRG at any time, in whole or in part, on not less than 30 nor more than 60 days notice, at a redemption price equal to the principal amount thereof plus accrued interest plus a Make-Whole Premium. See "Description of Notes -- Optional Redemption."

Sinking Fund ..................  None.

Change of Control .............  Upon a Change of Control, each holder of New
                                 Notes will have the right, subject to
                                 certain conditions, to require NRG to
                                 repurchase such holder's New Notes, in whole or in part, at 101% of the principal amount thereof, plus accrued interest, if any, to the date of purchase in accordance with the procedures set forth in the Indenture pursuant to which the New Notes will be issued (the "Indenture"). A Change of Control will not be deemed to have occurred if, after giving effect thereto, the Senior Notes are rated BBB-or better by Standard & Poor's

                                 Ratings Group and Baa3 or better by Moody's
                                 Investors Service, Inc. See "Description of
                                 Notes -- Change of Control."

Exchange Offer; Registration
 Rights .......................  Holders of New Notes (other than as set forth below) are not entitled to any
                                 registration rights with respect to the New
                                 Notes. Pursuant to the Registration Rights
                                 Agreement, NRG agreed, for the benefit of the Holders of Old Notes, to file an Exchange Offer Registration Statement (as defined). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. Under certain circumstances, certain Holders of Notes (including Holders who may not participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange Offer) may require NRG to file, and cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such Holders. See "Description of Notes -- Registration Rights."

Use of Proceeds ...............  NRG will not receive any proceeds from this
                                 Exchange Offer. The net proceeds to NRG from the offering of the Old Notes (the "Offering"), after deducting discounts and expenses, were approximately $246.0 million. NRG used such net proceeds to repay outstanding debt under the Bridge Financing and for other general corporate purposes. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                 RISK FACTORS

   Holders of the Old Notes should consider carefully the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus before making a decision to tender their Old Notes in the Exchange Offer.

                     SUMMARY CONSOLIDATED FINANCIAL DATA


   The summary consolidated financial data presented below as of December 31, 1993, 1994, 1995 and 1996, and for the years then ended, have been derived from NRG's audited consolidated financial statements. The summary consolidated financial data set forth below as of June 30, 1996 and 1997, and for the six-month periods then ended, and as of December 31, 1992 and for the year then ended, have been derived from NRG's unaudited consolidated financial statements. Certain financial information for the years ended December 31, 1993 and 1994 have been reclassified to conform to the financial presentation for the year ended December 31, 1995. Interim results and the results for 1992, in the opinion of management of NRG, include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information for such periods; however, such interim results are not necessarily indicative of the results that may be expected for any other interim period or for a full year. The following data should be read in conjunction with the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


CONSOLIDATED STATEMENTS OF INCOME DATA:


                                                                                               SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                   ---------------------------------------------------------------------------
                                      1992       1993       1994      1995       1996       1996       1997
                                   ---------- ---------  --------- ---------  ---------- ---------  ----------
                                                            (IN THOUSANDS)
OPERATING REVENUES
 Revenues from wholly-owned
  operations(1) ..................   $39,647    $48,529   $63,970    $64,180   $ 71,649    $35,367   $ 42,685
 Equity in operating earnings of
  unconsolidated affiliates(2)(3)      1,321      2,695    27,155     23,639     32,815     11,914     13,846
                                   ---------- ---------  --------- ---------  ---------- ---------  ----------
  Total operating revenues  ......    40,968     51,224    91,125     87,819    104,464     47,281     56,531
OPERATING COSTS AND EXPENSES
 Cost of operations--wholly-owned
  operations .....................    22,870     27,122    34,861     32,535     36,562     18,104     22,696
 Depreciation and amortization  ..     5,060      6,475     8,675      8,283      8,378      4,161      4,544
 General, administrative, and
  development ....................    14,930     11,448    19,993     34,647     39,248     18,280     18,039
                                   ---------- ---------  --------- ---------  ---------- ---------  ----------
  Total operating costs and
   expenses ......................    42,860     45,045    63,529     75,465     84,188     40,545     45,279
                                   ---------- ---------  --------- ---------  ---------- ---------  ----------
OPERATING INCOME (LOSS) ..........    (1,892)     6,179    27,596     12,354     20,276      6,736     11,252
OTHER INCOME (EXPENSE)
 Equity in gain from project
  termination settlements(4)  ....        --         --     9,685     29,850         --         --         --
 Other income (expense), net  ....    (1,753)     1,028     1,411      4,896      9,477      4,255      6,267
 Interest expense ................    (1,662)    (2,679)   (6,682)    (7,089)   (15,430)    (7,277)   (11,182)
                                   ---------- ---------  --------- ---------  ---------- ---------  ----------
  Total other income (expense)  ..    (3,415)    (1,651)    4,414     27,657     (5,953)    (3,022)    (4,915)
                                   ---------- ---------  --------- ---------  ---------- ---------  ----------
INCOME (LOSS) BEFORE INCOME
TAXES.............................    (5,307)     4,528    32,010     40,011     14,323      3,714      6,337
INCOME (BENEFIT) TAXES(5) ........    (2,187)     1,905     2,472      8,810     (5,655)    (2,793)    (5,652)
                                   ---------- ---------  --------- ---------  ---------- ---------  ----------
NET INCOME (LOSS) ................   $(3,120)   $ 2,623   $29,538    $31,201   $ 19,978    $ 6,507   $ 11,989
                                   ========== =========  ========= =========  ========== =========  ==========



------------
(1) All of these revenues are from 100% owned operations. In accordance with its strategy described herein, when NRG does not own 100% of a project, it owns 50% or less in all cases except COBEE and Kladno.
(2) NRG accounts for its investments in projects where ownership is between 20% and 50%, and where there is no effective and legal control, using the equity method of accounting; COBEE and Kladno are also accounted for using the equity method of accounting even though NRG currently owns more than a 50% interest in both projects because NRG intends to sell down below the 50% level. Equity in earnings of unconsolidated project affiliates includes NRG's proportionate share of all net income or losses attributable to project investments accounted for using the equity method.
(3) Includes pretax charges of $5.0 million, $5.0 million and $1.5 million in the years 1994, 1995 and 1996, respectively, to write-down the carrying value of certain energy projects.
(4) In 1994, NRG and its partner in the Michigan Cogeneration Partners Limited Partnership agreed to terminate a power sales contract with Consumers Power Company. The contract related to a 65 MW cogeneration facility being developed in Michigan. Due to the agreement to terminate the contract, NRG recorded a one-time pre tax-gain of $9.7 million in 1994.
        Equity in gain from project termination settlements in 1995 included a one-time pre-tax gain of $29.9 million related to the settlement and termination of the San Joaquin Valley power purchase agreements with PG&E. See "Business--Independent Power Production and Cogeneration--Domestic Projects--San Joaquin."
(5) NRG is included in the consolidated federal income tax and state franchise tax returns of NSP. NRG calculates its tax position on a separate company basis under a tax sharing agreement with NSP and receives payment from NSP for tax benefits and pays NSP for tax liabilities.

CONSOLIDATED BALANCE SHEET DATA:


                                            AS OF DECEMBER 31,                              AS OF JUNE 30,
                     ---------------------------------------------------------------  ---------------------------
                        1992        1993         1994         1995          1996          1996          1997
                     ---------  -----------  -----------  -----------   ------------  ------------  ------------
                                                   (IN THOUSANDS)
Net property, plant
 and equipment .....   $46,694    $108,934     $107,634     $111,919      $129,649      $113,389      $141,059
Net equity
 investments in
 projects ..........    16,400      20,046      164,863      221,129       365,749       251,107       638,780
Long-term debt,
 including current
 maturities.........    10,499      93,451(1)    93,339(1)    90,034(1)    212,141(1)    213,888(1)    463,614(1)
Stockholder's
 equity ............    40,267      97,722      234,722      319,764       421,914       352,199       496,926



------------
(1) Includes debt relating to MEC and NRG San Diego, including current maturities, which is non-recourse to NRG. As of June 30, 1997 this debt was $78.5 million.


OTHER DATA (UNAUDITED):


                                                   AS OF AND FOR THE                       AS OF AND FOR THE
                                                       YEAR ENDED                           SIX MONTHS ENDED
                                                      DECEMBER 31,                              JUNE 30,
                                -------------------------------------------------------  ----------------------
                                   1992      1993       1994        1995        1996        1996        1997
                                --------  ---------  ---------  ----------   ----------  ----------  ---------
                                                                  (DOLLARS IN THOUSANDS)
NRG's net power generating
 capacity(MW) .................       33         33        992        999        1,326       1,213      2,080
NRG's net thermal energy
 generating capacity:
 mmBtus per hour ..............      695      1,865      1,961      2,318        2,654       2,654      2,693
 MWt equivalent ...............      204        547        575        679          822         822        833
Consolidated EBITDA (1)  ......   $1,415    $13,682    $47,367    $55,383      $38,131     $15,152    $22,063
Consolidated interest expense .   $1,662    $ 2,679    $ 6,682    $ 7,089      $15,430     $ 7,277    $11,182
Consolidated interest expense
 coverage ratio (2) ...........     0.85x      5.11x      7.09x      7.81x        2.47x       2.08x      1.97x
Consolidated debt service (3)     $2,562    $ 4,272    $ 9,169    $10,394      $18,323     $ 8,423    $12,409
Consolidated debt service
 coverage ratio (4) ...........     0.55x      3.20x      5.17x      5.33x        2.08x       1.80x      1.78x
Consolidated ratio of earnings
 to fixed charges(5)...........       (6)      2.32x      2.98x      1.56x(8)     1.75x(9)    3.52x        (7)



------------
(1) EBITDA equals the sum of income (loss) before income taxes, interest expense (net of capitalized interest) and depreciation and amortization expense. Management believes that some investors consider EBITDA an accepted indicator of a company's ability to service debt. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures presented by other companies and could be misleading unless all companies and analysts calculate them in the same fashion. See Statements of Cash Flows in the Consolidated Financial Statements included elsewhere in this Prospectus.
(2) The interest expense coverage ratio equals EBITDA divided by interest expense.
(3) Debt service consists of interest expense and principal payments on long-term debt.
(4) The debt service coverage ratio equals EBITDA divided by debt service.
(5) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose "earnings" means income
        (loss) before income taxes less undistributed equity in operating earnings of unconsolidated affiliates less equity in gain from project termination settlements plus cash distributions from project termination settlements plus fixed charges. "Fixed charges" means interest expense plus interest capitalized plus amortization of debt issuance costs plus a reasonable approximation of the interest factor of rental expense.
(6) Due primarily to the loss incurred in 1992, NRG was unable to fully cover fixed charges. Earnings did not cover fixed charges by $5,940.
(7) Due primarily to undistributed equity earnings exceeding income before income taxes, NRG was unable to fully cover fixed charges. Earnings did not cover fixed charges by $6,620.
(8) The 1995 ratio of earnings to fixed charges calculation includes the effect of an equity gain and cash distribution from a project termination settlement. If the project termination had not occurred, NRG would have been unable to fully cover fixed charges and earnings would not have covered fixed charges by $9,913.
(9) The 1996 ratio of earnings to fixed charges calculation includes the effect of a cash distribution from a 1995 project termination settlement. If the project termination had not occurred, NRG would have been unable to fully cover fixed charges and earnings would not have covered fixed charges by $3,504 for the year ended December 31, 1996.

                  SUMMARY PRO FORMA CONDENSED FINANCIAL DATA


   The unaudited pro forma condensed financial data set forth below give effect to (i) the acquisition by NRG of a 25.37% equity interest in Loy Yang A and the financing thereof and (ii) the offering of the Old Notes (the "Offering"). The pro forma statement of income data for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to such transactions as if they had occurred at the beginning of the periods presented. As the Loy Yang acquisition and the Offering were consummated prior to June 30, 1997, no pro forma balance sheet data is provided. The pro forma condensed financial data do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have occurred had the transactions referred to above been consummated on the dates indicated. The following data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                   HISTORICAL    ADJUSTMENTS   PRO FORMA
                                                  ------------ -------------  -----------
                                                               (IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues from wholly-owned operations ...........   $ 71,649             --     $ 71,649
Equity in earnings of unconsolidated affiliates       32,815      $   9,460  (1)  42,275
Operating costs and expenses ....................    (84,188)            --      (84,188)
Other income (expense) ..........................      9,477             --        9,477
Interest expense ................................    (15,430)       (18,750) (2) (34,180)
Income taxes ....................................      5,655          4,373 (3)   10,028
                                                  ------------ -------------  -----------
Net Income.......................................   $ 19,978      $  (4,917)    $ 15,061
                                                  ============ =============  ===========



------------
(1) Represents estimated equity earnings from Loy Yang A for twelve months based upon historical data adjusted for differences due to acquisition accounting primarily depreciation charges, finance charges and adjustments to income tax expense.
(2) Represents accrued interest on $250 million principal amount of the Old Notes for twelve months at a rate of 7.5% per annum.
(3)     Net tax benefit derived from interest expense on the Old Notes.

               AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                                    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                  ------------  -------------  -----------
                                                                (IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues from wholly-owned operations ...........    $ 42,685       $    --      $ 42,685
Equity in earnings of unconsolidated affiliates        13,846           410 (1)    14,256
Operating costs and expenses ....................     (45,279)           --       (45,279)
Other income and (expense) ......................       6,267            --         6,267
Interest expense ................................     (11,182)       (6,883)(2)   (18,065)
Income taxes ....................................       5,652         1,605 (3)     7,257
                                                  ------------  -------------  -----------
Net Income.......................................    $ 11,989       $(4,868)     $  7,121
                                                  ============  =============  ===========



------------
(1) Represents estimated equity earnings from Loy Yang A until May 14, 1997, based upon historical data adjusted for differences due to acquisition accounting primarily depreciation charges, finance charges and adjustments to income tax expense. Equity earnings of Loy Yang A from May 15 until June 30 were $1,061. This amount is summarized in the Historical column of Equity in earnings of unconsolidated affiliates.
(2) Represents interest expense on $250 million principal amount of the Old Notes until May 14 at a rate of 7.5% per annum. Interest of $2,414 on the Old Notes from May 15 until June 30 is in the Historical column.
(3)     Net tax benefit derived from interest expense on the Old Notes.

                                 RISK FACTORS


   Holders of Old Notes should consider carefully the following risk factors as well as the other information contained in this Prospectus in evaluating an investment in the New Notes, although the risk factors set forth below (other than "--Consequences of Failure to Exchange Old Notes") are generally applicable to the Old Notes as well as the New Notes.


RISKS INVOLVED IN MAKING MINORITY INVESTMENTS IN PROJECTS

   NRG conducts its business primarily through direct and indirect subsidiaries and joint ventures. Most of NRG's current project investments consist of minority interests in project affiliates (i.e., where NRG beneficially owns 50% or less of the ownership interests). A substantial portion of future investments in projects also may take the form of minority interests. See "Business -- Strategy." As a result, NRG's ability to control the development, construction, acquisition or operation of such projects may be limited. The Indenture does not contain any limitations on the ability of NRG to make minority investments.

   Although NRG seeks to exert a degree of influence with respect to the management and operation of projects in which it is a minority investor by negotiating to receive certain limited governance rights (such as rights to veto significant actions or to obtain positions on management committees), NRG may not always succeed in such negotiations. See "Business -- Operating Arrangements." NRG may be dependent on its co-venturers to construct and operate such projects. There can be no assurance that such co-venturers would have the same level of experience, technical expertise, human resources management and other attributes that NRG possesses. Any such co-venturer may have conflicts of interest, including those relating to its status as a provider of goods or services to the project. The approval of co-venturers also may be required for distributions of funds from projects to NRG.

UNCERTAINTY OF ACCESS TO CAPITAL FOR FUTURE PROJECTS

   Any projects that NRG develops in the future and any projects that it may seek to acquire generally will require substantial capital investment. Continued access to debt capital from outside sources on acceptable terms is necessary to assure the success of future projects and acquisitions. NRG's ability to arrange financing on a substantially non-recourse basis and the costs of such capital are dependent on numerous factors, including general economic and capital market conditions, credit availability from banks and other financial institutions, investor confidence in NRG, its partners and in the local independent power market, the success of current projects, the perceived quality of new projects and provisions of tax and securities laws that are conducive to raising capital in this manner. In order to access capital on a substantially non-recourse basis in the future, NRG may have to make larger equity investments in, or provide more financial support for, its project subsidiaries. To date, NRG's equity capital for its projects has been provided by equity contributions from NSP and, to a lesser extent, internally-generated cash flow from its projects. There can be no assurance that NRG will be successful in structuring the financing for its projects on a substantially non-recourse basis or that NRG will obtain sufficient additional equity capital from NSP, project cash flow or additional borrowings by NRG to enable it to fund the equity commitments required for future projects.


CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE OLD NOTES

   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. NRG does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of Notes -- Registration Rights." Based on interpretations by the staff of the Commission issued to third parties, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an "affiliate" of NRG within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Notes. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any Holder is an affiliate of NRG or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and
(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. NRG has agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. NRG does not currently intend to register or qualify the sale of the New Notes in any such jurisdiction. See "The Exchange Offer -- Consequences of Failure to Exchange Old Notes."


HOLDING COMPANY STRUCTURE; ABILITY TO SERVICE INDEBTEDNESS

   The Notes will be exclusively the obligations of NRG and not of any of its project subsidiaries or project affiliates. As a result, all existing and future liabilities of the direct and indirect subsidiaries and affiliates of NRG will be effectively senior to the Notes. Because substantially all of the operations of NRG are conducted by its project subsidiaries and project affiliates, NRG's cash flow and its ability to service its indebtedness, including its ability to pay the interest on and principal of the Notes when due, are dependent upon cash dividends and distributions or other transfers from its project and other subsidiaries and project affiliates to NRG. As of June 30, 1997, NRG's project subsidiaries and project affiliates had total assets of $8.0 billion, total indebtedness of $4.3 billion and an aggregate debt-to-total capitalization ratio of approximately 54%. The debt agreements of NRG's project and other subsidiaries and project affiliates generally restrict their ability to pay dividends, make distributions or otherwise transfer funds to NRG. The restrictions in such agreements generally require that, prior to and after giving effect to the payment of dividends, distributions or other transfers, (i) such subsidiaries or project affiliates meet certain financial performance or coverage ratios, (ii) no default or event of default shall have occurred, and (iii) the subsidiary or project affiliate proposing to pay the dividend, distribution or other transfer must provide for the payment of other current or prospective obligations, including operating expenses, debt service and reserves. See "Business -- Project Financing." NRG's subsidiaries and project affiliates are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on, or principal of, the Notes. NRG owns a minority interest in most of its international and domestic projects, and therefore is unable unilaterally to cause dividends or distributions to be made to NRG from these operations.


   Any right of NRG to receive any assets of any of its subsidiaries or project affiliates upon any liquidation or reorganization of such subsidiaries or project affiliates (and the consequent right of holders of the Senior Notes to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's or project affiliate's creditors (including trade creditors and holders of debt issued by such subsidiary or project affiliate).


   The Indenture imposes no limitations on the ability of subsidiaries or project affiliates to incur additional indebtedness or to permit contractual restrictions on the distribution of cash from NRG's subsidiaries or project affiliates to NRG. As part of NRG's global tax strategy, NRG intends to maintain its earnings from foreign investments offshore, for permanent reinvestment in other foreign projects. For this reason, NRG intends to utilize the cash from its domestic operations including principal and interest received from loans made by NRG to its foreign affiliates to make the payments with respect to the Notes.

Although NRG expects that the cash available from its domestic operations and the repayment of the loans made to its foreign affiliates will be sufficient to make the payments under the Notes, there can be no assurance that these funds will be sufficient to make these payments as and when due. If NRG elects to repatriate earnings from its foreign operations to make these payments in case of such a shortfall, then NRG may incur United States taxes (net of any available foreign tax credits) on the repatriation of such foreign earnings. As a result of these additional taxes, there can be no assurance that the foreign earnings would be sufficient to make the payments on the Notes as and when due.


LEVERAGE


   As of June 30, 1997, NRG had total indebtedness of $463.6 million at the corporate holding company level which results in a total debt-to-capitalization ratio of 48%; the Indenture imposes no limitations on the ability of NRG to incur additional indebtedness at this level. The substantial amount of debt at the level of the corporate holding company and at the levels of the project subsidiaries and project affiliates presents the risk that NRG might not generate sufficient cash to service its indebtedness, including the Notes, or that its leveraged capital structure could limit its ability to finance the acquisition and development of additional projects, to compete effectively or to operate successfully under adverse economic conditions. See "Capitalization," "Selected Consolidated Financial Data" and "Selected Pro Forma Condensed Financial Data."

   In addition, under certain of the instruments governing NRG's debt, including the credit facility described below and the 7.625% Senior Notes due 2006, such debt may be accelerated upon certain events of default under the Indenture or a change of control of NRG. As a result, if any such event were to occur, NRG may not have sufficient capital to fully pay Holders the amount due under the Notes or to redeem any Notes tendered pursuant to the Change of Control Offer described under "Description of Notes -- Change of Control." See "Certain Indebtedness."


   NRG has entered into a $175 million revolving credit facility with a syndicate of banks led by ABN AMRO Bank ("ABN AMRO"), which matures on March 17, 2000. It imposes certain requirements on NRG, including requirements as to the maintenance of (i) a minimum level of consolidated tangible net worth and (ii) a minimum ratio of consolidated tangible net worth to consolidated capitalization.

DEPENDENCE ON, AND CONTROL BY, NORTHERN STATES POWER

   NSP is NRG's sole stockholder. Since NRG's formation, NSP has provided all NRG's equity funding for its business and operations. NRG's only other source of funding has been its borrowings and internally-generated cash flow from NRG's existing projects and investments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." There can be no assurance that NSP will contribute additional equity capital to NRG in the future. In the absence of continued equity contributions, there can be no assurance that NRG will have access to sufficient capital to fund its obligations with respect to its existing projects or to undertake new acquisition and development projects.

   As NRG's sole stockholder, NSP has the power to control the election of the directors and all other matters submitted for stockholder approval and may be deemed to have control over the management and affairs of NRG. Currently, there are no outside directors on NRG's board of directors. In circumstances involving a conflict of interest between NSP, as the sole stockholder (and, with respect to certain projects, a significant customer of and supplier to NRG, see, "Certain Transactions"), on the one hand, and the holders of the Notes as creditors of NRG on the other, there can be no assurance that NSP would not exercise its power to control NRG in a manner that would benefit NSP to the detriment of the holders of the Notes. NSP has policies in place, pursuant to applicable law, to ensure that its ratepayers are protected from affiliate transactions that may be adverse to the ratepayers' interests. The Indenture imposes no limitations on NRG's ability to pay dividends or to make other payments to NSP or on NRG's ability to enter into transactions with NSP or other affiliates of NRG.

   In addition, NSP is an important customer of, and supplier to, certain of NRG's businesses in the United States. See "Certain Transactions -- Operating Agreements." NRG purchases steam production services from NSP for its Rock-Tenn and Washco steam transmission lines and sells RDF to NSP from its Newport resource recovery facility. NRG provides management, operation and maintenance services for the Elk River resource recovery facility and disposes of the Elk River facility's RDF ash at NSP's Becker ash landfill. See "Certain Transactions." The failure of NSP to comply with its obligations to NRG under the agreements governing such sales and services could have a material adverse effect on NRG's revenues from these projects.


RISKS OF DOING BUSINESS OUTSIDE THE UNITED STATES

   A key component of NRG's business strategy is the development or acquisition of projects outside the United States. See "Business -- Strategy." The economic and political conditions in certain countries where NRG has interests or in which it is or could be exploring development or acquisition opportunities present risks of delays in permitting and licensing, construction delays and interruption of business, as well as risks of war, expropriation, nationalization, renegotiation or nullification of existing contracts and changes in law or tax policy, that are greater than in the United States. The uncertainty of the legal environment in certain foreign countries in which NRG may develop or acquire projects could make it more difficult to obtain non-recourse project financing on suitable terms and could impair NRG's ability to enforce its rights under agreements relating to such projects.

   Operations in foreign countries also can present currency exchange, inflation, convertibility and repatriation risks. See "Business -- Strategy." In certain countries in which NRG may develop or acquire projects in the future, economic and monetary conditions and other factors could affect NRG's ability to convert its earnings to United States dollars or other hard currencies or to move funds offshore from such countries. Furthermore, the central bank of any such country may have the authority in certain circumstances to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although NRG generally seeks to structure its power purchase agreements and other project revenue agreements to provide for payments to be made in, or indexed to, United States dollars or a currency freely convertible into United States dollars, there can be no assurance that NRG will be able to achieve this structure in all cases or that a power purchaser or other customer will be able to obtain sufficient dollars or other hard currency to pay such obligations.

   As part of privatizations or other acquisition opportunities, NRG may make investments in ancillary businesses not directly related to power generation, thermal energy production and transmission or resource recovery and in which NRG management may not have had prior experience. In such cases, NRG's policy is to attract partners with the necessary expertise. However, no assurance can be given that such persons will be available as co-venturers in every case. In addition, as a condition to participating in privatizations and refurbishments of formerly state-owned businesses, NRG may be required to undertake transitional obligations relating to union contracts, employment levels and benefits obligations for employees, which could prevent or delay the achievement of desirable operating efficiencies and financial performance.

ACQUISITION AND DEVELOPMENT UNCERTAINTIES

   The development projects and acquisitions in which NRG may invest in the future, including those described herein, may be large and complex, and NRG may not be able to complete the development or acquisition of any such project. Development projects and acquisitions require NRG to expend significant sums for engineering, permitting, legal, financial advisory and other expenses in preparation for competitive bids that NRG may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. There can be no assurance that the projects that NRG pursues, and on which it may spend significant sums, will prove to be desirable project investments, or that NRG will be able to win any such competitive bids, obtain new power purchase agreements, overcome any local opposition, and obtain the necessary agreements, contracts, licenses, certifications and permits necessary for the successful development of new projects and acquisition of interests in existing projects. Even if NRG is successful in the development or acquisition of an interest in a project, NRG may require substantial additional debt or equity financing for such projects, which additional financing may not be available on acceptable terms, if at all. Most acquisition agreements and power purchase agreements permit the seller or customer, respectively, to terminate the agreement or impose penalties if the acquisition or operation of the project (as the case may be) is not achieved by a specified date. NRG may fail to acquire or develop projects despite having incurred significant expenses.

COMPETITION

   The independent power industry is characterized by numerous strong and capable competitors, some of which have more extensive developmental or operating experience, more extensive experience in the acquisition and development of power generation capacity, larger staffs and greater financial resources than NRG. Further, in recent years, the domestic independent power industry has been characterized by strong and increasing competition which has contributed to a reduction in prices offered by utilities for power produced by independent power producers and has resulted in lower returns to project investors. See "Risk Factors -- Effects of Ongoing Changes in the U.S. Utility Industry" and "Business -- Competition."


   Many of NRG's competitors also are seeking attractive acquisition opportunities, both in the United States and abroad. This competition may adversely affect NRG's ability to make investments or acquisitions on terms favorable to NRG. Many foreign and domestic utilities are now engaging in "competitive bid" solicitations for new capacity demands or acquisitions.

CONSTRUCTION AND START-UP RISKS; INADEQUATE INSURANCE, WARRANTIES AND PERFORMANCE GUARANTEES


   As with any major industrial construction effort, the construction, expansion or refurbishment of a power generation, thermal energy production and transmission facility or resource recovery facility involves many risks, including supply interruptions, work stoppages, labor disputes, weather interferences, unforeseen engineering, environmental and geological problems and unanticipated cost overruns. The commencement of operation of such newly-constructed, expanded or refurbished facilities also involves many risks, including the breakdown or failure of equipment or processes and test performance below expected levels of output or efficiency. New plants may employ recently developed and technologically complex equipment, especially in the case of newer environmental emission control technology. While insurance is maintained to protect against certain risks, warranties are obtained from vendors for limited periods and contractors are obligated to meet certain performance levels, the proceeds of such insurance, warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or liquidated damages payments. As a result, a project may operate at a loss and be unable to fund principal and interest payments under its project financing agreements, which may allow the affected lenders to accelerate such debt.

   In addition, many power and thermal energy purchase agreements permit the customer to terminate the agreement, retain security posted by the developer as liquidated damages or change the payments to be made to the project subsidiary or the project affiliate in the event certain milestones, such as commencing commercial operation of the project, are not met by specified dates. In the event such a termination right is exercised, a project may not commence generating revenues, the default provisions in a financing agreement may be triggered (rendering such debt immediately due and payable) and the project may be rendered insolvent as a result.


OPERATING RISKS; INADEQUATE INSURANCE, WARRANTIES AND PERFORMANCE GUARANTEES


   The operation of a power generation facility, thermal energy production and transmission facility, resource recovery facility or mining facility involves many risks, including the breakdown or failure of generation equipment or other equipment or processes, labor disputes, fuel interruption and operating performance below expected levels. Operation below expected capacity levels may result in lost revenues or increased expenses, including higher maintenance costs and penalties. As a result, a facility may be unable to perform its obligations under its purchase agreements, triggering the default provisions in a financing agreement (rendering such debt immediately due and payable) and the project may be rendered insolvent as a result.

   Certain power purchase agreements of NRG's project subsidiaries or project affiliates permit the purchaser to terminate the agreement, modify the payments required under the agreement, recover payments previously made under the agreement or require such project subsidiaries or project affiliates to pay liquidated damages under the agreement in certain circumstances. See "Business -- Independent Power Production and Cogeneration." While insurance is maintained to protect against certain risks, warranties are obtained from vendors for limited periods and contractors are obligated to meet certain performance levels, the proceeds of such insurance, warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or liquidated damages payments. As a result, default provisions in the project subsidiary's or project affiliate's financing agreements may be triggered, which might allow the affected lenders to accelerate such debt.


DEPENDENCE ON PROJECT AFFILIATES


   Payments under power purchase agreements for domestic projects that satisfy the requirements for "qualifying facility" status under the Public Utility Regulatory Policies Act ("PURPA") and that are based upon actual short-run (as opposed to forecasted long-run) "avoided cost" (or the cost that would otherwise have been paid for power from the purchasing utility's highest-cost generating facility, see "Business"), are subject to significant variations based upon a number of factors outside of the control of the owners of such facilities, including weather, economic conditions, and the particular operating profile and generating capacity position of the purchasing utility. A project affiliate of NRG owns a 50% interest in a joint venture that owns the Sunnyside waste coal-fired power generation facility in Carbon County, Utah. The Sunnyside facility has experienced a shortfall in project cash flow attributable primarily to decreased revenues due to avoided energy rates being significantly lower than originally forecasted. In the absence of a restructuring of the project's debt, a debt service reserve fund, which has been used to make up cash shortfalls, is expected to be depleted within twelve months. There can be no assurance as to the actions the partnership which owns the Sunnyside facility may take at that time. See "Business -- Independent Power Production and Cogeneration -- Sunnyside."


   NRG has provided guarantees relating to certain equity and operating obligations of its project subsidiaries. One example is NRG's guarantee of the obligations of its project subsidiary that operates the Gladstone facility for up to AUS$25 million, indexed to the Australian consumer price index ("ACPI") (US$20.6 million, based on exchange rates and ACPI in effect at June 30, 1997), under the project subsidiary's operating and maintenance agreement with the owners of the facility. If NRG were required to satisfy all these guarantees and other obligations, such event would have a material adverse effect on NRG's condition, financial and otherwise. See "Business -- Description of NRG's Projects" and "Business -- Independent Power Production and Cogeneration -- Gladstone Power Station."


DEPENDENCE ON CERTAIN CUSTOMERS AND PROJECTS


   A power generation, thermal energy production and transmission or resource recovery facility typically relies on a single supplier each for the provision of fuel, water and other services required for operation of the facility and on a single customer or a few customers to purchase all of the facility's output, in each case under long-term agreements that provide the support for any project debt used to finance such facilities. The failure of any one customer or supplier to fulfill its contractual obligations to the facility could have a material adverse effect on such facility's financial results. As a result, the financial performance of such facilities is dependent on the continued performance by customers and suppliers of their obligations under such long-term agreements and, in particular, on the credit quality of the project's customers. Each of the Rock-Tenn and Newport projects produced more than ten percent of NRG's net revenues for 1996. See "Business -- Principal Customers of Operating Subsidiaries." In addition, on a pro forma basis Loy Yang A would have produced more than ten percent of NRG's net revenues for 1996.


GOVERNMENTAL REGULATION

   NRG is subject to a number of complex and stringent environmental and other laws and regulations affecting many aspects of its present and future operations, including the disposal of various forms of waste and the construction or permitting of new facilities. See "Regulation." Such laws and regulations generally require NRG to obtain and comply with a wide variety of licenses, permits and other approvals, and may in some cases be enforced by both public officials and private individuals. There can be no assurance that existing laws or regulations will not be revised or that new laws or regulations will not be adopted or become applicable to NRG which could have an adverse impact on its operations. There can be no assurance that NRG will be able to recover all or any increased costs of compliance from its customers or that its business and financial condition will not be materially and adversely affected by future changes in environmental laws or regulations. In addition, regulatory compliance for the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of project value if projects cannot function as planned due to changing regulatory requirements or local opposition.

   PURPA and the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), are two of the laws (including the regulations thereunder) that affect NRG's operations. PURPA provides to qualifying facilities ("QFs") certain exemptions from federal and state laws and regulations, including organizational, rate and financial regulation. PUHCA regulates public utility holding companies and their subsidiaries. NRG is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA or are exempted as exempt wholesale generators ("EWGs"), and so long as its foreign utility operations are exempted as EWGs or foreign utility companies or are otherwise exempted under PUHCA. QF status is conditioned on meeting certain criteria, and could be jeopardized, for example, by the loss of a steam customer or reduction of steam purchases below the amount required by PURPA. See "Regulation."

CHANGES IN STATE MUNICIPAL SOLID WASTE ("MSW") FLOW CONTROL LAWS

   RDF projects, such as NRG's Newport facility and NSP's Elk River facility, which is operated by NRG, historically were assured an adequate supply of MSW through state and local flow control legislation, which directed that MSW be disposed of in certain facilities. In May 1994, the United States Supreme Court held that MSW is a commodity in interstate commerce and, accordingly, that flow control legislation that prohibited shipment of MSW out of state is unconstitutional. Since this Supreme Court holding, the RDF facilities owned or operated by NRG have faced increased competition from landfills in surrounding states. As a result of such competition, MSW processed at the Newport facility decreased approximately 5% in 1995, from approximately 378,000 tons in 1994 to 360,000 tons in 1995. In 1996, however, due to assistance from NRG and a reduction of tipping fees under contracts entered into between haulers and the Ramsey and Washington Counties, waste deliveries reversed their downward trend. However, in the absence of valid flow control legislation, there can be no assurance that this improved trend will continue. See "Business -- Resource Recover Facilities."

EFFECTS OF ONGOING CHANGES IN THE U.S. UTILITY INDUSTRY

   The U.S. electric utility industry currently is experiencing increasing competitive pressures, primarily in wholesale markets, as a result of consumer demands, technological advances, greater availability of natural gas and other factors. The Federal Energy Regulatory Commission ("FERC") has proposed regulatory changes to increase access to the nationwide transmission grid by utility and non-utility purchasers and sellers of electricity. A number of states are considering or implementing methods to introduce and promote retail competition. Proposals have been introduced in Congress to repeal PURPA and PUHCA, and the FERC has publicly indicated support for the PUHCA repeal effort. Additionally, some utilities have brought litigation aimed at forcing the renegotiation or termination of contracts requiring payments to owners of qualifying facilities based upon past estimates of avoided cost that are now substantially in excess of market prices. There can be no assurance that, in the future, utilities, with the approval of state public utility commissions, will not seek to abrogate their existing power purchase agreements. See "Regulation."

   If the repeal of PURPA or PUHCA occurs, either separately or as part of legislation designed to encourage the broader introduction of wholesale and retail competition, the significant competitive advantages that independent power producers currently enjoy over certain regulated utility companies would be eliminated or sharply curtailed, and the ability of regulated utility companies to compete more directly with independent power companies would be increased. To the extent competitive pressures increase and the pricing and sale of electricity assumes more characteristics of a commodity business, the economics of domestic independent power generation projects may come under increasing pressure, and the availability of long-term power purchase agreements, which can serve as the basis for project financings, may decrease. Deregulation may not only continue to fuel the current trend toward consolidation among domestic utilities but may also encourage the disaggregation of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional significant competitors could become active in the independent power industry. In addition, independent power producers may find it increasingly difficult to negotiate long-term power sales agreements with solvent utilities, which may affect the profitability and financial stability of independent power projects.

LACK OF PUBLIC MARKET FOR THE NOTES

   The New Notes are being offered to the Holders of the Old Notes. The Old Notes were issued in June 1997 to a small number of institutional investors and are eligible for trading in the Private Offering, Resale, and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. The New Notes are new securities for which there currently is no market. Although the Initial Purchasers (as defined herein) have informed NRG that they currently intend to make a market in the New Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. NRG does not intend to list the New Notes or the Old Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance as to the development or liquidity of any market for the New Notes or the Old Notes.

FORWARD-LOOKING STATEMENTS


   Certain statements under the captions "Offering Memorandum Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Offering Memorandum constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of NRG to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; industry capacity; demographic changes; competition; changes in technology; changes in political, social and economic conditions; changes in local laws and regulations; changes in electricity usage patterns and practices; changes in fuel pricing, including coal, oil and oil products and natural gas; and various other factors beyond NRG's control.

EXCHANGE OFFER PROCEDURES

   Subject to the conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by NRG of (i) a book-entry confirmation (as defined below) evidencing the tender of such Old Notes through ATOP or (ii) certificates representing such Old Notes, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer -- Acceptance for Exchange and Issuance of Capital Securities" and "-- Procedures for Tendering Original Capital Securities." Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. NRG is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

                               USE OF PROCEEDS

   NRG will not receive any proceeds from the issuance of the New Notes offered pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, NRG will receive in exchange Old Notes in like principal amount, the terms of which are identical in all material respects to the New Notes except for certain transfer restrictions and registration rights. The Old Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of NRG.

   The net proceeds to NRG from the offering of the Old Notes, after deducting discounts and expenses, were approximately $246.0 million. NRG used those net proceeds to repay outstanding debt under the Bridge Financing and for other general corporate purposes. The Bridge Financing was used for the acquisition of NRG's interest in the Loy Yang Project. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Certain Indebtedness."

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

   The Old Notes were sold by NRG on June 17, 1997 (the "Closing Date") to Salomon Brothers Inc, ABN AMRO Chicago Corporation and Chase Securities Inc. (the "Initial Purchasers") pursuant to a Purchase Agreement, dated June 12, 1997, entered into by and among NRG and the Initial Purchasers (the "Purchase Agreement"). Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), NRG will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time on      , 1997; provided, however, that if NRG, in its
sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

   As of the date of this Prospectus, $250,000,000 aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about      , 1997, to all Holders of
Old Notes known to NRG. NRG's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Conditions to the Exchange Offer" below.

   NRG expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by NRG. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

   Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

   NRG expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Conditions to the Exchange Offer." NRG will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING


   The tender to NRG of Old Notes by a Holder thereof as set forth below and the acceptance thereof by NRG will constitute a binding agreement between the tendering Holder and NRG upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Norwest Bank Minnesota, National Association (the "Exchange Agent") at one of the addresses set forth below under "--Exchange Agent" for receipt on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal or (ii) if using ATOP, a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depositary Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the Holder must comply with the guaranteed delivery procedures described below.

   THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO NRG.

   Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

   Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal of Tenders"), as the case may be, must be guaranteed as described below (see "--Guaranteed Delivery Procedures") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures of a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be made by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by NRG, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

   All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be determined by NRG in its sole discretion, which determination will be final and binding. NRG reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or to not accept any particular Old Note if acceptance would, in the judgment of NRG or its counsel, be unlawful. NRG also reserves the absolute right to waive any defects, irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by NRG will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as NRG may determine. None of NRG, the Exchange Agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor will any of them incur any liability for failure to give such notification.

   If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Old Notes.

   If the Letter of Transmittal or any Old Note or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by NRG, proper evidence satisfactory to NRG of their authority to so act must be submitted with the Letter of Transmittal.

   By tendering, each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any Holder is an affiliate of NRG, is engaged in or intends to engage in or has any arrangement with any person to participate in the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus which contains the information with respect to any selling holder required by the Securities Act. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must represent to NRG that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

   Upon satisfaction or waiver of all of the conditions to the Exchange Offer, NRG will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, NRG will be deemed to have accepted properly tendered Old Notes for exchange, when, as and if NRG has given oral or written notice thereof to the Exchange Agent.

   For each Old Note accepted for exchange, the Holder of such Old Note will receive a new Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered Holders of New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from June 17, 1997. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. In the event of a Registration Default under and as defined in the Registration Rights Agreement, NRG will pay Special Interest to each Holder of Transfer Restricted Securities (as defined herein). See "Description of Notes -- Special Interest."


   In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or, if using ATOP, a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.


BOOK-ENTRY TRANSFER


   The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any tendering financial institution that is a participant in the Book-Entry Transfer Facility's systems must make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's ATOP procedures for transfer. Such holder of Old Notes using ATOP should transmit its acceptance to the Book-Entry Transfer Facility on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). The Book-Entry Transfer Facility will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and then send to the Exchange Agent confirmation of such book-entry transfer, including an Agent's Message confirming that the Book-Entry Transfer Facility has received an express acknowledgement from such holder that such holder has received and agrees to be bound by this Letter of Transmittal and that NRG may enforce this Letter of Transmittal against such Holder (a "Book-Entry Confirmation").


GUARANTEED DELIVERY PROCEDURES

   If a registered Holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by NRG (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

   Tenders of Old Notes may be withdrawn at any time prior to the Expiration
Date.

   For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of its addresses set forth below under "--Exchange Agent" prior to the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (iii) (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by NRG, whose determination shall be final and binding on all parties. Any Old Note so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Note which has been tendered for exchange but which is not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Old Notes tendered by book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

   Notwithstanding any other provision of the Exchange Offer, NRG will not be required to accept for exchange, or issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, any of the following events occur:

     (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of NRG to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer, or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government or governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of NRG might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the reasonable judgment of NRG, might result in the Holders of New Notes having obligations with respect to resales and transfers of New Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

     (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of NRG to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

     (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of NRG and its subsidiaries taken as a whole that, in the reasonable judgment of NRG, is or may be adverse to NRG, or NRG shall have become aware of facts that, in the reasonable judgment of NRG, have or may have adverse significance with respect to the value of the Old Notes or the New Notes;

which, in the reasonable judgment of NRG in any case, and regardless of the circumstances (including any action by NRG) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

   The foregoing conditions are for the sole benefit of NRG and may be asserted by NRG regardless of the circumstances giving rise to any such condition or may be waived by NRG in whole or in part at any time and from time to time in its sole discretion. The failure by NRG at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

   In addition, NRG will not accept for exchange any Old Note tendered, and no New Notes will be issued in exchange for any such Old Note, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

   Norwest Bank Minnesota, National Association has been appointed as the Exchange Agent of the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

        By Registered or Certified Mail:                        By Hand Delivery:
  Norwest Bank Minnesota, National Association     Norwest Bank Minnesota National Association
                  P.O. Box 1517                             Northstar East 12th Floor
        Minneapolis, Minnesota 55480-1517                         608 2nd Avenue
      Attention: Corporate Trust Operations             Minneapolis, Minnesota 55479-0113
                                                      Attention: Corporate Trust Operations

             By Overnight Delivery:                               By Facsimile:
  Norwest Bank Minnesota National Association                     (612) 667-4927
                  Norwest Center                              Confirm by Telephone:
             6th and Marquette Avenue                             (612) 667-9764
        Minneapolis, Minnesota 55479-0069
      Attention: Corporate Trust Operations

   DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

   NRG will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

   The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by NRG and are estimated in the aggregate to be $400,000.

TRANSFER TAXES

   Holders who tender their Old Notes for exchange will not be obligated to pay any transfer tax in connection therewith, except that Holders who instruct NRG to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

   Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. NRG does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of Notes -- Registration Rights." Based on interpretations by the staff of the Commission issued to third parties,

New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any Holder which is an "affiliate" of NRG within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such New Notes. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If any Holder is an affiliate of NRG, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. NRG does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions.

                                CAPITALIZATION


   The following table sets forth the unaudited consolidated capitalization of NRG as of June 30, 1997.



                                                                      JUNE 30, 1997
                                                                  --------------------
                                                                       (DOLLARS IN
                                                                       THOUSANDS)
                                                                       (UNAUDITED)
Long-term debt:
  Existing funded debt(1)........................................       $463,614
  Notes .........................................................          --
                                                                  --------------------
   Total long-term debt..........................................        463,614
                                                                  --------------------
Stockholder's equity:
  Common stock; $1 par value; 1,000 shares authorized; 1,000
   shares issued and outstanding ................................              1
  Additional paid-in capital(2) .................................        432,480
  Retained earnings .............................................         78,290
  Currency translation adjustments ..............................        (13,845)
                                                                  --------------------
   Total stockholder's equity ...................................        496,926
                                                                  --------------------
    Total capitalization ........................................       $960,540
                                                                  ====================


------------
(1) Includes $5.3 million of current portion of long-term debt and $78.5 million of debt relating to MEC and NRG San Diego, including current maturities, which is non-recourse to NRG.
(2) Includes the $60.9 million contribution by NSP in connection with the acquisition of Loy Yang A.

                     SELECTED CONSOLIDATED FINANCIAL DATA


   The selected consolidated financial data set forth below as of December 31, 1993, 1994, 1995 and 1996 and for the years then ended, have been derived from the audited consolidated financial statements of NRG. Certain financial information for the years ended December 31, 1993 and 1994 have been reclassified to conform to the financial presentation for the year ended December 31, 1995. The selected consolidated financial data set forth below as of June 30, 1996 and 1997, and for the six-month periods then ended, and as of December 31, 1992 and for the year then ended, have been derived from the unaudited consolidated financial statements of NRG. Interim results and the results for 1992, in the opinion of management of NRG, include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information for such periods; however, such interim results are not necessarily indicative of the results that may be expected for any other interim period or for a full year. The following data should be read in conjunction with the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


CONSOLIDATED STATEMENTS OF INCOME DATA:


                                                                                                        SIX MONTHS
                                                           YEAR ENDED DECEMBER 31,                    ENDED JUNE 30,
                                            ---------------------------------------------------------------------------
                                               1992       1993       1994      1995       1996       1996       1997
                                            ---------- ---------  --------- ---------  ---------- ---------  ----------
                                                                           (IN THOUSANDS)
OPERATING REVENUES
 Revenues from wholly-owned operations(1) .   $39,647    $48,529   $63,970    $64,180   $ 71,649    $35,367   $ 42,685
 Equity in operating earnings of
  unconsolidated affiliates(2)(3)..........     1,321      2,695    27,155     23,639     32,815     11,914     13,846
                                            ---------- ---------  --------- ---------  ---------- ---------  ----------
  Total operating revenues ................    40,968     51,224    91,125     87,819    104,464     47,281     56,531
OPERATING COSTS AND EXPENSES
 Cost of operations--wholly-owned
  operations ..............................    22,870     27,122    34,861     32,535     36,562     18,104     22,696
 Depreciation and amortization ............     5,060      6,475     8,675      8,283      8,378      4,161      4,544
 General, administrative, and development      14,930     11,448    19,993     34,647     39,248     18,280     18,039
                                            ---------- ---------  --------- ---------  ---------- ---------  ----------
  Total operating costs and expenses  .....    42,860     45,045    63,529     75,465     84,188     40,545     45,279
                                            ---------- ---------  --------- ---------  ---------- ---------  ----------
OPERATING INCOME (LOSS) ...................    (1,892)     6,179    27,596     12,354     20,276      6,736     11,252
OTHER INCOME (EXPENSE)
 Equity in gain from project termination
  settlements(4) ..........................        --         --     9,685     29,850         --         --         --
 Other income (expense), net ..............    (1,753)     1,028     1,411      4,896      9,477      4,255      6,267
 Interest expense .........................    (1,662)    (2,679)   (6,682)    (7,089)   (15,430)    (7,277)   (11,182)
                                            ---------- ---------  --------- ---------  ---------- ---------  ----------
  Total other income (expense) ............    (3,415)    (1,651)    4,414     27,657     (5,953)    (3,022)    (4,915)
                                            ---------- ---------  --------- ---------  ---------- ---------  ----------
INCOME (LOSS) BEFORE INCOME TAXES  ........    (5,307)     4,528    32,010     40,011     14,323      3,714      6,337
INCOME (BENEFIT)TAXES(5) ..................    (2,187)     1,905     2,472      8,810     (5,655)    (2,793)    (5,652)
                                            ---------- ---------  --------- ---------  ---------- ---------  ----------
NET INCOME (LOSS)..........................   $(3,120)   $ 2,623   $29,538    $31,201   $ 19,978    $ 6,507   $ 11,989
                                            ========== =========  ========= =========  ========== =========  ==========

------------
(1) All of these revenues are from 100% owned operations. In accordance with its strategy described herein, when NRG does not own 100% of a project, it owns 50% or less in all cases except COBEE and Kladno.
(2) NRG accounts for its investments in projects where ownership is between 20% and 50%, and where there is no effective and legal control, using the equity method of accounting; COBEE and Kladno are also accounted for using the equity method of accounting even though NRG currently owns more than a 50% interest in both projects because NRG intends to sell down below the 50% level. Equity in earnings of unconsolidated project affiliates includes NRG's proportionate share of all net income or losses attributable to project investments accounted for using the equity method.
(3) Includes pretax charges of $5.0 million, $5.0 million and $1.5 million in the years 1994, 1995 and 1996, respectively, to write-down the carrying value of certain energy projects.
(4) In 1994, NRG and its partner in the Michigan Cogeneration Partners Limited Partnership agreed to terminate a power sales contract with Consumers Power Company. The contract related to a 65 MW cogeneration facility being developed in Michigan. Due to the agreement to terminate the contract, NRG recorded a one-time pre tax-gain of $9.7 million in 1994.
       Equity in gain from project termination settlements in 1995 included a one-time pre-tax gain of $29.9 million related to the settlement and termination of the San Joaquin Valley power purchase agreements with PG&E. See "Business -- Independent Power Production and Cogeneration--Domestic Projects --San Joaquin."
(5) NRG is included in the consolidated federal income tax and state franchise tax returns of NSP. NRG calculates its tax position on a separate company basis under a tax sharing agreement with NSP and receives payment from NSP for tax benefits and pays NSP for tax liabilities.

CONSOLIDATED BALANCE SHEET DATA:


                                                 AS OF DECEMBER 31,                            AS OF JUNE 30,
                           ------------------------------------------------------------- --------------------------
                              1992        1993        1994         1995         1996          1996         1997
                           ---------  ----------- -----------  ----------- ------------  ------------  ------------
                                                              (IN THOUSANDS)
Net property, plant and
 equipment  ...............  $46,694    $108,934    $107,634     $111,919     $129,649      $113,389     $141,059
Net equity investments in
 projects  ................   16,400      20,046     164,863      221,129      365,749       251,107      638,780
Long-term debt, including
 current maturities  ......   10,499      93,451(1)   93,339(1)    90,034(1)   212,141(1)    213,888(1)   463,614(1)
Stockholder's equity  .....   40,267      97,722     234,722      319,764      421,914       352,199      496,926



------------
(1) Includes debt relating to MEC and NRG San Diego, including current maturities, which is non-recourse to NRG. As of June 30, 1997 this debt was $78.5 million.


OTHER DATA (UNAUDITED):


                                                                                                 AS OF AND FOR THE
                                                           AS OF AND FOR THE                     SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      JUNE 30,
                                         --------------------------------------------------------------------------
                                           1992      1993       1994       1995       1996        1996       1997
                                         -------- ---------  --------- ----------  ---------- ----------  ---------
                                                                        (DOLLARS IN THOUSANDS)
NRG's net power generating
 capacity (MW)..........................      33         33       992        999       1,326      1,213      2,080
NRG's net thermal energy generating
 capacity:
 mmBtus per hour .......................     695      1,865     1,961      2,318       2,654      2,654      2,693
 MWt ...................................     204        547       575        679         822        822        833
Consolidated EBITDA (1) ................  $1,415    $13,682   $47,367    $55,383     $38,131    $15,152    $22,063
Consolidated interest expense ..........   1,662      2,679     6,682      7,089      15,430      7,277     11,182
Consolidated interest expense coverage
 ratio (2) .............................    0.85x      5.11x     7.09x      7.81x       2.47x      2.08x      1.97x
Consolidated debt service (3) ..........  $2,562      4,272     9,169     10,394      18,323      8,423     12,409
Consolidated debt service coverage
 ratio (4) .............................    0.55x      3.20x     5.17x      5.33x       2.08x      1.80x      1.78x
Consolidated ratio of earnings to fixed
 charges (5)............................      (6)      2.32x     2.98x      1.56x(8)    1.75x(9)   3.52x        (7)



------------
(1) EBITDA equals the sum of income (loss) before income taxes, interest expense (net of capitalized interest) and depreciation and amortization expense. Management believes that some investors consider EBITDA an accepted indicator of a company's ability to service debt. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures presented by other companies and could be misleading unless all companies and analysts calculate them in the same fashion. See Statements of Cash Flows in the Consolidated Financial Statements included elsewhere in this Prospectus.
(2) The interest expense coverage ratio equals EBITDA divided by interest expense.
(3) Debt service consists of the previous twelve months of interest expense and principal payments on long-term debt.
(4)    The debt service coverage ratio equals EBITDA divided by debt service.
(5) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose "earnings" means income
       (loss) before income taxes less undistributed equity in operating earnings of unconsolidated affiliates less equity in gain from project termination settlements plus cash distributions from project termination settlements plus fixed charges. "Fixed charges" means interest expense plus interest capitalized plus amortization of debt issuance costs plus a reasonable approximation of the interest factor of rental expense.
(6) Due primarily to the loss incurred in 1992, NRG was unable to fully cover fixed charges. Earnings did not cover fixed charges by $5,940.
(7) Due primarily to undistributed equity earnings exceeding income before income taxes, NRG was unable to fully cover fixed charges. Earnings did not cover fixed charges by $6,620.
(8) The 1995 ratio of earnings to fixed charges calculation includes the effect of an equity gain and cash distribution from a project termination settlement. If the project termination had not occurred, NRG would have been unable to fully cover fixed charges and earnings would not have covered fixed charges by $9,913.
(9) The 1996 ratio of earnings to fixed charges calculation includes the effect of a cash distribution from a 1995 project termination settlement. If the project termination had not occurred, NRG would have been unable to fully cover fixed charges and earnings would not have covered fixed charges by $3,504 for the year ended December 31, 1996.

                 SELECTED PRO FORMA CONDENSED FINANCIAL DATA


   The unaudited pro forma condensed financial data set forth below give effect to (i) the acquisition by NRG of a 25.37% equity interest in Loy Yang A and the financing thereof and (ii) the Offering. The pro forma statement of income data for the year ended December 31, 1996 and the six months ended June 30, 1997 gives effect to such transactions as if they had occurred at the beginning of the periods presented. As the Loy Yang acquisition and the Offering were consummated prior to June 30, 1997, no pro forma balance sheet data is provided. The pro forma condensed financial data do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have occurred had the transactions referred to above been consummated on the dates indicated. The following data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                     FOR THE YEAR ENDED DECEMBER 31, 1996


                                                   HISTORICAL    ADJUSTMENTS   PRO FORMA
                                                  ------------ -------------  -----------
                                                               (IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues from wholly-owned operations ...........   $ 71,649             --     $ 71,649
Equity in earnings of unconsolidated affiliates       32,815      $   9,460  (1)  42,275
Operating costs and expenses ....................    (84,188)            --      (84,188)
Other income (expense) ..........................      9,477             --        9,477
Interest expense ................................    (15,430)       (18,750) (2) (34,180)
Income taxes ....................................      5,655          4,373 (3)   10,028
                                                  ------------ -------------  -----------
Net Income.......................................   $ 19,978      $  (4,917)    $ 15,061
                                                  ============ =============  ===========



------------
(1) Represents estimated equity earnings from Loy Yang A for twelve months based upon historical data adjusted for differences due to acquisition accounting primarily depreciation charges, finance charges and adjustments to income tax expense.
(2) Represents accrued interest on $250 million principal amount of the Old Notes for twelve months at a rate of 7.5% per annum.
(3)    Net tax benefit derived from interest expense on the Old Notes.

               AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1997



                                                   HISTORICAL    ADJUSTMENTS   PRO FORMA
                                                  ------------ -------------  -----------
                                                              (IN THOUSANDS)
STATEMENT OF INCOME DATA:
Revenues from wholly-owned operations ...........   $ 42,685       $    --      $ 42,685
Equity in earnings of unconsolidated affiliates       13,846           410 (1)    14,256
Operating costs and expenses ....................    (45,279)           --       (45,279)
Other income and (expense) ......................      6,267            --         6,267
Interest expense ................................    (11,182)       (7,950)      (18,065)
Income taxes ....................................      5,652         3,180 (3)     7,257
                                                  ------------ -------------  -----------
Net Income.......................................   $ 11,989       $(4,868)     $  7,121
                                                  ============ =============  ===========



------------
(1) Represents estimated equity earnings from Loy Yang A until May 14, 1997, based upon historical data adjusted for differences due to acquisition accounting primarily depreciation charges, finance charges and adjustments to income tax expense. Equity earnings of Loy Yang A from May 15 until June 30 were $1,061. This amount is summarized in the Historical column of Equity in earnings of unconsolidated affiliates.
(2) Represents interest expense on $250 million principal amount of the Old Notes until May 14 at a rate of 7.5% per annum. Interest of $2,414 on the Old Notes from May 15 until June 30 is in the Historical column.
(3)    Net tax benefit derived from interest expense on the Old Notes.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS


   The following Management's Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with NRG's consolidated financial statements appearing elsewhere in this Offering Memorandum. In addition, as a result of the recent Loy Yang acquisition, NRG's future results could differ significantly from NRG's historical results. See "Selected Pro Forma Condensed Financial Data" and "Business."

GENERAL

   NRG has developed a complex organizational structure involving foreign holding companies, corporations, partnerships and joint ventures through which NRG holds interests in its international projects. These entities are organized to maximize available cash flows (by reducing and deferring foreign and U.S. taxes) and to reduce current and deferred taxes. As part of NRG's global tax strategy, NRG intends to maintain offshore, for permanent reinvestment in other projects, its dividends and distributions from foreign investments, except to the limited extent required to make payments of interest or principal on loans from NRG. Any repatriation of dividends from foreign investments may result in adverse U.S. income tax consequences.

   NRG's policy is to pay for offshore development expenses from available offshore cash. NRG generally funds offshore investments as equity, which can come from a variety of sources, including capital infusions from NSP, borrowings by NRG and internal cash generation. In certain circumstances, a portion of project equity funding is treated as a loan by NRG to the project subsidiary or affiliate on market-based interest rate and repayment terms.

   In light of NRG's global tax policy as described above, cash flows from ongoing domestic operations and repayments of principal and interest by foreign project subsidiaries and project affiliates to NRG are expected to be the primary source of cash to service NRG's corporate obligations, including with respect to the Notes. To date, NRG's consolidated operating revenues from domestic operations have been derived primarily from the production and transmission of thermal energy (steam and chilled water) and from the operation of resource recovery facilities that process MSW into RDF. Other operating revenues arose from fees earned in providing management and engineering services to a number of operating facilities. NRG's operating expenses also are largely attributable to domestic activities except for general, administrative and development expenses, which in 1994, 1995 and 1996 were incurred primarily in pursuit of international investment and acquisition activities.

   NRG accounts for investments in projects where ownership is between 20% and 50%, and where there is no effective and legal control, using the equity method of accounting. Under the equity method, NRG's investment in an entity is recorded on the balance sheet at cost and is adjusted to recognize NRG's proportional share of all earnings or losses of the entity. Distributions received reduce the carrying amount of NRG's investment in the entity. For income statement purposes, NRG records as equity in earnings its proportional share of net income or losses which are attributable to those projects that are accounted for using the equity method. Certain reclassifications have been made to the 1994 financial data included herein to conform to the 1995 and 1996 presentation. These reclassifications had no effect on net income or stockholder's equity as previously reported.


   The costs of developing a project are expensed until the project meets the major milestones of (1) a signed power purchase agreement or the equivalent and (2) approval by the Board of Directors of NRG. There were several projects under development at June 30, 1997 that met NRG's policy for capitalization of development costs. At June 30, 1997, NRG had a total of $12.4 million in capitalized costs related to Alto Cachopoal ($0.7 million), Collinsville ($1.1 million), Kladno ($8.7 million), Millenium-Morris ($0.1 million) and West Java ($1.9 million).


RESULTS OF OPERATIONS


 SIX MONTHS ENDED JUNE 30, 1997 COMPARED TO SIX MONTHS ENDED JUNE 30, 1996

   For the six months ended June 30, 1997, NRG had operating revenues of $56.5 million, compared to operating revenues of $47.3 million for the six months ended June 30, 1996, an increase of 19%.

NRG's operating revenues from wholly-owned operations for the period ended June 30, 1997 were $42.7 million, an increase of $7.3 million, or 21%, over the same period in 1996. The increase was primarily attributable to increases in MEC sales volume, rates charged to customers and pass-through fuel costs, management fee and cost reimbursement revenue from NRG wholly-owned service subsidiaries, and reduced gas curtailment at Grand Forks AFB. Revenues from the thermal business increased $3.0 million and the RDF business increased $2.2 million, due to increases in MSW deliveries at the Newport Facility. For the six months ended June 30, 1997, revenues from wholly-owned operations consisted primarily of revenue from district heating and cooling (40%), resource recovery activities (34%), other thermal projects (18%) and NEO (2%).

   Equity in earnings of unconsolidated project affiliates was $13.8 million for the six months ended June 30, 1997 compared to $11.9 million for the six months ended June 30, 1996, an increase of 16%. New revenue sources from Loy Yang, NRGG and COBEE provided equity earnings of $1.1 million, $1.7 million and $0.8 million, respectively, for the period ended June 30, 1997. Additionally, new equity investments in Latin Power and NEO contributed an additional $2.1 million in equity income in the first half of 1997.

   Cost of operations in wholly-owned operations was $22.7 million for the six months ended June 30, 1997, an increase of $4.6 million, or 25%, over the same period in 1996, due primarily to increased MEC sales volume, service labor costs and fuel costs. Cost of operations as a percentage of revenues from wholly-owned operations increased to 53% from 51% primarily because of higher fuel and labor costs.

   General, administrative and development costs were $18.0 million for the six months ended June 30, 1997, compared to $18.3 million for the six months ended June 30, 1996, nearly unchanged. Included in this category are business development and corporate costs.

   Interest expense for the six months ended June 30, 1997, as compared with the same period in 1996, increased by $3.9 million, from $7.3 million to $11.2 million. This increase primarily was due to the issuance of $125 million aggregate principal amount of 7.625% Senior Notes Due 2006 (the "1996 Senior Notes") at the end of January 1996. The 1996 Senior Notes were outstanding the entire half of 1997 compared to five months in 1996. In addition, interest associated with the issuance of the 7 1/2% Senior Notes due 2007 was $1.5 million.

   Net income for the six months ended June 30, 1997, was $12.0 million, an increase of $5.5 million, or 84%, compared to net income of $6.5 million in the same period in 1996. This increase was due to the factors described above.


 YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

   For the year ended December 31, 1996, NRG had operating revenues of $104.5 million, compared to operating revenues of $87.8 million in 1995, an increase of 19%. NRG's operating revenues from wholly-owned operations for the year ended December 31, 1996 were $71.6 million, an increase of $7.5 million, or 12%, over the prior year. The increase was primarily attributable to continued expansion of NEO's methane gas business and increased revenues from MEC. For the year ended December 31, 1996, revenues from wholly-owned operations consisted primarily of revenue from district heating and cooling (39%), resource recovery activities (33%), other thermal projects (19%) and NEO (5%).

   Equity in earnings of unconsolidated project affiliates, excluding gains on project termination settlements, was $32.8 million for the year ended December 31, 1996, compared to $23.6 million for the year ended December 31, 1995, an increase of 39%. In 1996, new revenue sources from the Schkopau and NRGG projects provided equity earnings of $6.4 million and $2.3 million, respectively. Additionally, Latin Power provided $1.6 million of increased equity earnings in 1996 as compared to 1995 because of the startup of a new project. These were offset by an expected decrease in equity earnings of $9.2 million for the MIBRAG mining and power generation project, primarily due to expected decreases in coal and briquette sales. Equity in earnings of Gladstone was $10.8 million in 1996, down slightly from 1995 earnings of $11.2 million. Equity in earnings in 1996 and 1995 reflect an investment write-down of $1.5 million and $5.0 million, respectively, relating to the enhanced coal project of NRG's wholly-owned subsidiary, Scoria, Inc. ("Scoria"). On December 31, 1996, NRG's investment balance in the Scoria project was reduced to zero. Scoria Incorporated and Western SynCoal Co., a subsidiary of Montana Power Co., completed construction in January 1992 of a demonstration coal conversion plant designed to improve the heating value of coal by removing moisture, sulfur and ash. The plant, located in Montana, has the ability to produce 300,000 tons of clean coal annually which, when burned, produces emissions in compliance with the Clean Air Act. The fuel may be an alternative to scrubbers for some energy companies. Testing of the plant ended in August 1993 and commercial operations began at that time. NRG's net capitalized investment in the Scoria coal project was written down by $3.5 million in 1994, $5.0 million in 1995 and final write-off of $1.5 million in 1996. The write-downs were due to reductions in expected future operating cash flows from the project and an overall economic assessment of the project. On August 31, 1997, Scoria's 50% interest in the project was liquidated by the project partnership in exchange for a liquidation payment of $100.


   Cost of operations in wholly-owned operations was $36.6 million in 1996, an increase of $4.1 million, or 12.6%, compared to 1995, due primarily to increased fuel costs resulting from increased MEC sales volume and per unit fuel prices. Cost of operations as a percentage of revenues from wholly-owned operations remained constant at 51% for 1995 and 1996.

   General, administrative and development costs were $39.2 million in 1996, compared to $34.6 million in 1995, an increase of $4.6 million, or 12.9%. The majority of the increase from 1995 to 1996 was due to additional general and administrative expenses incurred in the growth and development of NEO totaling $5.8 million, in contrast with NEO's general and administrative expenses of $1.8 million for the prior year. Business development expenses for the year ended December 31, 1996 totaled $19.4 million, as compared with $17.6 million for the same period in 1995.

   Other income, net increased by $4.6 million in 1996 due primarily to additional interest income earned from investing the proceeds of the 1996 Senior Note Offering, which was completed in January 1996.

   The effective tax rate (benefit) for the year ended December 31, 1996 was (39.5%), as compared to 22% for the same period ended December 31, 1995. The decrease in the effective tax rate in 1996 was due to a change in NRG's income sources, with more earnings derived from U.S. operations in 1995, primarily the $29.9 million pre-tax gain on the disposition of the San Joaquin power purchase agreements. Because of NRG's intention to reinvest earnings of foreign operations offshore, no provision was recorded for income taxes due upon repatriation.

   Net income for the year ended December 31, 1996 was $20.0 million, a decrease of $11.2 million, or 36%, compared to net income of $31.2 million in 1995. This decrease was due to the fact that $29.9 million of that 1995 net income was attributable to the one-time payment for the buy-out of the San Joaquin power sales contract in that year, as well as to the other factors described above.

 YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

   For the year ended December 31, 1995, NRG had operating revenues of $87.8 million, compared to operating revenues of $91.1 million in 1994, a decrease of 4%. NRG's operating revenues from wholly-owned operations for the year ended December 31, 1995, were $64.2 million, essentially unchanged from $64.0 million in the prior year. Revenues from wholly-owned operations consisted primarily of revenue from district heating and cooling (39%), resource recovery activities (36%), other thermal projects (21%) and NEO (1%).

   Equity in earnings of unconsolidated project affiliates was $23.6 million for the year ended December 31, 1995, compared to $27.2 million for the year ended December 31, 1994, a decrease of 13%. Equity in earnings of $22.2 million from the MIBRAG mining and power generation project increased $2.8 million in 1995 primarily due to increased power and coal sales. Equity in earnings of Gladstone was $11.2 million in 1995 as compared to $7.7 million for the prior year, due to the inclusion of a full year's earnings in 1995 compared to nine months of the prior year. San Joaquin Cogeneration earnings decreased from $6.1 million in 1994 to $2.0 million in equity earnings in 1995 because of the shutdown of the facilities at the end of February 1995, and the termination of the power purchase agreements with Pacific Gas & Electric ("PG&E"). The Sunnyside waste coal facility acquired in late

1994 experienced initial operating problems, a six-week shutdown for major repairs and refurbishments, and a reduction in power revenue due to lower than anticipated avoided costs of the power purchaser, PacifiCorp, resulting in a loss of $2.7 million in 1995 equity in earnings. Finally, equity in earnings in 1995 reflects an investment write-down of $5.0 million related to Scoria while 1994 equity in earnings reflects investment write-downs of $3.5 million for Scoria and $1.5 million related to the proposed Louisiana Energy Services ("LES") uranium enrichment facility in which NRG owns a 6.73% interest. NRG's investment in LES has been reduced to zero.

   Cost of operations in wholly-owned operations was $32.5 million in 1995, a decrease of $2.3 million, or 6.7%, compared to 1994, due primarily to lower resource recovery landfill charges and reduced district heating fuel costs. Cost of operations as a percentage of revenues from wholly-owned operations decreased to 51% in 1995 from 55% in 1994.

   General, administrative and development costs were $34.6 million in 1995, as compared to $20.0 million in 1994, an increase of $14.6 million, or 73.0%. Business development expenses made up approximately $8.8 million of this increase. The balance of the increase was attributable to establishing and maintaining NRG's foreign offices and domestic support functions. In 1995, NRG aggressively expanded staff and activity in seeking new projects. Project development activity was redirected and expanded in 1995 as NRG completed its initial investments in the MIBRAG, Gladstone and Schkopau projects in 1994. During 1994, some development costs were capitalized in these projects until financial close was achieved. Conversely, during 1995, NRG expensed the costs of pursuing a number of projects requiring the payment of significant upfront fees and expenses, including an investment opportunity that required expenditure of significant legal fees to submit a competing plan of reorganization in the bankruptcy court proceeding for O'Brien Energy (in which NRG acquired a 41.86% interest in 1996). Most of these costs were expensed because these projects did not meet NRG's requirements for capitalization.

   Equity in gain from project termination settlements in 1995 included a one-time pre-tax gain of $29.9 million related to the settlement and termination of the San Joaquin Valley power purchase agreements with PG&E. In 1994, NRG and its partner in the Michigan Cogeneration Partners Limited Partnership agreed to terminate a power sales contract with Consumers Power Company. The contract related to a 65 MW cogeneration facility being developed in Michigan. Due to the agreement to terminate the contract, NRG recorded a one-time pre-tax gain of $9.7 million in 1994.

   Other income, net increased $3.5 million in 1995 due primarily to additional interest income from project notes receivable and short-term investments.

   The effective tax rate for the year ended December 31, 1995 was 22%, as compared to 7.7% for the same period ended December 31, 1994. This increase from 1994 to 1995 was primarily due to the fact that a greater portion of NRG's income was derived from United States sources in 1995, primarily as a result of the $29.9 million pre-tax gain on the disposition of the San Joaquin power purchase agreements. Because of NRG's intent to reinvest earnings of foreign operations offshore, no provision was recorded for income taxes that would be due on repatriation.

   Net income for the year ended December 31, 1995, was $31.2 million, an increase of $1.7 million, or 6%, compared to net income of $29.5 million in 1994. This increase was due to the factors described above.

FINANCIAL RESULTS OF INVESTMENTS IN PRINCIPAL PROJECTS

   The following sets forth certain information with respect to the results of investments in principal projects. For a description of these projects, see "Business -- Description of NRG's Projects."


                              EQUITY IN EARNINGS
                ----------------------------------------------
                                                  SIX MONTHS
                                                    ENDED
                    YEAR ENDED DECEMBER 31,        JUNE 30,
                ---------------------------------------------
                            (DOLLARS IN MILLIONS)
                                                                PERCENTAGE
                                                                OWNERSHIP
    PROJECT        1994      1995       1996     1996   1997     INTEREST
--------------  --------- ---------  --------- ------  ------ ------------
MIBRAG (1) ....   $19.4      $22.2     $13.1     $4.9   $4.5        33.3
Gladstone .....     7.7 (2)   11.2      10.8      5.5    6.4        37.5
Schkopau ......     0.0        0.0 (3)   6.4      1.7    3.1        20.6
Kladno (4) ....        *       0.0      (0.3)     0.1    (.3)       34.0
Latin Power  ..    (0.3)       0.0       1.6      1.1      0         4-9
COBEE .........        *          *      0.1 (5)  0.0     .8        58.0
NRGG ..........        *          *      2.3         *   1.7        41.9
NEO ...........    (0.2)      (0.1)     (0.5)     0.1    2.3      50-100


------------
 *     Not owned during this period.
(1) Earnings are expected to decrease in 1997 and 1998 due to mine refurbishment and reduced coal sales. However, in 1999, coal sales are expected to increase with the expected startup of the first of two 800 MW generating units being constructed nearby at Lippendorf. Contracts to supply coal to new Lippendorf facility have been executed as part of the MIBRAG transaction.
(2)    Purchased in March 1994.
(3) Earnings commenced in the first quarter of 1996 when the first unit was brought on-line.
(4) In 1994, NRG acquired a 26.5% ownership interest in a 28 MW facility. NRG's ownership interest increased to 34% in May 1997.
(5)    Based on twelve days of ownership and operation.

LIQUIDITY AND CAPITAL RESOURCES


   Net cash provided by operating activities was $5.1 million for the six months ended June 30, 1997, as compared to $3.3 million for the same period of 1996, a change of $1.8 million. The primary differences between the first half of 1997 and the same period in 1996 were increased net income of $5.5 million and changes in deferred income taxes, investment tax credits, and working capital items of $9.5 million, which were offset by an increase in undistributed equity in operating earnings of $13.1 million.


   Net cash flow from operating activities was $4.1 million in 1996. Principal components of cash flow from operating activities were net income of $20.0 million, depreciation and amortization of $8.4 million and changes in working capital of ($4.3) million. Non-cash adjustments that reduced cash flow from operating activities consisted primarily of $17.8 million of undistributed equity in operating earnings of unconsolidated project affiliates.

   Net cash flow used by operating activities was $5.1 million in 1995. Principal components of cash flow from operating activities were net income of $31.2 million, depreciation and amortization of $8.3 million and changes in working capital items of $9.0 million. Non-cash adjustments that reduced cash flow from operating activities consisted primarily of $29.9 million of undistributed equity in gain from the San Joaquin project termination settlement.

   Net cash flow from operating activities was $12.4 million in 1994. Principal components of cash flow from operating activities were net income of $29.5 million, depreciation and amortization of $8.7 million and changes in working capital items of ($6.1) million. Other adjustments that reduced cash flow from operating activities consisted primarily of $18.5 million of undistributed equity in operating earnings of unconsolidated project affiliates and $1.1 million of cash related to deferred taxes and cash used by changes in other assets.


   Net cash used for investing activities for the six months ended June 30, 1997 was $325.3 million as compared to $144.7 million for the same period in 1996. $279.1 million was invested in projects in the first half of 1997, as compared to $48.2 million in the same period in 1996. NRG's project investments in the first half of 1997 included $257.1 million in Loy Yang, $6.2 million in NRG San Diego, $3.4 million in NEO, $7.5 million in Energy Development Limited ("EDL"), $2.0 million in Latin Power, and $2.0 million in Kladno. NRG also increased its outstanding loans to international projects (a $4.4 million note to Enfield and $31.7 million in notes related to COBEE) creating a cash flow use of $35.8 million in the first half of 1997 as compared to a $97.6 million in the same period in 1996. Capital expenditures totalled $15.1 million for the six months ended June 30, 1997, as compared to $4.9 million in the same period one year earlier. This amount is primarily attributable to capital investments in Neo of $12.0 million, in the MEC Fairview Plant and the MEC Federal Reserve Plant of $3.1 million. At June 30, 1997, NRG's restricted cash balance was $.3 million, while at June 30, 1996, it was $19.5 million. The decline in restricted cash is due to the change in the market value of the company's foreign exchange swaps, and the posting of an $8 million Letter of Credit which replaced the collateral requirement. The restricted cash balance change for the periods ended June 30, 1997 and 1996 impacted cash flow by $17.3 million and ($9.7) million, respectively. For the period ended June 30, 1997, NRG received $6.7 million from its sale of a portion of its investment in COBEE. For the same period in 1996, NRG received $15.7 million of proceeds related to the termination of the SJVEP Facilities (as hereinafter defined) power purchase agreement. The change in the Currency Transactions is due to decline in the value of the Australian dollar and the German Mark as compared with the U.S. dollar.


   Cash used for investing activities in 1996 included $140.6 million in equity investments in projects, $36.6 million in loans to projects, and $24.6 million in capital expenditures related to wholly-owned operations. The primary components of NRG's 1996 project investments include $81.8 million for its investment in COBEE, $28.8 million for the 41.86% investment in NRGG and $7.5 million for the purchase of certain biomass assets from O'Brien (subsequently NRGG). NRG's net increase in loans to projects of $36.6 million was primarily due to a loan to NRGG of $14.4 million and the purchase of the senior debt of MCPC. NRG made total capital expenditures in 1996 of $24.6 million and expects to make capital expenditures of approximately $10 million in 1997, $7.7 million of which were made in the three months ended March 31, 1997. Additionally, cash flows from investing activities in 1996 included $15.7 million of cash distributed from SJVEP related to the project termination settlement. The project termination resulted in a pre-tax gain of $29.9 million in 1995, at which time NRG received a $14.2 million distribution. All other cash distributions from the project are included in operating cash flow, while the distributions from project termination are included as cash flow from investing activities.

   Cash used for investing activities in 1995 included $25.8 million in equity investments in projects, $35.4 million in loans to projects, and $11.0 million in capital expenditures related to wholly-owned operations. In 1995 NRG invested $25.8 million in several projects, including $11.0 million in the Schkopau project, $4.1 million in the Latin Power Project, $3.8 million in the Kladno project, and $3.3 million in the North America Thermal project. In addition, NRG loaned additional funds of $35.4 million to operating projects, including a $27.9 million loan to the Schkopau project.

   Cash used for investing activities in 1994 included $102.1 million in equity investments in projects and $4.4 million in loans to projects, and $5.8 million in capital expenditures related to wholly-owned operations. In 1994, NRG invested this $102.1 million in several projects including, $64.9 million in the Gladstone project, $18.2 million in the Schkopau project, $11.5 million in the Sunnyside project, and $10.6 million in the MIBRAG project. In addition, NRG provided $13.8 million of restricted cash deposits to collateralize foreign currency hedging activities and letters of credit issued in connection with competitive bids.


   Net cash flows from financing activities for the six months ended June 30, 1997 were $330.6 million, which was primarily made up of the $81.5 million equity investment by NRG's parent company, NSP, to fund NRG's investment in Energy Developments Limited ("EDL") and Loy Yang. This compares to $25 million received during the same period one year earlier. Proceeds from the issuance of long-term debt, primarily the 1997 Senior Notes, totalled $250.3 million as compared to $122.7 million in cash proceeds from the issuance of the 1996 Senior Notes. NRG incurred $2.2 million and $2.4 million in financing costs in connection with the 1997 Senior Notes and the 1996 Senior Notes, respectively; which NRG is capitalizing and amortizing over the ten-year life of the notes. For the balance of 1996, cash flows from financing activities included an $80 million equity contribution from NSP to NRG for the purchase of COBEE. In 1994, cash flows from financing included an investment of $103.9 million from NSP. The proceeds of the capital infusion were used for investments in Gladstone ($64.9 million), Schkopau ($18.2 million), MIBRAG ($10.6 million) and Sunnyside ($11.5 million).

   On January 29, 1996, NRG issued the 1996 Senior Notes in a transaction exempt from registration under the Securities Act. The 1996 Senior Notes were issued to fund some or all of NRG's equity investments in Schkopau and Latin Power, to pay a portion of the consideration for NRG's acquisition of interests in Collinsville and in O'Brien (for reorganization as NRGG), to make equity investments in Kladno and West Java, and for general corporate purposes, including investments in new projects. The 1996 Senior Notes are senior unsecured obligations of NRG and rank pari passu with all other senior unsecured indebtedness of NRG, including the Notes. The 1996 Senior Notes have terms similar to the New Notes. See "Certain Indebtedness" and "Description of Notes."

   As of June 30, 1997, NRG's consolidated financial statements contained long-term debt (excluding current maturities) of $458.3 million, $125 million of which is represented by the 1996 Senior Notes. The 1996 Senior Notes have terms substantially similar to the Notes, except the maturity date is in January 2006. The $248.3 million increase from the same period one year earlier is due to $250.3 million of new debt issuance less $2.0 million of debt reclassed to short-term. As of June 30, 1997, annual maturities of long-term debt ranged from $3.9 million to $5.0 million in the five-year period ending December 31, 2001. See "Certain Indebtedness" and "Description of Notes."

   NRG is committed to additional equity investments of approximately $214 million for 1997-2001, approximately $49 million of which is committed for 1997, for various international power generation projects. In addition, in 1996, NRG provided a $10 million loan commitment to a wholly-owned project subsidiary of NRGG, in order for the NRGG project subsidiary to fund its capital contribution to Grays Ferry, a cogeneration project currently under construction. As of August 31, 1997, NRG lent Grays Ferry $4.5 million as part of its loan commitment. As part of the 1996 loan agreement, NRG was granted the option to convert $3 million of the loan into common equity of NRGG. NRG exercised this option on September 19, 1997. Also in 1996, NRG executed an agreement whereby NRG is obligated to provide NRGG power generation investment opportunities in the United States over a three-year period. These projects, over the three-year term, must have an aggregate equity value of at least $60 million or a minimum of 150 net MW. In addition, NRG has committed to finance NRGG's investment in these projects to the extent funds are not available to NRGG on comparable terms from other sources. (See Note 13 of Notes to Consolidated Financial Statements for further discussion of NRG's commitments.) NRG expects to meet these cash requirements with proceeds from the issuance of debt or equity, including equity contributions from NSP, and internally generated cash.

   In May 1997, NRG acquired a 25.37% equity interest in Loy Yang A. See "Business -- Loy Yang Power." In order to finance its equity investment in this acquisition and related financing costs, NRG borrowed $200 million in short-term debt pursuant to the Bridge Financing, which it used together with an investment of $60.9 million from NSP and cash on hand. The net proceeds from the Offering were used to refinance the Bridge Financing. See "Use of Proceeds."

   NRG has entered into a $175 million revolving credit facility with a syndicate of banks led by ABN AMRO, which matures on March 17, 2000. Proceeds from the facility will be used for general corporate purposes, including letters of credit and interim funding for NRG project investments.

   The facility allows for LIBOR and Base rate borrowing depending upon the days notice required and the term of drawing. The applicable margin is based upon the rate option selected and the assigned ratings of NRG. Pursuant to the terms of the agreement, NRG is restricted from creating liens on its assets, is prohibited from merging except under certain circumstances and must maintain a specified minimum net worth. Failure to comply with these restrictive covenants could result in an event of default. Other events of default include nonpayment of principal or interest, NSP's failure to own majority of outstanding voting stock of NRG, certain cross-defaults, and certain events of bankruptcy.

   NRG Energy Center, Inc. ("NRG Energy Center") expects to enter into a master shelf agreement during October 1997, pursuant to which NRG Energy Center may issue $30 million in term notes with maturities no later than June 2017. The master shelf revolving credit facility could also provide for up to $5 million of short-term borrowings. This facility is expected to be recourse only to NRG Energy Center and is intended to provide financing for MEC.

   As part of NRG's global tax strategy, NRG intends to maintain offshore, for permanent reinvestment in other foreign projects, earnings from foreign investments. For this reason, NRG intends to utilize the earnings in its domestic operations to make the payments of principal and interest on the Senior Notes. These earnings will include payments of interest and principal to be received from its wholly-owned Dutch project subsidiary, NRGenerating International, B.V., with respect to loans from NRG. Although dividends and management fees to NRG and its subsidiaries from partnerships in which NRG invests are subject to restrictions in some cases, NRG currently expects that cash generated internally and funds from borrowings described above will provide sufficient funds for operating activities. However, there can be no assurance that available funds will be sufficient for such purposes. Because substantially all of the operations of NRG are conducted by its project subsidiaries and project affiliates, NRG's cash flow and its ability to service its indebtedness, including its ability to pay the interest on and principal of the Senior Notes when due, are dependent upon cash dividends and distributions or other transfers from its project and other subsidiaries and project affiliates to NRG.

IMPACT OF INFLATION, INTEREST RATES, EXCHANGE RATES AND ENERGY PRICES

   NRG attempts, whenever practicable, to hedge certain aspects of its international project investments against the effects of inflation and fluctuations in interest rates and energy prices. To date, NRG has generally structured the energy payments of its power purchase agreements to adjust with the same price indices as contained in its contracts with the fuel suppliers for the corresponding projects. In some cases, a portion of revenues is associated with operation and maintenance and is indexed to adjust with inflation.


   As of June 30, 1997, NRG had $463.5 million of foreign currency denominated assets that were hedged by seven forward foreign currency exchange contracts with a notional value of $182 million, including $83 million of Australian dollar hedges and $94 million of German mark hedges, with maturities ranging from two to ten years. In connection with these forward foreign currency exchange contracts, cash collateral of $7.5 million was required at June 30, 1997. In July 1997, NRG changed its policy of hedging foreign currency denominated investments as they were made, to a policy of hedging foreign currency denominated cash flows, over a projected 12-month period. As a result of this change in hedging policy, NRG terminated the seven foreign currency swap agreements on July 29, 1997. Such terminations resulted in cash payments to NRG without any earnings impact. Consistent with prior policies, NRG is not hedging future earnings and does not speculate in foreign currencies.


RECENTLY ISSUED ACCOUNTING STANDARDS


   In June 1997, Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," was issued. In addition, in June 1997 SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," was also issued. As both SFAS No. 130 and No. 131 are effective for fiscal years beginning after December 15, 1997, NRG's 1998 annual report to shareholders will include the disclosures required by these new standards. Management believes the adoption of SFAS No. 130 and SFAS No. 131 will not have a material effect on NRG's financial statements.

                                   BUSINESS

INTRODUCTION


   NRG is one of the leading participants in the independent power generation industry. Established in 1989 and wholly-owned by Northern States Power Company ("NSP"), NRG is principally engaged in the acquisition, development and operation of, and ownership of interests in, independent power production and cogeneration facilities, thermal energy production and transmission facilities and resource recovery facilities. The power generation facilities in which NRG currently has interests (including those under construction and Loy Yang A) as of October 1, 1997 have a total design capacity of 7,193 megawatts ("MW"), of which NRG has or will have operational responsibility for 4,750 MW and net ownership of or leasehold interests in 2,201 MW. In addition, NRG has substantial interests in district heating and cooling systems and steam generation and transmission operations; as of December 31, 1996, these thermal businesses had a steam capacity of approximately 3,550 million British thermal units ("mmBtus"). NRG's refuse-derived fuel ("RDF") plants processed more than 808,000 tons of municipal solid waste into approximately 644,000 tons of RDF in 1996.


STRATEGY

   NRG intends to continue to grow through a combination of acquisitions and greenfield development of power generation and thermal energy production and transmission facilities and related assets in the United States and abroad. NRG believes that its facility operations and engineering expertise, fuel and environmental strategies, labor and government relations expertise and legal and financial skills give NRG a competitive advantage in the independent power market. NRG also believes that its policy of meeting or exceeding applicable environmental regulatory standards and its environmental compliance record will give it an advantage as regulators continue to impose increasingly stringent environmental requirements on the operation of power generation facilities. In addition, NRG continues to have access to technical and administrative support from NSP on a contract basis to augment its own expertise. NRG believes the knowledge and expertise it has gained in the financial and legal restructuring of its existing facilities, as well as its reputation with respect to environmental compliance and labor relations, can be effectively employed in the development of both domestic and international greenfield projects.


   In the United States, NRG's near-term focus will be primarily on the acquisition of existing power generation capacity and thermal energy production and transmission facilities, particularly in situations in which its expertise can be applied to improve the operating and financial performance of the facilities. NRG intends to focus its domestic development activities primarily on the acquisition or development of facilities in excess of 100 MW and to pursue smaller projects when it has the opportunity to combine several smaller projects into a larger transaction. NRG is also working with several industrial companies to develop energy projects that would provide both electricity and steam for their production facilities. In addition, to the extent that the replacement of aging power generating capacity or growth in demand creates the need for new power generation facilities in the United States, NRG intends to pursue opportunities to participate in the development of such facilities. NRG is also studying the opportunities that may be created by the current restructuring of the domestic electric utility industry, particularly the divestiture by some utility companies of their generating assets.


   In the international market, NRG will continue to pursue development and acquisition opportunities in those countries in which it believes that the legal, political and economic environment is conducive to increased foreign investment. Once it has developed one project in a country, NRG uses that as a base to develop other projects in that same country or region, leveraging its experience and knowledge to enhance its likelihood of success in the area. NRG intends to continue to capitalize on opportunities created by the privatization of existing government-owned generating capacity. In addition, due to the significant existing demand for new power generating capacity in the international market, NRG intends to engage in the development of international greenfield projects. NRG intends to focus its international development activities primarily on the acquisition or development of facilities with capacity in excess of 100 MW and to pursue smaller projects when it has the opportunity to combine several smaller projects into a larger transaction. NRG believes that the global market will continue to provide attractive investment opportunities to NRG as the countries that have initiated the privatization of their power generation capacity and have solicited bids from private companies to purchase existing facilities or to develop new capacity continue their privatization programs and other countries begin similar privatization efforts.

   NRG's acquisition and development strategy is based upon the pursuit of opportunities located in countries that are expected to meet certain project-specific and market criteria. These criteria include fuel type, facility size, form of ownership or control, type of transaction (privatization or greenfield) and committed capacity compared to projected market demand. The evaluation process also incorporates political and business climate criteria that include a favorable legal and regulatory environment, ability to attract financing and economic outlook. NRG's goal is to focus on countries that provide a combination of need for additional generation capacity and positive political, business and economic factors.

   NRG expects to acquire or develop most domestic and international projects on a joint venture basis. Where appropriate, NRG will include a local or host country partner or a partner with substantial experience in or connections to the area. By doing so, NRG expects to gain a number of advantages, including technical expertise possessed by others, greater knowledge of and experience with the political, economic, cultural and social conditions and commercial practices of the region or country where the project is being developed, and the ability to leverage NRG's human and financial resources. A local partner also may, among other things, assist in obtaining financing from local capital markets as well as building political and community support for the project. NRG expects such joint ventures will enable it to share the risks associated with the acquisition and development of larger projects. Joint acquisition and development of future projects also should further reduce NRG's financial risk by building a more diversified portfolio of projects.


   Although NRG exercises flexibility in structuring its investments in projects, NRG's goal is to own a 20% to 50% equity interest in, and have operating control or influence over, the projects in which it invests. However, NRG may in some instances be willing to modify these targets for a particular project if it determines that strategic considerations and anticipated returns, when combined with other factors, such as the ability to exercise "negative control" (i.e., the ability to control material project decisions by exercising a veto right) or the ability to exercise oversight authority in the development or operation of a project, justify an investment in that project. Alternatively, NRG may consider investments or projects in which it is the sole or a majority owner or in which it owns less than a 20% equity interest. See "Risk Factors -- Risks Involved in Making Minority Investments in Projects."

   NRG intends to pursue the acquisition and development of natural gas-fired power generation facilities where appropriate, to complement its existing and anticipated future investments in coal and other solid fuel-fired facilities. NRG currently holds no interest in, and has no present intention of investing in, any nuclear generating facility.

   As part of NRG's global tax strategy, NRG intends to maintain its earnings from foreign investments offshore, for permanent reinvestment in other foreign projects. For this reason, NRG intends to utilize the earnings in its domestic operations to make the payments with respect to the Notes. These earnings are expected to include payments of interest and principal to be received from its wholly-owned Dutch subsidiary, NRGenerating International, B.V. ("NRGBV") with respect to loans from NRG to that company.


COMPETITION

   The demand for power in the United States traditionally has been met by utilities constructing large-scale electric generating plants under cost-of-service based regulation. The enactment of PURPA in 1978 spawned the growth of the independent power industry which expanded rapidly in the 1980s. The initial independent power producers to enter the market were an entrepreneurial group of cogenerators and small power producers who recognized the business opportunities offered by PURPA. This initial group of independent power producers was later joined by larger, better capitalized companies, such as subsidiaries of fuel supply companies, engineering companies, equipment manufacturers and affiliates of other industrial companies. In addition, a number of regulated utilities created subsidiaries (such as NRG) which compete with the independent power producers. Some independent power producers specialize in market niches, such as a specific technology or fuel (for example, gas-fired cogeneration, waste-to-energy, hydropower, geothermal, wind, solar, wood, coal and conservation) or a specific region of the country where they believe they have a market advantage.


   Although NRG is one of the leading participants in the independent power industry, certain other independent power producers and utility affiliates have significantly larger capital resources available to them on a stand-alone basis than NRG. NRG's competitors are major international independent power producers worldwide, which include, among others, CalEnergy, CMS Generation Co., Cogentrix Energy, Inc., Dominion Energy, Enron Development Corp., Edison Mission, Inc., National Power plc, PowerGen plc, Southern Electric International, Inc. and The AES Corporation. Such competitors compete with NRG with regard to pricing terms, quality of service and experience.


PENDING ACQUISITIONS AND PROJECTS UNDER DEVELOPMENT

   NRG has a number of projects in development and is in various stages of negotiations for the acquisition of power and steam generating capacity in the United States and abroad. There can be no assurance that the acquisition or development of any or all of these projects will in fact be consummated, or if consummated, that the projects will remain in the form or occur in the manner described in this Prospectus.

 WEST JAVA

   A joint venture among NRG, Ansaldo Energia SpA, a major Italian industrial company ("Ansaldo"), and P.T. Kiani Metra, an Indonesian industrial company ("PTKM"), is developing a 400 MW coal-fired power generation facility in West Java, Indonesia through P.T. Dayalistrik Pratama ("PTDP"), a limited liability company created by the joint venturers. Each of NRG and Ansaldo have an ownership interest of 45% in PTDP and PTKM has an ownership interest of 10%.

   PTDP signed a Power Purchase Agreement (the "PPA") with P.T. PLN (Persero) ("P.T. PLN"), an instrumentality of the Government of Indonesia, on November 13, 1996. Under the PPA, PTDP must close and draw on construction financing no later than January 12, 1998 or be subject to termination. Furthermore, in certain circumstances of default the PPA gives P.T. PLN an option to purchase the project prior to commercial operation at a price designed to give NRG and its partners a fixed rate of return on their committed equity investments and, after commercial operation, at a price based on the net present value of future project cash flows.


   PTDP has executed construction contracts pursuant to which Ansaldo will construct the project for a fixed price on a fixed schedule (subject to customary adjustments). Ansaldo is liable for liquidated damages in the event of certain construction delays or defaults. An NRG affiliate will be the operator of the project pursuant to an 18 year operating and maintenance agreement, which provides for reimbursement of the actual operating costs and payment of an annual fee. NRG will guarantee the operator's obligations under this agreement. In June 1997, PTDP signed a coal supply agreement for the project and acquired the land for the plant site.

   NRG expects that, upon closing of financing, its total committed equity in PTDP will be approximately $65 million. As of September 15, 1997, NRG has made capital infusions into PDTP totalling $5.63 million. The total project cost is approximately $560 million, which is to be financed by a combination of equity investments, commercial bank debt and capital markets funding. The project is currently expected to be ready for financial closing by the end of 1997, however, in September 1997 the Government of Indonesia announced that the project had been "postponed" and there can be no assurance as to when or whether the Government will allow the project to go forward.


 ENFIELD


   In December 1996, NRG reached agreement with Indeck Energy Services (Europe) ("Indeck") to take a 50% interest in the Enfield Energy Centre, a 350 MW gas-fired power project in the North London borough of Enfield. The power station is planned to begin commercial operations in the end of 1999 and is being jointly developed by NRG and Indeck. This power station, like Loy Yang A, will not have a long-term power sales contract, which is no longer available under the current United Kingdom regulatory system. Instead, it will sell its output to the U.K. grid. NRG expects that upon closing of financing, its total committed equity in the Enfield Energy Centre will be approximately GBP 17 million.


 ESTONIA


   On December 20, 1996 representatives of the Estonian Government, the state-owned Eesti Energia ("EE"), and NRG signed a Development and Cooperation Agreement ("DCA"). The DCA defines the terms under which the parties are to establish a plan to develop and refurbish the Balti and Eesti Power Plants. Pursuant to the DCA, a business plan for the joint project was submitted in June, 1997. NRG has stated its willingness to invest up to $67.25 million of equity in this project and to assist the joint project in obtaining non-recourse debt in an amount necessary to fund the required capital improvements to the Balti and Eesti Power Plants. Recently the Estonian government announced that it had rejected the business plan of NRG and EE.


 ALTO CACHAPOAL


   NRG owns a 27.75% interest in the Alto Cachapoal greenfield hydroelectric complex that is under development in central Chile. Alto Cachapoal is a two-stage 390 MW project. In the first 195 MW stage, Alto Cachapoal will sell all of its firm energy to Codelco-El Teniente, the world's largest underground copper mine, pursuant to a 20-year power sales contract. Financial closing for the first stage is expected in 1997. NRG expects that upon closing of financing, its total committed equity in Alto Cachapoal will be approximately $46 million. NRG's partners in the Alto Cachapoal facility are Nordic Power Invest AB (27.75%) and Construtora Andrade Gutierrez S.A. (44.5%).


 CAJUN


   NRG, together with two other parties, and the Chapter 11 trustee has filed a plan with the United States Bankruptcy Court for the Middle District of Louisiana, to acquire the fossil generating assets of Cajun Electric Power Cooperative of Baton Rouge, Louisiana ("Cajun") for approximately $1.1 billion. The NRG consortium has the support of the Chapter 11 trustee and Cajun's secured creditors. The Court has also received two other competing plans of reorganization for Cajun. All three plans of reorganization are the subject of a confirmation hearing which began on December 15, 1996. NRG expects the confirmation process to conclude in 1997. Under the plan filed with the Court, NRG would hold a 30% equity interest in Louisiana Generating LLC, which would acquire Cajun's 1760 MW of non-nuclear generating assets. NRG's plan of reorganization for Cajun includes an equity investment from NRG of approximately $55 million.


 MCPC


   In September 1996, through its subsidiary, Oklahoma Loan Acquisition Corp. ("OLAC"), NRG acquired all right, title and interest in the existing senior secured debt of Mid-Continent Power Company, Inc. ("MCPC") from Barclays Bank and The Nippon Credit Bank, at a substantial discount. On June 18, 1997, MCPC filed a Chapter 11 petition in federal bankruptcy court in Tulsa, Oklahoma, and concurrently filed a plan of reorganization proposing to transfer ownership of substantially all of MCPC's assets to OLAC in exchange for forgiveness of debt. NRG is currently engaged in discussions with MCPC and its major customers concerning the proposed plan and a confirmation hearing has been scheduled for late October 1997. NRG is not obligated to make any further investments in MCPC. The project is a gas-fired cogeneration plant with a rated capacity of 110 MW, located in Pryor, Oklahoma. The project sells steam to several industrial customers located in the Mid-America Industrial Park and sells electricity to two Oklahoma utilities.

 MILLENIUM

   On September 19, 1997, NRG (Morris) Cogen, LLC ("NRGM"), an NRG affiliate, entered into a Construction and Term Loan Agreement with The Chase Manhattan Bank to finance the construction of a 117 MW cogeneration plant in Morris, Illinois. The project is being developed pursuant to a 25 year Energy Services Agreement between NRGM and Millennium Petrochemicals Inc. ("Millennium") pursuant to which NRGM will supply all of the external steam requirements and substantially all of the electricity requirements for Millennium's polyethylene manufacturing facility in Morris. Millennium has the right to buy out the cogeneration plant for fair market value at certain defined points in the contract term. The project is being constructed by Kiewit Industrial, Co. and is projected to be completed by December 1, 1998. In connection with the financing of this project, NRG has entered into a $22 million equity commitment and a $1.2 million guaranty of certain obligations of NRG Morris Operations, Inc., an NRG affiliate which will operate the project.


DESCRIPTION OF NRG'S PROJECTS

   NRG owns interests in power generation and thermal generation projects and other facilities described herein either directly or through project subsidiaries or project affiliates. Each project is located on a site that is owned or leased on a long-term basis by NRG, a project subsidiary or a project affiliate. The ownership or leasehold interest generally is mortgaged to secure project financing obligations, and, in certain instances, to secure the project subsidiary's or project affiliate's obligations under its power purchase agreement.

 PROJECT AGREEMENTS

   In the past, virtually all of NRG's operating power generation facilities have sold electricity under long-term power purchase agreements. A facility's revenue from a power purchase agreement usually consists of two components: energy payments and capacity payments. Energy payments, which are intended to cover the variable costs of electric generation (such as fuel costs and variable operation and maintenance expense), are normally based on a facility's net electrical output measured in kilowatt hours, with payment rates either fixed or indexed to the fuel costs of the power purchaser. Capacity payments, which are generally intended to provide funds for the fixed costs incurred by the project subsidiary or project affiliate (such as debt service on the project financing and the equity return), are normally calculated based on the net electrical output or the declared capacity of a facility and its availability.

   The power purchase agreements for NRG's international projects generally require that payments under such agreements be made in or indexed to United States dollars or a currency freely convertible to United States dollars, such as the Australian dollar or the German mark. NRG currently does not have political risk or currency convertibility and repatriation risk insurance coverage with respect to any of its existing project interests (other than Latin Power project investments). However, where appropriate and if available at reasonable premiums with respect to future project investments, NRG intends to procure insurance against currency inconvertibility and repatriation risks for its equity interests in projects.


   A number of the more recent projects in which NRG has acquired or is acquiring an interest do not have long-term power purchase agreements. For example, Loy Yang A does not have such agreements because under the new Australian regulatory scheme, all generators must sell their output to a grid, where the price is established by a neutral regulator based on the market prices during each defined period. The same will be true of Enfield, since the United Kingdom has adopted a similar regulatory scheme. Similarly, the SJVEP Facilities accepted a buy-out of their long-term contracts, so if they recommence operations, it is anticipated that they will be merchant plants. In the case of the Kladno project, where there is a long-term agreement, the energy price is tied to the market price of electricity rather than to the costs incurred by the project, so the contract does not provide the traditional level of certainty and protection. While these "merchant" projects introduce new risks and uncertainties, and require careful advance analysis of the local power markets, NRG believes that they are becoming increasingly accepted in the independent power market.


   Generally, NRG's project subsidiaries and project affiliates that own operating power generation or steam generation facilities purchase fuel under long-term supply agreements or have ownership interests in the fuel source. Of the power generation projects in which NRG has an ownership interest, ten are fueled with coal or waste coal, four are fueled with biomass, three are fueled with oil, eight are fueled with natural gas, one is fueled with hydro-power and one is fueled with landfill gas and coal seam methane. Through NEO, NRG also has interests in 39 small hydroelectric or landfill gas-fired power generation facilities.


 PROJECT FINANCING

   As with its existing facilities, NRG expects to finance most of its future projects with some type of debt as well as equity. Leveraged financing permits the development of projects with a limited equity base but also increases the risk that a reduction in revenues could adversely affect a particular project's ability to meet its debt or lease obligations.

   NRG has financed its principal power generation facilities (other than Schkopau) primarily with non-recourse debt that is repaid solely from the project's revenues and generally is secured by interests in the physical assets, major project contracts and agreements, cash accounts and, in certain cases, the ownership interest, in that project subsidiary. This type of financing is referred to as "project financing." True project financing is not available for all projects, including some assets purchased out of bankruptcy (such as NRGG), some merchant plants, some purchases of minority stock positions in publicly traded companies (such as EDL) and plants in certain countries that lack a sufficiently well-developed legal system. But even in those instances, NRG may be able to finance a smaller proportion of the total project cost with project financing or may employ debt that is either raised or supported at the corporate level.

   Project financing transactions generally are structured so that all revenues of a project are deposited directly with a bank or other financial institution acting as escrow or security deposit agent. These funds then are payable in a specified order of priority set forth in the financing documents to ensure that, to the extent available, they are used first to pay operating expenses, senior debt service and taxes and to fund reserve accounts. Thereafter, subject to satisfying debt service coverage ratios and certain other conditions, available funds may be disbursed for management fees or dividends or, where there are subordinated lenders, to the payment of subordinated debt service.

   In the event of a foreclosure after a default, NRG's project subsidiary or project affiliate owning the facility would only retain an interest in the assets, if any, remaining after all debts and obligations were paid. In addition, the debt of each operating project may reduce the liquidity of NRG's equity interest in that project because the interest is typically subject both to a pledge securing the project's debt and to transfer restrictions set forth in the relevant financing agreements. Also, NRG's ability to transfer or sell its interest in certain projects is restricted by certain purchase options or rights of first refusal in favor of its partners or the project's power and steam purchasers and certain change of control restrictions in the project financing documents.

   These project financing structures are designed to prevent the lenders from looking to NRG or its other projects for repayment (that is, they are "non-recourse" to NRG and its other project subsidiaries and project affiliates not involved in the project), unless NRG or another project subsidiary or project affiliate expressly agrees to undertake liability. NRG has agreed to undertake limited financial support for certain of its project subsidiaries in the form of certain limited obligations and contingent liabilities. These obligations and contingent liabilities take the form of guarantees of certain specified obligations, indemnities, capital infusions and agreements to pay certain debt service deficiencies. To the extent NRG becomes liable under such guarantees and other agreements in respect of a particular project, distributions received by NRG from other projects may be used by NRG to satisfy these obligations. To the extent of these obligations, creditors of a project financing may have recourse to NRG. The project financing structures therefore generally are described throughout this Offering Memorandum as being "substantially non-recourse" to NRG and its other projects.

   NRG's facilities are insured in accordance with covenants in each project's debt financing agreements (if any) and in accordance with NRG's risk management policies. Coverage for each facility generally include workers' compensation, commercial general liability supplemented by primary and excess umbrella liability, and a master property insurance program including property, boiler and machinery (at replacement cost) and business interruption.

 OPERATING ARRANGEMENTS

   NRG operates each of the projects that it wholly owns or controls. Where NRG has only a minority interest and is not the operator of a project, NRG generally seeks the ability to exert a degree of influence with respect to operation of the project through its joint venture or similar agreement with its partners.

   As a condition to participating in privatizations and refurbishments of formerly state-owned businesses, NRG may be required to undertake transitional obligations relating to union contracts, employment levels and benefits obligations for employees, which could delay the achievement of desirable operating efficiencies and financial performance.

SUMMARY OF NRG PROJECTS


   As of October 1, 1997, NRG had interests in 27 operating power generation facilities worldwide (not including NEO), including projects under construction. Of these facilities, 12 are located in the United States (648 MW design capacity, with NRG holding 243 MW net ownership), 4 are located in Germany (1,160 MW design capacity, with NRG holding 267 MW net ownership ), 4 are located in Australia (4,065 MW design capacity, with NRG holding 1,262 MW net ownership), and two are located in Colombia (299 MW design capacity, with NRG holding 16 MW net ownership), and one is located in each of the Czech Republic (382 MW design capacity, with NRG holding 214 MW net ownership), Jamaica (74 MW design capacity, with NRG holding 7 MW net ownership), Peru (155 MW design capacity, with NRG holding 5.5 MW net ownership), Honduras (80 MW design capacity, with NRG holding 6 MW net ownership) and Bolivia (218 MW design capacity, with NRG holding 126 MW net ownership). In December 1996, NRG and Nordic Power Invest AB acquired 96.6% of the outstanding common shares of Compania Boliviana de Energia Electrica SA -- Boliviana Power Company Limited ("COBEE"), the second largest electric utility company in Bolivia, which will have a design capacity of 218 MW after a 65 MW expansion in 1998. In addition, through its wholly-owned project subsidiary, NEO Corporation ("NEO"), NRG also had interests on October 1, 1997 in 39 small hydroelectric and landfill gas-fired power generation facilities located in the United States with total design capacity of 113 MW, of which NRG has net ownership of 55 MW.


   In addition to power generation, NRG has interests in four district heating and cooling systems, located in Minneapolis, San Francisco, Pittsburgh and San Diego, that provide steam for heating and chilled water for cooling. NRG also owns or operates two steam transmission facilities and two resource recovery/RDF facilities, all located in Minnesota. NRG also owns or leases interests in lignite mines in Germany estimated to contain reserves of approximately 789 million metric tons and in Australia estimated to contain resources equal to 2 billion tons.

   Set forth in the two tables and the text below are descriptions of NRG's facilities in operation or under construction as of October 1, 1997.


         INDEPENDENT POWER PRODUCTION AND COGENERATION FACILITIES(1)


                                                                                             NRG'S     TOTAL FACILITY
                                                                     LATER OF DATE OF     PERCENTAGE      COST(3)
NAME AND LOCATION              DESIGN              POWER          ACQUISITION OR DATE OF   OWNERSHIP       (IN $
OF FACILITY               CAPACITY(MW)(2)        PURCHASER         COMMERCIAL OPERATION    INTEREST      MILLIONS)
-------------------------- -------------  ---------------------- ----------------------  ------------ --------------
Loy Yang Power(4),
 Australia ................     2000          Victorian Pool               1997              25.37        3,700(5)
Gladstone Power Station,
 Australia ................     1680             QTSC; BSL                 1994              37.50        532.0(6)
Collinsville,
 Australia ................      189               QTSC                    1998              50.00         154.0
Energy Development
 Limited,
 Australia ................      196              Various                  1997              19.97     Listed company
Kladno Czech Republic,
 existing project .........      28           STE/Industrials              1994              34.00         NA(7)
 expansion project ........      354                STE                    1999              57.85         401.0
Schkopau Power Station,
 Germany ..................      960               VEAG                    1996              20.55       1,094.0(6)
MIBRAG mbH(4), (Mumsdorf)
 Germany ..................      100               WESAG                   1994              33.33      468.0(4)(8)
MIBRAG mbH(4), (Deuben)
 Germany ..................      60                WESAG                   1994              33.33          (8)
MIBRAG mbH(4), (Wahlitz)
 Germany ..................      40                WESAG                   1994              33.33          (8)
COBEE,
 Bolivia ..................     218 (9)       Electropaz/ELF               1996              57.96         174.6
Latin Power (Mamonal),
 Colombia .................      100           Proelectrica                1994               6.45          71.0
Latin Power (Termovalle),
 Colombia .................      199               EPSA                    1998               4.88         145.6
Latin Power (ELCOSA),                       Empresa Nacional de
 Honduras  ................      80          Energia Electrica             1994               7.65          93.0
Latin Power (Dr. Bird),                   Jamaica Public Service
 Jamaica ..................      74            Company, Ltd.               1995               8.78          98.0
Latin Power (Aguaytia),                      Central Peruvian
 Peru  ....................      155         Electricity Grid              1998               3.63         256.0
NRGG (Parlin),                                Jersey Central
 New Jersey ...............      122           Power & Light               1996              41.86     Listed company
                                                  Company
NRGG (Newark),                                Jersey Central
 New Jersey ...............      52            Power & Light               1996              41.86     Listed company
                                                  Company
NRGG (Grays Ferry),                             PECO Energy
 Pennsylvania .............      150              Company                  1996              13.95     Listed company
NRGG (Philadelphia Cogen),                     Philadelphia
 Pennsylvania .............      22              Municipal                 1996              34.74     Listed company
                                                 Authority
San Joaquin Valley
 (Madera),
 California ...............      23             NA(10)(11)                 1992              45.00          45.8
San Joaquin Valley
 (Chowchilla II),
 California ...............      10             NA(10)(11)                 1992              45.00
San Joaquin Valley (El
 Nido),
 California ...............      10             NA(10)(11)                 1992              45.00
Jackson Valley Energy
 Partners,
 California(12) ...........      16                PG&E                    1991              50.00          28.0
Sunnyside Cogeneration
 Associates,
 Utah .....................      58             PacifiCorp                 1994              50.00         139.4
Artesia,                                         Southern
 California ...............      34             California                 1996               2.96          40.0
                                                  Edison

Cadillac Renewable Energy,                       Consumers
 Michigan .................      34               Energy                   1997              50.00        5.0(13)

                                                  Millenium
Morris Cogen,                                  Petrochemicals,
 Illinois  ................      117               Inc.                    1998              50.00          91.0

------------
 (1) Does not include the small hydroelectric and landfill gas-fired power generation facilities owned by NEO with an aggregate capacity of 72 MW, of which NEO has net ownership of 35 MW. In addition, NEO has landfill gas projects under construction with an aggregate capacity of 23.5 MW, of which NEO has net ownership of 11.8 MW.
 (2)   Design capacity is without deduction for internally consumed power.
 (3) Except as otherwise indicated, total facility cost includes the total acquisition cost (purchase price plus assumed debt) where NRG has acquired an interest in an existing facility or the total construction cost where NRG has acquired an interest in a facility under construction.
 (4) Each of Loy Yang and MIBRAG also owns coal mines which sell coal both to its respective power plant and to third parties.
 (5) Figures based on an acquisition cost of AUS$4.7 billion, converted at an exchange rate of 0.7767.
 (6)   Based on exchange rates in effect at the time of acquisition.
 (7) The existing Kladno facility was constructed over a number of years in former Czechoslovakia and no meaningful cost data are available.
 (8) This figure represents the total cost for the 3 generation facilities and the lignite mine reserves owned by MIBRAG. The purchase price includes a commitment to contribute DM 1 billion of additional capital made by MIBRAG at the time of the acquisition. In addition to the price stated above, MIBRAG is required to pay premiums to the German government based on the quantity of lignite and briquettes sold.
 (9)   Includes the Zongo 65 MW expansion which will be operational in 1998.
(10) Operations suspended following buy-out of power purchase contracts and pending negotiation of new power purchase agreements or sale of such facilities.
(11) PG&E has agreed to a buy-out of related power purchase agreements, but retains a right of first refusal with respect to output of facilities.
(12) Operations were suspended during 1995 and 1996 pursuant to a restructuring of the power purchase agreement. Operations restarted on May 1, 1997.
(13) In addition, NRG pays GE Credit Corporation rent under an operating lease for the facility.

            THERMAL ENERGY PRODUCTION AND TRANSMISSION FACILITIES
                       AND RESOURCE RECOVERY FACILITIES


                                                                                                      NRG'S          TOTAL
                                                                                                   PERCENTAGE      FACILITY
NAME AND LOCATION                                             THERMAL ENERGY           DATE OF      OWNERSHIP       COST(2)
OF FACILITY                    DESIGN CAPACITY(1)         PURCHASER/MSW SUPPLIER     ACQUISITION    INTEREST    (IN $ MILLIONS)
------------------------ -----------------------------  -------------------------- -------------  ------------ ---------------
Thermal Energy
 Production
 and Transmission
 Facilities
Minneapolis Energy                Steam: 1,323            Approximately 90 steam        1993         100.00          110.0
 Center (MEC),                 mmBtu/hr. (388 MWt)       customers and 30 chilled
 Minnesota..............      Chilled water: 35,550           water customers
                                    tons/hr.
North American Thermal         Pittsburgh: steam--      Approximately 24 customers      1995          49.40(3)         6.8
 Systems (NATS),                  240 mmBtu/hr.            in Pittsburgh and 210
 Pennsylvania;                      (70 MWt)            customers in San Francisco
 California.............         chilled water--
                                 10,180 tons/hr.
                             San Francisco: steam--
                                  490 mmBtu/hr.
                                    (144 MWt)
San Diego Power &         Chilled Water: 5,250 tons/hr. Approximately 14 customers      1997         100.00            6.7
 Cooling................
Rock-Tenn                Steam:                              Rock-Tenn Company          1992         100.00           14.2
 Minnesota..............          430 mmBtu/hr.
                                    (126 MWt)
Washco,                           160 mmBtu/hr.            Andersen Corporation         1992         100.00            5.2
 Minnesota..............            (47 MWt)              Minnesota Correctional
                                                                 Facility
Grand Forks Air Force             105 mmBtu/hr.         Grand Forks Air Force Base      1992         100.00            2.2
 Base,
 North Dakota...........            (31 MWt)
Energy Center Kladno,             512 mmBtu/hr.               City of Kladno            1994          34.00           NA(4)
 Czech Republic(4) .....            (150 MWt)
Resource Recovery
 Facilities
Newport,                       MSW: 1,500 tons/day         Ramsey and Washington        1993         100.00           17.1
 Minnesota..............                                         Counties

Elk River,                     MSW: 1,500 tons/day         Anoka, Hennepin, and         NA(6)          0.00           NA(5)
 Minnesota(5)...........                                    Sherburne Counties;
                                                          Tri-County Solid Waste
                                                           Management Commission


------------
(1) Thermal production and transmission capacity is based on 1,000 Btus per pound of steam production or transmission capacity. The unit mmBtu is equal to one million Btus.
(2) Total facility cost includes the total acquisition cost (purchase price plus assumed debt).
(3)    Includes 0.5% general partnership interests in each of PTLP and SFTLP.
(4) Kladno also is included in the Independent Power Production and Cogeneration Facilities table on the preceding page.
(5)    NRG operates the Elk River resource recovery facility on behalf of NSP.
(6)    Not owned during this period.

INDEPENDENT POWER PRODUCTION AND COGENERATION

 INTERNATIONAL PROJECTS

  LOY YANG POWER

   In May 1997, NRG consummated the largest acquisition in its history, acquiring a 25.37% interest in the assets of a 2,000 MW brown coal fired thermal power station and adjacent coal mine located in Victoria, Australia and known as Loy Yang A. The State of Victoria sold the Loy Yang A assets as part of its privatization program to a partnership called Horizon Energy Partnership ("HEP"), formed by affiliates of NRG and of CMS Generation (a wholly-owned subsidiary of CMS Enterprises), together with Horizon Energy Investment Limited (an investment vehicle of Macquarie Bank). NRG has a 25.37% interest in HEP through its wholly-owned project subsidiary, NRGenerating Holdings (No.4) B.V.

   HEP purchased the Loy Yang A assets for a total price of approximately AUS$4.7 billion (US$3.7 billion, as of May 12, 1997). While most of that amount was raised through project-financed loans and leveraged leases that are non-recourse to the sponsors, NRG's equity investment was approximately US$257 million. NRG provided that amount and related financing costs from the Bridge Financing, the equity investment by NSP and cash on hand. After the acquisition, HEP changed its name to "Loy Yang Power" ("Loy Yang").

   Loy Yang owns and operates a 2,000 MW brown coal fired thermal power station (the "Power Station") and the adjacent Loy Yang coal mine (the "Mine") located in the Latrobe Valley, Victoria, Australia. The Power Station has four generating units, each with a 500 MW boiler and turbo generator, which commenced commercial operation between July 1984 and December 1988. In addition, Loy Yang manages the common infrastructure facilities which are located on the Loy Yang site, which service not only the Power Station, but also the adjacent Loy Yang B 1000 MW power station ("Loy Yang B"), a pulverized dried brown coal ("PDBC") plant, and several other nearby power stations.


   The Loy Yang Power Station has generally achieved high capacity factor performance since commencing commercial operation, as compared to other brown coal generators in the same region of Australia. In the fiscal years ending June 30, 1995 and 1996, the capacity factor has been 94.3% and 91.2%, respectively, which were the best years of capacity factor performance in the project's history. The Power Station has also improved unit reliability, measured both in terms of trip rate and in terms of equivalent forced outage rate, over the last 5 years. The trip rates (per 1000 service hours) were just 1.2 and 0.7 for the 1995 and 1996 fiscal years, respectively. The equivalent forced outage rates for the same periods were 2.07% and 2.72%. The Trip Rate is a ratio that measures the total number of unit trips or disconnections from the grid, regardless of the amount of time of the outage. The Forced Outage Rate is the total number of hours the unit is disconnected from the grid due to forced outages during specified period of time, which in this case is a year.


   Loy Yang is required by law to sell its entire output of electricity (subject to certain narrow exemptions, including output used in the Power Station and the Mine) through the competitive wholesale market for electricity operated and administered by the Victorian Power Exchange (the "Pool"). There are two components to the wholesale electricity market in Victoria. The first is the Pool. The second is the price hedging contracts, known as Contracts for Differences (or "CFDs"), that are entered into between electricity sellers and buyers in lieu of traditional power purchase agreements, which are not available in Victoria because of the Pool system.

   Under the Victorian regulatory system, all electricity generated in Victoria must be sold and purchased through the Pool. All licensed generators and suppliers, including Loy Yang, are signatories to a pooling and settlement agreement, which governs the constitution and operation of the Pool and the calculation of payments due to and from generators and suppliers. The Pool also provides centralized settlement of accounts and clearing. Prices for electricity are set by the Pool daily for each half-hour of the following day based on the bids of the generators and a complex set of calculations matching supply and demand and taking account of system stability, security and other costs. Under a new national electricity market, the grid in Victoria has been interconnected with that of New South Wales and limited trading is already taking place between those states. Over the long term, there are plans for the interconnection of the eastern seaboard states to establish what will be known as a national power pool. There can be no assurance that NRG's assumptions concerning future market pricing will in fact be realized under this new system.

   In a Pool system, it is not possible for a generator such as Loy Yang to enter into traditional power purchase agreements. In order to provide a hedge against Pool price volatility and also to support their financings, most of the Victorian generators have entered into CFDs with the Victorian distribution companies, Victorian government entities and industrial users ("customers"). These CFDs are financial hedging instruments which have the effect of fixing the price for a specified quantity of electricity for a particular seller and purchaser over a defined period. They establish a "strike price" for a certain volume of electricity purchased by the user during a specified period; differences between that "strike price" and the actual price set by the Pool give rise to "difference payments" between the parties at the end of the period. Even if Loy Yang is producing less than its contracted quantity it will still be required to make and will be entitled to receive difference payments for the amounts set forth in its CFDs.

   Loy Yang's current CFDs with the Victorian distribution companies and other Victorian government entities in respect of regulated customer load (which are called its "vesting contracts") cover approximately 73% of Loy Yang's forecast revenue from generation in the year ending June 30, 1997, thus providing considerable stability in its income over that period. Loy Yang also enters into CFDs with its unregulated or "contestable" customers; these CFDs are known as "hedging contracts" and, together with the vesting contracts with the regulated customers, they cover approximately 93% of Loy Yang's forecast load for the year ending June 30, 1997. Each of the vesting contracts expires at the end of the franchise period (December 31, 2000), by which time all retail customers will have become "contestable customers" by operation of law. Loy Yang's hedging contracts are generally for a term of one to two years, and the volume of load covered will increase as retail customers progressively become contestable. Loy Yang's goal is to cover 85% of its forecast load with these hedging contracts.

   Loy Yang and the State Electricity Commission of Victoria (the "SECV") have been issued with a joint mining license for the Mine. Under the terms of the privatization, Loy Yang is required to mine coal to supply not only its own Power Station but also the neighboring Loy Yang B, a nearby PDBC plant, and an additional future power station that could be developed on a nearby site. This requirement extends to 2027, but may be extended for an additional 30 years at the SECV's option. Loy Yang receives a fixed capacity charge and a variable energy charge for these services, coupled with a system of initiatives and penalties. Loy Yang has over 70 years of economically viable coal supply at current usage rates within its mine license area, even assuming that it is required to continue supplying coal to the other parties beyond 2026.

   As noted above, Loy Yang also manages certain common infrastructure facilities located on Loy Yang's site that service not only Loy Yang, but also Loy Yang B, the PDBC plant, and several other nearby power plants. These services provided include the supply of high quality water, low quality water, ash and waste disposal, drainage and steam.

  GLADSTONE POWER STATION

   Gladstone is a 1,680 MW coal-fired power generation facility located in Gladstone, Australia. NRG acquired a 37.5% ownership interest in Gladstone when the facility was privatized in March 1994. The other participants in this acquisition are subsidiaries or affiliates of Comalco Limited, Marubeni Corporation, Sumitomo Corporation and Sumitomo Light Metal Industries, Mitsubishi Corporation and Mitsubishi Materials Corporation, and Yoshida Kogyo (the "Participants"). NRG Gladstone Operating Services Pty. Ltd., another wholly-owned subsidiary of NRG ("NRG Gladstone"), operates the Gladstone Power Station under an operations and maintenance agreement expiring in 2011.

   Gladstone sells electricity to the Queensland Transmission and Supply Corporation ("QTSC") and also to the Boyne Smelters Limited located at Boyne Island, Queensland ("Smelter"). Pursuant to an Interconnection and Power Pooling Agreement (the "IPPA"), the Participants have the right to interconnect Gladstone to the QTSC system and QTSC is obligated to accept all electricity generated by

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
the facility (subject to merit order dispatch), for an initial term of 35 years. QTSC also has agreed under the IPPA to permit the Smelter to interconnect to the QTSC system and to provide sufficient generating capacity on its system in order to provide an uninterrupted supply of power to the Smelter in most circumstances. The Participants are obligated to maintain a 35% reserve margin for the Smelter design load, but the QTSC is obligated to provide capacity support to the Participants to make up any shortfall between the available capacity from the GPS and the Smelter demand at any given time.


   The QTSC also entered into a 35-year Capacity Purchase Agreement (a "CPA") with each of the Participants for its percentage of the capacity of Gladstone, excluding that sold directly to the Smelter. Under the CPAs, the Participants are paid both a capacity and an energy charge by the QTSC. The capacity charge is designed to cover the projected fixed costs allocable to the QTSC, including debt service and an equity return, and is adjusted to reflect variations in interest rates. A capacity bonus is also available if the Equivalent Availability Factor exceeds 88% on a rolling average basis, and damages are payable by the Participants if it is less than 82% on that same basis. As of June 30, 1997, the two-year average Equivalent Availability Factor was 86.0%. The QTSC also pays an energy charge, which is intended to cover fuel costs.

   The owners of the Smelter ("BSL") have also entered into a Block A PPA with each Participant, providing for the sale and purchase of such Participant's percentage share of capacity allocated to the existing Smelter. BSL has also entered into a Block B PPA with each Participant, providing for the sale and purchase of such Participant's percentage share of capacity allocated to the third production line of the Smelter which is currently being commissioned. The term of each of these PPAs is 35 years. BSL is obligated to pay to each Participant a demand charge that is intended to cover the fixed costs of supplying capacity to the existing Smelter and the Smelter expansion, including debt service and return on equity. BSL also is obligated to pay an energy charge based on the fuel cost associated with the production of energy from the facility. NRG anticipates that the Smelter expansion will result in an increase in Gladstone capacity utilization from approximately 41% in 1994 to an estimated 70% in 1998.

   NRG Gladstone is responsible for operation and maintenance of Gladstone pursuant to a 17-year Operation and Maintenance Agreement that commenced in 1994. NRG Gladstone is entitled to a base fee of AUS$1.25 million per year indexed in accordance with Australian CPI (approximately $1.1 million, based on exchange rates and ACPI in effect at June 30, 1997), and an annual bonus based on the capacity bonuses to which the Participants are entitled under the CPAs. NRG Gladstone is obligated to pay liquidated damages for shortfalls in availability in an amount calculated by reference to the liquidated damages payable by the Participants under the CPAs and the PPAs. NRG Gladstone's obligations under the Operation and Maintenance Agreement are unconditionally guaranteed by NRG, subject to an aggregate liability cap of AUS$25 million indexed in accordance with ACPI (approximately $20.6 million, based on exchange rates and ACPI in effect at June 30, 1997).

   In the event the Gladstone facility fails to deliver sufficient power for the Smelter and no back up power is available from the QTSC, molten aluminum in the Smelter can solidify, resulting in a shutdown of the Smelter for a substantial period of time. If the failure to deliver power to the Smelter is caused by the willful default of QTSC or the Participants (but not NRG Gladstone), the Participants may become liable to pay liquidated damages, including compensation to BSL for lost profits, which are not capped. QTSC has agreed to indemnify NRG's project subsidiaries and the other Participants for any liability to the owners of the Smelter arising as the result of a willful default by QTSC with regard to its obligations to deliver power to the Smelter, subject to certain mitigation obligations of NRG's project subsidiaries and the other Participants. If such failure is due to the willful default of NRG Gladstone, NRG may become liable, under its guarantee of NRG Gladstone's obligations, to pay liquidated damages up to AUS$25 million indexed in accordance with ACPI (approximately $20.6 million, based on exchange rates and ACPI in effect at June 30, 1997). In addition, in the event NRG Gladstone is terminated for cause under the Operation and Maintenance Agreement, the other Participants can require a sale of NRG's equity interest.


   Coal costs for operation of Gladstone generally are passed through to QTSC and BSL via the energy charges under the IPPA and the BSL Power Purchase Agreements. Until 2005, coal will be supplied to

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
Gladstone by QTSC through on-sale agreements between QTSC and the Participants. An umbrella coal haulage agreement between the Participants and Queensland Railways provides for the transportation of coal by rail from the existing sources and from future coal sources for 30 years, with rail freight costs generally being passed through to QTSC and BSL via the energy charge payable to the Participants. The Participants have arranged for ash disposal from the facility pursuant to an ash management agreement with the Gladstone Port Authority, the City of Gladstone and Queensland Railways.

   The acquisition of the GPS by the Participants was financed pursuant to an AUS$625 million (US$443 million at exchange rates in effect at the time) secured term loan and letter of credit facility provided by a consortium of international banks arranged by Barclay's Bank plc. The debt is non-recourse to NRG and the other owners of the Participants.


   Queensland is in the process of converting its electricity generation system in order to participate in the national power pool under development in Australia. In connection with that conversion, the Participants have engaged in discussions with BSL and various Queensland governmental entities regarding a restructuring of the project to make it more compatible with the new electricity market. Those negotiations are in an intermediary stage, and NRG expects the restructuring to take several months. Meanwhile, NRG, the Participants and BSL have agreed on certain principles regarding restructuring, including the following principles: (a) none of the parties will be any worse off as a result of the restructuring, taking into account all risk and financial perspectives; (b) it is preferable to have restructuring outcomes that are consistent with the operation of the new electricity market, rather than outcomes that are exceptions; (c) where opportunities arise in the restructuring, the benefits from superior management of risk will be recognized; and (d) benefits arising from the restructuring will be shared equitably after taking into account any reallocation of risk.

   NRG's equity in earnings from its 37.5% interest in the GPS was $7.7 million for the nine months of ownership in 1994. Equity in earnings for the twelve months ended December 30, 1995, was $11.2 million, and for the same period in 1996 was $10.8 million. For the first half of 1997, equity in earnings was $6.4 million and for the same period in 1996 was $5.5 million.


  COLLINSVILLE POWER STATION

   The Collinsville Power Station ("Collinsville") is a 189 MW coal-fired power generation facility located in Collinsville, Australia. In March 1996, NRG acquired a 50% ownership interest in Collinsville when the facility was privatized by the Queensland State government. NRG's partner in this acquisition is Transfield Holdings Pty Ltd, an Australian infrastructure contractor, with which NRG formed an unincorporated joint venture to refurbish this plant. The operation and maintenance of the facility will be undertaken by Collinsville Operations Pty Ltd, a 50% owned subsidiary of NRG which has entered into a technical services agreement with NRG for some staffing and assistance with certain operational and maintenance functions.

   Both NRG and Transfield have entered into an 18-year PPA with the QTSC, each agreeing to make available and sell to the QTSC its respective proportion of the capacity of Collinsville. Under the PPA, NRG is paid both a capacity and an energy charge by the QTSC. The capacity charge is designed to cover the projected fixed costs allocable to the QTSC, including debt service, permitted capital costs incurred by NRG in carrying out additional works on the facility and an equity return. The capacity charge is adjusted to reflect variations in interest rates. A capacity bonus is also available. The QTSC also pays NRG an energy charge, which is intended to cover fuel costs. Further, in accordance with its take-or-pay obligations, the QTSC must pay NRG its energy charges for an annual minimum quantity of energy in each year, less energy taken by the QTSC in that relevant year.


   As of September 1997, the refurbishment of the Collinsville Project is on schedule and within the budget. For each day the capacity test of the facility is delayed past March 1, 1998, NRG and Transfield must pay liquidated damages to the QTSC. Liquidated damages will also be payable if the capacity of the power plant is determined to be less than 177.25 MW. Total liquidated damages which NRG and Transfield can be required to pay to the QTSC under the PPA are limited to AUS$5 million (indexed in April 1995 dollars).


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

   The refurbishment of the Collinsville Power Station has been financed with nonrecourse commercial project financed bank debt. NRG has guaranteed to the QTSC that its Collinsville project subsidiary will satisfy its equity contribution obligations to the project lenders.This $13.4 million equity contribution is expected to be made in the second quarter of 1998.


  ENERGY DEVELOPMENTS LIMITED


   On February 6, 1997, NRG, through its wholly-owned subsidiary NRG Victoria III Pty Ltd., signed a subscription agreement with EDL to acquire up to 20% of EDL's common stock at AUS$2.20 (US$1.71 as of May 22, 1997) per share, and was granted an option to acquire 16.8 million convertible non-voting preference shares at AUS$2.20 per share. The preference shares do not become convertible into EDL's common stock unless a takeover bid is made for EDL by a person who is not an affiliate of the owner of the preference shares and such person is, or becomes, entitled to purchase more than 35% of EDL's outstanding common stock. In such event, if EDL fails to comply with an obligation to appoint directors nominated by the owner of the preference shares, the preference shares convert at the option of the owner to common shares of EDL on a share-for-share basis. On February 11, 1997, NRG made an initial purchase of 7.2% (4.5 million shares) of EDL's common stock for AUS$9.9 million (US$7.9 million on that date). On September 24, 1997, NRG purchased an additional 10,109,670 shares of common stock of EDL for an aggregate purchase price of AUS$22.2 million (US$16.1 million on that date), bringing NRG's ownership level to 20% of the outstanding shares of EDL.

   EDL, an Australian company, is engaged in independent power generation from landfill gas, coal seam methane, and natural gas (including projects that utilize the latest combined cycle technology). EDL currently owns approximately 149 MW of operating projects and operates over 200 MW of generation capacity across five states and territories of Australia. EDL has commenced the development of new projects in the United Kingdom, Asia and New Zealand. EDL is a publicly traded company listed on the Australian Stock Exchange. Its share price as of September 24, 1997 was AUS$3.15 (US$2.28 as of September 24, 1997).


  SCHKOPAU POWER STATION

   In 1993, NRG and PowerGen plc of the United Kingdom each acquired a 50% interest in a German limited liability company, Saale Energie GmbH ("Saale"). Saale then acquired a 41.1% interest in a 960 MW coal-fired power plant that was under construction in Schkopau, which is located in the former East Germany. A German energy company, VEBA Kraftwerke Ruhr AG ("VKR"), owns the remaining 58.9% interest in Schkopau and operates the plant. The partnership of Saale and VKR that owns the plant is called Kraftwerk Schkopau GbR ("KS").

   The first 425 MW unit of the Schkopau plant began operation in January 1996, the 110 MW turbine went into commercial operation in February 1996, and the second 425 MW unit came on line in July 1996. Acceptance testing of all of the individual pieces of equipment has been completed. The plant has generally experienced good availability since the beginning of commercial operation and is expected to continue meeting its design reliability and efficiency requirements.

   VKR operates and maintains the Schkopau facility under an operation and maintenance contract with Kraftwerk Schkopau Betriebsgesellschaft mbH, a German limited liability company ("KSB"), in which Saale and VKR hold interests of 44.4% and 55.6% respectively, and which is responsible for the operation and maintenance of the facility pursuant to certain agreements with each of Saale and VKR. VKR is paid a management fee for such services made up of several variable components that will be adjusted according to changes in, among other things, labor costs, producer prices for light fuel oil and prices for electricity. Pursuant to the KSB partnership agreement between Saale and VKR and the Saale shareholders agreement between NRG and PowerGen, NRG has the right to participate in the oversight of facility operations and in the approval and oversight of facility budgets and policies.

   The plant is fueled by brown coal (lignite) which will be provided under a long-term contract by MIBRAG's Profen lignite mine. For a description of the coal supply agreement between MIBRAG and the Schkopau project, see "MIBRAG", below.

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
   Pursuant to the KS partnership agreement between Saale and VKR, each partner has been allocated a share of capacity and energy generated by the facility. Saale sells its allocated 400 MW portion of the plant's capacity under a 25-year contract with VEAG, a major German utility which controls the high-voltage transmission of electricity in the former East Germany. VEAG pays a price that is made up of three components, the first of which is designed to recover installation and capital costs, the second to recover operating and other variable costs, and the third to cover fuel supply and transportation costs. NRG receives 50% of the net profits from these VEAG payments through its ownership interest in Saale.


   The construction of the Schkopau facility was financed through a combination of capital contributions from Saale and VKR, and borrowings by KS from VKR and from third party lenders, which are non-recourse to NRG. Saale financed a portion of its capital contributions through a line of credit from VKR. Saale's interests in KS and the facility are pledged as security for, among other obligations, the repayment of these borrowings by Saale from VKR. As of June 30, 1997, KS had borrowed an aggregate of DM 1.5 billion (approximately $836.4 million, based on exchange rates in effect as of June 30, 1997) and Saale had borrowed an aggregate of DM 34.2 million (approximately $18.6 million, based on exchange rates in effect as of June 30, 1997).


   NRG, PowerGen and VKR have also entered into a cooperation agreement concerning the participation of VKR in the acquisition or construction of certain large power station projects involving NRG and/or PowerGen in the Federal Republic of Germany.


   Earnings from the Schkopau facility commenced in the first quarter of 1996 when the first unit was brought on-line. Equity in Schkopau earnings was $6.4 million for the year ended December 31, 1996 and $3.1 million for the six months ended June 30, 1997.


  MIBRAG

   In 1994, NRG, Morrison Knudsen Corporation and PowerGen plc each acquired a 33% interest in a Dutch holding company which then acquired the equity of Mitteldeutsche Braunkohlengesellschaft mbH ("MIBRAG") which owns the coal mining, power generation and associated operations of MIBRAG, all of which are located south of Leipzig, Germany. The German government retained a 1% interest in MIBRAG until December 1996, when each of the three original investor parties were permitted to purchase one third of that interest. The investor partners began operating MIBRAG effective January 1, 1994, and the legal closing occurred August 11, 1994.


   MIBRAG is a corporation formed by the German government following the reunification of East and West Germany, to hold two open-cast brown coal (lignite) mining operations, a lease on an additional mine, three lignite-fired industrial cogeneration facilities and briquette manufacturing and coal dust plants, all located in the former East Germany. In connection with the acquisition, NRG and its partners agreed to invest (from cash flow from MIBRAG operations) in excess of DM 1 billion (US$573 million based on the exchange rate as of June 30, 1997) by December 31, 2004 to modernize the existing mines and power generation facilities and to develop new open-pit mines. The German government is obligated to provide certain guarantees of bank loans to MIBRAG relating to capital improvements to the Schleenhain mine. MIBRAG also agreed to operate the three power generation facilities until 2005, to operate the briquette plants in accordance with market demand until 2005, and to operate the lignite mines until continued operation of the mines is no longer economically justifiable. In addition, MIBRAG has made certain employee retention commitments until 2000. Under the provisions of the sale and purchase agreement, NRG and its partners agreed to make a deferred payment of DM 40 million to the German government in the year 2009. This obligation will be reduced by certain costs incurred by MIBRAG. The remaining obligation at June 30, 1997 was DM 25.0 million (or US$14.3 million based on the exchange rate on June 30, 1997). NRG expects the entire obligation will be offset by ongoing costs prior to the year 2009.


   MIBRAG's cogeneration operations consist of the 100 MW Mumsdorf facility, the 60 MW Deuben facility and the 40 MW Wahlitz facility. These facilities provide power and thermal energy for MIBRAG's coal mining operations and its briquette manufacturing plants. All power not consumed by MIBRAG's internal operations is sold under an eight-year power purchase agreement with Westsachsische Energie

                               58
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Aktiengesellschaft ("WESAG"), a recently privatized German electric utility.
NRG and PowerGen jointly, through Saale, provide consulting services for a fee for the operation of the MIBRAG steam and power generation facilities, the associated electrical and thermal transmission and distribution system and the briquette manufacturing plants, under a power consultancy agreement with MIBRAG for the life of the facilities. After some retrofitting was completed by MIBRAG, all three of these cogeneration facilities now satisfy the current European Union environmental regulations. MIBRAG leases these cogeneration facilities under a 13-year lease pursuant to which MIBRAG has operating control of and a 1% interest in the facilities.

   MIBRAG's lignite mine operations include Profen, Zwenkau and Schleenhain (which is under construction but has not yet commenced operations), with total estimated reserves of 776 million metric tons. Morrison Knudsen, an international mining company, provides consulting services to mines under a consultancy agreement with MIBRAG for the life of the mines. In addition to providing approximately 3 million tons of lignite per year for MIBRAG's three cogeneration facilities and one briquette facility, output from these mines supply lignite to the Schkopau power station and other facilities. The total output of the new Schleenhain mine will be dedicated to the new 1600 MW Lippendorf power station. MIBRAG is currently supplying coal for the existing Lippendorf and Thierbach power generation facilities, but they are expected to close in 1999 when the new Lippendorf facility is scheduled to commence operations.

   In addition to its power generation and coal mining operations, MIBRAG owns and operates two briquette manufacturing plants and a coal dust plant. Operations at the Deuben briquette plant were phased out as anticipated in 1996 due to reduced market demand for briquettes. MIBRAG also partially owns and is the principal customer of a transportation company, an insurance brokerage firm, a briquette marketer, a waste disposal and management company, a ground water consulting company and an environmental consulting company.

   MIBRAG is restricted from selling or transferring certain assets without the consent of the German government, generally for a period ending not earlier than January 2004. Even if consent is obtained, MIBRAG is obligated to pay a portion of the proceeds of any sale or transfer of such assets consummated before January 2004 to the German government.

   To the extent liabilities arise with respect to environmental conditions existing at the time of the acquisition, MIBRAG is indemnified by the German government, subject to certain limitations. The German government has also agreed to indemnify MIBRAG in respect of certain liabilities arising from claims for the restitution of property allocated to MIBRAG.


   MIBRAG has entered into several long-term loan agreements with the Kreditanstalt fur Wiederaufbau ("KfW"), which is the German government economic development bank. Approximately DM 126.7 million ($72.6 million as of June 30, 1997) of these loans relate to the construction of the Wahlitz power station and were assumed as part of the MIBRAG acquisition on January 1, 1994. In January 1996, MIBRAG borrowed an additional DM 94.5 million ($54.1 million as of June 30, 1997) from KfW and DM 198.0 million ($113.4 million as of June 30, 1997) from a group of private investors. The proceeds from these loans are being used in respect of the refurbishment of the Schleenhain mine. These loans are payable out of project revenues over a period of 13 years and are non-recourse to the three sponsors. Additional acquisition payments are due to the German government in the form of premiums based on the quantity of lignite and briquettes sold. MIBRAG has also borrowed an additional DM 90 million ($51.6 million as of June 30, 1997) from the KfW to partially finance the modernization and refurbishment of the Deuben and Mumsdorf plants, particulary the cost of bringing them into compliance with environmental requirements. This loan is also non-recourse to the sponsors.

   NRG's equity in earnings from its interest in MIBRAG was $19.4 million in the year ended December 31, 1994 (reflecting a full twelve months of operations). NRG's equity in earnings in MIBRAG for the twelve months ended December 31, 1995, was $22.2 million, and for the same period in 1996 was $13.0 million. Similarly, equity in earnings for the first half of 1997 was $4.5 million, while the first half of 1996 was $4.9 million. Earnings from MIBRAG decreased in 1996 and are expected to continue to decrease in 1997 and 1998 due to mine refurbishments and reduced coal sales. However, in 1999, coal sales are expected to increase substantially with the scheduled startup of the first of two 800 MW Lippendorf generating units.


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

   MIBRAG's results of operations, which are reported under German accounting rules, are adjusted for purposes of NRG's financial statements to reflect GAAP. Such adjustments include, among others, adjustments for differences in reporting of depreciation expense, mining reserves, vacation reserves and maintenance reserves.

   The following chart represents the ownership structure of MIBRAG and
Schkopau:

                               GRAPHIC OMITTED


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
  COBEE

   In December 1996, NRG acquired an interest in Compa|fnia Boliviana de Energia Electrica S.A. -- Bolivian Power Company Limited ("COBEE"), the second largest generator of electricity in Bolivia. The acquisition was consummated through a Netherlands corporation, Tosli Investments B.V. ("Tosli"), which is jointly owned by subsidiaries of NRG (60%) and Vattenfall AB of Sweden (40%). On December 19, 1996, Tosli completed a successful tender offer for the shares of COBEE, which were listed on the New York Stock Exchange, acquiring 96.6% of COBEE's outstanding common shares for a total of $175 million. COBEE shares were delisted in January 1997.


   Tosli financed its acquisition of COBEE in part using the proceeds of a $49.6 million bridge loan arranged by Morgan Grenfell & Co. Limited, as administrative agent. The unpaid principal amount of that loan of $30 million was repaid in full on June 19, 1997 using the proceeds of a loan from NRG to Tosli. On August 13, 1997, COBEE entered into a Credit Agreement with Corporacion Andina de Fomento (the "CAF Financing") for $75 million to fund the completion of the Zongo Project, as described below. Upon funding of the CAF Financing, COBEE will declare and pay a dividend to Tosli and COBEE's minority shareholders. The dividend received by Tosli will be used to pay the amounts due on the NRG loan.


   Upon Tosli's acquisition of COBEE, the COBEE board of directors was reconstituted to include nine members, including four designees of NRG, three designees of Vattenfall and two outside directors. In addition, in December 1996, the Chief Executive Officer of NRG was elected as chairman of the board of directors and chief executive officer of COBEE.


   COBEE generates and transmits electricity in La Paz and Oruro, Bolivia, and owns 14 generating facilities representing an installed capacity of approximately 153 MW. These facilities consist of 136 MW of hydroelectric capacity and 17 MW of gas peaking capacity. During 1996, COBEE had electricity sales of $20 million. In 1996, two distribution companies, Electropaz and ELF, accounted for approximately 69% and 16%, respectively, of COBEE's revenues. The remaining COBEE revenues are derived from sales on the spot market.


   COBEE has entered into an Electricity Supply Contract with Electropaz which provides that COBEE shall supply Electropaz with all of the electricity that COBEE can supply, up to the maximum amount of electricity required by Electropaz to supply the requirements of its distribution concession. This Electricity Supply Contract expires in December 2008. COBEE has entered into a substantially similar contract with ELF. Electropaz and ELF are both wholly-owned subsidiaries of Ibedrola S.A., a Spanish utility company. All payments by Electropaz and ELF are in local currency, tied to the value of the U.S. dollar.

   COBEE operates its electric generation business under a 40-year Concession granted by the Government of Bolivia in 1990, as most recently amended in March 1995. Under this Concession, COBEE is entitled to earn a return of 9% after all operating expenses, depreciation, taxes and interest expense, calculated on its U.S. dollar rate base, consisting of net fixed assets at historical cost in U.S. dollars and working capital and materials up to certain limits. The Bolivian Electricity Code also provides for the adjustment of rates to compensate COBEE for any shortfall or to recapture any excess in COBEE's actual rate of return during the previous year. COBEE periodically applies to the Superintendent of Electricity for rate increases sufficient to provide its 9% rate of return based on COBEE's current operating results and its projection of future revenues and expenses.


   Its Concession also obligates COBEE to expand its hydroelectric generation capacity. As a result, COBEE has an additional 65 MW of new hydroelectric facilities under construction in the Zongo Valley. This expansion, which COBEE refers to as the "Zongo Project," consists of adding new generation facilities and modernizing existing facilities in the Zongo Valley and constructing transmission lines to transmit the increased generation capacity. The Zongo Project is scheduled to be completed in 1998 and is expected to add a total of 65 MW to COBEE's generating capacity.


   Under the terms of the Concession, COBEE also has the right to expand its facilities in the Miguillas Basin (the "Miguillas Project") which, if completed, would add over 200 MW of generation capacity. In accordance with its obligations under the Concession, in late 1995 COBEE presented to the Government

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a technical-economic feasibility study. COBEE fully expects to proceed with the construction of Miguillas in accordance with a proposal and schedule submitted to the Bolivian government in December 1996. COBEE's proposal still awaits regulatory approval from the Superintendent of Electricity in Bolivia.

   There can be no assurance that any or all of the projects under development by COBEE will be completed.


   Equity in earnings from COBEE were $0.1 million for the twelve days ended December 31, 1996 and $0.8 million for the six months ended June 30, 1997. For the period ended June 30, 1997, NRG received $6.7 million from its sale of a portion of its investment in COBEE. NRG intends to sell down its ownership in COBEE to less than 50%.


  KLADNO

   The Energy Center Kladno project, located in Kladno, the Czech Republic, consists of two distinct phases. In 1994, NRG acquired an interest in the existing coal-fired electricity and thermal energy generation facility that can supply 28 MW of electrical energy and 150 MWt of steam and heated water. This plant has historically supplied electrical energy to a nearby industrial complex which includes the Poldi Steel works (which is currently shut down and undergoing reorganization), and to Stredoceska Energeticka ("STE"), the local regional electric distribution company. In addition, the existing plant supplies steam and heated water to the industrial complex and to the City of Kladno. NRG's interest in the existing project is 34%.

   The second phase is the expansion of the existing project by the addition of 354 MW of new capacity, 282 MW of which will be coal-fired and 72 MW of which will be gas-fired. As a part of this effort, the existing plant will be refurbished.

   The existing project is owned by a company called Energy Center Kladno ("ECK"), in which NRG owns 34%, El Paso Energy International Company ("El Paso") owns 19% and local partners own the balance of 47%. The expansion project is held separately through ECK Generating ("ECKG"), a Czech limited liability company of which 89% is owned by a Netherlands company called Matra Powerplant Holding B.V. ("Matra") and 11% is owned by STE. NRG owns 65% of Matra and El Paso owns the remaining 35%. As a result, NRG has a net ownership interest in the expansion plant of 57.85%. Each of NRG and El Paso has granted Nations Energy (a subsidiary of Tucson Electric) an option to acquire 15% of Matra at any time before May 1998. If Nations Energy does not exercise its option with NRG, NRG intends to sell down its interest in Matra until its ownership interest in ECKG is less than 50%.

   ECK has leased all of the existing power generation facilities to ECKG pursuant to a 40-year lease. NRG, through a wholly-owned subsidiary, has responsibility for operating both the ECK assets and the new facilities. During construction ECKG will continue to service ECK's existing customers. When the new facilities are built ECKG will sell the additional capacity to STE under a 20 year power sales agreement, at a price tied to STE's cost of purchasing power from CEZ, the state-owned power generation entity.

   Construction of the new facilities started in early 1997, and in May 1997 ECKG signed loan documents to provide financing for the project. Construction is currently scheduled to be completed in 1999.


   As of June 30, 1997, capitalized development costs for the Kladno project were $8.7 million. In addition, the purchase price paid by NRG for the acquisition of its interest in ECK has been capitalized to investments in projects.


  LATIN POWER

   Latin Power is an investment fund that was formed in July 1993 to make equity investments in independent power projects in Latin America and the Caribbean. NRG, the International Finance Corporation (a member of the World Bank Group), Corporation Andina de Fomento (a multilateral institution for the Andean region headquartered in Caracas, Venezuela) and CMS Generation Co. (the

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independent power subsidiary of CMS Energy) are the four lead investors in
Latin Power. Each of the four lead investors has committed $25 million to Latin Power and has designated Scudder, Stevens & Clark, Inc. ("Scudder") as the investment manager of the fund.


   As of June 30, 1997, NRG had invested $14.7 million of its $25 million commitment in Latin Power portfolio project investments. NRG has also committed to fund projects in Peru and Colombia, which will be drawn down during 1997 and 1998. For the balance of the $25 million the Latin Power project committee recently approved two investments in power generation facilities in Guatemala and Brazil. NRG's proportional investments in these projects, which have not yet commenced construction, will be approximately $1.9 million and $550,000 respectively.

   Latin Power generally makes equity investments in private sector independent power projects located in Latin America and the Caribbean that sell power under long-term contracts to industrial users or to distribution and transmission companies. The fund also may invest in transmission, distribution or related operations. Latin Power currently holds investments in five projects. The Mamonal project is a 100 MW combined-cycle natural gas-fired power generation facility plant operating near Cartagena, Colombia. The facility is owned by K&M Engineering and Consulting, Bank of Boston, Rockefeller Group and Latin Power, which purchased a limited partnership interest in the partnership that owns the facility in 1994 for $7.6 million. Total project debt is $57 million, which is non-recourse to the facility owners. The Overseas Private Investment Corporation ("OPIC") insurance covers certain political and currency risks.


   In November 1994, Latin Power purchased a 31% interest in the ELCOSA power generation facility in Puerto Cortes, Honduras. ELCOSA is an oil-fired facility with 80 MW of generating capacity, which the facility sells pursuant to a 15-year power purchase agreement to Empresa Nacional de Energia Electrica. The Honduran government has guaranteed the utility's obligations under the power purchase agreement. The Multilateral Investment Guarantee Association is providing insurance for Latin Power's equity investment against expropriation, political violence and certain currency risks.

   In December 1995, Latin Power purchased a 35.1% interest in Jamaica Energy Partners, which owns the 74 MW Dr. Bird floating diesel-fired power generation facility. The facility is installed and operating at Old Harbour on the southern coast of Jamaica near Kingston. Jamaica Public Service Company, Ltd. has signed a 20-year power purchase agreement with Jamaica Energy Partners.


   In July 1996, Latin Power assumed a 14.5% ownership interest in the Aguaytia power project in Peru which, when constructed, will be a 155 MW gas-fired power plant. When completed, Aguaytia will sell its output to the Peruvian power pool.


   In October 1996, Latin Power purchased a 19.5% limited partnership interest in the 199 MW combined cycle Termovalle project near Cali, Colombia. Commercial operation of Phase I (130 MW simple cycle) is expected in August 1997 and of Phase II (199 MW combined cycle) in May 1998. Empresa de Energia del Pacifico (EPSA), a state-owned generation, transmission and distribution company, has entered into a PPA for 160 MW of generating capacity from the project. Industrial purchasers in the Cali area have committed to purchase the remaining power capacity.


   In late 1996, NRG expressed an interest in making an additional investment in Latin Power II, a new Latin Power fund. Assuming NRG formally commits to the Latin Power II investment, NRG's aggregate commitment in Latin Power from $25 million to $32.5 million.

   NRG's equity in earnings from its interest in Latin Power was $1.6 million for the year ended December 31, 1996. For the first half of 1997, these equity in earnings decreased from $1.1 million from the first half of 1996 to $.1 million.


 DOMESTIC PROJECTS

  NRG GENERATING (U.S.) INC. ("NRGG")

   On January 18, 1996, the U.S. Bankruptcy Court for the District of New Jersey awarded NRG the right to acquire a 41.86% equity interest in O'Brien Environmental Energy, Inc. ("O'Brien"), which

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emerged from bankruptcy on April 30, 1996 and was renamed NRGG. NRG holds
41.86% of the common stock of NRGG. The remaining 58.14% of the common stock continues to be held publicly. NRGG has interests in three domestic operating projects with an aggregate capacity of approximately 196 MW. NRGG's principal operating projects include: (a) the 52 MW Newark Boxboard Project (which is owned 100% by a wholly-owned project subsidiary of NRGG), a gas-fired cogeneration facility that sells electricity to JCP&L and steam to Newark Group Industries, Inc.; (b) the 122 MW E.I. du Pont Parlin Project (which is owned 100% by a wholly-owned project subsidiary of NRGG), a gas-fired cogeneration facility that sells electricity to JCP&L and steam to E.I. du Pont de Nemours and Company ("E.I. du Pont"); and (c) an 83% interest in a 22 MW standby/peak sharing facility which provides electricity and standby capabilities for the Philadelphia Municipal Authority. In addition, NRGG has a 33.33% interest in the 150 MW Grays Ferry Project, a gas-fired cogeneration project which is under construction in Philadelphia, Pennsylvania.


   NRG provides NRGG with management and administrative services in connection with day-to-day operations. NRG employees serve as NRG's designees on the board of directors of NRGG. NRG and NRGG also entered into a "Co-Investment Agreement," pursuant to which NRG grants NRGG a right of first offer to acquire from NRG each energy development project first developed or acquired by NRG for which a co-investor is required because of federal or state regulatory restrictions on NRG's ownership. NRG has agreed that, within the three-year period following the closing date of the acquisition of NRGG, a minimum of one or more such projects, having an aggregate equity value of at least $60 million or a minimum power generation capacity of 150 MW, will be so offered. To facilitate NRGG's ability to acquire projects under the Co-Investment Agreement, NRG is obligated to provide financing to NRGG to the extent that NRGG is unable to obtain funds on comparable terms from other sources.


   NRG has also agreed to certain provisions designed to protect the rights of the holders of the equity in NRGG that is not owned by NRG. These provisions include super-majority voting requirements with respect to a merger or sale of all or substantially all of NRGG's assets and certain additional issuances of NRGG stock, the creation of an independent committee of the board of directors of NRGG with authority to, among other things, determine whether NRGG will exercise its right of first offer under the Co-Investment Agreement and a commitment that, for a seven-year period following NRG's investment in NRGG, NRG will not remove or vote against the re-election to NRGG's board of directors of any of the three directors (appointed by Wexford Management Corp. and the Committee of Equity Security Holders) who constitute the independent directors committee.


   NRGG and NRG have entered into various loan agreements. At December 31, 1996, the loan balance due to NRG was $14,388,000 with a maturity date of April 30, 2001.


   NRGG is listed under the symbol "NRGG" in the OTC market. NRGG's closing share price as of September 30, 1997 was $20.75.


   Newark. The 52 MW Newark project, which commenced operation in November 1990, is 100%-owned by NRG Generating (Newark) Cogeneration Inc. ("NRGGN"), a wholly-owned project subsidiary of NRGG. NRGGN is designed to operate continuously and to provide up to 75,000 lbs./hr. of steam to a recycled paper boxboard manufacturing plant owned by Newark Boxboard Company, a subsidiary of Newark Group Industries, Inc., and 52 MW of electricity to JCP&L, each under agreements extending into the year 2015. The power contract provides fixed on-peak and off-peak energy and capacity payments for the base electrical power and fixed capital, fixed operation and maintenance and variable operation and maintenance payments for the dispatchable power. The facility availability in 1996 was in excess of 95%.

   Natural gas for the project is supplied and paid for by JCP&L as a part of its obligations under the terms of the power purchase agreement.

   Parlin. The 122 MW Parlin project, which commenced operation in June 1991, is 100% owned by NRG Generating (Parlin) Cogeneration Inc. ("NRGGP"), a wholly-owned project subsidiary of NRGG. NRGGP provides up to 120,000 lbs./hr. of steam to a manufacturing plant in Parlin, New Jersey owned by E.I. du Pont, under an agreement extending until 2021. In addition, the project sells 41 MW of base

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electric power and up to 73 MW of dispatchable power to JCP&L, under an agreement with an initial term until 2011. The power contract provides fixed on-peak and off-peak energy and capacity payments for the base electrical power and fixed capital, fixed operation and maintenance and variable operation and maintenance payments for the dispatchable power. Finally, the projects sells up to 9 MW of power to NRG Parlin, Inc. ("NPI"), a wholly-owned subsidiary of NRG Energy, Inc. NPI resells this power at retail to E.I. du Pont under an agreement extending until 2011. The facility availability in 1996 was in excess of 95%.

   Natural gas for the project is supplied and paid for by JCP&L as part of its obligations under the terms of the power purchase agreement.

   Both the Newark and the Parlin projects are being operated by Power Operations, Inc., a wholly-owned subsidiary of NRG which assumed the operations and maintenance responsibilities on December 31, 1996, under a six-year operating agreement providing for reimbursement of the operator's costs plus a fee.

   Financing for Newark and Parlin. On May 17, 1996, NRGG's wholly-owned project subsidiaries, NRGGN and NRGGP entered into a Credit Agreement (the "Credit Agreement") with Credit Suisse. The Credit Agreement established provisions for a $155,000,000 15-year loan and a $5,000,000 five-year debt service reserve line of credit. Pursuant to borrowings in May and July of 1996, NRGGN and NRGGP drew the full $155,000,000 available under the Credit Agreement, which is a joint and several liability of NRGGN and NRGGP and will be amortized over a 15-year period as specified under the terms of the Credit Agreement.

   Grays Ferry. NRGG has a 33.3% interest in the 150 MW Grays Ferry Project, which is currently under construction and will, when completed, sell electricity to PECO Energy Company ("PECO") and district heating steam to Trigen-Philadelphia Energy Corporation ("Trigen"). The Grays Ferry Project is being constructed by Westinghouse Electric Corporation ("WEC") pursuant to a fixed price turnkey construction contract. WEC has also made available $15 million in subordinated debt to the project, payable semi-annually after commercial operation and to be repaid in full no later than March 2005. The project is scheduled to go into commercial operation in December 1997. Once in operation, it will be operated by an affiliate of Trigen pursuant to a 25-year operating agreement providing for reimbursement of the operator's costs plus a fee.

   PECO will purchase energy and capacity from the project pursuant to two energy purchase agreements and two capacity purchase agreements, each having a term of 20 years. Gas for the Project will be provided by Aquila Energy Marketing Corporation. The gas sales agreement is tailored so that the project's fuel expenses will track its revenues from sales of electricity. To the extent the actual cost of fuel exceeds revenues received, a tracking account has been established which is payable by the project out of distributable cash flow.

   Construction and term loan project financing for the project and certain letters of credit to support project agreements were provided by The Chase Manhattan Bank, N.A., as agent. This financing is non-recourse to NRG. The maturity date for the term loan is the earlier of March 6, 2013 or the fifteenth anniversary of the term loan conversion date.


   NRG has agreed to fund NRGG's $10 million equity obligation for the Grays Ferry Project. As of October 1, 1997, $4.9 million had been advanced to NRGG by NRG for the Grays Ferry Project. In addition, on August 28, 1997, NRG gave notice of intent to convert $3 million of its loan to NRGG into 396,255 shares of NRGG common stock. Upon the issuance of such shares, NRG will be the owner of 45.21% of the common stock of NRGG.


  NEO CORPORATION

   NEO is a wholly-owned project subsidiary of NRG that was formed to develop small power generation facilities, ranging in size from 1 to 50 MW, in the United States. NEO is currently focusing on the development and acquisition of landfill gas projects and the acquisition of hydroelectric projects.

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   Through the investment vehicle Northbrook Energy, L.L.C. ("Northbrook"),
NEO presently has a 50% interest in nineteen small operating hydroelectric projects, ranging in size from 1 MW to 6 MW and having a total capacity of
39.3 MW. As of March 31, 1997, NEO's total investment in these projects is $4.0 million. NEO also has loaned $3.7 million to Omega Energy Partners, L.L.C. ("Omega") to fund Omega's 50% equity interest in Northbrook. This loan is secured by Omega's project ownership interest.

   NEO also has a 50% interest in twelve operating landfill gas projects, as of September 1, 1997, ranging in size from 1 MW to 8.4 MW and having a total capacity of 40 MW. As of June 30, 1997, NEO's investment in these projects totals $1.9 million. In addition, NEO has ten landfill gas projects in varying phases of development: these projects will range in size from 1 MW to 10 MW and will have a total capacity of approximately 60 MW that is expected to go into commercial operation in 1997 and 1998. NEO expects its total equity requirements for these development projects to be approximately $55 million. NEO also has twenty-one other landfill gas projects in development that it expects to go into commercial operation in 1998. There can be no assurance that the development of any or all of these projects will in fact be successfully completed.

   On September 24, 1997, certain affiliates of NEO entered into a Construction, Acquisition and Term Loan Agreement with Lyon Credit Corporation ("Lyon") for $92 million to fund the construction of the landfill gas collection system and generation facility for certain NEO landfill gas projects in development. The construction loan for each project will convert to a term loan containing a maximum maturity date of ten (10) years. NRG has agreed to provide Lyon with a guarantee during the construction loan period. In addition, NRG has agreed to guarantee the monetization and use of the
Section 29 tax credits generated from the landfill gas projects financed by Lyon through the year 2007.


   An important factor in the after tax return of the landfill gas projects is the eligibility of these projects for Section 29 tax credits. The Section 29 tax credit is available only to projects that produce gas from biomass or synthetic fuels from coal. Landfill gas is produced from biomass for purposes of the Section 29 credit. To qualify for the credit, the facility for producing gas must be placed in service no later than June 30, 1998.


   NEO generated after tax losses of $520,000 in 1996, reflecting heavy development activity. For the six months ended June 30, 1997, NEO has generated after tax earnings of $2.3 million as compared to $75,000 for the same six month period in 1996.


 CADILLAC RENEWABLE ENERGY


   In July 1997, NRG, together with its partner, Decker Energy International, Inc. ("Decker"), acquired a 34 MW wood-fired steam turbine power plant, located in Cadillac, Wexford County, Michigan ("Cadillac"). NRG and Decker acquired the facility and certain other assets from Beaver Michigan Associates Limited Partnership. Electricity from the plant is sold to Consumers Energy under a long-term power purchase agreement. NRG immediately assumed operation of the 20-employee plant, now named Cadillac Renewable Energy, through a wholly-owned subsidiary.


  SUNNYSIDE

   The Sunnyside facility, located in Carbon County, Utah, is a 58 MW waste coal-fired facility that utilizes circulating fluidized bed technology. The Sunnyside facility is owned by Sunnyside Cogeneration Associates ("SCA"), a Utah joint venture, 50% of which is owned by NRG Sunnyside Inc. and 50% of which is owned by B&W Sunnyside L.P., an affiliate of Babcock & Wilcox. Sunnyside Operations Associates, in which affiliates of NRG and Babcock & Wilcox each hold 50% of the partnership interests, performs operations and maintenance services on behalf of SCA. As of December 31, 1996, NRG's investment in SCA was $12.5 million.

   PacifiCorp purchases the energy and capacity generated by the Sunnyside facility pursuant to a power purchase agreement with an initial term expiring in 2023. PacifiCorp is obligated to pay for energy at prices based on PacifiCorp's avoided cost. PacifiCorp is obligated to pay for base capacity, up to 45 MW, at a levelized fixed price, and for additional capacity up to 53 MW, at escalating fixed prices. The

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Sunnyside facility has experienced a shortfall in project cash flow attributable primarily to decreased revenues due to avoided energy rates being significantly lower than originally forecasted. In addition, higher fuel costs than originally forecasted may be incurred in the future.


   These changes in the economic performance of the Sunnyside project have caused NRG to explore options for restoring the Sunnyside project to financial health. In particular, SCA has negotiated with PacifiCorp regarding a potential restructuring of payments under the power purchase agreement, and SCA has discussed a restructuring of the project debt with its bondholders. In the absence of a restructuring of the project's debt, a debt service reserve fund, which has been used to make up cash shortfalls, is expected to be depleted at the end of 1997. There can be no assurances that either PacifiCorp or the bondholders will agree to any restructuring, nor can there be any assurances as to the actions SCA may take when and if the debt service reserve fund is depleted.


  JACKSON VALLEY

   The Jackson Valley cogeneration facility ("Jackson Valley"), located near Ione, California is a 16 MW fluidized bed power generation facility fueled by waste lignite. The Jackson Valley facility is owned and operated by Jackson Valley Energy Partners, L.P., a California limited partnership ("JVEP") in which NRG owns a 2% general partnership interest and a 48% limited partnership interest. The remaining 2% general partnership interest and 48% limited partnership interest are owned by partnerships formed by two individuals. The facility began operation in 1987 and has had a lifetime operating availability in excess of 90%. NRG acquired its interest in Jackson Valley in July 1991.


   Jackson Valley has a long-term power sales agreement with PG&E through to 2016. On April 1, 1995, JVEP reached an agreement with PG&E regarding the partial buy-out of the capacity payments under the PPA. The plant, which had been idle since that date, restarted operations on May 1, 1997, at which time the sale of energy to PG&E recommenced under the amended PPA.

   In connection with its acquisition of the Jackson Valley facility in July 1991, JVEP also acquired a montan wax manufacturing plant, three mineral leases and rights to mine lignite on property near the facility. During the period while the JVEP facility was down, the montan wax plant maintained production by receiving its power requirements from an auxiliary boiler. Litigation is pending with respect to defining the nature and extent of JVEP's rights to waste lignite from one of the several mines that supplies the project with fuel but recent negotiations appear to favor a settlement. However, since the plant is currently receiving and will for the forseeable future receive its waste lignite from several other mines, management believes that it is unlikely that this litigation will have a material adverse effect on the JVEP Partnership.

   JVEP's acquisition of the power generation facility, the montan wax plant and the mineral rights was financed partially through the assumption of indebtedness under a financing facility that was outstanding at the time of the acquisition. The financing facility, which was restructured in 1995 in connection with the partial buyout, and the obligations of JVEP under the PPA, are non-recourse to NRG. The project debt was again restructured in September 1997, providing additional project capital for permitting, litigation and restart expenditures.


  SAN JOAQUIN

   NRG holds a 2% general partnership interest and a 43% limited partnership interest in San Joaquin Valley Energy Partners I L.P. and San Joaquin Energy Partners IV L.P. (together, the "SJVEP Partnerships"). The SJVEP Partnerships separately own the Chowchilla I, Chowchilla II, El Nido and Madera power generation facilities (the "SJVEP Facilities").


   The PPAs with PG&E in respect of the SJVEP Facilities were bought-out by PG&E as part of its program of trying to end long-term power purchase agreements that impose above-market costs. The SJVEP contracts and many others like them were entered into at rates established by the California Public Utilities Commission in the early 1980's, which by 1995 were substantially above the market cost of power. PG&E has tried to buy-out a number of these contracts in order to save money for its

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ratepayers; the price of each buy-out has been negotiated based on the savings that PG&E will realize from terminating that contract. The SJVEP Partnerships agreed to terminate these power purchase contracts in exchange for the payment by PG&E of approximately $116 million. NRG received total pre-tax cash distributions of $41.8 million in 1995 and 1996 after retiring debt on the Facilities and making appropriate reserves. The project termination agreement resulted in a pretax gain of $29.9 million in 1995, at which time NRG received a $14.2 million distribution. An additional $15.7 million of cash was received in 1996. PG&E also paid the Facilities' on-going operating expenses during the time that the buyout was in progress, which accounted for $4.7 million of the total $29.9 million gain in 1995. The distributions to NRG of $14.2 million and $15.7 million were included as cash flow from investing activities in 1995 and 1996, respectively, while all other cash distributions from the project were included in operating cash flow. Litigation is pending regarding the termination of a bio-fuel supply contract in connection with the buy-out. Appropriate reserves have been made and management believes that it is unlikely that this litigation will have a material adverse effect on the SJVEP Partnerships.

   As a result of this buy-out, the SJVEP Facilities have been taken out of service. On December 31, 1996, a contractor for a NEO project purchased the mechanical equipment from the Chowchilla I power generation facility. The SJVEP Partnerships' objective with respect to the other Facilities is to enter into replacement PPAs for the sale of energy and capacity and to resume operation by the end of 1997 or to sell the remaining SJVEP Facilities. No assurance can be given as to whether replacement agreements will be obtained or, if obtained, whether such agreements will be on terms favorable to the SJVEP Partnerships, or if purchasers for the SJVEP Facilities can be secured, or, if secured, whether the terms of their purchases will be favorable to the SJVEP Partnerships.


 STEAM AND CHILLED WATER PRODUCTION, TRANSMISSION AND RELATED SERVICES

  MINNEAPOLIS ENERGY CENTER ("MEC")

   MEC provides steam and chilled water to customers in downtown Minneapolis, Minnesota. MEC currently provides 90 customers with 1.5 billion pounds of steam per year and 30 customers with 37.0 million ton hours of chilled water per year. NRG, through its wholly-owned project subsidiary NRG Energy Center, Inc. ("NRG Energy Center"), acquired MEC in August 1993 for approximately $110 million. MEC's assets include two steam and chilled water plants, three chilled water plants, two steam plants, six miles of steam and two miles of chilled water distribution lines. The MEC plants have a combined steam capacity of 1,323 mmBtus per hour (388 MWt) and cooling capacity of 35,550 tons per hour.

   MEC provides steam and chilled water to its customers pursuant to energy supply agreements which expire at varying dates from December 1997 to March 2017. Historically, MEC has renewed its energy supply agreements as they near expiration. With minor exceptions, these agreements are standard form contracts providing for a uniform rate structure consisting of three components: a demand charge designed to recover MEC's fixed capital costs, a consumption charge designed to provide a per unit margin, and an operating charge designed to pass through to customers all fuel, labor, maintenance, electricity and other operating costs. The demand and consumption charges are adjusted in accordance with the Consumer Price Index ("CPI") every five years.


   NRG Energy Center's acquisition of MEC was financed pursuant to an $84 million senior secured note facility. The notes are 7.31% fixed rate obligations due in 2013, with the principal amortized over the life of the loan and paid quarterly. NRG Energy Center is in the process of renewing and increasing its $10 million master shelf revolving credit facility, which it expects to have in place by the end of October 1997, pursuant to which NRG Energy Center may issue term notes with maturities no later than June 2013. The master shelf revolving credit facility could also provide for up to $5 million of short-term (i.e., less than one year) borrowings. These facilities are recourse only to NRG Energy Center.


   On January 9, 1996, two NRG employees were killed in an accident at MEC that occurred while two steam pipes were being connected. NRG believes that any liability relating to this accident will be adequately covered by insurance policies (which contain customary deductibles).

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  NATS


   In August 1995, NRG purchased from Thermal Ventures, Inc. ("TVI"), a 49% limited partnership interest in each of two district heating and cooling projects, one in San Francisco (San Francisco Thermal Limited Partnership or "SFTLP") and the other in Pittsburgh (Pittsburgh Thermal Limited Partnership or "PTLP"). NRG and TVI then established North American Thermal Systems LLC ("NATS") for the purpose of jointly owning their respective general partnership interests in these two district heating and cooling companies. In 1996, NRG paid $2.8 million to the owners of TVI and made a capital contribution of $500,000 to NATS in exchange for the sale of the 1% general partnership interests in each of PTLP and SFTLP to NATS. NRG and TVI participate equally in SFTLP and in PTLP and each owns 50% of the membership interests in NATS. As of June 1997, NRG's investment in PTLP was $3.9 million and NRG's investment in SFTLP was $5.1 million.


   PTLP and SFTLP are both regulated utilities that operate under tariffs and are rate-regulated. PTLP owns and operates a district heating and cooling system that serves part of downtown Pittsburgh and has peak steam capacity of 240 mmBtus per hour (70 MWt) and 10,180 tons of chilled water per year. PTLP serves 24 customers with 300 million pounds of steam per year and 21 million ton hours of chilled water per year. SFTLP is the sole supplier of steam to downtown San Francisco, which it serves through its district heating system that has steam capacity of 490 mmBtu per hour (144 MWt). SFTLP serves approximately 210 customers with approximately 700 million pounds of steam per year that is used primarily for space and domestic heating and absorption air-conditioning.


   NATS is currently considering the acquisition of several other district heating and cooling companies. NRG has agreed to make additional payments to the principals of TVI of up to an aggregate of $7 million until January 1, 2003 for reaching performance benchmarks of current and future NATS operating entities. There is no assurance that NATS will consummate any additional acquisition.


  SAN DIEGO POWER & COOLING


   NRG purchased the San Diego Power & Cooling Company ("SDPC") on June 25, 1997. The purchase price was $6.7 million, including a note from the seller for $2.7 million, payable over 72 months. The remaining amount, with the exception of a $50,000 contingency, was paid in cash. SDPC serves the cooling needs of fourteen major customers in the downtown San Diego central business district through an underground piping system. SDPC's chilled water capacity is 5,250 tons/hour.

  ROCK-TENN

   Rock-Tenn process steam operation, which is owned and operated by NRG, consists of a five-mile closed-loop steam/condensate line that delivers steam to the Rock-Tenn Company (formerly Waldorf Corporation), a paper manufacturer in St. Paul, Minnesota and has a peak steam capacity of 430 mmBtus per hour (126 MWt). Upon settlement of a 1987 dispute between NORENCO Corporation (a predecessor of NRG) and Waldorf, Waldorf elected to prepay revenues for future steam service. As of June 30, 1997, deferred revenues remaining were $5.4 million. Rock-Tenn's corrugated medium operations are on 24 hour a day, 7 day a week schedule. The corrugated medium operations represent approximately 40% of normal steam sales.

   NRG delivers steam to Rock-Tenn pursuant to a steam sales agreement which expires in 2007. Under the agreement Rock-Tenn is obligated to purchase its total energy needs for its St. Paul, Minnesota facility through June 30, 2007. The agreement does not obligate Rock-Tenn to purchase a minimum quantity of energy. Instead, Rock-Tenn's failure to acquire a certain quantity of energy during a given contract year triggers an NRG right to terminate the agreement, unless Rock-Tenn elects to compensate NRG for the deficit energy usage amount.

   All project debt incurred with respect to the Rock-Tenn line has been repaid. NRG maintains a $1.5 million performance bond with respect to the Rock-Tenn steam line.


  WASHCO

   NRG's Washco steam operation consists primarily of two steam lines and a back-up boiler facility, which were placed in service in 1986. The system has a peak steam capacity of 160 mmBtus per hour (47 MWt).

   Andersen Corporation, a window manufacturer based in Bayport, Minnesota ("Andersen"), purchases approximately 200,000 mmBtus of thermal energy annually pursuant to a new ten-year agreement that expires in April 2007. Andersen is obligated to take or pay for an annual quantity of steam equal to 60% of its total of purchased and self-generated steam, on a cost plus fixed fee basis. The Minnesota Correctional Facility ("MCF"), located at Oak Park Heights, Minnesota, purchases approximately 130,000 mmBtus of thermal energy annually pursuant to an agreement that expires in December 2006. MCF purchases steam based on a fixed facility charge plus an energy charge that escalates annually in accordance with an NSP coal fuel and labor index.

  GRAND FORKS

   NRG's Grand Forks boiler plant facility consists of seven boilers located in Grand Forks, North Dakota that were acquired from NSP in 1990. The system has a peak steam capacity of 105 mmBtus per hour (31 MWt).

   The Grand Forks facility provides approximately 400,000 mmBtus of high temperature water annually to the Grand Forks Air Force Base pursuant to an agreement that expires in September 2000. NRG is paid a fixed capacity price component, a variable price component adjusted annually based on changes in CPI and a fuel component that is a pass-through of the facility's fuel costs for high temperature water sold under the agreement.

 RESOURCE RECOVERY FACILITIES

   RDF projects, such as NRG's Newport facility and NSP's Elk River facility, historically were assured adequate supply of waste through state and local flow control legislation, which directed that waste be disposed of in certain facilities. In May 1994, the United States Supreme Court held that such waste was a commodity in interstate commerce and, accordingly, that flow control legislation that prohibited shipment of waste out of state was unconstitutional. Since this ruling, the RDF facilities owned or operated by NRG have faced increased competition from landfills in surrounding states. As a result of such competition, MSW processed at the Newport facility decreased by approximately 5% in 1995, from approximately 378,000 tons in 1994 to 360,000 tons in 1995. In 1996, however, due to assistance from NRG and a reduction in tipping fees under contracts entered into between haulers and Ramsey and Washington Counties (the "Counties"), waste deliveries reversed their downward trend. In the absence of valid flow control legislation, there can be no assurance that this improved trend will continue. Various legislative proposals have been considered, including legislation that would provide relief to existing RDF facilities. No assurance can be given that such legislation will be adopted.

  NEWPORT


   NRG's Newport resource recovery facility, located in Newport, Minnesota, can process over 1,500 tons of MSW per day, 92% of which is recovered as RDF or other recyclables and reused in power generation facilities in Red Wing and Mankato, Minnesota. The Newport facility, which was originally constructed and operated by NSP, was transferred to NRG in 1994. NRG owns 100% of and operates and maintains the Newport facility.

   The construction of the Newport facility was financed through the issuance by the Counties of tax exempt variable rate resource recovery revenue bonds, which have subsequently been converted to fixed rate resource recovery revenue bonds with annual maturities each December through to 2006. The proceeds of such bond issuance were loaned by the Counties to NSP, which agreed to pay to the Counties amounts sufficient to pay the debt service on the bonds. NRG issued a separate note to NSP in an original principal amount of approximately $10 million as part of the consideration for the purchase of the facility from NSP. As of June 30, 1997, $19.8 million was outstanding on the Counties' loan to NSP and $8.4 million was outstanding under NRG's note to NSP.


   Pursuant to service agreements with the Counties, which expire in 2007, NRG processes a minimum of 280,800 tons of MSW per year and receives service fees based on the amount of waste processed, pass-through costs and certain other factors. NRG is also entitled to an operation and maintenance fee, which is designed to recover fixed costs and to provide NRG a guaranteed amount for operating and maintaining the facility for the processing of 750 tons per day of MSW, whether or not the Counties deliver such waste for processing.


   To increase MSW flows and improve facility competitiveness, the Counties reduced tipping fees charged to haulers under long-term delivery contracts. The tip fee reduction became effective as of June 1, 1996 and is effective under those contracts until the end of 1998. MSW deliveries for the six months ended June 30, 1997 were 17% higher than the same period in 1996.


   Minnesota Waste Processors L.L.C. ("Minnesota Waste Processors"), a limited liability company which is 50% owned by each of NRG and LJP Enterprises, Inc., collects MSW from several cities in southern Minnesota for processing at the Newport facility. NRG also uses Minnesota Waste Processors' primary asset, a large warehouse, as a temporary RDF storage facility to enable more efficient utilization of RDF as a feedstock to NSP's Wilmarth generating plant. The $2 million storage and transfer warehouse owned by Minnesota Waste Processors has been financed through a loan from NRG to Minnesota Waste Processors. In the event of a default on such loan, NRG's recourse likely would be limited to foreclosure on the warehouse.

  ELK RIVER

   Since 1989, NRG has operated the Elk River resource recovery facility located in Elk River, Minnesota, which can process over 1,500 tons of MSW per day, 90% of which is recovered as RDF or other recyclables and reused in power generation facilities in Elk River and Mankato, Minnesota. NSP owns 85% of the Elk River facility, and United Power Association owns the remaining 15%.

   Pursuant to service agreements between NSP and each of Anoka County, Hennepin County, Sherburne County in Minnesota and the Tri-County Solid Waste Management Commission in Minnesota (the "NSP Service Counties"), all of which expire in 2009, NSP is obligated to process a maximum of 450,000 tons of MSW per year and is entitled to receive service fees based on the amount of waste processed, pass-through costs, revenues credited to the NSP Service Counties and certain other factors. NSP is also entitled to an operation and maintenance fee, which is designed to recover fixed costs and to provide NSP a guaranteed amount for operating and maintaining the facility for the processing of 214,900 tons of waste, whether or not the NSP Service Counties deliver such waste for processing.

   NRG also provides ash storage and disposal for the Elk River facility at NSP's Becker ash disposal facility, an approved ash deposit site adjacent to NSP's Sherburne County generating facility near Becker, Minnesota. NRG operates the Becker facility on behalf of NSP. Pursuant to an ash management services agreement between NSP and the NSP Service Counties, the NSP Service Counties pay an ash disposal fee based on the amount of ash disposal, pass-through costs and certain other factors.


   Prior to 1996, NRG managed Elk River and Becker Ash on behalf of NSP under a cost reimbursement arrangement. NRG did not earn a profit with respect to providing such services. As of January 1, 1996, NRG entered into an operation and maintenance agreement with NSP with respect to the Elk River Facilities, under which NRG receives a base management fee and is reimbursed for costs it has incurred. The operation and maintenance agreement also provides for a management incentive fee payable to NRG, based upon the financial performance of the Elk River Facilities.

   In 1996 NRG earned a total management fee of $1.5 million, in addition to reimbursed expenses. Management fees for the six months ended June 30, 1997, totalled $633,000 compared to $508,000 for the same period in 1996.

PRINCIPAL CUSTOMERS OF OPERATING SUBSIDIARIES

   Customers accounting for more than 10% of NRG's operating revenues (which exclude equity in earnings of projects) in each of the last two fiscal years were as follows:

                                          YEAR ENDED
                                         DECEMBER 31,
                                       ----------------
                                         1995    1996
                                       ------- -------
                                        (IN MILLIONS)
Ramsey and Washington Counties,
 Minnesota (Resource Recovery)  ......  $20.6    $20.8
Waldorf Corporation (Thermal Energy)     10.0     10.1

PROPERTIES

   In addition to NRG's properties listed under the heading "Business -- Description of NRG's Projects," NRG leases its offices at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403, under a five-year lease that expires in June 2002.

   NRG believes that its facilities and properties have been satisfactorily maintained, are in good condition, and are suitable for NRG's operations.

LEGAL AND ADMINISTRATIVE PROCEEDINGS

   NRG experiences routine litigation in the course of its business. Management is of the opinion that none of this routine litigation will have a material adverse effect on the consolidated financial condition of NRG.

EMPLOYEES


   At June 30, 1997, NRG employed 842 people, approximately 307 of whom are employed directly by NRG and approximately 535 of whom are employed by its wholly-owned subsidiaries. Approximately 550 employees are covered by collective bargaining agreements.

                                  REGULATION

   NRG is subject to a broad range of federal, state and local energy and environmental laws and regulations applicable to the development, ownership and operation of its United States and international projects. These laws and regulations generally require that a wide variety of permits and other approvals be obtained before construction or operation of a power plant commences and that, after completion, the facility operate in compliance with their requirements. NRG strives to comply with the terms of all such laws, regulations, permits and licenses and believes that all of its operating plants are in material compliance with all such applicable requirements. No assurance can be given, however, that in the future all necessary permits and approvals will be obtained and all applicable statutes and regulations complied with. In addition, regulatory compliance for the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of project value if projects cannot function as planned due to changing regulatory requirements or local opposition. Furthermore, there can be no assurance that existing regulations will not be revised or that new regulations will not be adopted or become applicable to NRG which could have an adverse impact on its operations.

   In particular, the independent power market in the United States, Australia and other countries is dependent on the existing regulatory and ownership structure, and while NRG strives to take advantage of the opportunities created by such changes, it is impossible to predict the impact of those changes on NRG's operations. Further, NRG believes that the level of environmental awareness and enforcement is growing in most countries, including most of the countries in which NRG intends to develop and operate new projects. Therefore, based on current trends, NRG believes that the nature and level of environmental regulation to which it is subject will become increasingly stringent. NRG's policy is therefore to operate its projects in accordance with environmental guidelines adopted by the World Bank and applicable local law.

ENERGY REGULATION IN THE UNITED STATES

   The enactment of PURPA in 1978 provided incentives for the development of Qualifying Facilities or "QFs", which were basically cogeneration facilities and small power production facilities that utilized certain alternative or renewable fuels. The passage of the Energy Policy Act in 1992 further encouraged independent power production by providing certain exemptions from regulation for EWGs and "foreign utility companies" ("FUCOs").

   All of NRG's domestic projects are currently Qualifying Facilities under PURPA, except for Parlin which is an EWG. These QF projects are as follows:
Sunnyside, Jackson Valley, Artesia, all of the NRGG Facilities (except for Parlin) and all of the NEO Facilities. QF status conveys two primary benefits. First, regulations under PURPA exempt Qualifying Facilities from PUHCA, most provisions of the Federal Power Act and the state laws concerning rates of electric utilities, and financial and organizational regulations of electric utilities. Second, FERC's regulations under PURPA require that (1) electric utilities purchase electricity generated by QFs at a price based on the purchasing utility's full avoided cost of producing power, (2) the electric utilities must sell back-up, interruptible, maintenance and supplemental power to the QF on a non-discriminatory basis, and (3) the electric utilities must interconnect with any QF in its service territory, and if required transmit power if they do not purchase it.

   NRG endeavors to acquire, develop and operate its domestic plants, monitor regulatory compliance by such plants and choose its customers in a manner that minimizes the risk of those plants losing their QF status. However, the occurrence of events outside NRG's control, such as loss of a cogeneration plant's steam customer, could jeopardize QF status. While a plant usually would be able to react in a manner to avoid the loss of QF status by, for example, replacing the steam customer or finding another use for the steam which meets PURPA's requirements, there is no certainty that such action, if possible, would be practicable or economic. In the alternative, NRG could attempt to avoid regulation under PUHCA by qualifying the project as an EWG, as is the case with the NRGG Parlin cogeneration facility. However, this change may not be permitted under the terms of the applicable power purchase agreement, and even if it were, the plant would then be subject to rate approval from the FERC.

   While it is unlikely that one of NRG's plants would actually lose its status as a QF and not become an EWG, if that did occur, NRG would in all likelihood have to cease operation of that plant or sell the plant to an unaffiliated third party if NRG could not restore QF status after a reasonable cure period. If it continued to operate, the project subsidiary holding that plant would lose the exemptions outlined above and would become an electric utility or EWG. This could result in NRG inadvertently becoming a "public utility holding company" under PUHCA by owning more than 10% of the voting securities of an electric utility. Loss of QF status on a retroactive basis could also lead to, among other things, fines and penalties being levied against NRG and its project subsidiaries, defaults under the power purchase agreement and resulting claims by the utility customer for the refund of previous payments, and defaults under financing agreements.

   Currently, Congress is considering proposed legislation that would amend PURPA by eliminating the requirement that utilities purchase electricity from QFs at prices based on the purchasing utility's avoided cost. NRG does not know whether such legislation will be passed or what form it may take. NRG believes that if any such legislation is passed, it would apply to new projects only and thus, although potentially impacting NRG's ability to develop new domestic QF projects, it would not affect NRG's existing QF projects. There can be no assurance, however, that any legislation passed would not adversely impact NRG's existing domestic projects.

   In any case, NRG anticipates that most of its future domestic development activities will focus on the development of EWGs rather than QFs. An EWG is an entity that is exclusively engaged, directly or indirectly, in the business of owning or operating facilities which are exclusively engaged in generating and selling electric energy at wholesale. An EWG will not be regulated under PUHCA, but is subject to FERC and state public utility commission regulatory reviews, including rate approval.

   In its future development and acquisition of domestic projects, NRG may also be subject to regulation by the FERC if NRG wheels electricity to purchasers other than the local utility to which the plant is interconnected. Although wheeling arrangements are generally voluntary, the FERC regulates the rates, terms and conditions for electricity transmission in interstate commerce. Currently, none of NRG's projects requires the wheeling of electricity over power lines owned by others.

   If it develops or acquires domestic EWGs rather than QF's in the future, NRG may also be subject to some regulation by state public utility commissions ("PUCs"), because EWGs do not enjoy the same statutory and regulatory exemptions from state regulation as was granted to QF's. In fact, however, since EWGs are only allowed to sell power at wholesale, their rates must receive initial approval from the FERC rather than the states. But in areas outside of rate regulation (such as financial or organizational regulation), some state utility laws may give their PUCs broad jurisdiction over non-QF independent power projects that sell power in their service territories, including EWGs. The actual scope of that jurisdiction over independent power projects varies significantly from state to state, depending on the law of that state. In addition, many states are implementing or considering regulatory initiatives designed to increase competition in the domestic power generating industry and increase access to electric utilities' transmission and distribution systems for independent power producers and electricity consumers. At the same time, electric utility companies themselves are considering a variety of restructuring proposals, including mergers, acquisitions and divestitures of one or more lines of business. NRG believes that the training and experience of many of its employees in the electric utility industry have prepared it to take advantage of these many changes in the industry. However, NRG cannot predict the final form or timing of these changes in the domestic utility industry or the results of these changes on its operations.

ENVIRONMENTAL REGULATIONS -- UNITED STATES

   The construction and operation of power projects are subject to extensive environmental protection and land use regulation in the United States. These laws and regulations often require a lengthy and complex process of obtaining licenses, permits and approvals from federal, state and local agencies. If such laws and regulations are changed and NRG's facilities are not grandfathered, extensive modifications to project technologies and facilities could be required.

   Based on current trends, NRG expects that environmental and land use regulation will continue to be stringent. Accordingly, NRG plans to continue a strong emphasis on the development and use of "best-available" control technology, as required under the Clean Air Act and Clean Water Act, to minimize the environmental impact of its operations.

   All of NRG's domestic facilities perform at levels equal to or better than applicable federal performance standards mandated for such plants under the Clean Air Act. NRG believes that technology currently installed at NRG's projects should uniformly meet or exceed reasonably available control technology (RACT). In addition, all of NRG's current domestic operating plants are by statute generally exempt from or unaffected by the provision of the 1990 amendments to the Clean Air Act (the "1990 Amendments"), which require most power plants to purchase sulphur dioxide allowances. In the future, the plants NRG expects to develop in the United States will continue to rely on "clean (low sulfur) coal," sulphur dioxide removal technology or natural gas technology. Accordingly, NRG believes that the additional costs of obtaining the number of allowances needed for future projects should not materially affect NRG's ability to develop such projects.

   The 1990 Amendments also provide an extensive new operating permit program for existing sources. Because all of the existing NRG facilities (with the exception of the NATS facilities) were permitted under the Prevention of Significant Deterioration or other New Source Review program, NRG currently expects that the permitting impact under the 1990 Amendments to be minimal. NATS currently is evaluating whether any of its facilities will require modification. NRG anticipates that the costs of applying for and obtaining operating air permits will not be material. NRG may need to upgrade continuous emission monitoring systems at some plants, however, and permit fees will increase operating expenses.

   The hazardous air pollutant provisions of the 1990 Amendments presently exclude electric steam generating facilities, such as NRG's plants. Until studies of the emissions from such facilities are completed and Congress either amends the Clean Air Act further or the EPA promulgates regulations in connection therewith, the nature and extent of federal hazardous air pollutants emissions restrictions which will be applied to NRG's plants and other electric steam generating facilities will remain uncertain.

   NRG has received notices of violation and fines totaling approximately $250,000 from the New Jersey Department of Environmental Protection ("NJDEP") in connection with certain technical and record keeping violations under the Clean Air Act at the former O'Brien Energy facilities in New Jersey. NRG detected and voluntarily disclosed these violations to the NJDEP shortly after NRG's acquisition of its interest in the O'Brien facilities. Because NRG did not receive any economic advantage from these violations and disclosed them promptly and voluntarily, NRG has recently filed administrative proceedings seeking forgiveness of the fines. In addition, NRG believes that the former operator of these facilities is contractually responsible for payment of any fines that are assessed, because the violations occurred during a time when that third-party operator managed the facilities.

   Existing NRG facilities are also subject to a variety of state and federal regulations governing existing and potential water/wastewater discharges from the facilities. Generally, federal regulations promulgated through the Clean Water Act govern overall water/wastewater discharges, through NPDES permits. Under current provisions of the Clean Water Act, existing permits must be renewed every five years, at which time permit limits are extensively reviewed and can be modified to account for changes in regulations. In addition, the permits have re-opener clauses which the federal government can use to modify a permit at any time. NRG does not anticipate, however, that any change in permit limits pursuant to these provisions of the Clean Water Act would affect significantly the profitability of NRG's facilities.

   Congress is considering whether to re-authorize the Clean Water Act, with reauthorization focusing on toxic discharges, receiving water body biological monitoring requirements, bioassay requirements, additional controls on stormwater runoff, and water quality standards and enforcement provisions. It is uncertain whether the Clean Water Act will become more or less stringent after re-authorization. If the Clean Water Act becomes more stringent, NRG facilities may be required to retrofit existing wastewater treatment facilities for metals removal and to budget for additional monitoring requirements and toxicity reduction evaluations. NRG does not expect the impact of these additional expenses to affect significantly the profitability of the facilities.

   There can be no assurance that existing laws and regulations will not be revised or that new regulations will not be adopted or become applicable to NRG which could have an adverse impact on its operations.

ENVIRONMENTAL REGULATIONS -- INTERNATIONAL

   Although the type of environmental laws and regulations applicable to independent power producers and developers varies widely from country to country, many foreign countries have laws and regulations relating to the protection of the environment and land use which are similar to those found in the United States. Laws applicable to the construction and operation of electric power generation facilities in foreign countries generally regulate discharges and emissions into water and air, and also regulate noise levels. Air pollution laws in foreign jurisdictions often limit the emissions of particles, dust, smoke, carbon monoxide, sulfur dioxide, nitrogen oxides and other pollutants. Water pollution laws in foreign countries generally limit wastewater discharges into municipal sewer systems and require treatment of wastewater so that it meets established standards. New projects and modifications to existing projects are also subject, in many cases, to land use and zoning restrictions imposed in the foreign country. In addition to the requirements currently imposed by a particular country, certain lenders to international development projects may impose their own requirements relating to the protection of the environment.

   NRG believes that the level of environmental awareness and enforcement is growing in most countries, including most of the countries in which NRG intends to develop and operate new projects. Therefore, based on current trends, NRG believes that the nature and level of environmental regulation to which it is subject will become increasingly stringent. NRG's policy is to operate its projects at least in accordance with environmental guidelines adopted by the World Bank and applicable local law.

GERMAN REGULATIONS

   Both the Schkopau Power Station and MIBRAG are subject to the energy and environmental laws and regulations of Germany. German environmental laws conform to European Union standards. In addition, MIBRAG is governed by German mining laws and regulations.

 ENVIRONMENTAL REGULATIONS

   The Schkopau facility is designed to comply with all applicable German laws and regulations, including, without limitation, environmental and land use laws and regulations. The power purchase agreement between Saale Energie and VEAG provides that any future changes in law that may affect the cost of providing the contracted capacity will lead to adjustment of the price.

   In the case of existing power generating facilities located in eastern Germany, current German environmental laws and regulations are being phased-in in a manner that provides for a gradual step-up of the environmental standards applicable to such facilities. All east German power generating facilities were required to be in full compliance with German environmental laws and regulations by July 1, 1996. MIBRAG's W|f3hlitz, Mumsdorf and Deuben facilities have been retrofitted and are presently in full compliance with these laws and regulations The power purchase agreement between MIBRAG and WESAG provides that any future changes in the law that may materially affect the cost of generating power will reopen the price.

 ENERGY REGULATIONS

   The Schkopau facility and all three power generating facilities of MIBRAG are permitted to generate and sell energy to their present customers pursuant to current German energy laws and regulations. Should the Schkopau facility or any of the MIBRAG power generating facilities wish to sell to additional customers, this would require further regulatory approval.

   The German government currently is considering substantially amending the German Energy Resources Act of 1936. The bill currently before the German Parliament will not affect the regulatory status of the Schkopau or MIBRAG facilities. However, it is not possible at present to determine whether the bill will be enacted in its current form or whether an amendment, if enacted, would have an adverse effect on the regulatory status of those facilities.

   The current German government has dismissed plans to enact an energy related tax or other surcharge. However, certain political factions in Germany and within the European Union continue to press for such a tax or surcharge. There can be no assurance that such a tax or surcharge will not be enacted in the future.

 MINING REGULATIONS

   MIBRAG owns the mining rights to the Profen and Schleenhain mines and leases mining rights to the Zwenkau mine. MIBRAG currently is operating all three of its mines in compliance with current German mining regulations.

AUSTRALIAN REGULATIONS

   The electricity sector in Queensland is regulated primarily under the Electricity Act. The Electricity Act was recently amended to provide for independent generation and the licensing of independent generators by the Regulator General. Pursuant to the Electricity Act, the State Minister for Energy and the Regulator General have the authority to promulgate regulations governing the Queensland electricity industry.

   In Victoria, the primary laws providing for the economic regulation of the Victorian electricity industry are the Electricity Industry Act 1993 (Vic) and the Office of the Regulator-General Act 1994 (Vic). The ongoing regulation of the Victorian electricity industry is the responsibility of the Office of the Regulator-General, an independent regulatory body established under the Office of the Regulator-General Act.

   Environmental management in Victoria is primarily governed by the Environment Protection Act 1970 (Vic). The primary control instruments under the EPA are licenses issued by the Environment Protection Authority (the environmental regulatory agency established under the EPA). The EPA was amended in 1990 and now provides for severe penalties for company directors, managers and employees in cases of gross environmental misconduct.

   Although discussed in Victoria, it is considered unlikely that a carbon tax will be introduced in the foreseeable future. Even if one is introduced, the tax would have to operate at very high levels before it could significantly affect Loy Yang's competitiveness in the wholesale electricity market.

                                  MANAGEMENT


   The name, age and title of each of the directors and executive officers of NRG as of October 1, 1997 are as set forth below.



 NAME                   AGE                            TITLE
---------------------  ----- --------------------------------------------------------
David H. Peterson  ...   56  Chairman of the Board, President, Chief Executive
                             Officer
                             and Director
Gary R. Johnson ......   50  Director
Cynthia L. Lesher  ...   49  Director
Edward J. McIntyre  ..   46  Director
John A. Noer..........   51  Director
Leonard A. Bluhm  ....   51  Executive Vice President and Chief Financial Officer
James J. Bender ......   40  Vice President and General Counsel
Valorie A. Knudsen  ..   41  Vice President, Finance
Craig A. Mataczynski     37  Vice President, U.S. Business Development
Robert McClenachan  ..   46  Vice President, International Business Development
Louise T. Routhe  ....   41  Vice President, Human Resources and Administration
Ronald J. Will .......   57  Vice President, Operations and Engineering
Brian B. Bird.........   35  Treasurer
David E. Ripka .......   48  Controller
Michael J. Young  ....   40  Corporate Secretary


   David H. Peterson has been Chairman of the Board of NRG since January 1994, Chief Executive Officer since November 1993, President since 1989 and a Director since 1989. Mr. Peterson was also Chief Operating Officer of NRG from June 1992 to November 1993. Prior to joining NRG, Mr. Peterson was Vice President, Non-Regulated Generation for NSP, and he has served in various other management positions with NSP during the last 20 years.

   Cynthia L. Lesher has been a Director of NRG since July 1996 and became President of NSP Gas in July 1997. Prior to July 1997, Ms. Lesher was Vice President-Human Resources of NSP since March 1992 after serving as Director of Power Supply-Human Resources since 1991. Ms. Lesher became Area Manager, Electric Utility Operations, in 1990, and previously served as Manager, Metro Credit, and Manager, Occupational Health and Safety. Prior to joining NSP, Ms. Lesher was a training and development consultant at the Center for Continuing Education in Minneapolis. From 1970 to 1977, she held a variety of positions with Multi Resource Centers, Inc., also in Minneapolis.

   Gary R. Johnson has been a Director of NRG since February 1993, Corporate Secretary of NSP since April 1994 and Vice President and General Counsel of NSP since October 1991. Prior to October 1991, Mr. Johnson was Vice President-Law of NSP from December 1988, acting Vice President from September 1988 and Director of Law from February 1987.

   Edward J. McIntyre has been a Director of NRG since May 1992 and Vice President and Chief Financial Officer of NSP since January 1993. Mr. McIntyre has also been a director of NSP subsidiaries Viking Gas Transmission Company since June 1993, Eloigne Company since August 1993 and First Midwest Auto Park, Inc. since September 1993, and Cenerprise since September 1994, where he served as Chairman from 1994 to 1996. Mr. McIntyre served as President and Chief Executive Officer of NSP-Wisconsin, a wholly owned subsidiary of NSP, from July 1990 to December 1992, and he has served in various other management positions with NSP during the last 20 years.

   John A. Noer has been a director of NRG since June 1997 and President and CEO of NSP Wisconsin, a wholly owned subsidiary of NSP, since January 1993. Prior to joining NSP Wisconsin, Mr. Noer was President of Cypress Energy Partners, a wholly-owned project subsidiary of NRG, from March 1992 to January 1993. Prior to joining Cypress Energy Partners, Mr. Noer held various management positions with NSP since joining the company in September 1968.

   Leonard A. Bluhm has been Executive Vice President and Chief Financial Officer of NRG since January 1997. Immediately prior to that, he served as the first President and Chief Executive Officer of NRGG, of which he is now Chairman. Mr. Bluhm was Vice President of NRG from January 1993 and Chief Financial Officer May 1993 until assuming his NRGG position. Mr. Bluhm was Chief Financial

Officer of Cypress Energy Partners, a wholly-owned project subsidiary of NRG, from April 1992 to January 1993, prior to which he was Director, International Operations and Manager, Acquisitions and Special Projects of NRG from 1991. Mr. Bluhm previously served for over 20 years in various financial positions with NSP.

   James J. Bender has been Vice President and General Counsel of NRG since June 1997. He served as the General Counsel of the Polymers Division of Allied Signal Inc. from May 1996 until June 1997. From June 1994 to May 1996 Mr. Bender was employed at NRG, acting as Senior Counsel until December 1994 and as Assistant General Counsel and Corporate Secretary from December 1994 to May 1996. Prior to joining NRG in 1994, Mr. Bender was a partner at the Minneapolis law firm of Leonard, Street and Deinard from April 1993 to June 1994 and he served as Corporate Counsel for Pfizer Inc. from August 1989 to April 1993.

   Valorie A. Knudsen has been Vice President, Finance since April 1996, prior to which she served as Controller since August 1993. Prior to joining NRG, Ms. Knudsen served in various managerial accounting positions from November 1987 to July 1993 with Carlson Companies, Inc., where she was responsible for various types of accounting and reporting.

   Craig A. Mataczynski has been Vice President, U.S. Business Development of NRG since December 1994. Mr. Mataczynski served as President of NEO Corporation, NRG's wholly-owned subsidiary that develops small electric generation projects within the United States, from May 1993 to January 1995. Prior to joining NRG, Mr. Mataczynski worked for NSP from 1982 to 1994 in various positions, including Director, Strategy and Development and Director, Power Supply Finance.

   Robert McClenachan has been Vice President, International Business Development of NRG since September 1995, prior to which he was Managing Director, Business Development from June 1992 to September 1995. Mr. McClenachan was also President of NRG Australia, a wholly-owned project subsidiary of NRG, from April 1993 to October 1995. Prior to joining NRG, Mr. McClenachan served as Development Director for Bonneville Pacific Corporation, an independent power production company in Salt Lake City, Utah, from January 1991 to December 1991, and he worked from 1983 to 1991 in various positions for Central Vermont Public Service Corporation, including Vice President, Corporate Development.

   Louise T. Routhe has been Vice President, Human Resources and Administration of NRG since June 1992, prior to which she served as Human Resources Director from January 1992. Prior to joining NRG, Ms. Routhe was self-employed as a Human Resources and Management Consultant from December 1990 to January 1992 and worked as Vice President, Human Resources with First Trust Company, a wholly-owned subsidiary of First Bank System, Inc., from 1987 to 1990. Ms Routhe held various other Human Resources management positions at First Bank System from 1979 to 1987.

   Ronald J. Will has been Vice President, Operations and Engineering of NRG since March 1994, prior to which he served as Vice President, Operations from June 1992. Prior to joining NRG, he served as President and Chief Executive Officer of NRG Thermal, a wholly-owned subsidiary of NRG that provides customers with thermal services, from February 1991 to June 1993. Prior to February 1991, Mr. Will served in a variety of positions with Norenco, a wholly-owned thermal services subsidiary of NRG, including Vice President and General Manager from August 1989 to February 1991.

   Brian B. Bird has been Treasurer of NRG since June 1997, prior to which he was Director of Corporate Finance for Deluxe Corporation in Shoreview, Minnesota from September 1994 to May 1997. Mr. Bird was Manager of Finance for the Minnesota Vikings Professional Football Team from March 1993 to September 1994. Mr. Bird held several financial management positions with Northwest Airlines in Minneapolis, Minnesota from 1988 to March 1993.

   David E. Ripka has been Controller of NRG since March 3, 1997. Prior to joining NRG, Mr. Ripka held a variety of positions with NSP for over 20 years, including Assistant Controller and General Manager of Accounting Operations and Director of Audit Services.

   Michael J. Young has been Corporate Secretary of NRG since June 1996, and also holds the position of Senior Counsel. Prior to joining NRG in May of 1995, Mr. Young was an attorney at Cargill, Incorporated for five years, and an associate at Lindquist & Vennum for three years.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

   Compensation. The following table sets forth the compensation paid or awarded to David H. Peterson, Chairman, President and Chief Executive Officer of NRG, and the other four most highly compensated executive officers of NRG during the last fiscal year (collectively, the "Named Executives") for services rendered in all capacities for the last fiscal year.

                          SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION
                               ------------------------------------------
                                                            OTHER ANNUAL   SECURITIES     ALL OTHER
                                                            COMPENSATION   UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS        (1)          OPTIONS         (2)
-----------------------------  ------ ---------  -------- --------------  ------------ --------------
                                          ($)       ($)         ($)            (#)           ($)
David H. Peterson
 Chairman, President & Chief
 Executive Officer ...........  1996    250,000   81,000                                    3,637
Leonard A. Bluhm (3)
 Executive Vice President &
 CFO .........................  1996    152,333   53,630                    105,000(4)      2,712
Robert McClenachan
 Vice President,
 International
 Business Development ........  1996    150,000   36,201       37,410                       2,712
Ronald J. Will
 Vice President, Operations &
 Engineering .................  1996    147,000   38,667                                    2,712
Craig A. Mataczynski
 Vice President, U.S.
 Business Development ........  1996    145,000   40,343                                    2,712

------------
(1) The amount shown in this column for Mr. McClenachan includes a relocation and foreign assignment premium bonus ($19,616) and the value of the personal use of a company-provided automobile ($7,986).
(2) This column consists of the amounts contributed by NRG to the NSP Retirement Savings Plan ($900) and the Employee Stock Ownership Plan ($1,812.89) for each Named Executive. The column also reflects the value to Mr. Peterson of the remainder of insurance premiums paid under the NSP Officer Survivor Benefit Plan by NRG ($925).
(3) Mr. Bluhm's salary and bonus include amounts paid for his service with NRGG.
(4) These options relate to NRGG common stock. See "Option Grants in Last Fiscal Year."

   The following table sets forth information concerning the exercise of stock options and stock appreciation rights during fiscal 1996 by each of the Named Executives and the fiscal year-end value of unexercised options. Prior to the existence of the NRG Equity Plan, NRG executives participated in the NSP Executive Stock Option program. The following table reflects the Named Executive's participation in the NSP Executive Stock Option Program.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE (1)
--------------------------------------------------------------------------------------------
                        NUMBER OF SECURITIES UNDERLYING
                      UNEXERCISED OPTIONS/SARS AT FY-END   VALUE OF UNEXERCISED IN-THE-MONEY
                                      (#)                    OPTIONS/SARS AT FY-END ($)(2)
                                 EXERCISABLE/                        EXERCISABLE/
        NAME                     UNEXERCISABLE                       UNEXERCISABLE
-------------------  ------------------------------------ ---------------------------------
David H. Peterson  .                 8,415/0                            44,213/0
Leonard A. Bluhm  ..                 2,840/0                            18,117/0
                                   0/105,000(3)                        0/610,313(3)
Robert McClenachan                     859/0                             2,048/0
Ronald J. Will .....                 2,723/0                            17,839/0

------------
(1) These options to acquire NSP Stock were granted to the Named Executives for services rendered to NRG and its subsidiaries.
(2)    NSP's share price on December 31, 1996 was $45.875.
(3) These options relate to NRGG common stock. The options were granted at an exercise price of $5.4375. The price per share of NRGG common stock on December 31, 1996 was $11.25. 75,000 of these options were cancelled in January, 1997. See "Option Grants in Last Fiscal Year."

                                  OPTION GRANTS IN LAST FISCAL YEAR (1)
--------------------------------------------------------------------------------------------------------
                                                                                          POTENTIAL
                                                                                          REALIZABLE
                                                                                       VALUE AT ASSUMED
                                                                                       ANNUAL RATES OF
                                                                                         STOCK PRICE
                    NUMBER OF                                                           APPRECIATION
                   SECURITIES                                                          FOR OPTION TERM
                   UNDERLYING     % OF TOTAL OPTIONS                                 -------------------
                     OPTIONS    GRANTED TO EMPLOYEES IN EXERCISE PRICE   EXPIRATION      5%       10%
       NAME          GRANTED          FISCAL YEAR           ($/SH)          DATE       ($)(3)    ($)(3)
----------------  ------------ -----------------------  -------------- ------------  --------- --------
Leonard A.
 Bluhm...........   105,000(2)            26                5.4375       10/21/2006   359,100   909,930

------------
(1) These options relate to NRGG common stock. Options were granted to Mr. Bluhm under the NRG Generating (U.S.) Inc. 1996 Stock Option Plan. The options vest one-third annually on each of the first, second and third anniversaries of grant.
(2) By agreement with NRGG, options to acquire 75,000 of these shares were withdrawn in January, 1997.
(3) Amounts set forth in these columns reflect rates of appreciation required by Securities and Exchange Commission rules and are not intended to predict the future value of NRGG common stock.

PENSION PLAN TABLE

   The following table illustrates the approximate retirement benefits payable to employees retiring at the normal retirement age of 65 years:

                  ESTIMATED ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
    AVERAGE     ------------------------------------------------------------
                                    YEARS OF SERVICE
 COMPENSATION   ------------------------------------------------------------
   (4 YEARS)        5        10        15        20         25        30
--------------  -------- --------  --------- ---------  --------- ---------
$ 50,000 ......  $ 3,500  $ 7,000   $ 10,500  $ 14,000   $ 18,000  $ 21,500
 100,000 ......    7,500   15,500     23,000    30,500     38,000    46,000
 150,000 ......   11,500   23,500     35,000    47,000     58,500    70,500
 200,000 ......   16,000   31,500     47,500    63,000     79,000    95,000
 250,000 ......   20,000   40,000     59,500    79,500     99,500   119,500
 300,000 ......   24,000   48,000     72,000    96,000    120,000   144,000
 350,000 ......   28,000   56,000     84,000   112,500    140,500   168,500
 400,000 ......   32,000   64,500     96,500   128,500    160,500   193,000
 450,000 ......   36,000   72,500    108,500   145,000    181,000   217,500
 wage base:      $62,700

------------
After an employee has reached 30 years of service, no additional years are used in determining pension benefits. The annual compensation used to calculate the average compensation shown in this table is based on the participant's base salary for the year (as shown on the Summary Compensation Table) and bonus compensation paid in that same year (as shown on the Summary Compensation Table). The benefit amounts shown are amounts computed in the form of a straight-life annuity. The amounts are not subject to offset for social security or otherwise.
As of June 30, 1997, each of the Named Executives had the following credited service: Mr. Peterson, 33.42 years, Mr. Bluhm, 26 years, Mr. McClenachan, 5 years, Mr. Will, 37.17 years, Mr. Mataczynski, 15 years.

LONG-TERM INCENTIVE PLAN COMPENSATION

   The following table sets forth information concerning awards during fiscal 1996 to each of the Named Executives under the NRG Equity Plan.

            LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR(1)

                                                PERFORMANCE OR OTHER
                      NUMBER OF SHARES, UNITS  PERIOD UNTIL MATURATION
NAME                    OR OTHER RIGHTS (#)         OR PAYOUT(2)
--------------------  ----------------------- -----------------------
David H. Peterson ...         5,500(3)                 7 years
                             18,200(4)                 7 years
Leonard A. Bluhm ....         1,300(3)                 7 years
                              1,700(4)                 7 years
Robert McClenachan ..         3,400(3)                 7 years
                              4,500(4)                 7 years
Ronald J. Will.......         3,600(3)                 7 years
                              4,800(4)                 7 years
Craig A.                      3,800(3)                 7 years
 Mataczynski.........         5,000(4)                 7 years



------------
(1) Participants in the NRG Equity Plan are granted Equity Units, each of which is assigned a "Grant Price" at the discretion of the Chief Executive Officer and the Compensation Committee of the Board. Equity Units are valued upon vesting under a formula which takes into account the Company's cash flow, revenue growth, total debt and equity investment, among others. The amount of payment (if any) with respect to an Equity Unit is determined by the extent to which the value of the Equity Unit exceeds the Grant Price. The NRG Equity Plan does not contain threshold levels of performance or maximum payment amounts (or equivalent items).
(2) Equity Units vest annually in 20% increments, beginning on the third anniversary of the grant date of the Equity Unit. Participants are paid the value (if any) of Equity Units as soon as practicable following the end of year in which the Equity Unit vests.
(3) These Equity Units were granted at a Grant Price equal to the valuation of the Equity Unit on the date of grant. Such Equity Units will have value to the holders upon any increase in the valuation of the Equity Unit.
(4) These Equity Units were granted at a premium Grant Price (greater than the valuation of the Equity Unit on the date of grant). Such Equity Units will only have value to the holder after the valuation of the Equity Unit reaches the premium Grant Price.


 Compensation of Directors.

   Directors receive no compensation for service as directors.

 Employment Contracts.

   NRG has entered into an employment agreement with Mr. Peterson providing that Mr. Peterson will be employed as the highest level executive officer of NRG. The term of the agreement expires June 27, 2000. During the term of the agreement, Mr. Peterson's base salary will be reviewed at least annually by the Compensation Committee of the Board for possible increase. The agreement provides that Mr. Peterson will receive retirement and welfare benefits no less favorable than those provided to any other officer of NRG. In addition, the employment agreement provides for participation in a supplemental executive retirement plan such that the aggregate value of the retirement benefits that Mr. Peterson and his spouse will receive at the end of the term of the agreement under all the defined benefit pension plans of NRG and its affiliates will not be less than the aggregate value of the benefits he would have received had he continued, through the end of the term of the agreement, to participate in the NSP Deferred Compensation Plan, the NSP Excess Benefit Plan and the NSP Pension Plan, including amounts to compensate Mr. Peterson for the monthly defined benefit payments he would have received during the term of the employment agreement and prior to the date of his termination of employment if monthly benefit payments had commenced following the month in which he first became eligible for early retirement under the NSP Pension Plan. The employment agreement also provides for certain additional benefits to be paid upon Mr. Peterson's death. If Mr. Peterson's employment is terminated by the company without Cause or by Mr. Peterson with Good Reason (in each case as defined in the employment agreement), Mr. Peterson will continue to receive his salary, bonus (at greater of target bonus and actual bonus for the last plan year prior to termination), incentive compensation (with cash replacing equity based awards) and benefits under the agreement as if he had remained employed until the end of the term of the employment agreement and then retired (at which time he will be treated as eligible for retiree welfare benefits and other benefits provided to the retired senior executives).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The compensation committee is comprised of Ms. Lesher and Mr. McIntyre. There are no compensation committee interlocks and no insider participation.

                          OWNERSHIP OF CAPITAL STOCK

   Northern States Power Company, 414 Nicollet Mall, Minneapolis, Minnesota 55401, owns all of the outstanding capital stock of NRG.

                             CERTAIN TRANSACTIONS

   The transactions described or referred to below were entered into between related parties prior to the offering of the Senior Notes and were not the result of arms-length negotiations. Accordingly, the terms of these transactions may be more or less favorable to NRG than if they had been entered into on an arms-length basis.

   As NRG's sole stockholder, NSP has the power to control the election of the directors and all other matters submitted for stockholder approval and may be deemed to have control over the management and affairs of NRG. Currently, there are no outside directors on NRG's board of directors. In circumstances involving a conflict of interest between NSP, as the sole stockholder and a significant customer of and supplier to NRG, and the holders of the Senior Notes as creditors of NRG, there can be no assurance that NSP would not exercise its power to control NRG in a manner that would benefit NSP to the detriment of the holders of the Senior Notes. NSP has policies in place, pursuant to applicable law, to ensure that its ratepayers are protected from affiliate transactions that may be adverse to the ratepayers' interests. The Indenture imposes no limitations on NRG's ability to pay dividends or to make other payments to NSP or on NRG's ability to enter into transactions with NSP or other affiliates of NRG.

OPERATING AGREEMENTS


   NRG has two agreements with NSP for the purchase of thermal energy. Under the terms of the agreements, NSP charges NRG for certain incremental costs (fuel, labor, plant maintenance and auxiliary power) incurred by NSP to produce the thermal energy. NRG paid NSP $6 million in 1996, $3.7 million in 1995 and $6.6 million in 1994 under these agreements; NRG has paid $2.2 million under them in the first six months of 1997.

   NRG has a renewable 10-year agreement with NSP, expiring on December 31, 2001, whereby NSP agrees to purchase RDF for use in certain of its boilers and NRG agrees to pay NSP an incentive fee to use RDF. Under this agreement, NRG received $1.9 million and $1.7 million from NSP and paid $2.3 million and $2.2 million to NSP in 1995 and 1994, respectively. In 1996, NRG received $1.5 million and paid $2.2 million. In the first six months of 1997, NRG received $1.3 million and paid $1.3 million.

   As of January 1, 1996, NRG entered into an operation and maintenance agreement with NSP with respect to the Elk River Facilities, under which NRG receives a base management fee and is reimbursed for costs it has incurred. The operation and maintenance agreement also provides for a management incentive fee payable to NRG, based upon the financial performance of the Elk River Facilities. In 1996 NRG earned a total management fee of $1.5 million, in addition to reimbursed expenses. Management fees for the six months ended June 30, 1997, totalled $633,000 compared to $508,000 for the same period in 1996.


ADMINISTRATIVE SERVICES AGREEMENT


   NRG and NSP have entered into an agreement to provide for the reimbursement of actual administrative services provided to each other, an allocation of NSP administrative costs and a working capital fee. Services provided by NSP to NRG are principally for cash management, accounting, employee relations and engineering. In addition, NRG employees participate in certain employee benefit plans of NSP. Also, in 1993 NSP employees assisted in operating certain NRG facilities for which NRG reimbursed NSP for gross wages plus an amount to cover employee benefits. During 1995 and 1994, NRG paid NSP $6.8 million and $6.2 million, respectively, as reimbursement for the cost of services provided. In 1996, NRG paid $7.2 million and in the first six months of 1997, NRG paid $4.7 million for these services. Allocation is on a direct charge, actual cost basis where possible. When this is not possible, an allocation is made based upon employee headcounts, operating revenues and investment in fixed assets. Management believes that "allocated" costs approximate expenses that would be incurred on a stand alone basis.

TAX SHARING AGREEMENT

   NRG is included in the consolidated federal income tax and state franchise tax returns of NSP. NRG calculates its tax position on a separate company basis under a tax sharing agreement with NSP and receives payment from NSP for tax benefits and pays NSP for tax liabilities.

LONG-TERM DEBT

   The construction cost of the Newport facility was financed through tax exempt variable rate resource recovery revenue bonds issued by the Counties, which have subsequently been converted to fixed rate resource recovery revenue bonds with an effective interest rate of 6.57% per annum and annual maturities each December through 2006. The proceeds of such bond issuance were loaned by the counties to NSP, which agreed under a loan agreement to pay to the counties amounts sufficient to pay debt service on the bonds. NRG issued a separate note to NSP in an original principal amount of approximately $10 million as part of the consideration for the purchase of the facility from NSP.

                             CERTAIN INDEBTEDNESS


   NRG has funded investments and intends to fund future investments from certain outside sources, including those described below.

1996 SENIOR NOTES

   On January 29, 1996, NRG issued the 1996 Senior Notes in a transaction exempt from registration under the Securities Act. The 1996 Senior Notes were issued to fund some or all of NRG's equity investments in Schkopau and Latin Power, to pay a portion of the consideration for NRG's acquisition of interests in Collinsville and in O'Brien (for reorganization as NRGG), to make equity investments in Kladno and West Java, and for general corporate purposes, including investments in new projects. The 1996 Senior Notes are senior unsecured obligations of NRG and rank pari passu with all other senior unsecured indebtedness of NRG, including the Notes. The 1996 Senior Notes were assigned ratings of BBB-by S&P's Rating Group and Baa3 by Moody's. Redemption of the 1996 Senior Notes is not permitted prior to February 1, 2001. However, upon a change of control of NRG, each holder of the 1996 Senior Notes will have the right to require NRG to repurchase such holder's 1996 Senior Notes. Pursuant to the Indenture (the "1996 Indenture") under which the 1996 Senior Notes were issued, NRG is restricted from creating liens on its assets, is prohibited from merging except under certain circumstances and must maintain a specified minimum net worth. Failure to comply with these restrictive covenants could result in an event of default under the Indenture. Other events of default include nonpayment of principal or interest, certain cross-defaults, judgment decrees aggregating over $20 million and certain events of bankruptcy.

REVOLVER

   NRG has entered into a $175 million revolving credit facility with a syndicate of banks led by ABN AMRO, which matures on March 17, 2000. Proceeds from the facility will be used for general corporate purposes, including letters of credit and interim funding for NRG project investments.

   The facility allows for LIBOR and Base rate borrowing depending upon the days notice required and the term of drawing. The applicable margin is based upon the rate option selected and the assigned ratings of NRG. Pursuant to the terms of the agreement, NRG is restricted from creating liens on its assets, is prohibited from merging except under certain circumstances and must maintain a specified minimum net worth. Failure to comply with these restrictive covenants could result in an event of default. Other events of default include nonpayment of principal or interest, NSP's failure to own majority of outstanding voting stock of NRG, certain cross-defaults, and certain events of bankruptcy.

MASTER SHELF AGREEMENT

   NRG Energy Center expects to enter into a master shelf agreement during October 1997, pursuant to which NRG Energy Center may issue $30 million in term notes with maturities no later than June 2017. The master shelf revolving credit facility could also provide for up to $5 million of short-term borrowings. The facility is expected to be recourse only to NRG Energy Center and is intended to provide financing for MEC.

                             DESCRIPTION OF NOTES

GENERAL


   The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of June 1, 1997 (the "Indenture"), between NRG and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The following summaries of the material provisions of the Notes and the Indenture do not purport to be complete and are subject, and qualified in their entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of certain terms therein. The definitions of certain capitalized terms used in the following summary are set forth below under " -- Certain Definitions." As used in this section, unless otherwise indicated, "NRG" refers solely to NRG Energy, Inc. and does not include any of its subsidiaries or affiliates.


   The Notes are senior unsecured obligations of NRG, which conducts substantially all of its business through numerous subsidiaries and affiliates. As a result, all existing and future liabilities of the direct and indirect subsidiaries and affiliates of NRG will be effectively senior to the Notes. The Notes will not be guaranteed by, or otherwise be obligations of, NRG's project subsidiaries and project affiliates, NRG's other direct and indirect subsidiaries and affiliates or NSP.

PRINCIPAL, MATURITY AND INTEREST

   The Notes are limited in aggregate principal amount to $250,000,000 and will mature on June 15, 2007. Interest is payable on the Notes semiannually on June 15 and December 15 of each year, commencing December 15, 1997, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Payment of principal of the Notes will be made against surrender of such Notes at the office or agency of the Trustee in the Borough of Manhattan, The City of New York. Payment of interest on the Notes will be made to the person in whose name such Notes are registered at the close of business on the June 1 or December 1 immediately preceding the relevant interest payment date. For so long as the Notes are issued in book-entry form, payments of principal and interest shall be made in immediately available funds by wire transfer to DTC or its nominee. If the Notes are issued in certificated form to a Holder (as defined below) other than DTC, payments of principal and interest shall be made by check mailed to such Holder at such Holder's registered address or, upon written application by a Holder of $1,000,000 or more in aggregate principal amount of Notes to the Trustee in accordance with the terms of the Indenture, by wire transfer of immediately available funds to an account maintained by such Holder with a bank. Defaulted interest will be paid in the same manner to Holders as of a special record date established in accordance with the Indenture.

   All amounts paid by NRG to the Trustee for the payment of principal of, premium, if any, or interest on any Notes that remain unclaimed at the end of two years after such payment has become due and payable will be repaid to NRG and the Holders of such Notes will thereafter look only to NRG for payment thereof.

OPTIONAL REDEMPTION

   NRG at its option, at any time, may redeem the Notes, in whole or in part (if in part, by lot or by such other method as the Trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of such Notes, plus accrued interest on the principal amount of such Notes, if any, to the redemption date, plus the applicable Make-Whole Premium.

   To determine the applicable Make-Whole Premium for any Note, an independent investment banking institution of national standing selected by NRG (the "Investment Banker") will compute, as of the third Business Day prior to the redemption date, the sum of the present values of all of the remaining scheduled payments of principal and interest from the redemption date to maturity on such Note

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computed on a semiannual basis by discounting such payments (assuming a
360-day year consisting of twelve 30-day months) using a rate equal to the Treasury Rate plus 25 basis points. If the sum of these present values of the remaining payments as computed above exceeds the aggregate unpaid principal amount of the Note to be redeemed plus any accrued but unpaid interest thereon, the difference will be payable as a premium upon redemption of such Note. If the sum is equal to or less than such principal amount plus accrued interest, there will be no premium payable with respect to such Note.

CERTAIN COVENANTS

 RESTRICTIONS ON LIENS

   So long as any of the Notes are outstanding, NRG has agreed not to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or other lien upon any property at any time directly owned by NRG to secure any indebtedness for money borrowed which is incurred, issued, assumed or guaranteed by NRG ("Indebtedness"), without making effective provisions whereby the Notes shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of: (i) liens existing at the original date of issuance of the Notes; (ii) purchase money liens which do not exceed the cost or value of the purchased property; (iii) other liens not to exceed 10% of Consolidated Net Tangible Assets and (iv) liens granted in connection with extending, renewing, replacing or refinancing in whole or in part the Indebtedness (including, without limitation, increasing the principal amount of such Indebtedness) secured by liens described in the foregoing clauses (i) through (iii).

   In the event that NRG shall propose to pledge, mortgage or hypothecate any property at any time directly owned by it to secure any Indebtedness, other than as permitted by clauses (i) through (iv) of the previous paragraph, NRG has agreed to give prior written notice thereof to the Trustee, who shall give notice to the Holders, and NRG has agreed, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively to secure all the Notes equally and ratably with such Indebtedness.

   The foregoing covenant does not restrict the ability of NRG's subsidiaries and affiliates to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or lien upon their assets, in connection with project financings or otherwise.

 CONSOLIDATION, MERGER, SALE OF ASSETS

   Without the consent of any Holder, NRG may consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, or permit any person to merge into or consolidate with NRG, if (i) NRG is the surviving or continuing corporation or the surviving or continuing corporation or purchaser or lessee is a corporation incorporated under the laws of the United States of America or Canada and assumes NRG's obligations under the Notes and under the Indenture and (ii) immediately before and after such transaction, no Event of Default (as defined herein) shall have occurred and be continuing.

   Except for a sale of the assets of NRG substantially as an entirety as provided above, and other than assets required to be sold to conform with governmental regulations, the Indenture provides that NRG may not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10% of Consolidated Net Tangible Assets computed as of the end of the most recent quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this 10% limitation if the proceeds are invested in assets in similar or related lines of business of NRG and, provided further, that NRG may sell or otherwise dispose of assets in excess of such 10% if the proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by NRG as cash or cash equivalents or are used to purchase and retire Notes or 1996 Notes.

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CHANGE OF CONTROL

   Upon a Change of Control, each Holder shall have the right to require that NRG repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase. A Change of Control shall not be deemed to have occurred if, after giving effect thereto, the Notes are rated BBB-or better by Standard & Poor's Ratings Group and Baa3 or better by Moody's Investors Service, Inc.

   The Change of Control provisions may not be waived by the Trustee or the Board of Directors, and any modification thereof must be approved by each Holder. Nevertheless, the Change of Control provisions will not only afford protection to holders of Notes, including protection against an adverse effect on the value of the Notes, in the event that NRG or its subsidiaries and affiliates incur additional Indebtedness, whether through recapitalizations or otherwise. Moreover, no assurance can be given that NRG would have sufficient liquidity to effectuate any required repurchase of Notes upon a Change of Control.

   Within 30 days following any Change of Control, NRG will be required to mail a notice to each Holder (with a copy to the Trustee) stating (1) that a Change of Control has occurred and that such Holder has the right to require NRG to repurchase such Holder's Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of repurchase (the "Change of Control Offer"); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be a Business Day and be not earlier than 30 days or later than 60 days from the date such notice is mailed (the "Repurchase Date"); (4) that interest on any Senior Note tendered will continue to accrue; (5) that interest on any Senior Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue after the Repurchase Date; (6) that Holders electing to have a Senior Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior Note, with the form entitled "Option to Elect Purchase" on the reverse of the Senior Note completed, to the Trustee at the address specified in the notice prior to the close of business on the Repurchase Date; (7) that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased; and (8) that Holders that elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

   For so long as the Notes are in global form, upon a Change of Control NRG will be required to deliver to DTC, for re-transmittal to its participants, a notice substantially to the effect specified in clauses (1) through (5) and
(7) of the previous paragraph. Such notice shall also specify the required procedures for holders of interests in the Global Notes to tender the Notes (including the DTC Repayment Option Procedures to the extent applicable).

   On the Repurchase Date, NRG shall (i) accept for payment such surrendered Notes or portions thereof tendered pursuant to the Change of Control and (ii) deposit with the Trustee money sufficient to pay the purchase price of all Notes or portions thereof so tendered. NRG will publicly announce the result of the Change of Control Offer as soon as practicable after the Repurchase Date.

   NRG has agreed to comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act in connection with a Change of Control Offer.

REPORTING OBLIGATIONS

   NRG has agreed to furnish or cause to be furnished to Holders (and, at the request thereof, beneficial holders of Notes) annual consolidated financial statements of NRG prepared in accordance with GAAP (together with notes thereto, a report thereon by an independent accountant of established national reputation and a management's discussion and analysis of financial condition and results of operations). In addition, NRG will furnish or cause to be furnished to Holders (and, at the request thereof,

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beneficial holders of Notes) unaudited condensed consolidated comparative balance sheets and statements of income and cash flows of NRG for each of the first three fiscal quarters of each fiscal year and the corresponding quarter of the prior year, such statements to be furnished within 90 days after the end of the fiscal quarter covered thereby.

CERTAIN DEFINITIONS

   "Business Day" means a day which is neither a legal holiday or a day on which banking institutions (including, without limitation, the Federal Reserve System) are authorized or required by law or regulation to close in The City of New York or Minneapolis, Minnesota.

   "Change of Control" means the occurrence of one or more of the following events: (a) NSP (or its successors) ceases to own a majority of NRG's outstanding voting stock, (b) at any time following the occurrence of the event described in clause (a) above, a person or group of persons (other than NSP) becomes the beneficial owner, directly or indirectly, or has the absolute power to direct the vote of more than 35% of NRG's voting stock or
(c) during any one year period, individuals who at the beginning of such period constitute NRG's Board of Directors cease to be a majority of the Board of Directors (unless approved by a majority of the current directors then in office who were either directors at the beginning of such period or who were previously so approved). A Change of Control shall be deemed not to have occurred if, following such an event described above, the Notes are rated BBB-or better by Standard & Poor's Ratings Group and Baa3 or better by Moody's Investors Service, Inc.

   "Consolidated Net Tangible Assets" means, as of the date of any determination thereof, the total amount of all assets of NRG determined on a consolidated basis in accordance with GAAP as of such date less the sum of
(a) the consolidated current liabilities of NRG determined in accordance with GAAP and (b) assets properly classified as Intangible Assets.

   "Holder" means a registered holder of a Senior Note.

   "Intangible Assets" means, as of the date of any determination thereof, with respect to any person, all assets properly classified as intangible assets in accordance with GAAP.

   "Treasury Rate" means, with respect to each Note to be redeemed, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined by the Investment Banker to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date (as defined below) of such Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note is reported in the most recent H.15(519), as published in H.15(519)). "H.15(519)" means "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. The "most recent H.15(519)" means the latest H.15(519) which is published prior to the close of business on the third Business Day prior to the applicable redemption date. The "Average Life Date" for any Note to be redeemed shall be the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Note. The "Remaining Weighted Average Life" of such Note with respect to the redemption of such Note is the number of days equal to the quotient obtained by dividing (A) the sum of the products obtained by multiplying (1) the amount of each remaining principal payment on such Note by (2) the number of days from and including the redemption date, to but excluding the scheduled payment date of such principal payment by (B) the unpaid principal amount of such Note.

EVENTS OF DEFAULT

   The following constitute Events of Default under the Notes:

     (a) failure to pay any interest on any Senior Note when due, which failure continues for 30 days;

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     (b) failure to pay principal or premium (including in connection with a
    Change of Control) when due;

     (c) failure of NRG to perform any other covenant in the Notes or the Indenture for a period of 30 days after written notice to NRG by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Notes;

     (d) an event of default occurring under any instrument of NRG under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed that has resulted in the acceleration of such indebtedness, or any default occurring in payment of any such indebtedness at final maturity (and after the expiration of any applicable grace periods), other than (i) indebtedness which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which NRG or any of its subsidiaries or affiliates is a participant, or which is secured by a lien on the property or assets owned or held by such entity, without further recourse to NRG or (ii) such indebtedness of NRG not exceeding $20,000,000;

     (e) one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money aggregating more than $20,000,000 shall be rendered against NRG (excluding the amount thereof covered by insurance) and shall remain undischarged, unvacated and unstayed for more than 90 days, except while being contested in good faith by appropriate proceedings; and

     (f) certain events of bankruptcy, insolvency or reorganization in respect of NRG.


   The Indenture provides that if an Event of Default (other than an Event of Default based on an event of bankruptcy, insolvency or reorganization of NRG) shall occur and be continuing, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes may, by written notice to NRG (and to the Trustee if given by Holders), declare the principal of all Notes to be immediately due and payable, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the Holders of a majority in aggregate principal amount of Notes then outstanding. Notwithstanding the foregoing, any Holder shall have the right to institute suit to enforcement of any overdue payment owing to such Holder pursuant to the Notes. If an Event of Default due to the bankruptcy, insolvency or reorganization of NRG occurs, all unpaid principal, premium, if any, and interest in respect of the Notes will automatically become due and payable. Pursuant to the Indenture NRG is required to provide an annual statement of compliance with the terms of the Indenture.

   The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, provided that the Holders shall have offered to the Trustee reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, the Trustee shall have the right to decline to follow any such direction if the Trustee and its counsel shall determine that the action requested is unlawful, would involve the Trustee in personal liability or will be unduly prejudicial to the interests of Holders not joining in the giving of such direction.


MODIFICATION OF THE INDENTURE

   The Indenture contains provisions permitting NRG and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes then outstanding, to modify the Indenture or the rights of the Holders, except that no such modification may, without the consent of each Holder, (i) extend the final maturity of any of the Notes or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any Holder to institute suit for the payment thereof or make any change in the covenant regarding a Change of Control or (ii) reduce the percentage of Notes, the consent of the Holders of which is required for any such modification.

   NRG and the Trustee without the consent of any Holder may amend the Indenture and the Notes for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision

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thereof, or in any manner which NRG and the Trustee may determine is not inconsistent with the Notes and will not adversely affect the interest of any Holder.

DEFEASANCE AND COVENANT DEFEASANCE

 DEFEASANCE

   The Indenture provides that NRG will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes, on the 123rd day after the deposit referred to below has been made, and the provisions of the Indenture will cease to be applicable with respect to the Notes (except for, among other matters, certain obligations to register the transfer of or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold funds for payment in trust) if (A) NRG has deposited with the Trustee, in trust, money and/or U.S. Government Obligations (as defined in the Indenture) that, through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes, at the time such payments are due in accordance with the terms of the Indenture, (B) NRG has delivered to the Trustee (i) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of NRG's exercise of its option under the defeasance provisions of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture and (ii) an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which NRG is a party or by which NRG is bound and
(D) if at such time the Notes are listed on a national securities exchange, NRG has delivered to the Trustee an opinion of counsel to the effect that the Notes will not be delisted as a result of such deposit and discharge.

 DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

   The Indenture further provides that the provisions of the Indenture will cease to be applicable with respect to (i) the covenants described under "Certain Covenants -- Restrictions on Liens" and "Change of Control" and (ii) clause (c) under "Events of Default" with respect to such covenants and clauses (d) and (e) under "--Events of Default" upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes, the satisfaction of the conditions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by NRG to the Trustee of an opinion of counsel to the effect that, among other things, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

 DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

   If NRG exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable,

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the amount of money and/or U.S. Government Obligations on deposit with the
Trustee will be sufficient to pay amounts due on the Notes at the time of their stated maturity, but may not be sufficient to pay amounts due on the Notes at the time of acceleration resulting from such Event of Default. NRG shall remain liable for such payments.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

   The Old Notes were initially represented by two Notes in registered, global form (collectively, the "Old Global Notes"). The Old Global Notes were deposited upon issuance with the Trustee as custodian for DTC and registered in the name of Cede & Co., DTC's nominee, for credit to any account of a direct or indirect participant in DTC as described below.

   Except as set forth below, the Global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Senior Notes in certificated forms except in the limited circumstances described under "--Exchange of Book-Entry Notes for Certificated Notes" below.

  DEPOSITARY PROCEDURES

   DTC has advised NRG that DTC is a limited-purpose trust company created to hold securities for its Participants and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchase of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

   DTC has also advised NRG that, pursuant to procedures established by it,
(i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

   Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Notes, see "--Exchange of Book-Entry Notes for Certificated Notes" below.

   Except as described below, owners of interests in the Global Notes will not have Notes registered in their name, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners of holders thereof under the Indenture for any purpose.

   Payments in respect of the Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Trustee will treat the persons in whose names the Notes, including the Global Notes,

                               94
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are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised NRG that its current practice, upon receipt of any payment in respect of securities such as the Notes, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or NRG. Neither NRG nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and NRG and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

   DTC has advised NRG that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Notes for Notes in certificated form and to distribute such Notes to its Participants.


   The information in this section concerning DTC and its book-entry system has been obtained from sources that NRG believes to be reliable, but NRG has not independently determined the accuracy thereof. NRG will not have any responsibility for the performance by DTC or its Participants of their respective obligations under the rules and procedures governing their operations.


  EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

   A Global Note is exchangeable for Notes in registered certificated form if
(i) DTC notifies NRG that it is unwilling or unable to continue as clearing agency for the Global Note or has ceased to be a clearing agency registered under the Exchange Act and NRG thereupon fails to appoint a successor clearing agency within 90 days, (ii) NRG in its sole discretion elects to cause the issuance of definitive certificated Notes or (iii) there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Indenture. In addition, beneficial interests in a Global Note may be exchanged for certificated Notes upon request but only upon at least 20 days, prior written notice given to the Trustee by or on behalf of DTC in accordance with customary procedures. In all cases certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of the clearing agency (in accordance with its customary procedures).

THE TRUSTEE

   Norwest Bank Minnesota, National Association is the Trustee under the Indenture. NRG and its affiliates also maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

   The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

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REGISTRATION RIGHTS

   Holders of New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, Holders of Old Notes are entitled to certain registration rights. Under the Registration Rights Agreement, NRG has agreed, for the benefit of the Holders of the Old Notes, that it will, at its cost,
(i) file a registration statement with the Commission with respect to the Exchange Offer within 60 days after the Closing Date (or if the 60th day is not a business day, the first business day thereafter) and (ii) use its best efforts to cause such registration statement to be declared effective under the Securities Act within 180 days after the Closing Date (or if the 180th day is not a business day, the first business day thereafter). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement.

   In the event that any Holder shall notify NRG that (A) such Holder is not eligible to participate in the Exchange Offer or (B) such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a broker-dealer and holds Old Notes that are part of an unsold allotment from the original sale of the Old Notes, NRG will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of Transfer Restricted Securities by such Holders who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. NRG will use its best efforts to cause the Shelf Registration Statement, if applicable, to be declared effective on or prior to 215 days after the date on which NRG becomes obligated to file the Shelf Registration Statement or receives certain notices from holders of the Old Notes and will use its best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) two years after the effective date thereof, (ii) the date on which all Transfer Restricted Securities registered thereunder are disposed of in accordance therewith and (iii) one year after the effective date thereof if such Shelf Registration Statement is filed at the request of an Initial Purchaser. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until the earliest to occur of (i) the date on which such Old Note has been exchanged for a New Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act.

   A Holder of Old Notes who sells such Old Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

   The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

SPECIAL INTEREST

   In the event that either the Exchange Offer is not consummated or a Shelf Registration Statement with respect to any Transfer Restricted Securities is not declared effective on or prior to the 215th day following the date of original issuance of any Transfer Restricted Securities (or if the 215th day is not a business day, the first business day thereafter), interest will accrue (in addition to stated interest on the Securities) from and including the next day following such 215-day period. In each case such additional interest (the "Special Interest") will be payable in cash semiannually in arrears each June 15, and December 15, commencing December 15, 1997, at a rate per annum equal to 0.25% of the principal amount of such Transfer Restricted Securities. The aggregate amount of Special Interest payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount of any Transfer Restricted Securities. Upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, after the 215-day period described above, the Special Interest payable on such Transfer Restricted Securities from the date of such effectiveness or consummation, as the case may be, will cease to accrue and all accrued and unpaid Special Interest shall be paid to the holders of such Transfer Restricted Securities.

   In the event that a Shelf Registration Statement is declared effective pursuant to the preceding paragraph, if the Company fails to keep such Registration Statement continuously effective for the period required by this Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the second anniversary of the Closing Date or (iii) the date as of which all of the Securities are sold pursuant to the Shelf Registration Statement, Special Interest shall accrue at a rate per annum equal to 0.25% of the principal amount of the Securities and shall be payable in cash semiannually in arrears each June 15 and December 15, commencing December 15, 1997.

   The filing and effectiveness of the Registration Statement of which this Prospectus is a part and the consummation of the Exchange Offer will eliminate all rights of the Holders of Old Notes eligible to participate in the Exchange Offer to receive Special Interest that would have been payable if such actions had not occurred.

                  CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The following is a discussion of certain United States Federal income tax considerations associated with the exchange of Old Notes for New Notes and the ownership and disposition of the New Notes by Holders who acquire the New Notes pursuant to the Exchange Offer. This discussion is based upon existing United States Federal income tax law, which is subject to change, possibly retroactively. This discussion does not describe all aspects of United States Federal income taxation which may be important to particular Holders in light of their individual investment circumstances or certain types of Holders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, or tax-exempt organizations) or to persons that hold or will hold the Notes as a position in a "straddle" or as part of a "hedging" or "conversion" transaction, all of whom may be subject to tax rules that differ significantly from those described below. In addition, this discussion does not described any foreign, state, or local tax considerations. This discussion deals only with Old Notes and New Notes held by initial purchasers of Old Notes as "capital assets" (generally, property held for investment) under the United States Internal Revenue Code.

   The consummation of the Exchange Offer will not be a taxable event for United States Federal income tax purposes. Accordingly, a Holder receiving New Notes pursuant to the terms of the Exchange Offer will have the same adjusted tax basis and holding period in New Notes, for United States Federal income tax purposes, as such Holder had in the Old Notes tendered in exchange therefor.

   Interest payable on the New Notes will be includible in the income of a Holder in accordance with such Holder's normal method of accounting.

   Except in the case of an Old Note purchased at a discount to its original issue price, a Holder will recognize capital gain or loss upon the sale or other disposition of a New Note in an amount equal to the difference between the amount realized from such disposition and his tax basis in the New Note. Such gain or loss will be long-term if the New Note is held for more than one year.

   In the case of a Holder who has purchased a New Note at a discount to its original issue price in excess of a statutorily defined de minimis amount and has not elected to include such discount in income on a current basis, (i) any gain recognized on the disposition of a New Note will be subject to tax as ordinary income, rather than capital gain, to the extent of accrued market discount and (ii) a portion of the interest expense on indebtedness incurred or maintained to purchase or carry such note may not be deducted until the note is disposed of in a taxable transaction.

PROSPECTIVE HOLDERS OF THE NEW NOTES ARE URGED TO CONSULT THEIR TAXADVISORS CONCERNING THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD NOTES FOR THE NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS.

                                   RATINGS


   Standard & Poor's Ratings Group and Moody's Investors Service, Inc. have given the Old Notes the ratings set forth under "Summary -- Summary Description of the New Notes." NRG expects that the New Notes would be assigned the same ratings as the Old Notes. Such ratings reflect only the views of these organizations, and an explanation of the significance of each such rating may be obtained from Standard & Poor's Corporation, 25 Broadway, New York, New York 10004 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007. There is no assurance that such ratings will continue for any given period of time or that they will not be revised downward or withdrawn entirely by such rating agencies or either of them if, in their judgment, circumstances so warrant. A downward change in or withdrawal of such ratings or either of them may have an adverse effect on the market price of the Notes.

                             PLAN OF DISTRIBUTION

   Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. NRG has agreed that, starting on the Expiration Date and ending on the close of business on the 90th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until     , 1997 (90 days from the date of this Prospectus), all
dealers effecting transactions in the New Notes may be required to deliver a prospectus.

   NRG will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold form time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 90 days after the Expiration Date, NRG will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. NRG has agreed to pay all expenses incident to NRG's performance of, or compliance with, the Registration Rights Agreement and will indemnify the Holders (including any broker-dealers) and certain parties related to the Holders against certain liabilities, including liabilities under the Securities Act.

                                LEGAL MATTERS

   Certain legal matters with respect to the validity of the New Notes will be passed upon for NRG by Skadden, Arps, Slate, Meagher & Flom LLP.

                                   EXPERTS

   The consolidated financial statements of NRG as of December 31, 1995 and 1996 and for each of the two years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The financial statements of NRG as of December 31, 1994 included in this Prospectus have been so included in reliance on the report of Deloitte & Touche LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.


   The financial statements of Sunshine State Power BV and Sunshine State Power (No. 2) BV as of December 31, 1996, 1995 and 1994 and for each of the three years in the period ended December 31, 1996 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse Netherland BV, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The balance sheets as of December 31, 1995 and 1994 of San Joaquin Valley Energy Partners I, L.P. (the Partnership), and the statements of income, partners' equity and cash flows for each of the two years in the period ended December 31, 1995, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report includes an explanatory paragraph disclosing that the Partnership entered into an agreement during 1995 whereby the Partnership's power purchase contracts were transferred back to Pacific Gas & Electric, given on the authority of that firm as experts in accounting and auditing.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                               PAGE

                                                                                            ---------

Audited Financial Statements

 Report of Independent Accountants.........................................................     F-3

 Consolidated Balance Sheets of NRG Energy, Inc. and Subsidiaries as of December 31, 1995
  and 1996.................................................................................     F-4

 Consolidated Statements of Income of NRG Energy, Inc. and Subsidiaries for the years
  ended December 31, 1995 and 1996.........................................................     F-6

 Consolidated Statements of Cash Flows of NRG Energy, Inc. and Subsidiaries for the years
  ended December 31, 1995 and 1996.........................................................     F-7

 Consolidated Statements of Stockholder's Equity of NRG Energy, Inc. and Subsidiaries for
  the years ended December 31, 1995 and 1996...............................................     F-8

 Notes to Consolidated Financial Statements ...............................................     F-9

 Report of Independent Auditors ...........................................................    F-24

 Consolidated Balance Sheet of NRG Energy, Inc. and Subsidiaries as of December 31, 1994 ..    F-25

 Consolidated Statement of Income of NRG Energy, Inc. and Subsidiaries for the year
  ended December 31, 1994..................................................................    F-27

 Consolidated Statement of Cash Flows of NRG Energy, Inc. and Subsidiaries for the year
  ended December 31, 1994..................................................................    F-28

 Consolidated Statement of Stockholder's Equity of NRG Energy, Inc. and Subsidiaries for
  the year ended December 31, 1994 ........................................................    F-29

 Notes to Consolidated Financial Statements ...............................................    F-30

Unaudited Financial Statements

 Consolidated Balance Sheets of NRG Energy, Inc. and Subsidiaries as of June 30, 1996 and
  1997.....................................................................................    F-41

 Consolidated Statements of Income of NRG Energy, Inc. and Subsidiaries for the six month
  periods ended June 30, 1996 and 1997.....................................................    F-43

 Consolidated Statements of Cash Flows of NRG Energy, Inc. and Subsidiaries for the six
  month period ended June 30, 1996 and 1997................................................    F-44

 Notes to Consolidated Financial Statements................................................    F-45

Unaudited Pro Forma Combined Financial Statements

 Unaudited Pro Forma Consolidated Statement of Income of NRG Energy, Inc. and Subsidiaries
  for the year ended December 31, 1996.....................................................    F-48

 Unaudited Pro Forma Consolidated Statement of Income of NRG Energy, Income of NRG Energy,
  Inc. and Subsidiaries for the six month period ended June 30, 1997 ......................    F-49

Audited Significant Subsidiary Financial Statements

 Sunshine State Power BV

 Auditors Report...........................................................................    F-50

                               F-1

                                                                                               PAGE

                                                                                            ---------

 Balance Sheet as of December 31, 1996, 1995 and 1994......................................    F-51

 Statement of Income for the years ended December 31, 1996, 1995 and 1994 .................    F-52

 Statement of Cash Flows for the years ended December 31, 1996, 1995 and 1994 .............    F-53

 Notes to Annual Accounts..................................................................    F-54

 Sunshine State Power (No. 2) BV

 Auditors Report...........................................................................    F-61

 Balance Sheet as of December 31, 1996, 1995 and 1994......................................    F-62

 Statement of Income for the years ended December 31, 1996 and 1995 and period ended
  December 31, 1994........................................................................    F-63

 Statement of Cash Flows for the years ended December 31, 1996 and 1995 and period ended
  December 31, 1994........................................................................    F-64

 Notes to Annual Accounts..................................................................    F-65

 San Joaquin Valley Energy Partners I, L.P.

 Report of Independent Accountants.........................................................    F-72

 Balance Sheets as of December 31, 1995 and 1994...........................................    F-73

 Statements of Income for the years ended December 31, 1995 and 1994.......................    F-74

 Statements of Partners' Equity for the years ended December 31, 1995 and 1994 ............    F-75

 Statements of Cash Flows for the years ended December 31, 1995 and 1994 ..................    F-76

 Notes to Financial Statements.............................................................    F-77

 Loy Yang Power Limited

 Profit and Loss Statement for the Year Ended 30 June 1996.................................    F-83

 Balance Sheet as at 30 June 1996..........................................................    F-84

 Statement of Cash Flows for the Year Ended 30 June 1996...................................    F-85

 Notes to and forming part of the Financial Statements.....................................    F-86

 Directors' Statement......................................................................   F-103

 Auditor-General's Report..................................................................   F-104

 Profit and Loss Statement for the half-year ended 31 December 1996........................   F-105

 Balance Sheet as at 31 December 1996......................................................   F-106

 Statement of Cash Flows for the half-year ended 31 December 1996..........................   F-107

 Notes to and forming part of the Financial Statements.....................................   F-108


                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
NRG Energy, Inc.


   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholder's equity, and of cash flows present fairly, in all material respects, the financial position of NRG Energy, Inc. (a wholly-owned subsidiary of Northern States Power Company) and its subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of NRG's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Minneapolis, Minnesota
April 8, 1997

                               NRG ENERGY, INC.
                         CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                      ----------------------
                                                                         1996        1995
                                                                      ---------- ----------
                                                                      (THOUSANDS OF DOLLARS)
ASSETS
Current Assets:
 Cash and cash equivalents...........................................  $ 12,438    $  7,039
 Restricted cash.....................................................    17,688       9,773
 Accounts receivable--trade, less allowance for doubtful accounts of
  $143 and $103......................................................    12,061       9,333
 Accounts receivable-affiliates......................................     6,708       4,640
 Current portion of notes receivable-affiliates......................     3,601       5,267
 Current portion of notes receivable.................................     5,985       2,791
 Inventory...........................................................     2,312       1,811
 Prepayments and other current assets................................     4,644       1,744
                                                                      ---------- ----------
TOTAL CURRENT ASSETS.................................................    65,437      42,398
                                                                      ---------- ----------
Property, Plant and Equipment, at Original Cost:
 In service..........................................................   176,072     170,253
 Under construction..................................................    24,683       5,914
                                                                      ---------- ----------
                                                                        200,755     176,167
 Less accumulated depreciation.......................................   (71,106)    (64,248)
                                                                      ---------- ----------
  Net property, plant and equipment..................................   129,649     111,919
                                                                      ---------- ----------
Other Assets:
 Investments in projects.............................................   365,749     221,129
 Capitalized project costs...........................................     9,267       4,185
 Notes receivable, less current portion-affiliates...................    58,169      32,389
 Notes receivable, less current portion..............................     9,309          --
 Intangible assets, net of accumulated amortization of $5,647 and
  $4,127.............................................................    40,476      41,996
 Debt issuance costs, net of accumulated amortization of $338 and
  $189...............................................................     2,753         573
                                                                      ---------- ----------
  Total other assets.................................................   485,723     300,272
                                                                      ---------- ----------
TOTAL ASSETS.........................................................  $680,809    $454,589
                                                                      ========== ==========

                            See accompanying notes

                               NRG ENERGY, INC.
                  CONSOLIDATED BALANCE SHEETS -- (CONTINUED)

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                     1996       1995
                                                                  ---------- ---------
                                                                      (THOUSANDS OF
                                                                        DOLLARS)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Current portion of long-term debt...............................  $  4,848   $  3,762
 Accounts payable-trade..........................................     4,443      6,208
 Note payable-affiliates.........................................     3,867      1,185
 Accrued income taxes............................................     1,930      7,366
 Accrued property and sales taxes................................     2,159      1,895
 Accrued salaries, benefits and related costs....................     6,559      5,178
 Accrued interest................................................     4,726        824
 Other current liabilities.......................................     4,424      1,578
                                                                  ---------- ---------
TOTAL CURRENT LIABILITIES........................................    32,956     27,996
                                                                  ---------- ---------
 Long-term debt, less current portion............................   207,293     86,272
 Deferred revenues...............................................     6,340      7,726
 Deferred income taxes...........................................     8,606      9,166
 Deferred investment tax credits.................................     1,853      2,069
 Deferred compensation...........................................     1,847      1,596
                                                                  ---------- ---------
TOTAL LIABILITIES................................................   258,895    134,825
                                                                  ---------- ---------
Commitments and Contingencies (Note 13)
Stockholder's Equity:
 Common stock; $1 par value; 1,000 shares authorized; 1,000
  shares issued and outstanding..................................         1          1
 Additional paid-in capital......................................   351,013    271,013
 Retained earnings...............................................    66,301     46,323
 Currency translation adjustments................................     4,599      2,427
                                                                  ---------- ---------
TOTAL STOCKHOLDER'S EQUITY.......................................   421,914    319,764
                                                                  ---------- ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.......................  $680,809   $454,589
                                                                  ========== =========

                            See accompanying notes

                               NRG ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF INCOME

                                                           YEAR ENDED DECEMBER
                                                                   31,
                                                          ---------------------
                                                             1996       1995
                                                          ---------- ---------
                                                              (THOUSANDS OF
                                                                DOLLARS)
Operating revenues:
 Revenues from wholly-owned operations...................  $ 71,649    $64,180
 Equity in operating earnings of unconsolidated
  affiliates.............................................    32,815     23,639
                                                          ---------- ---------
Total operating revenues.................................   104,464     87,819
                                                          ---------- ---------
Operating costs and expenses:
 Cost of wholly-owned operations.........................    36,562     32,535
 Depreciation and amortization...........................     8,378      8,283
 General, administrative and development expenses .......    39,248     34,647
                                                          ---------- ---------
Total operating costs and expenses.......................    84,188     75,465
                                                          ---------- ---------
Operating income.........................................    20,276     12,354
Other income (expense):
 Equity in gain from project termination settlements ....        --     29,850
 Other income, net.......................................     9,477      4,896
 Interest expense........................................   (15,430)    (7,089)
                                                          ---------- ---------
Total other income (expense).............................    (5,953)    27,657
                                                          ---------- ---------
Income before income taxes...............................    14,323     40,011
                                                          ---------- ---------
Income (benefit) taxes...................................    (5,655)     8,810
                                                          ---------- ---------
Net Income...............................................  $ 19,978    $31,201
                                                          ========== =========

                            See accompanying notes

                               NRG ENERGY, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        YEAR ENDED DECEMBER 31,
                                                                        -----------------------
                                                                            1996        1995
                                                                        ----------- ----------
                                                                        (THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................................................  $  19,978    $ 31,201
 Adjustments to reconcile net income to net cash provided (used) by operating activities ................................................
  Undistributed equity in operating earnings of unconsolidated
   affiliates..........................................................    (17,827)    (20,074)
  Depreciation and amortization........................................      8,378       8,283
  Deferred income taxes and investment tax credits.....................       (776)     (2,608)
  Cash provided (used) by changes in certain working capital items
   Accounts receivable.................................................     (2,728)      1,102
   Accounts receivable-affiliates......................................     (2,068)     (2,889)
   Accrued income taxes................................................     (5,436)      9,808
   Inventory...........................................................       (501)       (107)
   Prepayments and other current assets................................     (2,900)       (571)
   Accounts payable-trade..............................................     (1,765)      1,009
   Accounts payable-affiliates.........................................      2,682      (3,037)
   Accrued property and sales taxes....................................        264        (396)
   Accrued salaried, benefits and related costs........................      1,381       2,427
   Accrued interest....................................................      3,902         553
   Other current liabilities...........................................      2,846       1,094
  Cash (used) by changes in other assets and liabilities ..............     (1,284)     (1,004)
  Equity in gain from project termination settlement...................         --     (29,850)
                                                                        ----------- ----------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES.......................      4,146      (5,059)
CASH FLOWS FROM INVESTING ACTIVITIES
 Investments in projects...............................................   (140,590)    (25,776)
 Loans to projects.....................................................    (36,617)    (35,411)
 Capital expenditures..................................................    (24,588)    (11,036)
 Cash distribution from project termination settlement.................     15,671      14,179
 (Increase) decrease in restricted cash................................     (7,915)      4,044
 Other, net............................................................     (4,486)     (3,104)
                                                                        ----------- ----------
NET CASH USED BY INVESTING ACTIVITIES..................................   (198,525)    (57,104)
CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions from parent.....................................     80,000      55,000
 Proceeds from issuance of long-term debt..............................    122,671          --
 Principal payments on long-term debt..................................     (2,893)     (3,305)
                                                                        ----------- ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES..............................    199,778      51,695
                                                                        =========== ==========
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................      5,399     (10,468)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.........................      7,039      17,507
                                                                        ----------- ----------
CASH AND CASH EQUIVALENTS AT END OF YEAR...............................  $  12,438    $  7,039
                                                                        =========== ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Interest paid (net of amount capitalized).............................  $  11,527    $  6,536
 Income taxes paid.....................................................      1,164       1,447


See accompanying notes.

                               NRG ENERGY, INC.
               CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                              ADDITIONAL                CURRENCY         TOTAL
                                    COMMON     PAID-IN     RETAINED    TRANSLATION   STOCKHOLDER'S
                                     STOCK     CAPITAL     EARNINGS    ADJUSTMENTS       EQUITY
                                   -------- ------------  ---------- -------------  ---------------
                                                        (THOUSANDS OF DOLLARS)
Balances at December 31, 1994 ....    $1       $216,013     $15,122      $ 3,586        $234,722
Net income........................                           31,201                       31,201
Capital contributions from
 parent...........................               55,000                                   55,000
Currency translation adjustments .                                        (1,159)         (1,159)
                                   -------- ------------  ---------- -------------  ---------------
Balances at December 31, 1995 ....     1        271,013      46,323        2,427         319,764
Net income........................                           19,978                       19,978
Capital contributions from
 parent...........................               80,000                                   80,000
Currency translation adjustments .                                         2,172           2,172
                                   -------- ------------  ---------- -------------  ---------------
Balances at December 31, 1996 ....    $1       $351,013     $66,301      $ 4,599        $421,914
                                   ======== ============  ========== =============  ===============

                            See accompanying notes

                               NRG ENERGY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION


   NRG Energy, Inc., a Delaware corporation, was incorporated on May 29, 1992, as a wholly-owned subsidiary of Northern States Power Company (NSP). Beginning in 1989, NRG was doing business through its predecessor companies, NRG Energy, Inc. and NRG Group, Inc., Minnesota corporations which were merged into NRG subsequent to its incorporation. NRG and its subsidiaries and affiliates develop, build, acquire, own and operate nonregulated energy-related businesses.


2. PRINCIPLES OF CONSOLIDATION

 Principles of Consolidation and Basis of Presentation

   The consolidated financial statements include the accounts of NRG and its subsidiaries (referred to collectively herein as NRG). All significant intercompany transactions and balances have been eliminated in consolidation. As discussed in Note 5, NRG has investments in partnerships, joint ventures and projects for which the equity method of accounting is applied. Earnings from equity in international investments are recorded net of foreign income taxes.

 Cash Equivalents

   Cash equivalents include highly liquid investments (primarily commercial paper) with a remaining maturity of three months or less at the time of purchase.

 Restricted Cash

   Restricted cash consists primarily of cash collateral required in connection with foreign currency hedging activities (see Note 12) and cash collateral for letters of credit issued in relation to project development activities.

 Inventory

   Inventory is valued at the lower of average cost or market and consists principally of spare parts and raw materials used to generate steam.

 Property, Plant and Equipment

   Property, plant and equipment are capitalized at original cost. Significant additions or improvements extending asset lives are capitalized, while repairs and maintenance are charged to expense as incurred.
Depreciation is computed using the straight-line method over the following estimated useful lives:

 Facilities and improvements..........   20-45 years
Machinery and equipment..............     7-30 years
Office furnishings and equipment ....     3- 5 years

 Capitalized Interest

   Interest incurred on funds borrowed to finance projects expected to require more than three months to complete is capitalized. Capitalization of interest is discontinued when the project is completed and considered operational. Capitalized interest is amortized using the straight line method over the useful life of the related project. Capitalized interest was $364,000 and $253,000 in 1996 and 1995, respectively.

 Development Costs and Capitalized Project Costs

   These costs include professional services, dedicated employee salaries, permits, and other costs which are incurred incidental to a particular project. Such costs are expensed as incurred until a sales

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. PRINCIPLES OF CONSOLIDATION  (Continued)

agreement or letter of intent is signed and the project has been approved by NRG's Board of Directors. Additional costs incurred after this point are capitalized. When project operations begin, previously capitalized project costs are reclassified to investment in projects and amortized on a straight-line basis over the lesser of the life of the project's related assets or revenue contract period.

 Debt Issuance Costs

   Costs to issue long-term debt have been capitalized and are being amortized over the terms of the related debt.

 Intangibles


   Intangibles consist principally of service agreements and the excess of the cost of investment in subsidiaries over the underlying fair value of the net assets acquired and are being amortized using the straight-line method over 30 years. NRG periodically evaluates the recovery of goodwill and other intangibles based on an analysis of estimated undiscounted future cash flows.

   Service agreement intangibles relate solely to the 1993 acquisition of the Minneapolis Energy Center. The 30-year amortization period is based on customer energy service agreements having a 20-year term, and that historically these customer agreements have largely been renewed for additional 20-year terms.


 Income Taxes

   NRG is included in the consolidated tax returns of NSP. NRG calculates its income tax provision on a separate return basis under a tax sharing agreement with NSP as discussed in Note 9. Current federal and state income taxes are payable to or receivable from NSP. NRG records income taxes using the liability method. Income taxes are deferred on all temporary differences between pretax financial and taxable income and between the book and tax bases of assets and liabilities. Deferred taxes are recorded using the tax rates scheduled by law to be in effect when the temporary differences reverse. Investment tax credits are deferred and amortized over the estimated lives of the related property. NRG's policy for income taxes related to international operations is discussed in Note 9.

 Revenue Recognition

   Under fixed-price contracts, revenues are recognized as deliveries of products or services are made. Revenues and related costs under cost reimbursable contract provisions are recorded as costs are incurred. Anticipated future losses on contracts are charged against income when identified.

   Deferred revenues relate to a 1988 legal settlement with a major thermal customer. Settlement proceeds were deferred when received and are reflected in operating income on a straight-line basis over the life of the related steam contract which expires in 2001.

   Foreign Currency Translation

   The local currencies are generally the functional currency of NRG's foreign operations. Foreign currency denominated assets and liabilities are translated at end-of-period rates of exchange. The resulting currency adjustments are accumulated and reported as a separate component of stockholder's equity. Income, expense and cash flows are translated at weighted-average rates of exchange for the period.

   Exchange gains and losses that result from foreign currency transactions (e.g., converting cash distributions made in one currency to another currency) are included in the results of operations as a

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. PRINCIPLES OF CONSOLIDATION  (Continued)

component of equity in earnings of unconsolidated affiliates. Through December 31, 1996, NRG has not experienced any material translation gains or losses from foreign currency transactions that have occurred since the respective foreign investment dates.


 Derivative Financial Instruments

   NRG's policy is to hedge foreign currency denominated investments as they are made to preserve their U.S. dollar value, where appropriate hedging vehicles are available. NRG has entered into currency hedging transactions through the use of forward foreign currency exchange agreements. Gains and losses on these agreements offset the effect of foreign currency exchange rate fluctuations on the valuation of the investments underlying the hedges. Hedging gains and losses, net of income tax effects, are reported with other currency translation adjustments as a separate component of stockholder's equity. NRG is not hedging currency translation adjustments related to future operating results. NRG does not speculate in foreign currencies. None of these derivative financial instruments are reflected in NRG's balance sheet.


 Use of Estimates

   In recording transactions and balances resulting from business operations, NRG uses estimates based on the best information available. Estimates are used for such items as plant depreciable lives, tax provisions, uncollectible accounts and actuarially determined benefit costs. As better information becomes available (or actual amounts are determinable), the recorded estimates are revised. Consequently, operating results can be affected by revisions to prior accounting estimates.

 Reclassifications

   Certain reclassifications have been made to the 1995 financial statements to conform to the 1996 presentation. These reclassifications had no effect on net income or stockholder's equity as previously reported.

3. BUSINESS ACQUISITIONS

   In March 1996, a joint venture between NRG and Transfield signed an 18-year power purchase agreement and an agreement for the acquisition and refurbishment of the 180 MW Collinsville coal-fired power generation facility in Queensland, Australia. NRG would own a 50% interest and operate the facility in conjunction with Transfield.

   In April 1996, NRG, through bankruptcy proceedings, purchased a 41.86% interest in O'Brien Environmental Energy, Inc. that has been renamed as NRG Generating (U.S.) Inc. (NRGG). In addition to an equity interest in NRGG, NRG acquired certain landfill gas projects in the purchase which were transferred to NEO and a cogeneration facility.

   On December 19, 1996 NRG and Nordic Power Invest AB purchased 96.6% of Bolivian Power Company Limited. NRG's ownership is 58%, however it is NRG's intent to reduce its holding to 50% or less.

   NEO, a wholly-owned subsidiary, owns a 50% interest in Minnesota Methane LLC. In 1996, Minnesota Methane LLC acquired a 12 MW project in West Covina, California and acquired six projects as part of the NRGG acquisition. Of the projects acquired, four were operating facilities and two were projects under development and construction. In 1994, NEO acquired a 50% interest in Northbrook Energy. In 1996, Northbrook Energy acquired seven additional hydroelectric plants.

   The total acquisition investments in these projects through December 31, 1996, including capitalized development costs, was approximately $121.5 million. Earnings from equity interests in these NRG projects acquired in 1996 contributed $2.7 million to NRG's 1996 earnings.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. PROPERTY, PLANT AND EQUIPMENT

   The major classes of property, plant and equipment at December 31 were as follows:

                                                                     1996        1995
                                                                  ---------- ----------
                                                                  (THOUSANDS OF DOLLARS)
Facilities and equipment, including construction work in
 progress
 of $24,683 and $5,914...........................................  $187,014    $163,099
Land and improvements............................................    10,397      10,397
Office furnishings and equipment.................................     3,344       2,671
                                                                  ---------- ----------
Total property, plant and equipment..............................   200,755     176,167
Accumulated depreciation.........................................   (71,106)    (64,248)
                                                                  ---------- ----------
Net property, plant and equipment................................  $129,649    $111,919
                                                                  ========== ==========

5. INVESTMENTS ACCOUNTED FOR BY THE EQUITY METHOD

   NRG has investments in various international and domestic energy projects. The equity method of accounting is applied to such investments in affiliates, which include joint ventures and partnerships, because the ownership structure prevents NRG from exercising a controlling influence over operating and financial policies of the projects. Under this method, equity in pretax income or losses of domestic partnerships and in the net income or losses of international projects are reflected as equity in earnings of unconsolidated affiliates.

   A summary of NRG's significant equity-method investments which were in operation at December 31, 1996 is as follows:

                                                                                           PURCHASED
                                                      GEOGRAPHIC       ECONOMIC            OR PLACED
NAME                                                     AREA          INTEREST            IN SERVICE
------------------------------------------------  ----------------- ------------  ---------------------------
MIBRAG Mining and Power Generation ..............      Germany              33.3%         January 1994
Gladstone Power Station .........................     Australia             37.5%          March 1994
Schkopau Power Station...........................      Germany              20.6%    January and July 1996
Scudder Latin American Trust for Independent
 Power Energy Project............................   Latin America           25.0%          June 1993
Collinsville Electric Generation ................     Australia             50.0%          March 1996
COBEE ...........................................      Bolivia              58.0%        December 1996
NRG Generating...................................        USA                41.9%          April 1996
Various Independent Power Production Facilities .        USA              45%-50%   July 1991-December 1996
Rosebud Syncoal Partnership......................        USA                50.0%         August 1993

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INVESTMENTS ACCOUNTED FOR BY THE EQUITY METHOD  (Continued)

    Summarized financial information for investments in unconsolidated affiliates accounted for under the equity method as of and for the year ended December 31, is as follows:

                                  1996          1995
                              ------------ ------------
                                (THOUSANDS OF DOLLARS)
Operating revenues...........  $  886,947    $  776,612
Costs and expenses...........     794,255       615,696
                              ------------ ------------
 Net income..................  $   92,692    $  160,916
                              ============ ============
Current assets...............  $  647,213    $  757,124
Noncurrent assets............   3,420,950     2,557,992
                              ------------ ------------
 Total assets................  $4,068,163    $3,315,116
                              ============ ============
Current liabilities..........  $  365,905    $  290,805
Noncurrent liabilities.......   2,732,922     2,236,919
Equity.......................     969,336       787,392
                              ------------ ------------
 Total liabilities and
  equity.....................  $4,068,163    $3,315,116
                              ============ ============
NRG's share of equity........  $  365,749    $  221,129
NRG's share of income........      32,815        23,639

   In June 1995, a power sales contract between a California energy project, in which NRG is a 45% investor, and an unaffiliated utility company was terminated. A pretax gain of $29.9 million was recognized by NRG for its share of the termination settlement.

   NRG recorded pretax charges of $1.5 million in 1996 and $5.0 million in 1995 to write down the carrying value of certain energy projects.

6. RELATED PARTY TRANSACTIONS.

 Operating Agreements

   NRG has two agreements with NSP for the purchase of thermal energy. Under the terms of the agreements, NSP charges NRG for certain costs (fuel, labor, plant maintenance, and auxiliary power) incurred by NSP to produce the thermal energy. NRG paid NSP $6.0 million in 1996 and $3.7 million in 1995 under these agreements.

   NRG has a renewable 10-year agreement with NSP, expiring on December 31, 2001, whereby NSP agrees to purchase refuse-derived fuel for use in certain of its boilers and NRG agrees to pay NSP a burn incentive. NRG has an agreement expiring in 1997 to sell wood by-product obtained from a thermal customer to NSP for use as fuel. Under these agreements, NRG received $1.5 million and $1.9 million from NSP, and paid $2.2 million and $2.3 million to NSP in 1996 and 1995, respectively.

 Administrative Services and Other Costs

   NRG and NSP have entered into an agreement to provide for the reimbursement of actual administrative services provided to each other, an allocation of NSP administrative costs and a working capital fee. Services provided by NSP to NRG are principally cash management, legal, accounting, employee relations and engineering. In addition, NRG employees participate in certain employee benefit plans of NSP as discussed in Note 10. During 1996 and 1995, NRG paid NSP $7.2 million and $6.8 million, respectively, as reimbursement under this agreement.


   Allocation is on a direct charge, actual cost basis where possible. When this is not possible, an allocation is made based upon employee headcounts, operating revenues and investment in fixed assets. Management believes that "allocated" costs approximate expenses that would be incurred on a stand alone basis.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. RELATED PARTY TRANSACTIONS.  (Continued)


    In 1996, NRG and NSP entered into an agreement for NRG to provide operations and maintenance services for NSP's Elk River resource recovery facility and Becker ash landfill. During 1996, NSP paid NRG $1.5 million as reimbursement under this agreement.

7. NOTES RECEIVABLE

   Notes receivable consist primarily of fixed and variable rate notes secured by equity interests in partnerships and joint ventures. The interest rate on the notes ranged from 7.0% to 12.5% at December 31, 1996 and 1995.

8. LONG-TERM DEBT

   Long-term debt consists of the following at December 31:

                                                            1996       1995
                                                         ---------- ---------
                                                             (THOUSANDS OF
                                                               DOLLARS)
NRG Energy Center, Inc. Senior Secured Notes Series due
 June 15, 2013, 7.31%...................................  $ 76,986    $79,326
Note payable to NSP, due December 1, 1995-2006
 5.40%-6.75%............................................     8,405      8,958
NRG Sunnyside, Inc. note payable, due December 31,
 1997, 10.00%...........................................     1,750      1,750
NRG Energy Senior Notes, due February 1, 2006, 7.625% ..   125,000         --
                                                         ---------- ---------
                                                           212,141     90,034
Less current maturities.................................    (4,848)    (3,762)
                                                         ---------- ---------
 Total..................................................  $207,293    $86,272
                                                         ========== =========

   The NRG Energy Center, Inc. notes are secured principally by long-term assets of the Minneapolis Energy Center (MEC). In accordance with the terms of the note agreements, MEC is required to maintain compliance with certain financial covenants primarily related to incurring debt, disposing of MEC assets, and affiliate transactions. MEC was in compliance with these covenants at December 31, 1996.

   The note payable to NSP relates to long-term debt assumed by NRG in connection with the transfer of ownership of an RDF processing plant by NSP to NRG in 1993.

   The NRG Sunnyside, Inc. note payable was issued in connection with the purchase of an equity interest in a waste-coal project in 1994.

   The NRG Energy Senior Notes were issued in January 1996, are unsecured and require semi-annual interest payments on February 1 and August 1.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. LONG-TERM DEBT  (Continued)


    Annual maturities of long-term debt for the years ending after December 31, 1996 are as follows:

                  (THOUSANDS OF
                    DOLLARS)
1997.........       $  4,848
1998.........          3,335
1999.........          3,581
2000.........          3,841
2001.........          4,160
Thereafter ..        192,376
              --------------------
  Total......       $212,141
              ====================

   NRG has revolving-credit agreements which allow for Letters of Credit which may not exceed $63.9 million. There were $18.4 million and $0 outstanding letters of credit under the credit agreements at December 31, 1996 and 1995, respectively.

9. INCOME TAXES

   NRG and its parent, NSP, have entered into a federal and state income tax sharing agreement relative to the filing of consolidated federal and state income tax returns. The agreement provides, among other things, that (1) if NRG, along with its subsidiaries, is in a taxable income position, NRG will be currently charged with an amount equivalent to its federal and state income tax computed as if the group had actually filed separate federal and state returns, and (2) if NRG, along with its subsidiaries, is in a tax loss position, NRG will be currently reimbursed to the extent its combined losses are utilized in a consolidated return, and (3) If NRG, along with its subsidiaries, generates tax credits, NRG will be currently reimbursed to the extent its tax credits are utilized in a consolidated return.

   The provision for income taxes consists of the following:

                                       1996       1995
                                    ---------- ---------
                                        (THOUSANDS OF
                                          DOLLARS)
Current
 Federal...........................   $   633    $ 9,965
 State.............................       253      3,268
 Foreign...........................       616        233
                                    ---------- ---------
                                        1,502     13,466
Deferred
 Federal...........................    (3,655)    (1,592)
 State.............................    (1,498)    (1,012)
                                    ---------- ---------
                                       (5,153)    (2,604)
Tax credits recognized.............    (2,004)    (2,052)
                                    ---------- ---------
Total income tax (benefit)
 expense...........................   $(5,655)   $ 8,810
                                    ========== =========

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES  (Continued)

    The components of the net deferred income tax liability at December 31 were:

                                                              1996      1995
                                                           --------- ---------
                                                              (THOUSANDS OF
                                                                 DOLLARS)
Deferred tax liabilities
 Differences between book and tax bases of property ......  $16,606    $16,364
 Investments in projects..................................    2,988      1,226
 Goodwill.................................................    2,974        444
 Other....................................................    2,646        112
                                                           --------- ---------
  Total deferred tax liabilities..........................   25,214     18,146
Deferred tax assets
 Deferred revenue.........................................    3,043      3,099
 Development costs........................................    5,581         --
 Deferred investment tax credits..........................      766        856
 Deferred compensation, accrued vacation and other
  reserves................................................    1,536      1,412
 Steam capacity rights....................................    1,043      1,109
 Other....................................................    4,639      2,504
                                                           --------- ---------
 Total deferred tax assets................................   16,608      8,980
                                                           --------- ---------
 Net deferred tax liability...............................  $ 8,606    $ 9,166
                                                           ========= =========

 Rate Reconciliation

   At December 31, 1996, the effective income tax rate (benefit) of (39.5)% differs from the statutory federal income tax rate of 35% primarily due to the fact that NRG generated a domestic tax loss of $15 million for the year. For the year ended December 31, 1995, NRG had a domestic tax income of $9.2 million with the change between 1996 and 1995 primarily attributable to a $29.9 million gain from the sale of a power agreement at SJVEP.


   Income before income taxes includes net foreign equity income of $28 million and $32 million in 1996 and 1995, respectively. NRG's management intends to reinvest the earnings of foreign operations indefinitely. Accordingly, U.S. income taxes and foreign withholding taxes have not been provided on the earnings of foreign subsidiary companies. The cumulative amount of undistributed earnings of foreign subsidiaries upon which no U.S. income taxes or foreign withholding taxes have been provided is approximately $87.3 million at December 31, 1996. The additional U.S. income tax and foreign withholding tax on the unremitted foreign earnings, if repatriated, would be offset in whole or in part by Foreign tax credits. Thus, it is impracticable to estimate the amount of tax that might be payable.

10. BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFITS

 Pension Benefits

   NRG participates in NSP's noncontributory, defined benefit pension plan that covers the majority of all U.S. employees. Benefits are based on a combination of years of service, the employee's highest average pay for 48 consecutive months, and Social Security benefits. Net annual periodic pension cost includes the following components:

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFITS  (Continued)

                                                   1996      1995
                                                --------- ---------
                                                   (THOUSANDS OF
                                                      DOLLARS)
Service cost-benefits earned during the
 period........................................  $ 1,115    $   688
Interest cost on projected benefit obligation .    1,013        525
Actual return on assets........................   (1,983)    (1,542)
Net amortization and deferral..................    1,258      1,147
                                                --------- ---------
Net periodic pension cost......................  $ 1,403    $   818
                                                ========= =========

   NRG's funding policy is to contribute to NSP the full actuarial pension cost accrued, less future tax benefits to be realized from such costs. Plan assets consist principally of common stock of public companies, corporate bonds and U.S. government securities. The funded status of the pension plan in which NRG employees participate is as follows at December 31, 1996 and 1995:

NSP Plan -- 1996

                                                                                  NRG
                                                                     TOTAL      PORTION
                                                                  ----------- ---------
                                                                  (THOUSANDS OF DOLLARS)
Actuarial present value of benefit obligation ...................
 Vested..........................................................  $  660,920   $ 6,464
 Nonvested.......................................................     147,278     3,422
                                                                  ----------- ---------
 Accumulated benefit obligation..................................  $  808,198   $ 9,886
                                                                  =========== =========
Projected benefit obligation.....................................  $  993,821   $14,253
Plan assets at fair value........................................   1,634,696    12,986
                                                                  ----------- ---------
Plan assets (in excess of) less than projected benefit
 obligation......................................................    (640,875)    1,267
Unrecognized prior service cost..................................     (19,734)      (86)
Unrecognized net actuarial gain (loss)...........................     651,368       256
Unrecognized net transitional asset..............................         539        --
                                                                  ----------- ---------
  Net pension (prepaid) liability recorded.......................  $   (8,702)  $ 1,437
                                                                  =========== =========

NSP Plan -- 1995

                                                                                   NRG
                                                                      TOTAL      PORTION
                                                                  ------------ ---------
                                                                  (THOUSANDS OF DOLLARS)
Actuarial present value of benefit obligation
 Vested..........................................................  $  686,403    $ 3,050
 Nonvested.......................................................     155,177      1,520
                                                                  ------------ ---------
 Accumulated benefit obligation..................................  $  841,580    $ 4,570
                                                                  ============ =========
Projected benefit obligation.....................................  $1,039,981    $ 8,828
Plan assets at fair value........................................   1,456,530      6,657
                                                                  ------------ ---------
Plan assets (in excess of) less than projected benefit
 obligation......................................................    (416,549)     2,171
Unrecognized prior service cost..................................     (20,805)       (91)
Unrecognized net actuarial gain (loss)...........................     452,699     (1,388)
Unrecognized net transitional asset..............................         615         --
                                                                  ------------ ---------
  Net pension liability recorded.................................  $   15,960    $   692
                                                                  ============ =========

   The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.5% in 1996 and 7% in 1995. The rate of increase in future compensation levels

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFITS  (Continued)

used in determining the actuarial present value of the projected obligation was 5% in 1996 and in 1995. The assumed long-term rate of return on assets used for cost determinations was 9% for 1996 and 8% for 1995. Changes in actuarial assumptions increased 1996 pension costs by $284,000 and are expected to decrease 1997 costs by $150,000.

 Postretirement Health Care

   NRG participates in NSP's contributory health and welfare benefit plan that provides health care and death benefits to the majority of all U.S. employees after their retirement. The plan is intended to provide for sharing of costs of retiree health care between NRG and retirees. For employees retiring after January 1, 1994, a six-year cost-sharing strategy was implemented with retirees paying 15% of the total cost of health care in 1994, increasing to a total of 40% in 1999.

   Postretirement health care benefits for NRG are determined and recorded under the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires the actuarially determined obligation for postretirement health care and death benefits to be fully accrued by the date employees attain full eligibility for such benefits, which is generally when they reach retirement age. In conjunction with the adoption of SFAS No. 106 in 1993, NRG elected to amortize on a straight-line basis over 20 years the unrecognized accumulated postretirement benefit obligation (APBO) of $1.4 million for current and future retirees.

   Plan assets as of December 31, 1996, consisted of investments in equity mutual funds and cash equivalents. NRG's funding policy is to contribute to NSP benefits actually paid under the plan. The following table sets forth the funded status of the health care plan in which NRG employees participate at December 31, 1996 and 1995:

NSP Plan -- 1996

                                                        NRG
                                           TOTAL      PORTION
                                        ----------- ---------
                                        (THOUSANDS OF DOLLARS)
APBO
 Retirees..............................  $ 144,180    $   323
 Fully eligible plan participants .....     23,438        619
 Other active plan participants .......    101,065      2,269
                                        ----------- ---------
 Total APBO............................    268,683      3,211
Plan assets at fair value..............    (15,514)        --
                                        ----------- ---------
APBO in excess of plan assets..........    253,169      3,211
Unrecognized net actuarial loss .......    (12,467)      (366)
Unrecognized net transition
 obligation............................   (172,480)    (1,133)
                                        ----------- ---------
 Net benefit obligation recorded ......  $  68,222    $ 1,712
                                        =========== =========

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFITS  (Continued)

 NSP Plan -- 1995

                                                        NRG
                                           TOTAL      PORTION
                                        ----------- ---------
                                        (THOUSANDS OF DOLLARS)
APBO
 Retirees..............................  $ 145,800    $    67
 Fully eligible plan participants .....     24,400        518
 Other active plan participants .......    116,800      2,239
                                        ----------- ---------
 Total APBO............................    287,000      2,824
Plan assets at fair value..............    (11,600)        --
                                        ----------- ---------
APBO in excess of plan assets..........    275,400      2,824
Unrecognized net actuarial loss .......    (40,400)      (510)
Unrecognized net transition
 obligation............................   (183,200)    (1,203)
                                        ----------- ---------
 Net benefit obligation recorded ......  $  51,800    $ 1,111
                                        =========== =========

   The assumed health care cost trend rates used in measuring the APBO at December 31, 1996 and 1995, were 9.8% and 10.4% for those under age 65, and 7.1% and 7.3% for those over age 65, respectively. The assumed cost trends are expected to decrease each year until they reach 5.5% for both age groups in the year 2004, after which they are assumed to remain constant. A 1% increase in the assumed health care cost trend rate for each year would increase the APBO by approximately 14% as of December 31, 1996. Service and interest cost components of the net periodic postretirement cost would increase by approximately 17% with a similar one percent increase in the assumed health care cost trend rate. The assumed discount rate used in determining the APBO was 7.5% for December 31, 1996 and 7% for December 31, 1995, compounded annually. The assumed long-term rate of return on assets used for cost determinations under SFAS No. 106 was 8% for 1996 and 1995. Changes in actuarial assumptions had an immaterial impact on 1996 costs and are not expected to materially impact 1997 costs.

   The net annual periodic postretirement benefit cost recorded for 1996 and 1995 consists of the following components:

                                               1996    1995
                                              ------ ------
                                              (THOUSANDS OF
                                                 DOLLARS)
Service cost-benefits earned during the
 year........................................  $257    $171
Interest cost on APBO........................   233     171
Amortization of transition obligation .......    70      70
Net amortization and deferral................    26      --
                                              ------ ------
 Net periodic postretirement health care
  cost.......................................  $586    $412
                                              ====== ======

 NRG Equity Plan

   Employees are eligible to participate in the NRG Equity Plan (the Plan), a long term incentive plan. The Plan grants phantom equity units to employees based upon performance and job grade. NRG's equity units are valued based upon NRG's growth and financial performance. The primary financial measures used in determining the equity units' value are revenue growth, return on investment and cash flow from operations. The units are awarded to employees annually at the respective years calculated share price (grant price). The Plan provides employees with a cash payout for the appreciation in equity unit value over the vesting period. The Plan has a seven year vesting schedule with actual payments beginning after the end of the third year and continuing at 20% each year for the subsequent five years. The Plan includes a change of control provision, which allow all shares to vest if the ownership of NRG

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. BENEFITS PLANS AND OTHER POSTRETIREMENT BENEFITS  (Continued)

were to change. Phantom equity units outstanding at December 31, 1996 and 1995 were 1,380,990 and 1,164,090, respectively. The cost of the phantom equity units is expensed over the vesting period from the date of issuance ($452,000 and $422,000 in 1996 and 1995, respectively).

 Deferred Compensation

   Certain employees of NRG are eligible to participate in a deferred compensation program. The employee can elect to defer a portion of their compensation until retirement. Earnings on the amounts deferred are equal to the return on the Fixed Income Option of the NSP Retirement Savings Plan. Earnings will be compounded annually and credited monthly. Payouts begin upon retirement with payments made over 180 equal monthly installments (or a minimum of $500 per month until their account balance is zero.)

11. SALES TO SIGNIFICANT CUSTOMERS

   NRG and the Ramsey/Washington Resource Recovery Project have a service agreement for waste disposal which expires in 2006. Approximately 29.1% in 1996 and 32.1% in 1995 of NRG's revenues from wholly-owned operations were recognized under this contract. In addition, sales to one thermal customer amounted to 14.1% and 15.6% of revenues from wholly-owned operations in 1996 and 1995, respectively.

12. FINANCIAL INSTRUMENTS

   The estimated December 31 fair values of recorded financial instruments are as follows:

                                                     1996                  1995
                                             --------------------- --------------------
                                              CARRYING     FAIR     CARRYING     FAIR
                                               AMOUNT      VALUE     AMOUNT     VALUE
                                             ---------- ---------  ---------- --------
                                                       (THOUSANDS OF DOLLARS)
Cash and cash equivalents...................  $ 12,438   $ 12,438    $ 7,039   $ 7,039
Restricted cash.............................    17,688     17,688      9,773     9,773
Notes receivable, including current portion.    77,064     77,064     40,447    40,447
Long-term debt, including current portion ..   212,141    200,875     90,034    91,682

   For cash, cash equivalents and restricted cash, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of notes receivable is based on expected future cash flows discounted at market interest rates. The fair value of long term debt is estimated based on the quoted market prices for the same or similar issues.

 Derivatives

   NRG has entered into seven forward foreign currency exchange contracts with counterparties to hedge exposure to currency fluctuations to the extent permissible by hedge accounting requirements. Pursuant to these contracts, transactions have been executed that are designed to protect the economic value in U.S. dollars of NRG's equity investments and retained earnings, denominated in Australian dollars and German deutsche marks (DM). As of December 31, 1996, NRG had $132 million of foreign currency denominated assets that were hedged by forward foreign currency exchange contracts with a notional value of $123 million. In addition, NRG had approximately $82 million of foreign currency denominated retained earnings from foreign projects that were hedged by forward foreign currency exchange contracts with a notional value of $59 million. Because the effects of both currency translation adjustments to foreign investments and currency hedge instrument gains and losses are recorded on a

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. FINANCIAL INSTRUMENTS  (Continued)

net basis in stockholders' equity (not earnings), the impact of significant changes in currency exchange rates on these items would have an immaterial effect on NRG's financial condition and results of operations. In connection with the forward foreign currency exchange contracts, cash collateral of $16 million was required at December 31, 1996, which is reflected as restricted cash on NRG's balance sheet. The forward foreign currency exchange contracts terminate in 1998 through 2006 and require foreign currency interest payments by either party during each year of the contract. If the contracts had been terminated at December 31, 1996, $13.3 million would have been payable by NRG for currency exchange rate changes to date. Management believes NRG's exposure to credit risk due to non-performance by the counterparties to its forward exchange contracts is not significant, based on the investment grade rating of the counterparties.

13. COMMITMENTS AND CONTINGENCIES

 Operating Lease Commitments

   NRG leases certain of its facilities and equipment under operating leases, some of which include escalation clauses, expiring on various dates through 2010. Rental expense under these operating leases was $741,000 in 1996 and $796,000 in 1995. Future minimum lease commitments under these leases for the years ending after December 31, 1996 are as follows:

                  (THOUSANDS OF
                    DOLLARS)
1997.........        $ 1,050
1998.........            936
1999.........            956
2000.........            982
2001.........          1,008
Thereafter ..          5,349
              --------------------
  Total......        $10,281
              ====================

 Capital Commitments -- International

   NRG signed a Joint Development Agreement for the acquisition, upgrading, expansion and development of Energy Center Kladno in Kladno, Czech Republic. The acquisition of the existing facility is the first phase of a development project that will include upgrading the existing plant and developing a new power generation facility. NRG has a $44 million commitment for the additional facilities.

   NRG together with its partners, signed a power contract with PT Perusahaan Listrik Negara, the state-owned Indonesian electric company, to build, own and operate a 400 MW coal-fired power station in Cilegon, West Java, Indonesia. NRG has a $65 million commitment for the facility.

   NRG is contractually committed to additional equity investments of $14 million for Scudder Latin American Power I and $7 million to Scudder Latin American Power II as of December 31, 1996.

   NRG reached agreement to purchase a 50% equity interest in the Enfield Energy Centre, a 350 MW power project located in the North London borough of Enfield, England. NRG has a $62 million commitment.

   NRG and Transfield signed an acquisition agreement for the acquisition and refurbishment of the 180 MW Collinsville coal-fired power generation facility in Queensland, Australia. NRG has a $9 million commitment.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. COMMITMENTS AND CONTINGENCIES  (Continued)

   Future capital commitments related to international projects are as follows:

                              (MILLIONS OF
                                DOLLARS)
1997 ......................       $ 37
1998 ......................         75
1999 ......................         52
2000 ......................         29
2001 ......................          8
                           -----------------
  Total ...................       $201
                           =================

 Capital Commitments -- Domestic

   In 1996 NRG has provided a $10 million loan commitment to a wholly-owned subsidiary of NRG Generating (U.S.) Inc. (NRGG). The purpose of the loan is to allow NRGG to fund its capital contribution to a cogeneration project currently under construction. NRG anticipates funding the loan in 1997.

   Also in 1996, NRG has committed to provide NRGG power generation investment opportunities in the United States over a period of three years. The projects must have an aggregate, over the three year term, equity value of at least $60 million or a minimum of 150 net megawatts. In addition, NRG has committed to finance these projects to the extent funds are not available to NRGG on comparable terms from other sources.

 Claims and Litigation


   In normal course of business, NRG is a party to routine claims and litigation arising from current and prior operations. NRG is actively defending these matters and does not believe the outcome of such matters would materially impact the results of operations or financial position.


14. SEGMENT REPORTING

   NRG conducts its business within one industry segment--independent power generation. Operations in the United States include wholly-owned operations and investments in various domestic energy projects. International operations include investments in various international energy projects. See Note 5 for significant equity method investments.


                                                         ASIA      OTHER      CORPORATE/
1996                                U.S.     EUROPE    PACIFIC    AMERICAS      OTHER        TOTAL
-------------------------------  --------- ---------  --------- ----------  ------------- ---------
                                                           (IN THOUSANDS)
Revenues from wholly-owned
 operations.....................  $ 71,649                                                 $ 71,649
Equity in operating earnings
 (losses) of unconsolidated
 affiliates.....................     1,473  $ 17,385   $11,155    $   967      $  1,835      32,815
                                 --------- ---------  --------- ----------  ------------- ---------
Total operating revenues........    73,122    17,385    11,155        967         1,835     104,464
Net income......................    28,182    17,385    11,155        967       (37,711)(1)  19,978

Assets reported on a
 consolidated basis.............   148,666                                       42,159 (2) 190,825
Equity investments and loans to
 affiliates.....................   130,786   210,587    97,988     50,623                   489,984
                                 --------- ---------  --------- ----------  ------------- ---------
Total assets....................   279,452   210,587    97,988     50,623        42,159     680,809

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. SEGMENT REPORTING  (Continued)


                                                           ASIA      OTHER      CORPORATE/
1995                                U.S.       EUROPE    PACIFIC    AMERICAS      OTHER        TOTAL
-------------------------------  ---------- ----------  --------- ----------  ------------- ---------
                                                            (IN THOUSANDS)
Revenues from wholly-owned
 operations.....................    64,180                                                     64,180
Equity in operating earnings
 (losses) of unconsolidated
 affiliates.....................    (2,398)     22,143    11,451         29        (7,586)     23,639
                                 ---------- ----------  --------- ----------  ------------- ---------
Total operating revenues........    61,782      22,143    11,451         29        (7,586)     87,819
Net income......................    50,813      22,143    11,451         29       (53,235)(1)  31,201

Assets reported on a
 consolidated basis.............   124,807                                         21,569 (2) 146,376
Equity investments and loans to
 affiliates.....................   118,220     106,809    78,303      4,881                   308,213
                                 ---------- ----------  --------- ----------  ------------- ---------
Total assets....................  $243,027    $106,809   $78,303     $4,881      $ 21,569    $454,589


------------
(1) Includes all expenses not allocated to either consolidated operations or equity investments. This includes general, administrative and development expenses as well as other income (net), interest expense and taxes.
(2) Includes cash, debt issuance costs and other items not directly related to specific asset groups.

15. SUBSEQUENT EVENT

   On February 6,1997, NRG signed a subscription agreement with Energy Developments Limited (EDL) to acquire up to 20% of common stock, and an additional 15% of preference shares at AUS$2.20 per share. EDL is an Australian company engaged exclusively in independent power generation from landfill gas, coal seam methane and natural gas (including latest technology combined cycle projects). EDL is the largest generator of power from coal seam methane in the world. The company currently operates over 200 MW of generation across five states and territories of Australia and has commenced the development of new projects in the United Kingdom, Asia and New Zealand. The current equity megawatt ownership held by EDL is approximately I70 MW. EDL is a publicly traded company with its securities listed on the Australian Stock Exchange. On February 11, 1997 NRG made an initial purchase of 7.2% (4.5 million shares) of common stock for AUS$9.9 million (US$7.9 million).

                        REPORT OF INDEPENDENT AUDITORS
                      NRG ENERGY, INC. AND SUBSIDIARIES

To the Board of Directors and Stockholder
NRG Energy, Inc.
Minneapolis, Minnesota

   We have audited the accompanying consolidated balance sheet of NRG Energy, Inc. (the Company) (a wholly-owned subsidiary of Northern States Power Company) as of December 31, 1994 and the related consolidated statements of income, stockholder's equity, and cash flows for the year ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the 1994 financial statements of Sunshine State Power BV and Sunshine State Power (No. 2) BV, the Company's investments in which are accounted for by use of the equity method. These investments represent 19% of total assets as of December 31, 1994 and the equity in earnings represents 32% of equity in earnings of projects for the year ended December 31, 1994. The financial statements of Sunshine State Power BV and Sunshine State Power (No. 2) BV were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for such entities, is based solely on the reports of such other auditors.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, based on our audit and the reports of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1994, and the results of its operations and its cash flows for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

                                          Deloitte & Touche LLP

                                          Minneapolis, Minnesota
                                          March 24, 1995

                               NRG ENERGY, INC.
                          CONSOLIDATED BALANCE SHEET

                                                                       DECEMBER 31, 1994
                                                                     --------------------
                                                                         (THOUSANDS OF
                                                                           DOLLARS)
ASSETS
Current Assets:
 Cash and cash equivalents..........................................       $ 17,507
 Restricted cash....................................................         13,817
 Accounts receivable--trade, less allowance for doubtful accounts
  of $185...........................................................         11,576
 Accounts receivable--affiliates....................................            610
 Income taxes receivable............................................          2,442
 Current portion of notes receivable................................          3,115
 Inventory..........................................................          1,704
 Prepayments and other current assets...............................          1,173
                                                                     --------------------
TOTAL CURRENT ASSETS................................................         51,944
                                                                     --------------------
Property, Plant and Equipment, at Original Cost:
 In service.........................................................        163,438
 Under construction.................................................          2,289
                                                                     --------------------
                                                                            165,727
 Less accumulated depreciation......................................        (58,093)
                                                                     --------------------
  Net property, plant and equipment.................................        107,634
                                                                     --------------------
Other Assets:
 Investments in projects............................................        164,863
 Capitalized project costs..........................................          3,030
 Notes receivable, less current portion-affiliates................          3,687
 Intangible assets, net of accumulated amortization of $2,549 ......         44,798
 Debt issuance costs, net of accumulated amortization of $148 ......            614
                                                                     --------------------
  Total other assets................................................        216,992
                                                                     --------------------
TOTAL ASSETS........................................................       $376,570
                                                                     ====================

                            See accompanying notes

                               NRG ENERGY, INC.
                  CONSOLIDATED BALANCE SHEET -- (CONTINUED)


                                                                    DECEMBER 31, 1994
                                                                  --------------------
                                                                      (THOUSANDS OF
                                                                        DOLLARS)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Current portion of long-term debt...............................       $  3,306
 Accounts payable--trade.........................................          5,199
 Note payable--affiliates........................................          3,037
 Accrued property and sales taxes................................          2,291
 Accrued salaries, benefits and related costs....................          2,751
 Other current liabilities.......................................         11,021
                                                                  --------------------
TOTAL CURRENT LIABILITIES........................................         27,605
                                                                  --------------------
 Long-term debt, less current portion............................         90,033
 Deferred revenues...............................................          8,811
 Deferred income taxes...........................................         11,519
 Deferred investment tax credits.................................          2,324
 Deferred compensation...........................................          1,556
                                                                  --------------------
TOTAL LIABILITIES................................................        141,848
                                                                  --------------------
Commitments and Contingencies (Note 13)
Stockholder's Equity:
 Common stock; $1 par value; 1,000 shares authorized; 1,000
  shares issued and outstanding..................................              1
 Additional paid-in capital......................................        216,013
 Retained earnings...............................................         15,122
 Currency translation adjustments................................          3,586
                                                                  --------------------
TOTAL STOCKHOLDER'S EQUITY.......................................        234,722
                                                                  --------------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.......................       $376,570
                                                                  ====================

                            See accompanying notes

                               NRG ENERGY, INC.
                       CONSOLIDATED STATEMENT OF INCOME


                                                          YEAR ENDED DECEMBER 31, 1994
                                                          ----------------------------
                                                             (THOUSANDS OF DOLLARS)
Operating revenues:
 Revenues from wholly-owned operations...................            $63,970
 Equity in operating earnings of unconsolidated
  affiliates.............................................             27,155
                                                          ----------------------------
Total operating revenues.................................             91,125
                                                          ----------------------------
Operating costs and expenses:
 Cost of wholly-owned operations.........................             34,861
 Depreciation and amortization...........................              8,675
 General, administrative and development expenses .......             19,993
                                                          ----------------------------
Total operating costs and expenses.......................             63,529
                                                          ----------------------------
Operating income.........................................             27,596
Other income (expense):
 Equity in gain from project termination settlements ....              9,685
 Other income, net.......................................              1,411
 Interest expense........................................             (6,682)
                                                          ----------------------------
Total other income ......................................              4,414
                                                          ----------------------------
Income before income taxes...............................             32,010
                                                          ----------------------------
Income taxes.............................................              2,472
                                                          ----------------------------
Net Income...............................................            $29,538
                                                          ============================

                            See accompanying notes

                               NRG ENERGY, INC.
                     CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                        YEAR ENDED DECEMBER 31, 1994
                                                                        ----------------------------
                                                                           (THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income.............................................................           $  29,538
 Adjustments to reconcile net income to net cash provided (used) by operating activities ................................................
  Undistributed equity in operating earnings of unconsolidated
   affiliates..........................................................             (18,511)
  Depreciation and amortization........................................               8,675
  Deferred income taxes and investment tax credits.....................                (523)
  Cash (used) provided by changes in certain working capital items ....              (6,138)
  Cash (used) by changes in other assets and liabilities ..............                (615)
                                                                        ----------------------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES.......................              12,426
                                                                        ----------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Investments in projects...............................................            (102,119)
 Loans to projects.....................................................              (4,415)
 Capital expenditures..................................................              (5,750)
 (Increase) decrease in restricted cash................................             (13,817)
 Other, net............................................................               2,255
                                                                        ----------------------------
NET CASH USED BY INVESTING ACTIVITIES..................................            (123,846)
CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions from parent.....................................             103,885
 Dividends and other distributions paid to parent......................                  (9)
 Proceeds from issuance of long-term debt..............................               2,375
 Principal payments on long-term debt..................................              (2,487)
                                                                        ----------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES..............................             103,764
                                                                        ============================
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................              (7,656)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR.........................              25,163
                                                                        ----------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR...............................           $  17,507
                                                                        ============================
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Interest paid (net of amount capitalized).............................           $   6,808
 Income tax benefits received, net of taxes paid.......................              (1,939)


                            See accompanying notes

                               NRG ENERGY, INC.
                CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY


                                                 ADDITIONAL    RETAINED     CURRENCY         TOTAL
                                       COMMON     PAID-IN      EARNINGS    TRANSLATION   STOCKHOLDER'S
                                        STOCK     CAPITAL     (DEFICIT)    ADJUSTMENTS       EQUITY
                                      -------- ------------  ----------- -------------  ---------------
                                                            (THOUSANDS OF DOLLARS)
Balances at December 31, 1993 .......    $1       $112,128     $(14,407)                    $ 97,722
Net income...........................                            29,538                       29,538
Dividends and other distributions to
 parent..............................                                (9)                          (9)
Capital contributions from parent ...              103,885                                   103,885
Currency translation adjustments ....                                        $3,586            3,586
                                      -------- ------------  ----------- -------------  ---------------
Balances at December 31, 1994 .......    $1       $216,013     $ 15,122      $3,586         $234,722
                                      ======== ============  =========== =============  ===============


                            See accompanying notes

                               NRG ENERGY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

   NRG Energy, Inc. (the Company), a Delaware Corporation, was incorporated on May 29, 1992, as a wholly-owned subsidiary of Northern States Power Company (NSP). Beginning in 1989, the Company was doing business through its predecessor companies. NRG Energy, Inc. and NRG Group, Inc. Minnesota corporations which were merged into the Company subsequent to its incorporation. The Company and its subsidiaries and affiliates develop, build, acquire, own and operate nonregulated energy-related businesses.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of consolidation

   The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (referred to collectively herein as NRG). All significant intercompany transactions have been eliminated. Investments in partnerships, joint ventures and projects representing ownership of more than 20%, but not in excess of 50%, are accounted for on the equity method.

 Cash equivalents

   Cash equivalents include highly liquid investments (primarily commercial paper) with a remaining maturity of three months or less at the time of purchase.

 Restricted cash

   Restricted cash consists primarily of cash collateral required in connection with foreign currency hedging activities (see Note 12) and cash collateral for letters of credit issued in relation to project development activities.

 Inventory

   Inventory is valued at the lower of average cost or market and consists principally of spare parts and raw materials used to generate steam.

 Property, plant and equipment

   Property, plant and equipment are capitalized at original cost. Depreciation is computed using the straight-line method over the following estimated useful lives:


Buildings and improvements.........      20-45 years
Machinery and equipment............       7-30 years
Office furniture and equipment ....        3-5 years

 Capitalized interest

   Interest incurred on funds borrowed to finance projects expected to require more than three months to complete is capitalized. Capitalization of interest is discontinued when the project is completed and considered operational. Capitalized interest is amortized using the straight-line method over the useful life of the related project. Capitalized interest was $45,000 in 1994.

 Development and capitalized project costs

   These costs include professional services, dedicated employee salaries, permits, and other costs which are incurred incidental to a particular project. Such costs are expensed as incurred until a sales agreement or letter of intent is signed, after which time they are capitalized. When project operations begin, previously capitalized project costs are amortized on a straight-line basis over the lesser of the life of the project's related assets or revenue contract period.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

  Debt issuance costs

   Costs to issue long-term debt have been capitalized and are being amortized over the terms of the related debt.

 Intangibles

   Intangibles consist principally of service agreements and the excess of the cost of investment in subsidiaries over the underlying fair value of the net assets acquired and are being amortized using the straight-line method over 30 years. Intangibles also include patents which are being amortized using the straight-line method over 17 years. The Company periodically evaluates the recovery of goodwill and other intangibles based on an analysis of the estimated undiscounted future cash flows.

 Income taxes

   The Company is included in the consolidated tax returns of NSP. NRG calculates its income tax provision on a separate return basis under a tax sharing arrangement with NSP. Current federal and state income taxes are payable to or receivable from NSP. NRG records income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes." Under the liability method required by SFAS No.109, income taxes are deferred on all temporary differences between pretax financial and taxable income and between the book and tax bases of assets and liabilities. Deferred taxes are recorded using the tax rates scheduled by law to be in effect when the temporary differences reverse. Investment tax credits are deferred and amortized over the estimated lives of the related property.

 Revenue recognition

   Under fixed-price contracts, revenues are recognized as deliveries of products or services are made. Revenues and related costs under cost reimbursable contract provisions are recorded as costs are incurred. Anticipated future losses on contracts are charged against income when identified.

   Deferred revenues related to a 1988 legal settlement with a major thermal customer. Settlement proceeds were deferred when received and are reflected in operating income on a straight-line basis over the life of the related steam contract which expires in 2001.

 Foreign currency translation

   The local currencies are generally the functional currency of NRG's foreign operations. Foreign currency denominated assets and liabilities are translated at end-of-period rates of exchange. Income, expense and cash flows are translated at weighted-average rates of exchange for the period. The resulting currency translation adjustments are accumulated and reported as a separate component of stockholder's equity.

   Exchange gains and losses that result from foreign currency transactions (e.g., converting cash distributions made in one currency to another currency) are included in the results of operations. Through December 31, 1994, NRG has not experienced any material translation gains or losses from foreign currency transactions.

 Derivative financial instruments

   NRG's policy is to hedge financial currency denominated investments as they are made to preserve their U.S. dollar value. NRG has entered into currency hedging transactions through the use of forward

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

 foreign currency exchange agreements. Gains and losses on these contracts offset the effect of foreign currency exchange rate fluctuations on the valuation of the investments underlying the hedges. The effect of hedging gains and losses, net of income taxes, is reported with other currency translation adjustments as a separate component of stockholder's equity. The Company is not hedging currency translation adjustments related to operating results. NRG does not speculate in foreign currencies.

 Accounting change

   In 1994, the Company adopted SFAS No. 112, "Employers' Accounting for Postretirement Benefits." SFAS No. 112 requires the accrual of certain employee costs (such as injury compensation or severance) to be paid in future periods. The adoption of this new accounting standard did not have a material effect on NRG's results of operations or financial condition.

3. BUSINESS ACQUISITIONS

   Through its subsidiaries, NRG purchased equity interests during 1994 in three significant international projects, two in Germany and one in Australia. One of the investments is a 33% interest in Mitteldeutsche Braunkohlengesellschaft mbH (MIBRAG), a German corporation. MIBRAG was formed by the German government to operate mines, electric power plants and other energy-related facilities. The other German investment is a 50% interest in Saale Energie GmbH (Saale), also a German corporation. Saale owns a 400 megawatt share of a 900 megawatt power plant currently under construction near Schkopau, Germany. The Australian investment is a 37.5% interest (held by wholly-owned NRG subsidiaries Sunshine State Power BV and Sunshine State Power (No. 2) BV) in a joint venture that acquired a 1,680 megawatt coal-fired power plant in Gladstone, Queensland, Australia, which is operated by an NRG subsidiary. The total acquisition investments in these three projects through 1994, including capitalized developments costs, was approximately $100 million. Earnings from equity interests in these NRG international projects acquired in 1994 contributed $25.6 million to NRG's 1994 earnings.

   On December 31, 1994, NRG, through a wholly-owned subsidiary, purchased a 50% partnership interest in Sunnyside Cogeneration Associates, a Utah joint venture (partnership) which owns and operates a 51 megawatt waste coal plant in Utah. The acquisition investment by NRG was $11.5 million. The waste coal plant is currently being operated by a 50%-owned NRG partnership.

   In August 1993, NRG Energy Center, Inc., a wholly-owned subsidiary of NRG, acquired the assets of the Minneapolis Energy Center (MEC), a district heating and cooling system in downtown Minneapolis, Minnesota. The system uses steam and chilled water generating facilities to heat and cool buildings for about 90 heating and 30 cooling customers. The acquisition was reflected in the financial statements under the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed in the acquisition have been recorded at their fair values. The purchase price was $110 million, $84 million of which was financed by project debt. The purchase price primarily included facilities, long-term service agreements and goodwill. The results of operations of MEC since August 1993 have been included in the consolidated financial statements.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. PROPERTY, PLANT AND EQUIPMENT

   The major classes of property, plant and equipment at December 31 were as follows:

                                                                                     1994
                                                                             --------------------
                                                                                 (THOUSANDS OF
                                                                                   DOLLARS)
Facilities and equipment, including construction work in progress of $2,289        $153,221
Land and improvements.......................................................         10,397
Office furnishings and equipment............................................          2,109
                                                                             --------------------
Total property, plant and equipment ........................................        165,727
Accumulated depreciation....................................................        (58,093)
                                                                             --------------------
Net property, plant and equipment...........................................       $107,634
                                                                             ====================

5. INVESTMENTS ACCOUNTED FOR BY EQUITY METHOD

   A summary of NRG's significant equity-method investments which were in operation at December 31, 1994 is as follows:

                                              GEOGRAPHIC        ECONOMIC        PURCHASED OR PLACED
NAME                                             AREA           INTEREST            IN SERVICE
----------------------------------------  ----------------- --------------  --------------------------
Various Independent Power Production
 Facilities..............................       U.S.A.          45%-50%       July 1991-December 1994
Rosebud Syncoal Partnership..............       U.S.A.            50%               August 1993
MIBRAG...................................       Europe            33%              January 1994
Gladstone Power Station..................     Australia          37.5%              March 1994
Schkopau Power Station...................       Europe           20.6%          Under Construction
Scudder Latin American Trust for
 Independent Power Energy Projects ......   Latin America      6.3%-12.5%       April-December 1994

   Summarized financial information for investments in projects accounted for under the equity method as of and for the year ended December 31, is as follows:

                                       1994
                               --------------------
                                   (THOUSANDS OF
                                     DOLLARS)
Operating revenues............      $  731,308
Costs and expenses............         604,428
                               --------------------
 Net income...................      $  126,880
                               ====================
Current assets................      $  452,651
Noncurrent assets.............       1,787,089
                               --------------------
 Total assets.................      $2,239,740
                               ====================
Current liabilities...........      $  159,840
Noncurrent liabilities........       1,757,057
Equity........................         322,843
                               --------------------
 Total liabilities and
 equity.......................      $2,239,740
                               ====================
NRG's share of equity.........      $  164,863
NRG's share of income.........      $   27,155

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INVESTMENTS ACCOUNTED FOR BY EQUITY METHOD  (Continued)

    In July 1994, Michigan Cogeneration Partners Limited Partnership (MCP), a partnership between subsidiaries of NRG and Cogentrix, Inc., reached an agreement with Consumers Power Company (Consumers), an electric utility headquartered in Jackson, Michigan, to terminate the power sales contract related to a 65 megawatt cogeneration facility being developed by MCP in Parchment, Michigan. The agreement to terminate the contract required Consumers to make payment to MCP of $29.8 million. As a result, NRG recorded in Other Income. A net pretax gain from the termination of this contract of $9.7 million in 1994.

   In 1994, the Company recorded a pretax charge of $5.0 million to write down the carrying value of two energy projects. The charge was determined based on estimated discounted future cash flows, and is recorded in Other Income, Net.

6. RELATED PARTY TRANSACTIONS

 Operating Agreements

   NRG has two agreements with NSP for the purchase of thermal energy. Under the terms of the agreements, NSP charges NRG for certain incremental costs (fuel, labor, plant maintenance, and auxiliary power) incurred by NSP to produce the thermal energy. NRG paid NSP $6.6 million in 1994 under these agreements.

   NRG has a renewable 10-year agreement with NSP, expiring on December 31, 2001, whereby NSP agrees to purchase refuse-derived fuel for use in certain of its boilers and NRG agrees to pay NSP a burn incentive. NRG has an agreement expiring in 2006 to sell wood by-products obtained from a thermal customer to NSP for use as fuel. Under these agreements, NRG received $1.7 million from NSP and paid $2.2 million to NSP in 1994.

 Administrative Services and Other Costs

   NRG and NSP have entered into an agreement to provide for the reimbursement of actual administrative services provided to each other, an allocation of NSP administrative costs and a working capital fee. Services provided by NSP to NRG are principally cash management, legal, accounting, employee relations and engineering. In addition, NRG employees participate in operating certain employee benefit plans of NSP. During 1994, NRG paid NSP $6.2 million as reimbursement for the cost of services provided.


   Allocation is on a direct charge, actual cost basis where possible. When this is not possible, an allocation is made based upon employee headcounts, operating revenues and investment in fixed assets. Management believes that "allocated" costs approximate expenses that would be incurred on a stand alone basis.


7. NOTES RECEIVABLE

   Notes receivable consist primarily of fixed and variable rate notes secured by equity interests in partnerships and joint ventures. The weighted average interest rate on the notes was 11.2% at December 31, 1994.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 8. LONG-TERM DEBT

   Long-term debt consists of the following at December 31:

                                                                         1994
                                                                 --------------------
                                                                     (THOUSANDS OF
                                                                       DOLLARS)
NRG Energy Center, Inc. Senior Secured Notes Series due June
 15, 2013, 7.31% ...............................................        $81,498
Note payable to NSP, due December 1, 1995-2006, 5.40%-6.75% ....          9,466
NRG Sunnyside Inc. note payable, due December 31, 1997, 10.00% .          2,375
                                                                 --------------------
                                                                         93,339
Less current maturities.........................................         (3,306)
                                                                 --------------------
                                                                        $90,033
                                                                 ====================

   The NRG Energy Center, Inc. notes are secured principally by MEC's long-term assets. In accordance with the terms of the note agreements, the Company is required to maintain compliance with certain financial covenants primarily related to incurring debt, disposing of Company assets, and affiliate transactions. The Company was in compliance with these covenants at December 31, 1994.

   The Note Payable to NSP relates to long-term debt assumed by the Company in connection with the transfer of ownership of an RDF processing plant by NSP to the Company during 1993.

   The NRG Sunnyside, Inc. note payable was issued in connection with the purchase of an equity interest in a waste-coal project during 1994.

   Annual maturities of long-term debt for the years ending after December 31, 1994 are as follows:

                   (THOUSANDS OF
                     DOLLARS)
1995..........        $ 3,306
1996..........          3,762
1997..........          3,979
1998..........          3,335
1999..........          3,581
Thereafter  ..         75,376
               --------------------
 Total........        $93,339
               ====================

   The Company has a revolving-credit agreement which may not exceed $5.0 million. At December 31, 1994, there were no borrowings under the credit agreement.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. INCOME TAXES

   The provision for income taxes consists of the following:

                                  1994
                          --------------------
                              (THOUSANDS OF
                                DOLLARS)
Current
 Federal.................        $ 1,694
 State...................            737
 Foreign.................            219
                          --------------------
                                   2,650
Deferred
 Federal.................          1,280
 State...................            369
                          --------------------
                                   1,649
Tax credits recognized ..         (1,827)
                          --------------------
Total income tax
expense..................        $ 2,472
                          ====================

   The components of the net deferred income tax liability at December 31 were:

                                                                   1994
                                                           --------------------
                                                               (THOUSANDS OF
                                                                 DOLLARS)
Deferred tax liabilities
 Differences between book and tax bases of property  .....        $13,269
 Investments in projects..................................          6,168
 Goodwill.................................................            256
 Other....................................................            930
                                                           --------------------
 Total deferred tax liabilities...........................         20,623
Deferred tax assets
 Deferred revenue.........................................          3,645
 Development costs........................................          2,047
 Deferred investment tax credits..........................            978
 Deferred compensation, accrued vacation and other
  reserves................................................            992
 Steam capacity rights....................................          1,175
 Other....................................................            267
                                                           --------------------
  Total deferred tax assets...............................          9,104
                                                           --------------------
 Net deferred tax liability...............................        $11,519
                                                           ====================

   Actual income tax expense recorded differs from the statutory federal income tax rate of 35% due to state income taxes, varying tax treatment of foreign income and expenses and tax credits recognized.

   Income before income taxes includes foreign income of $25.6 million in 1994. NRG's management intends to reinvest in earnings of foreign operations indefinitely. Accordingly, U.S. income taxes and foreign withholding taxes have not been provided on the earnings of foreign subsidiary companies. The cumulative amount of undistributed pre-tax earnings of foreign subsidiaries upon which no U.S. income taxes or foreign withholding taxes have been provided is approximately $25.6 million at December 31, 1994. The additional U.S. income tax and foreign withholding tax on the unremitted foreign earnings, if repatriated, would be offset in whole or in part by foreign tax credits. Thus, it is impracticable to estimate the amount of tax that might be payable.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS

 Pension Benefits

   NRG participates in NSP's noncontributory, defined benefit pension plan that covers substantially all employees. Benefits are based on a combination of year of service, the employee's highest average pay for 48 consecutive months, and Social Security benefits. Pension costs for NRG are determined and recorded under the provisions of SFAS No. 87, "Employers' Accounting for Pensions." Net annual periodic pension cost includes the following components:

                                                       1994
                                               --------------------
                                                   (THOUSANDS OF
                                                     DOLLARS)
Service cost-benefits earned during the
 period.......................................         $ 654
Interest cost on projected benefit
 obligation...................................           354
Actual return on assets.......................           (58)
Net amortization and deferral ................          (262)
                                               --------------------
Net periodic pension cost ....................         $ 688
                                               ====================

   The funded status of the pension plan in which NRG employees participate is as follows at December 31:

                                                            NSP PLAN-1994
                                                      --------------------------
                                                       TOTAL NSP    NRG PORTION
                                                      ----------- -------------
                                                        (THOUSANDS OF DOLLARS)
Actuarial present value of benefit obligation
 Vested..............................................  $  571,254     $  563
 Nonvested...........................................     120,420      1,016
                                                      ----------- -------------
 Accumulated benefit obligation......................  $  691,674     $1,579
                                                      =========== =============
Projected benefit obligation.........................  $  836,957     $4,228
Plan assets at fair value............................   1,165,584      5,170
                                                      ----------- -------------
Plan asset in excess of projected benefit
 obligation..........................................    (328,627)      (942)
Unrecognized prior service costs.....................     (21,538)       (96)
Unrecognized net actuarial gain .....................     370,289      1,038
Unrecognized net transitional asset .................         691         --
                                                      ----------- -------------
 Net pension liability recorded .....................  $   20,815     $   --
                                                      =========== =============

   The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 8% in 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the projected obligation was 5% in 1994. The assumed long-term rate of return on assets used for cost determinations under SFAS No. 87 was 8% for 1994. Plan assets consist principally of common stock of public companies and U.S. Government securities.

 Postretirement Health Care

   Effective January 1, 1993, NRG adopted the provisions of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS No. 106 requires the actuarial determined obligation for postretirement health care and death benefits be fully accrued by the date employees attain full eligibility for such benefits, which is generally when they reach retirement age. In conjunction with the adoption of SFAS No. 106, NRG elected to amortize on a straight-line basis over 20 years the unrecognized accumulated postretirement benefit obligation (APBO) of $1.4 million for current and future

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. BENEFIT PLANS AND OTHER POSTRETIREMENT BENEFITS  (Continued)

retirees. This obligation considered 1994 plan design changes not in effect in 1993, including Medicare integration, increased retiree cost sharing, and managed indemnity measures.

   The following table sets forth the funded status of the health care plan in which NRG employees participate at December 31:

                                              NSP PLAN-1994
                                        --------------------------
                                         TOTAL NSP    NRG PORTION
                                        ----------- -------------
                                          (THOUSANDS OF DOLLARS)
APBO
 Retirees..............................  $ 132,200      $    34
 Fully eligible plan participants......     21,500          359
 Other active plan participants........     79,400        1,319
                                        ----------- -------------
   Total APBO..........................    233,100        1,712
  Plan assets at fair value............      8,000           --
                                        ----------- -------------
  APBO in excess of plan assets........    225,100        1,712
  Unrecognized net actuarial gain......      2,300          265
  Unrecognized net transition
    obligation.........................   (194,000)      (1,273)
                                        ----------- -------------
  Net benefit obligation recorded......  $  33,400      $   704
                                        =========== =============

   The assumed health care cost trend rates used in measuring the APBO at December 31, 1994 were 11.0% for those under age 65, and 7.5% for those over age 65. The assumed cost trends are expected to decrease each year until they reach 5.5% for both age groups in the year 2004, after which they are assumed to remain constant. A one percent increase in the assumed health care cost trend rate for each year would increase the APBO by approximately 13% as of December 31, 1994. Service and interest cost components of the net periodic postretirement cost would increase by approximately 16% with a similar one percent increase in the assumed health care cost trend rate. The assumed discount rate used in determining the APBO was 8% for December 31, 1994, compounded annually. The assumed long-term rate of return on assets used for cost determinations under SFAS No. 106 was 8% for 1994. The net annual periodic postretirement benefit cost recorded for 1994 consists of the following components:

                                                        1994
                                                --------------------
                                                    (THOUSANDS OF
                                                      DOLLARS)
Service cost--benefits earned during the year .         $140
Interest cost on APBO..........................          126
Amortization of transition obligation .........           70
Net amortization and deferral..................           --
                                                --------------------
 Net periodic postretirement health care
 costs.........................................         $336
                                                ====================

11. SALES TO SIGNIFICANT CUSTOMERS

   NRG and the Ramsey/Washington Resource Recovery Project have a service agreement for waste disposal which expires in 2006. Approximately 35.5% in 1994 of the Company's operating revenues from wholly-owned operations were recognized under this contract. In addition, sales to one thermal customer amounted to 16.6% of operating revenues from wholly-owned operations in 1994.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

 12. FINANCIAL INSTRUMENTS

   The estimated December 31 fair values of NRG's recorded financial instruments are as follows:

                                                     1994
                                             ---------------------
                                              CARRYING     FAIR
                                               AMOUNT      VALUE
                                             ---------- ---------
                                                 (THOUSANDS OF
                                                   DOLLARS)
Cash and cash equivalents...................   $17,507    $17,507
Restricted cash.............................    13,817     13,817
Notes receivable, including current portion.     6,802      6,802
Long-term debt, including current portion ..    93,339     82,694

   For cash, cash equivalents and restricted cash, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of notes receivable is based on expected future cash flows discounted at market interest rates. The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues.

   NRG has entered into three forward foreign currency exchange contracts with a counterparty to hedge exposure to currency fluctuations to the extent permissible by hedge accounting requirements. Pursuant to these contracts, transactions have been executed that are designed to protect the economic value in U.S. dollars of NRG's equity investments, denominated in Australian dollars and German deutsche marks (DM). NRG's forward currency exchange contracts, in the notional amount of $93 million, hedge approximately $94 million of foreign currency denominated investments at December 31, 1994. These foreign currency exchange contracts are not reflected in NRG's balance sheet. The contracts do require cash collateral which was $6.7 million at December 31, 1994 and is included in restricted cash on NRG's balance sheet. The contracts terminate in 2004 and require foreign currency interest payments by either party during each year of the contract. If the contracts had been terminated at December 31, 1994, $4.3 million would have been payable by NRG for currency exchange rate changes to date. Management believes NRG's exposure to credit risk due to nonperformance by the counterparty to its forward exchange contracts is not significant, based on the investment grade rating of the counterparty.

13. COMMITMENTS AND CONTINGENCIES

 Operating Lease Commitments

   The Company has noncancelable operating leases for office space. The leases require the company to pay certain annual operating costs, including maintenance, insurance and real estate taxes. Rental expense under these operating leases was $178 in 1994 (thousands of dollars). Future minimum lease commitments under these leases for the years ended after December 31, 1994 are as follows:

              (THOUSANDS OF
                 DOLLARS)
1995.....         $221
1996.....          246
1997.....          131
          --------------------
 Total...         $598
          ====================

 Financial Guarantees

   Certain of the partnerships in which NRG is an equity investor have loan agreements and debt outstanding which contain restrictive covenants. In the event that certain covenants are not met, NRG has guaranteed the contribution of $3.8 million of additional equity. No contributions of additional equity were necessary during 1994.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. COMMITMENTS AND CONTINGENCIES  (Continued)

  Capital Commitments

   NRG is contractually committed to additional equity investments in an existing German energy project. Such commitments are for approximately DM 36 million in 1995 and DM 35 million in 1996. The 1995 and 1996 commitments would be approximately $23 million each year, based on exchange rates in effect at December 31, 1994.

   In addition, NRG is contractually committed to additional equity investments of $20.6 million in the Scudder Latin American Trust for Independent Power Energy Projects as of December 31, 1994.

14. SEGMENT REPORTING

   NRG conducts its business within one industry segment--independent power generation. Operations in the United States include wholly-owned operations and investments in various domestic energy projects. International operations include investments in various international energy projects. See Note 5 for significant equity method investments.


                                                          ASIA      OTHER      CORPORATE/
1994                                U.S.      EUROPE    PACIFIC    AMERICAS       OTHER        TOTAL
-------------------------------  ---------- ---------  --------- ----------  -------------- ---------
                                                            (IN THOUSANDS)
Revenues from wholly-owned
 operations.....................  $ 63,970                                                   $ 63,970
Equity in operating earnings
 (losses) of unconsolidated
 affiliates.....................      (766)   $19,340   $ 8,581                                27,155
                                 ---------- ---------  --------- ----------  -------------- ---------
Total operating revenues........    63,204     19,340     8,581                                91,125
Net income......................    19,668     19,340     8,581                 $(18,051)(1)   29,538
Assets reported on a
 consolidated basis.............   122,087                                        34,380 (2)  156,467
Equity investments and loans to
 affiliates.....................   116,073     33,389    70,641                               220,103
                                 ---------- ---------  --------- ----------  -------------- ---------
Total assets....................  $238,160    $33,389   $70,641                 $ 34,380     $376,570


------------
(1) Includes all expenses not allocated to either consolidated operations or equity investments. This includes general, administrative and development expenses as well as other income (net), interest expense and taxes.
(2) Includes cash, debt issuance costs and other items not directly related to specific asset groups.

15. SUBSEQUENT EVENT

   NRG, through wholly-owned subsidiaries, owns 45% of the San Joaquin Valley Energy Partnership (SJVEP), which owns four plants located near Fresno, California with a total capacity of 55 megawatts. Through February 1995, the plants operated under long-term Standard Offer 4 (SO4) power sales contracts with Pacific Gas and Electric (PG&E) which expire in 2017. On February 28, 1995, PG&E reached basic agreements with SJVEP to acquire the SO4 contracts. The parties entered into a bridging agreement to cover the period until all regulatory approvals are received for the transaction. The bridging agreement required SJVEP to cease power deliveries to PG&E as of February 28, 1995. The negotiated agreements will result in cost savings for PG&E customers as well as economic benefits for SJVEP. The final impact of this transaction on the financial results of NRG will not be known until the agreements have been approved and all costs associated with the idling of the facilities are known. It is expected that a one-time gain from the transaction will be recorded in the first half of 1995. SJVEP will continue to own and maintain the facilities and will explore all available options.

                               NRG ENERGY, INC.
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)


                                                                         JUNE 30,
                                                                 ------------------------
                                                                     1997         1996
                                                                 ------------ ----------
                                                                  (THOUSANDS OF DOLLARS)
ASSETS
Current Assets:
 Cash and cash equivalents .....................................  $   22,815    $ 12,208
 Restricted cash ...............................................         347      19,493
 Accounts receivable-trade, less allowance for doubtful
  accounts .....................................................      13,951      10,400
 Accounts receivable-affiliates ................................       9,956          --
 Current portion of notes receivable--affiliates ...............      48,555          --
 Current portion of notes receivable ...........................      15,139     105,678
 Income taxes receivable .......................................       7,074       2,732
 Inventory .....................................................       2,484       2,401
 Prepayments and other current assets ..........................       2,380       1,109
                                                                 ------------ ----------
TOTAL CURRENT ASSETS ...........................................     122,701     154,021
                                                                 ------------ ----------
 Property, Plant and Equipment, at Original Cost:
 In service ....................................................     198,989     170,509
 Under construction ............................................      16,809      10,529
                                                                 ------------ ----------
                                                                     215,798     181,038
 Less accumulated depreciation .................................     (74,739)    (67,649)
                                                                 ------------ ----------
  Net property, plant and equipment.............................     141,059     113,389
                                                                 ------------ ----------
Other Assets:
 Investments in projects .......................................     638,780     251,107
 Capitalized project costs .....................................      16,858       7,422
 Notes receivable, less current portion--affiliates  ...........      55,136      32,389
 Notes receivable, less current portion ........................          --          --
 Intangible assets, net of accumulated amortization  ...........      40,171      41,236
 Debt issuance costs, net of accumulated amortization  .........       4,965       2,850
                                                                 ------------ ----------
  Total other assets ...........................................     755,910     335,004
                                                                 ------------ ----------
TOTAL ASSETS ...................................................  $1,019,670    $602,414
                                                                 ============ ==========


                            See accompanying notes

                               NRG ENERGY, INC.
                  CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                                 (UNAUDITED)


                                                            JUNE 30,
                                                     -----------------------
                                                         1997        1996
                                                     ------------ ---------
                                                     (THOUSANDS OF DOLLARS)
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
 Current portion of long-term debt .................  $    5,312   $  3,848
 Accounts payable--trade ...........................       2,282      3,062
 Notes payable--affiliates .........................          43      2,075
 Accrued income taxes ..............................      11,809         --
 Accrued property and sales taxes ..................       2,199      2,236
 Accrued salaries, benefits and related costs  .....       7,446      5,050
 Accrued interest ..................................       1,870         --
 Other current liabilities .........................       5,637      6,121
                                                     ------------ ---------
TOTAL CURRENT LIABILITIES ..........................      36,598     22,392
                                                     ------------ ---------
Long-term debt, less current portion ...............     458,302    210,040
Deferred revenues ..................................      12,180      7,033
Deferred income taxes ..............................      11,680      7,138
Deferred investment tax credits ....................       1,725      1,980
Deferred compensation ..............................       2,259      1,632
                                                     ------------ ---------
TOTAL LIABILITIES...................................     522,744    250,215
                                                     ------------ ---------
Stockholder's Equity:
 Common stock; $1 par value; 1,000 shares
  authorized; 1,000 shares issued and outstanding ..           1          1
 Additional paid-in capital ........................     432,480    296,024
 Retained earnings .................................      78,290     52,830
 Currency translation adjustments ..................     (13,845)     3,344
                                                     ------------ ---------
TOTAL STOCKHOLDER'S EQUITY .........................     496,926    352,199
                                                     ------------ ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY  ........  $1,019,670   $602,414
                                                     ============ =========


                            See accompanying notes

                               NRG ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                                 (UNAUDITED)


                                                                 JUNE 30,
                                                           ---------------------
                                                              1997       1996
                                                           ---------- ---------
                                                               (THOUSANDS OF
                                                                 DOLLARS)
Operating revenues:
 Revenues from wholly-owned operations ...................  $ 42,685    $35,367
 Equity in operating earnings of unconsolidated
  affiliates .............................................    13,846     11,914
                                                           ---------- ---------
Total operating revenues .................................    56,531     47,281
Operating costs and expenses:
 Cost of operations--wholly-owned operations .............    22,696     18,104
 Depreciation and amortization ...........................     4,544      4,161
 General, administrative, and development ................    18,039     18,280
                                                           ---------- ---------
Total operating costs and expenses .......................    45,279     40,545
                                                           ---------- ---------
Operating income .........................................    11,252      6,736
                                                           ---------- ---------
Other income (expense):
 Other income, net .......................................     6,267      4,255
 Interest expense ........................................   (11,182)    (7,277)
                                                           ---------- ---------
Total other income (expense) .............................    (4,915)    (3,022)
                                                           ---------- ---------
Income before income taxes ...............................     6,337      3,714
                                                           ---------- ---------
Income (benefit) taxes ...................................    (5,652)    (2,793)
                                                           ---------- ---------
Net Income................................................  $ 11,989    $ 6,507
                                                           ========== =========


                            See accompanying notes

                               NRG ENERGY, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)


                                                                         JUNE 30,
                                                                 ------------------------
                                                                     1997        1996
                                                                 ----------- -----------
                                                                  (THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income......................................................  $  11,989    $   6,507
 Adjustments to reconcile net income to net cash provided by operating activities .........................................
  Undistributed equity in operating
   earnings of unconsolidated affiliates........................    (12,957)         204
  Depreciation and amortization ................................      4,544        4,161
  Deferred income taxes and investment tax credits..............      2,946       (2,117)
  Cash provided (used) by changes in certain working capital items
   Accounts receivable..........................................    (13,951)          74
   Accounts receivable-affiliates...............................      2,105        3,499
   Accrued income taxes.........................................      8,790      (10,098)
   Inventory....................................................       (172)        (590)
   Prepayments and other current assets.........................      2,264          635
   Accounts payable-trade.......................................     (2,161)      (3,146)
   Accounts payable-affiliates..................................         --        2,075
   Accrued property and sales taxes.............................         40          341
   Accrued salaried, benefits and related costs.................        887         (128)
   Accrued interest.............................................     (2,856)          --
   Other current liabilities....................................      1,213        2,534
  Cash (used) by changes in other assets and liabilities  ......      2,469         (605)
                                                                 ----------- -----------
   NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES  ...........      5,150        3,346
                                                                 ----------- -----------
   CASH FLOWS FROM INVESTING ACTIVITIES
 Investments in projects .......................................   (279,127)     (48,173)
 Changes in notes receivable ...................................    (35,809)     (97,620)
 Capital expenditures ..........................................    (15,077)      (4,871)
 Decrease (increase) in restricted cash ........................     17,341       (9,720)
 Cash distribution from project termination settlement  ........         --       15,671
 Cash from sale of project investment ..........................      6,724           --
 Currency translation...........................................    (18,444)          --
 Other, net ....................................................       (946)          --
                                                                 ----------- -----------
   NET CASH USED BY INVESTING ACTIVITIES .......................   (325,338)    (144,713)
                                                                 ----------- -----------
   CASH FLOWS FROM FINANCING ACTIVITIES
 Capital contributions from parent .............................     81,467       25,011
 Proceeds from issuance of long-term debt ......................    250,325      122,671
 Principal payments on long-term debt ..........................     (1,227)      (1,146)
                                                                 ----------- -----------
   NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES  ...........    330,565      146,536
                                                                 ----------- -----------
   NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS  .......     10,377        5,169
                                                                 ----------- -----------
   CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ............     12,438        7,039
                                                                 ----------- -----------
   CASH AND CASH EQUIVALENTS AT END OF PERIOD ..................  $  22,815    $  12,208
                                                                 =========== ===========


                            See accompanying notes

                               NRG ENERGY, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

   NRG Energy, Inc. (the Company), a Delaware Corporation, was incorporated on May 29, 1992, as a wholly-owned subsidiary of Northern States Power Company (NSP). Beginning in 1989, the Company was doing business through its predecessor companies, NRG Energy, Inc. and NRG Group, Inc., Minnesota corporations which were merged into the Company subsequent to its incorporation. The Company and its subsidiaries and affiliates develop, build, acquire, own and operate nonregulated energy-related businesses.

   In the opinion of management, the unaudited interim consolidated financial information of the Company contains all adjustments, consisting of only those of a recurring nature, necessary to present fairly the Company's financial position and results of operations. All significant inter-company accounts, transactions, and profits have been eliminated. These financial statements are for interim periods and do not include all information normally provided in annual financial statements and notes thereto for the year ended December 31, 1996 and should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1996, contained in the Company's 1996 Annual Report. The results of operation for the interim periods are not necessarily indicative of the results that may be expected for the full year.

2. RESTRICTED CASH


   Restricted cash consists primarily of cash collateral required in connection with foreign currency hedging activities and cash collateral for letters of credit issued in relation to project development activities. At June 30, 1997, the required levels of restricted cash were lower than the same period in 1996 due to the change in the market value of the Company's exchange swaps and the posting of an $8 million letter of credit which replaced the collateral requirement.


3. PROPERTY, PLANT AND EQUIPMENT


   The major classes of property, plant and equipment at June 30 were as follows:



                                                                        1997        1996
                                                                     ---------- ----------
                                                                     (THOUSANDS OF DOLLARS)
Facilities and equipment, including construction work in progress
 of $16,809 and $10,529 ............................................  $201,681    $167,813
Land and improvements ..............................................    10,397      10,397
Office furnishings and equipment ...................................     3,720       2,828
                                                                     ---------- ----------
  Total property, plant and equipment ..............................   215,798     181,038
Accumulated depreciation ...........................................   (74,739)    (67,649)
                                                                     ---------- ----------
  Net property, plant and equipment ................................  $141,059    $113,389
                                                                     ========== ==========


   The primary contributors to the increased facilities and equipment is due to increased work in process at NEO for the construction of its landfill gas projects ($17 million), and investments in NRG's thermal projects ($10 million).

4. BUSINESS ACQUISITIONS

   On February 6, 1997, NRG signed a subscription agreement with Energy Development Limited (EDL) to acquire up to 20% of common stock , and an additional 15% of preference shares at AUS$2.20

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (UNAUDITED)

4. BUSINESS ACQUISITIONS (CONTINUED)

per share. EDL is an Australian company engaged exclusively in independent power generation from landfill gas, coal seam methane and natural gas (including latest technology combined cycle projects). EDL is the largest generator of power from coal seam methane in the world. The company currently operates over 200 MW of generation across five states and territories in of Australia and has commenced the development of new projects in the United Kingdom, Asia and New Zealand. On February 11, 1997 NRG made an initial purchase of 7.2% (4.5 million shares) of common stock for AUS$9.9 million (US$7.9 million).


   On December 19, 1996 NRG and Nordic Power Invest AB purchased 96.6% of Bolivian Power Company Limited. NRG's ownership percentage is 58%, however, it is NRG's intent to reduce its holdings to 50% or less.

   In May 1997, the Company acquired a 25.37% interest in Loy Yang A for approximately $257 million. Loy Yang A is a 2,000 MW brown coal fired thermal power station and adjacent coal mine located in Victoria, Australia which the State of Victoria sold as part of its privatization program. The power station has four generating units, each with a 500 MW boiler and turbo generator, which commenced commercial operation between July 1984 and December 1988. In addition, the Company through its Loy Yang affiliate manages the common infrastructure facilities that are located on the Loy Yang site, the adjacent Loy Yang B 1,000 MW power station and several other nearby power stations.

5. LONG-TERM DEBT

   Long-term debt consists of the following at June 30:



                                                           1997       1996
                                                        ---------- ---------
                                                            (THOUSANDS OF
                                                              DOLLARS)
NRG Energy Center, Inc. Senior Secured Notes Series
 due June 15, 2013, 7.31% .............................  $ 75,759   $ 78,180
Note payable to NSP, due December 1, 1995-2006
 5.40%-6.75% ..........................................     8,405      8,958
NRG Sunnyside, Inc. note payable, due December 31,
 1997 10.00% ..........................................     1,750      1,750
NRG San Diego, Inc., due June 25, 2003
 8.0% .................................................     2,700         --
NRG Energy Senior Notes, due February 1, 2006
 7.625% ...............................................   125,000    125,000
NRG Energy Senior Notes, due 2007
 7.5% .................................................   250,000         --
                                                        ---------- ---------
                                                          463,614    213,888
Less current maturities ...............................    (5,312)    (3,848)
                                                        ---------- ---------
  Total ...............................................  $458,302   $210,040
                                                        ========== =========


   The NRG Energy Center, Inc. notes are secured principally by long-term assets of the Minneapolis Energy Center (MEC). In accordance with the terms of the note agreements, MEC is required to maintain compliance with certain financial covenants primarily related to incurring debt, disposing of MEC assets, and affiliate transactions. MEC was in compliance with these covenants at March 31, 1997.

   The note payable to NSP relates to long-term debt assumed by the Company in connection with the transfer of ownership of an RDF processing plant by NSP to the Company in 1993.

   The NRG Sunnyside, Inc. note payable was issued in connection with the purchase of an equity interest in a waste-coal project in 1994.

                               NRG ENERGY, INC.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 (UNAUDITED)

5. LONG-TERM DEBT  (Continued)


    The NRG Energy Senior Notes due 2006, were issued in January 1996, are unsecured and require semi-annual interest payments on February 1 and August 1.

   The NRG Energy Center Notes due 2007 were issued in June 1997, are unsecured and require semi-annual interest payments on June 15 and December 15.

   The NRG San Diego, Inc. Note was issued in June 1997 in conjunction with the acquisition of San Diego Power and Cooling Company.

   Annual maturities of long-term debt for the years ending after June 30, 1997 are as follows:



                     (THOUSANDS OF
                       DOLLARS)
1997 remaining         $  5,312
1998 ...........          3,903
1999 ...........          4,149
2000 ...........          4,409
2001 ...........          4,728
2002 ...........          5,023
Thereafter .....        436,090
                 --------------------
  Total ........       $463,614
                 ====================


6. INCOME TAXES

   NRG and its parent, NSP, have entered into a federal and state income tax sharing agreement relative to the filing of consolidated federal and state income tax returns. The agreement provides, among other things, that (1) if NRG, along with its subsidiaries, is in a taxable income position, NRG will be currently charged with an amount equivalent to its federal and state income tax computed as if the group had actually filed separate federal and state returns, and (2) if NRG, along with its subsidiaries, is in a tax loss position, NRG will be currently reimbursed to the extent its combined losses are utilized in a consolidated return, and (3) if NRG, along with its subsidiaries, generates tax credits, NRG will be currently reimbursed to the extent its tax credits are utilized in a consolidated return.


7. ADDITIONAL PAID IN CAPITAL

   NSP provided NRG with additional capital contributions of $80 million in December 1996 (for use in the Cobee acquisition), $20 million in February 1997 (for investment in various projects including EDL), and $60.9 in May 1997 (for the Loy Yang acquisition).

                      NRG ENERGY, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


   The unaudited pro forma condensed financial data set forth below give effect to (i) the acquisition by NRG of a 25.37% equity interest in Loy Yang A and the financing thereof and (ii) the offering of the Old Notes (the "Offering"). The pro forma statement of income data for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to such transactions as if they had occurred at the beginning of the periods presented. As the Loy Yang acquisition and the Offering were consummated prior to June 30, 1997, no pro forma balance sheet data is provided. The pro forma condensed financial data do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have occurred had the transactions referred to above been consummated on the dates indicated. The following data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                                  PRO FORMA
                                                  YEAR ENDED                      YEAR ENDED
                                                 DECEMBER 31,                    DECEMBER 31,
                                                     1996        ADJUSTMENTS         1996
                                                -------------- -------------   --------------
                                                            (THOUSANDS OF DOLLARS)
Operating Revenues:
 Revenues from wholly-owned operations  .......    $ 71,649      $       --        $ 71,649
 Equity in operating earnings of
  unconsolidated affiliates ...................      32,815           9,460  (1)     42,275
                                                -------------- -------------   --------------
  Total operating revenues ....................     104,464           9,460         113,924
                                                -------------- -------------   --------------
Operating Costs and Expenses:
 Cost of operations--wholly-owned operations  .      36,562              --          36,562
 Depreciation and amortization ................       8,378              --           8,378
 General, administrative, and development  ....      39,248              --          39,248
                                                -------------- -------------   --------------
  Total operating costs and expenses  .........      84,188                          84,188
                                                -------------- -------------   --------------
Operating Income ..............................      20,276           9,460          29,736
                                                -------------- -------------   --------------
Other Income (Expense):
 Other income, net ............................       9,477              --           9,477
 Interest expense .............................     (15,430)        (18,750)  (2)   (34,180)
                                                -------------- -------------   --------------
Total other income (expense) ..................      (5,953)        (18,750)        (24,703)
                                                -------------- -------------   --------------
Income before Income Taxes (Benefit)  .........      14,323          (9,290)          5,033
                                                -------------- -------------   --------------
Income Taxes ..................................      (5,655)         (4,373)  (3)   (10,028)
                                                -------------- -------------   --------------
Net Income ....................................    $ 19,978      $   (4,917)       $ 15,061
                                                ============== =============   ==============



------------
(1) Represents estimated equity earnings from Loy Yang project for twelve months based upon historical data adjusted for differences due to acquisition accounting primarily depreciation charges, finance charges and adjustments to income tax expense.
(2) Amount represents accrued interest on $250 million principal amount of the Old Notes for twelve months at a rate of 7.5% per annum.
(3)    Net tax benefit derived from interest expense on the Old Notes.

                      NRG ENERGY, INC. AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                                                                              PRO FORMA
                                                 SIX MONTHS                   SIX MONTHS
                                                   ENDED                        ENDED
                                                  JUNE 30,                     JUNE 30,
                                                    1997      ADJUSTMENTS        1997
                                                ----------- -------------   ------------
                                                         (THOUSANDS OF DOLLARS)
Operating Revenues:
 Revenues from wholly-owned operations  .......   $ 42,685     $     --        $ 42,685
 Equity in operating earnings of
  unconsolidated affiliates ...................     13,846          410  (1)     14,256
                                                ----------- -------------   ------------
  Total operating revenues ....................     56,531          410          59,941
                                                ----------- -------------   ------------
Operating Costs and Expenses ..................
 Cost of operations--wholly-owned operations  .     22,696           --          22,696
 Depreciation and amortization ................      4,544           --           4,544
 General, administrative, and development  ....     18,039           --          18,039
                                                ----------- -------------   ------------
  Total operating costs and expenses  .........     45,279           --          45,279
                                                ----------- -------------   ------------
Operating Income ..............................     11,252          410          11,662
                                                ----------- -------------   ------------
Other Income (Expense).........................
 Other income, net ............................      6,267           --           6,267
 Interest expense .............................    (11,182)      (6,883) (2)    (18,065)
                                                ----------- -------------   ------------
Total other income (expense) ..................     (4,915)      (6,883)        (11,798)
                                                ----------- -------------   ------------
Income before Income Taxes ....................      6,337       (6,473)            136
                                                ----------- -------------   ------------
Income Taxes ..................................     (5,652)      (1,605) (3)     (7,257)
                                                ----------- -------------   ------------
Net Income ....................................   $ 11,989     $ (4,868)       $  7,121
                                                =========== =============   ============



------------
(1) Represents estimated equity earnings from Loy Yang project until May 14, 1997 based upon historical data adjusted for differences due to acquisition accounting primarily depreciation charges, finance charges and adjustments to income tax expense. Equity earnings of Loy Yang A from May 15 until June 30 were $1,061. This amount is summarized in the Historical column of Equity in earnings of unconsolidated affiliates.
(2) Represents accrued interest on $250 million principal amount of the Old Notes until May 14 at a rate of 7.5% per annum. Interest of $2,414 on the Old Notes from May 15 until June 30 is in the Historical column.
(3)    Net tax benefit derived from expense on the Old Notes.

TO THE SHAREHOLDERS OF SUNSHINE STATE POWER BV

AUDITORS' REPORT

We have audited the accompanying balance sheet of Sunshine State Power BV as of December 31, 1996, 1995 and 1994, and the related statements of income and of cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view of the financial position of the company as of December 31, 1996, 1995 and 1994 and of the results for the years then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.

PRICE WATERHOUSE NEDERLAND BV
March 21, 1997
Amsterdam, Netherlands

                            SUNSHINE STATE POWER BV
              BALANCE SHEET AT DECEMBER 31, 1996, 1995 AND 1994
              (BEFORE APPROPRIATION OF THE RESULT FOR THE YEAR)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

                                        1996      1995       1994
                                      AUD'000    AUD'000   AUD'000
                                     --------- ---------  ---------
ASSETS
FIXED ASSETS
Intangible fixed assets ............    8,397      8,868     9,338
Tangible fixed assets ..............  165,173    161,355   153,662
                                     --------- ---------  ---------
                                      173,570    170,223   163,000
CURRENT ASSETS
Stocks..............................    3,536      1,851     1,845
Receivables ........................    4,877      5,835     4,366
Cash and bank balances .............   11,898     11,460    10,425
                                     --------- ---------  ---------
                                       20,311     19,146    16,636
                                     --------- ---------  ---------
TOTAL ASSETS .......................  193,881    189,369   179,636
                                     --------- ---------  ---------
SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY
Issued share capital ...............       30         30        30
Retained earnings ..................   15,014      7,712        --
Result for the year.................    9,133      7,302     7,712
                                     --------- ---------  ---------
                                       24,177     15,044     7,742
                                     --------- ---------  ---------
Provisions .........................   14,618      9,309     4,496
Long-term liabilities ..............  146,817    156,097   158,814
Current liabilities ................    8,269      8,919     8,584
                                     --------- ---------  ---------
TOTAL SHAREHOLDERS' EQUITY
 AND LIABILITIES ...................  193,881    189,369   179,636
                                     --------- ---------  ---------

     The accompanying notes form an integral part of the annual accounts.

                            SUNSHINE STATE POWER BV
   STATEMENT OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

                                                     1996      1995       1994
                                                   AUD'000    AUD'000   AUD'000
                                                  --------- ---------  ---------
Net turnover
 Queensland Transmission & Supply Corporation  ..   31,245    33,250     23,725
 Boyne Smelters Limited .........................   21,548    21,378     13,544
                                                  --------- ---------  ---------
TOTAL ...........................................   52,793    54,628     37,269
Cost of turnover
 Non-fuel .......................................    9,179     8,163      6,803
 Fuel ...........................................   14,562    14,851     11,345
                                                  --------- ---------  ---------
TOTAL ...........................................   23,741    23,014     18,148
                                                  --------- ---------  ---------
GROSS PROFIT ON TURNOVER ........................   29,052    31,614     19,121
                                                  --------- ---------  ---------
 Operating expenses .............................    1,719     3,000        741
 Depreciation and amortization expense  .........    6,041     5,539      3,854
                                                  --------- ---------  ---------
TOTAL EXPENSES ..................................    7,760     8,539      4,595
                                                  --------- ---------  ---------
NET PROFIT ON TURNOVER ..........................   21,292    23,075     14,526
                                                  --------- ---------  ---------
Interest expense ................................   10,233    11,100      6,518
Interest income .................................     (770)     (718)      (514)
Foreign exchange (gain)/loss ....................   (2,527)      744     (2,989)
Disposal of assets loss .........................       86        --
                                                  --------- ---------  ---------
NET FINANCIAL EXPENSE ...........................    7,022    11,126      3,015
Result from ordinary operations before taxation     14,270    11,949     11,511
Taxation ........................................    5,137     4,647      3,799
                                                  --------- ---------  ---------
NET RESULT ......................................    9,133     7,302      7,712
                                                  --------- ---------  ---------

     The accompanying notes form an integral part of the annual accounts.

                            SUNSHINE STATE POWER BV
 STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

                                                      1996       1995        1994
                                                    AUD'000    AUD'000     AUD'000
                                                   --------- ----------  -----------
Cash flows from operating activities
Net result .......................................    9,133      7,302        7,712
Adjustments to reconcile net result to net cash
 provided by operating activities:
 Depreciation and amortization ...................    6,041      5,539        3,854
 Deferred income taxes ...........................    5,137      4,647        3,799
 Foreign exchange loss/(gain) ....................   (2,527)       744       (2,989)
 Loss on sale of fixed assets.....................       86         --
Changes in operating assets and liabilities:
 Stocks ..........................................   (1,685)        (6)         484
 Receivables .....................................      958     (1,469)      (4,338)
 Provisions ......................................      172        166          125
 Current liabilities .............................   (1,088)      (102)       4,546
                                                   --------- ----------  -----------
NET CASH FLOWS PROVIDED BY OPERATING  ACTIVITIES     16,227     16,821       13,193
                                                   --------- ----------  -----------
Cash flows from investing activities
 Purchases of tangible fixed assets ..............   (9,495)   (12,762)        (306)
 Proceeds from sale of fixed assets ..............       21         --           --
 Acquisition of 20% of the Gladstone Power
  Station.........................................       --         --     (168,332)
                                                   --------- ----------  -----------
NET CASH FLOWS USED BY INVESTING  ACTIVITIES  ....   (9,474)   (12,762)    (168,638)
Cash flows from financing activities
 Proceeds (repayments) of notes payable  .........   (1,840)     1,014      172,933
 Proceeds from issuance of share capital  ........                               30
 Repayments of long-term debt ....................   (4,475)    (4,038)      (7,093)
                                                   --------- ----------  -----------
NET CASH FLOWS (USED) PROVIDED BY  FINANCING
  ACTIVITIES .....................................   (6,315)    (3,024)     165,870
                                                   --------- ----------  -----------
NET INCREASE IN CASH AND BANK BALANCES ...........      438      1,035       10,425
                                                   --------- ----------  -----------
Cash and bank balances
Beginning of year ................................   11,460     10,425           --
                                                   --------- ----------  -----------
End of year ......................................   11,898     11,460       10,425
                                                   --------- ----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH PAID  FOR
  INTEREST .......................................   10,382     11,043        5,617
                                                   --------- ----------  -----------

     The accompanying notes form an integral part of the annual accounts.

                           SUNSHINE STATE POWER BV
                         NOTES TO THE ANNUAL ACCOUNTS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

1. GENERAL

ACTIVITIES

   Sunshine State Power BV (the Company) was incorporated on November 11, 1993. The Company's principal operating activity is the ownership of 20% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results of operations. The accounts have been prepared for the years ended December 31, 1996, 1995 and 1994.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

   Unless otherwise stated assets and liabilities are carried at nominal value.


BASIS OF PREPARATION

   The Company's financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands (Netherland GAAP) which may differ in certain respects from generally accepted accounting principles in the United States (US GAAP). With regard to the Company's statements, there are no material differences between Netherlands GAAP and US GAAP.


FOREIGN CURRENCIES

   Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's local currency (Australian $) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

INTANGIBLE FIXED ASSETS

   Project Development Expenditures -Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

   Capitalized development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

   Financing Costs -Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

                           SUNSHINE STATE POWER BV
                         NOTES TO THE ANNUAL ACCOUNTS
     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 -- (CONTINUED)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

TANGIBLE FIXED ASSETS

   All tangible fixed assets are stated at cost. The Company has not had any revaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives or over the life of the power purchase agreement by the straight line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

   The estimated useful lives are:

    Site roads and preparation ........           35 years
    Generators, systems, stacks, etc. .           35 years
    Coal handling plant ...............        10-35 years
    Other operating fixed assets ......         3-10 years

STOCKS

   Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realizable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

TRADE DEBTORS

   Trade debtors are stated at nominal value.

PROVISIONS

   Employee Provisions -Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

   Deferred Tax -Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognized for taxation purposes in another. The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied. During 1995, Australian income tax rates increased from 33% to 36%. In 1995, the prior year deferred tax balance was increased to reflect the increase in tax rates with the adjustment being recorded in taxation in the statement of income.

COMPANY INCOME TAX

   Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied.

                           SUNSHINE STATE POWER BV
                         NOTES TO THE ANNUAL ACCOUNTS
     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 -- (CONTINUED)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

3. INTANGIBLE FIXED ASSETS

   The movements in the intangible fixed assets are summarized as follows:


                                                                PROJECT
                                                              DEVELOPMENT    FINANCING
                                                             EXPENDITURES      COSTS      TOTAL
                                                                AUD'000       AUD'000    AUD'000
                                                            -------------- -----------  ---------
COST
Balance at December 31, 1993 ..............................         --            --          --
Company's share of fixed assets acquired with the
 Gladstone Power Station acquisition ......................      6,984         2,707       9,691
                                                            -------------- -----------  ---------
Balance at December 31, 1994 ..............................      6,984         2,707       9,691
Additions for the year ended December 31, 1995  ...........         --            --          --
                                                            -------------- -----------  ---------
Balance at December 31, 1995 ..............................      6,984         2,707       9,691
Additions for the year ended December 31, 1996  ...........         --            --          --
                                                            -------------- -----------  ---------
Balance at December 31, 1996 ..............................      6,984         2,707       9,691
ACCUMULATED AMORTIZATION
Balance at December 31, 1993 ..............................         --            --          --
Amortization for the year ended December 31, 1994  ........       (150)         (203)       (353)
Amortization for the year ended December 31, 1995  ........       (199)         (271)       (470)
Amortization for the year ended December 31, 1996  ........       (200)         (271)       (471)
                                                            -------------- -----------  ---------
Balance at December 31, 1996 ..............................       (549)         (745)     (1,294)
                                                            -------------- -----------  ---------
Net book value at December 31, 1996 .......................      6,435         1,962       8,397
                                                            -------------- -----------  ---------

                           SUNSHINE STATE POWER BV
                         NOTES TO THE ANNUAL ACCOUNTS
     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 -- (CONTINUED)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

4. TANGIBLE FIXED ASSETS

   The movements in the tangible fixed assets are summarized as follows:

                                                                                              OTHER
                                                     SITE ROADS    GENERATORS,     COAL     OPERATING
                                                         AND         SYSTEMS,     HANDING     FIXED
                                            LAND     PREPARATION      STACKS       PLANT      ASSETS      TOTAL
                                         --------- -------------  ------------- ---------  ----------- ----------
                                          AUD'000      AUD'000       AUD'000      AUD'000    AUD'000     AUD'000
COST
Balance at November 11, 1993 ...........     --            --             --          --         --           --
Company's share of assets acquired with
 Gladstone Power Station acquisition  ..    211         2,443        141,118       6,294      1,613      151,679
 Additions .............................     --            --              7          --        299          306
                                         --------- -------------  ------------- ---------  ----------- ----------
Balance at December 31, 1994 ...........    211         2,443        141,125       6,294      1,912      151,985
 Additions .............................     --           146          8,943       2,036        721       11,846
 Disposals .............................     --            --             (1)         --        (10)         (11)
                                         --------- -------------  ------------- ---------  ----------- ----------
Balance at December 31, 1995 ...........    211         2,589        150,067       8,330      2,623      163,820
 Additions .............................      5           209         11,988       1,334        111       13,647
 Disposals .............................     --            --            (88)         --        (19)        (107)
                                         --------- -------------  ------------- ---------  ----------- ----------
Balance at December 31, 1996 ...........    216         2,798        161,967       9,664      2,715      177,360
                                         --------- -------------  ------------- ---------  ----------- ----------
ACCUMULATED DEPRECIATION
Balance at November 11, 1993 ...........     --            --             --          --         --           --
Charge for the period ..................     --           (53)        (2,940)       (331)      (177)      (3,501)
                                         --------- -------------  ------------- ---------  ----------- ----------
Balance at December 31, 1994 ...........     --           (53)        (2,940)       (331)      (177)      (3,501)
Charge for the year ....................     --           (72)        (4,304)       (452)      (353)      (5,181)
                                         --------- -------------  ------------- ---------  ----------- ----------
Balance at December 31, 1995 ...........     --          (125)        (7,244)       (783)      (530)      (8,682)
Charge for the year ....................     --           (79)        (4,497)       (601)      (393)      (5,570)
                                         --------- -------------  ------------- ---------  ----------- ----------
Balance at December 31, 1996 ...........     --          (204)       (11,741)     (1,384)      (923)     (14,252)
                                         --------- -------------  ------------- ---------  ----------- ----------
Net book value at December 31, 1996  ...    216         2,594        150,226       8,280      1,792      163,108
                                         --------- -------------  ------------- ---------  ----------- ----------
Construction in progress at
 December 31, 1996 (construction in
 progress at December 31, 1995 and 1994
 was $6,217 and $5,178, respectively)  .                                                                   2,065
                                                                                                       ----------
Net tangible fixed assets at
  December 31, 1996 ....................                                                                 165,173
                                                                                                       ----------

5. STOCKS

                          DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                              1996            1995           1994
                         -------------- --------------  --------------
                             AUD'000        AUD'000         AUD'000
Coal ...................      2,318            656             774
Fuel oils ..............        154            202             120
Chemicals ..............         12             13              26
Spares and consumables        1,052            980             925
                         -------------- --------------  --------------
                              3,536          1,851           1,845
                         -------------- --------------  --------------

                           SUNSHINE STATE POWER BV
                         NOTES TO THE ANNUAL ACCOUNTS
     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 -- (CONTINUED)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

6. RECEIVABLES

                 DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                     1996            1995           1994
                -------------- --------------  --------------
                    AUD'000        AUD'000         AUD'000
Trade debtors        4,605          5,501           4,003
Prepayments  ..        272            334             363
                -------------- --------------  --------------
                     4,877          5,835           4,366
                -------------- --------------  --------------

   All receivables are due in less than one year.

7. CASH AND BANK BALANCES

   All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 1996, 1995 and 1994, the restricted cash and bank balances totaled $7,000,000, $7,500,000 and $6,300,000, respectively.

8. ISSUED SHARE CAPITAL

   The authorized share capital consists of 2 000 shares each having a nominal value of 30 Australian dollars (40 Dutch Guilders), of which 1 000 shares have been issued and fully paid up at December 31, 1996 and 1995. The Company's shares are owned by NRGenerating International BV (990) and Gunwale BV (10). Both NRGenerating International BV and Gunwale BV are wholly owned by NRG Energy, Inc., which is incorporated in the United States of America.

9. RETAINED EARNINGS

                                         1996      1995
                                      --------- ---------
                                       AUD'000    AUD'000
Balance at January 1 ................    7,712        --
Appropriation of prior years result      7,302     7,712
                                      --------- ---------
Balance at December 31 ..............   15,014     7,712
                                      --------- ---------

10. RESULT FOR THE PERIOD

                                                     AUD'000
Balance at November 11, 1993 ......................       --
Net result for the period ended December 31, 1994      7,712
1994 net result appropriated to retained earnings     (7,712)
Net result for the year ended December 31, 1995  ..    7,302
1995 net result appropriated to retained earnings     (7,302)
Net result for the year ended December 31, 1996  ..    9,133
                                                    ---------
Balance at December 31, 1996 ......................    9,133
                                                    ---------

                           SUNSHINE STATE POWER BV
                         NOTES TO THE ANNUAL ACCOUNTS
     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 -- (CONTINUED)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

11. PROVISIONS

                                        EMPLOYEE     DEFERRED
                                       PROVISIONS      TAX       TOTAL
                                      ------------ ----------  ---------
                                         AUD'000     AUD'000    AUD'000
Balance at November 11, 1993  .......        --           --         --
Company's share assumed with the
 Gladstone Power Station acquisition        572           --        572
Charged/(released) to income  .......       125        3,799      3,924
                                      ------------ ----------  ---------
Balance at December 31, 1994  .......       697        3,799      4,496
Charged/(released) to income  .......       166        4,647      4,813
                                      ------------ ----------  ---------
Balance at December 31, 1995  .......       863        8,446      9,309
Charged/(released) to income  .......       172        5,137      5,309
                                      ------------ ----------  ---------
Balance at December 31, 1996  .......     1,035       13,583     14,618
                                      ------------ ----------  ---------

   Approximately $ 618 (AUD'000) of the employee provisions are current and expected to be paid during 1997.

12. LONG-TERM LIABILITIES

   Secured long-term debt due to third parties

                        DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                            1996            1995           1994
                       -------------- --------------  --------------
                           AUD'000        AUD'000         AUD'000
Secured -with banks  .     108,821        113,733         118,208
                       -------------- --------------  --------------

   Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.4% at December 31, 1996.

   The bank long-term debt is repayable as follows (in AUD'000):

1997 .........    4,913
1998 .........    5,437
1999 .........    5,975
2000 .........    6,600
2001 .........    7,275
Thereafter  ..   83,534
               --------
                113,734
               --------

   The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

   Unsecured Subordinated Notes Payable (AUD'000)

   On March 25, 1994 the Company received loans from NRGenerating International BV and Gunwale BV, the primary shareholders of the Company, in the amounts of $ 48,312 and $488 respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in U.S. dollars. During 1996, the Company repaid $1,822 and $18 to NRGenerating International BV and Gunwale BV, respectively. There were no repayments made during 1995. During 1994, the Company repaid $5,152 and $53 to NRGenerating International BV and Gunwale BV, respectively.

                           SUNSHINE STATE POWER BV
                         NOTES TO THE ANNUAL ACCOUNTS
     FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994 -- (CONTINUED)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange fluctuations, were $37,616 and $380 to NRGenerating International BV and Gunwale BV at December 31, 1996, respectively and $41,940 and $424 to NRGenerating International BV and Gunwale BV at December 31, 1995, respectively.

13. CURRENT LIABILITIES

                                               DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                   1996            1995           1994
                                              -------------- --------------  --------------
                                                  AUD'000        AUD'000         AUD'000
Current installments of bank long-term debt        4,913          4,475           4,038
Trade creditors/suppliers ...................        776          1,579           1,370
Accrued coal/rail costs .....................      1,152          1,712           1,984
Accrued interest ............................        800            959             901
Other accrued expenses ......................        628            194             291
                                              -------------- --------------  --------------
                                                   8,269          8,919           8,584
                                              -------------- --------------  --------------

14. RELATED PARTIES

   An affiliate of the Company, Sunshine State Power (No. 2) BV owns 17.5% of the Gladstone Power Station Joint Venture. Sunshine State Power (No. 2) BV is owned by the owners of the Company.

   The Gladstone Power Station is operated by NRG Gladstone Operating Services Ply Ltd, which is ultimately a wholly-owned subsidiary of NRG Energy Inc. NRG Gladstone Operating Services Ply Ltd operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone Power Station Joint Venture. During the periods ended December 31, 1996, 1995 and 1994, the Company paid NRG Gladstone Operating Services Pty Ltd approximately $288, $331 and $194 (AUD'000) respectively in operators fees under the terms of the Operation and Maintenance Agreement.

15. NUMBER OF EMPLOYEES

   The average number of persons employed at the Gladstone Power Station during 1966 was approximately 471. These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 20% of the related costs for these employees. The Company itself has no employees.

16. REMUNERATION OF DIRECTORS


   During the periods ended December 31, 1996, 1995 and 1994, none of the directors received remuneration for their services as directors of the Company.

TO THE SHAREHOLDERS OF SUNSHINE STATE POWER (NO. 2) BV
AUDITORS' REPORT

We have audited the accompanying balance sheet of Sunshine State Power (No.
2) BV as of December 31, 1996, 1995 and 1994, and the related statements of income and of cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements give a true and fair view of the financial position of the company as of December 31, 1996, 1995 and 1994 and of the results for the years then ended in accordance with accounting principles generally accepted in the Netherlands and comply with the financial reporting requirements included in Part 9, Book 2 of the Netherlands Civil Code.

PRICE WATERHOUSE NEDERLAND BV
March 21, 1997
Amsterdam, Netherlands

                        SUNSHINE STATE POWER (NO. 2) BV
              BALANCE SHEET AT DECEMBER 31, 1996, 1995 AND 1994
              (BEFORE APPROPRIATION OF THE RESULT FOR THE YEAR)
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)


                                        1996      1995       1994
                                      AUD'000    AUD'000   AUD'000
                                     --------- ---------  ---------
ASSETS
FIXED ASSETS
Intangible fixed assets ............    7,348      7,759     8,171
Tangible fixed assets...............  144,524    141,183   134,452
                                     --------- ---------  ---------
                                      151,872    148,942   142,623
CURRENT ASSETS
Stocks .............................    3,093      1,620     1,614
Receivables ........................    4,267      5,106     3,869
Cash and bank balances .............   10,416      9,953     9,055
                                     --------- ---------  ---------
                                       17,776     16,679    14,538
                                     --------- ---------  ---------
TOTAL ASSETS .......................  169,648    165,621   157,161
SHAREHOLDERS' EQUITY AND
 LIABILITIES
SHAREHOLDERS' EQUITY
Issued share capital ...............       30         30        30
Retained earnings ..................   13,158      6,748        --
Result for the year ................    7,950      6,410     6,748
                                     --------- ---------  ---------
                                       21,138     13,188     6,778
                                     --------- ---------  ---------
Provisions .........................   12,779      8,155     3,933
Long-term liabilities ..............  128,472    136,515   138,939
Current liabilities ................    7,259      7,763     7,511
                                     --------- ---------  ---------
TOTAL SHAREHOLDERS' EQUITY AND
 LIABILITIES .......................  169,648    165,621   157,161
                                     ========= =========  =========


     The accompanying notes form an integral part of the annual accounts.

                        SUNSHINE STATE POWER (NO. 2) BV
      STATEMENT OF INCOME FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND PERIOD ENDED DECEMBER 31, 1994
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

                                                     1996      1995       1994
                                                   AUD'000    AUD'000   AUD'000
                                                  --------- ---------  ---------
Net turnover
 Queensland Electricity Commission ..............   27,340    29,094     20,759
 Boyne Smelters Limited .........................   18,854    18,706     11,851
                                                  --------- ---------  ---------
TOTAL ...........................................   46,194    47,800     32,610
Cost of turnover
 Non-fuel .......................................    8,031     7,143      5,953
 Fuel ...........................................   12,742    12,995      9,926
                                                  --------- ---------  ---------
TOTAL ...........................................   20,773    20,138     15,879
                                                  --------- ---------  ---------
GROSS PROFIT ON TURNOVER ........................   25,421    27,662     16,731
Operating expenses ..............................    1,509     2,632        646
Depreciation and amortization expense ...........    5,285     4,846      3,373
                                                  --------- ---------  ---------
TOTAL EXPENSES ..................................    6,794     7,478      4,019
                                                  --------- ---------  ---------
NET PROFIT ON TURNOVER ..........................   18,627    20,184     12,712
Interest expense ................................    8,954     9,713      5,704
Interest income .................................     (668)     (626)      (449)
Foreign exchange (gain)/loss ....................   (2,157)      609     (2,614)
Disposal of assets loss .........................       76        --
                                                  --------- ---------  ---------
NET FINANCIAL EXPENSE ...........................    6,205     9,696      2,641
                                                  --------- ---------  ---------
Result from ordinary operations before taxation     12,422    10,488     10,071
Taxation ........................................    4,472     4,078      3,323
                                                  --------- ---------  ---------
NET RESULT ......................................    7,950     6,410      6,748
                                                  --------- ---------  ---------

     The accompanying notes form an integral part of the annual accounts.

                        SUNSHINE STATE POWER (NO. 2) BV
    STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                      AND PERIOD ENDED DECEMBER 31, 1994
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

                                                               1996       1995        1994
                                                             AUD'000    AUD'000     AUD'000
                                                            --------- ----------  -----------
Cash flows from operating activities
Net result ................................................    7,950      6,410        6,748
Adjustments to reconcile net result to net cash provided
 by operating activities:
 Depreciation and amortization ............................    5,285      4,846        3,373
 Deferred income taxes ....................................    4,472      4,078        3,323
 Foreign exchange loss/(gain) .............................   (2,157)       609       (2,614)
 Loss on sale of fixed assets..............................       76         --
 Changes in operating assets and liabilities:
 Stocks ...................................................   (1,473)        (6)         423
 Receivables ..............................................      839     (1,237)      (3,845)
 Provisions ...............................................      152        144          110
 Current liabilities ......................................     (886)      (131)       3,978
                                                            --------- ----------  -----------
NET CASH FLOWS PROVIDED BY OPERATING  ACTIVITIES  .........   14,258     14,713       11,496
                                                            --------- ----------  -----------
Cash flows from investing activities:
 Purchases of tangible fixed assets .......................   (8,308)   (11,165)        (268)
 Proceeds from sale of fixed assets .......................       17         --           --
                                                            --------- ----------  -----------
 Acquisition of 20% of the Gladstone Power Station  .......       --         --     (147,288)
NET CASH FLOWS USED BY INVESTING  ACTIVITIES...............   (8,291)   (11,165)    (147,556)
                                                            --------- ----------  -----------
Cash flows from financing activities:
 Proceeds (repayments) of notes payable ...................   (1,588)       883      151,316
 Proceeds from issuance of share capital ..................                               30
 Repayments of long-term debt .............................   (3,916)    (3,533)      (6,231)
                                                            --------- ----------  -----------
NET CASH FLOWS (USED) BY FINANCING  ACTIVITIES  ...........   (5,504)    (2,650)     145,115
                                                            --------- ----------  -----------
NET INCREASE IN CASH AND BANK BALANCES ....................      463        898        9,055
                                                            --------- ----------  -----------
Cash and bank balances
Beginning of year .........................................    9,953      9,055           --
                                                            --------- ----------  -----------
End of year ...............................................   10,416      9,953        9,055
                                                            --------- ----------  -----------
SUPPLEMENTAL DISCLOSURE OF CASH PAID  FOR INTEREST  .......    9,084      9,667        4,916
                                                            --------- ----------  -----------

     The accompanying notes form an integral part of the annual accounts.

                       SUNSHINE STATE POWER (NO. 2) BV
      NOTES TO THE ANNUAL ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996
                 AND 1995 AND PERIOD ENDED DECEMBER 31, 1994
            (AMOUNTS EXPRESSED IN THOUSANDS OF AUSTRALIAN DOLLARS)

1.  GENERAL

ACTIVITIES

   Sunshine State Power (No. 2) BV (the Company) was incorporated on February 24, 1994. The Company's principal operating activity is the ownership of 17.5% of the Gladstone Power Station Joint Venture. The Gladstone Power Station Joint Venture owns and operates the Gladstone Power Station located in Queensland, Australia, which it acquired on March 30, 1994. The Gladstone Power Station Joint Venture is an unincorporated joint venture and therefore not a separate legal entity. Accordingly, the Gladstone Power Station Joint Venture owners act as tenants in common owning their proportionate shares of the unincorporated joint venture's assets, liabilities and results of operations. The accounts have been prepared for the years ended December 31, 1996 and 1995 and period ended December 31, 1994.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

   Unless otherwise stated assets and liabilities are carried at nominal value.


BASIS OF PREPARATION

The Company's financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands (Netherland GAAP) which may differ in certain respects from generally accepted accounting principles in the United States (US GAAP). With regard to the Company's statements, there are no material differences between Netherlands GAAP and US GAAP.


FOREIGN CURRENCIES

   Assets and liabilities at year-end and transactions during the period denominated in a foreign currency are translated into the Company's local currency (Australian $) at the exchange rates ruling at year-end and at the time of the transaction, respectively. Exchange adjustments are taken to the statement of income.

INTANGIBLE FIXED ASSETS

   Project development expenditures -Project development expenditures represent the Company's share of project development expenditures incurred by the Gladstone Power Station Joint Venture to organize the acquisition of the Gladstone Power Station and operate it subsequent to the acquisition.

   Capitalized development expenditures are being amortized over the term of the Gladstone Power Station Power sales agreements (35 years), commencing from the date the investment in the project was consummated. The carrying values of capitalized development expenditures and the amortization periods are reviewed annually and any necessary write down is charged against income. Research expenditures and expenditures on development of existing projects are charged against income in the year in which they are incurred.

   Financing costs -Financing costs represent the Company's share of the costs incurred by the Gladstone Power Station Joint Venture to acquire the long-term debt used to finance the acquisition of the Gladstone Power Station. Capitalized financing costs are being amortized over a ten year period, which represents the timeframe until the Company expects the long-term debt will be refinanced.

                       SUNSHINE STATE POWER (NO. 2) BV
      NOTES TO THE ANNUAL ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996
          AND 1995 AND PERIOD ENDED DECEMBER 31, 1994 -- (CONTINUED)

TANGIBLE FIXED ASSETS

   All tangible fixed assets are stated at cost. The Company has not had any revaluations performed on its tangible fixed assets. Tangible fixed assets, with the exception of land, are depreciated over their estimated useful lives by the straight line method. Ordinary maintenance and repairs are expensed as incurred; replacements and improvements are capitalized.

   The estimated useful lives are:

Site roads and preparation ............           35 years
Generators, systems, stacks, etc.  ....           35 years
Coal handling plant ...................        10-35 years
Other operating fixed assets ..........         3-10 years

STOCKS

   Stocks are carried at the lower of cost (principally by the FIFO method or another method which approximates FIFO) and net realizable value. In valuing stocks, appropriate allowance is made for obsolete or slow-moving items.

TRADE DEBTORS

   Trade debtors are stated at nominal value.

PROVISIONS

   Employee provisions -Provisions are made for amounts expected to be paid to the operator of the Gladstone Power Station in respect of its employees for the pro rata entitlements for long service and annual leave. These amounts are accrued at actual pay rates having regard to experience of employee's departure and period of service. The provisions are divided into current (expected to be paid in the ensuing twelve months) and non-current portions.

   Deferred tax -Provisions for deferred taxes have been set up where items entering into the determination of accounting profit for one period are recognized for taxation purposes in another. The principal difference arises in connection with the depreciation of fixed assets. In calculating the provision, current tax rates are applied. During 1995 Australian income tax rates increased from 33% to 36%. In 1995 the prior year deferred tax balance was increased to reflect the increase in tax rates with the adjustment being recorded in taxation in the statement of income.

COMPANY INCOME TAX

   Company income tax is based upon the results reported in the statement of income as adjusted for permanent differences. Current Australian tax rates are applied.

                       SUNSHINE STATE POWER (NO. 2) BV
      NOTES TO THE ANNUAL ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996
          AND 1995 AND PERIOD ENDED DECEMBER 31, 1994 -- (CONTINUED)

3. INTANGIBLE FIXED ASSETS

   The movements in the intangible fixed assets are summarized as follows:


                                                        PROJECT
                                                      DEVELOPMENT    FINANCING
                                                     EXPENDITURES      COSTS      TOTAL
                                                    -------------- -----------  ---------
                                                        AUD'000       AUD'000    AUD'000
COST
Balance at February 24, 1994 ......................         --            --          --
Company's share of fixed assets acquired with
 Gladstone Power Station acquisition ..............      6,111         2,369       8,480
                                                    -------------- -----------  ---------
Balance at December 31, 1994 ......................      6,111         2,369       8,480
Additions for the year ended December 31, 1995  ...         --            --          --
                                                    -------------- -----------  ---------
Balance at December 31, 1995 ......................      6,111         2,369       8,480
Additions for the year ended December 31, 1996  ...         --            --          --
Balance at December 31, 1996 ......................      6,111         2,369       8,480
                                                    -------------- -----------  ---------
ACCUMULATED AMORTIZATION
Balance at February 24, 1994.......................         --            --          --
Amortization for the period ended December 31,
 1994 .............................................       (131)         (178)       (309)
Amortization for the year ended December 31, 1995         (175)         (237)       (412)
Amortization for the year ended December 31, 1996         (174)         (237)       (411)
                                                    -------------- -----------  ---------
Balance at December 31, 1996 ......................       (480)         (652)     (1,132)
                                                    -------------- -----------  ---------
Net book value at December 31, 1996 ...............      5,631         1,717       7,348
                                                    -------------- -----------  ---------

                       SUNSHINE STATE POWER (NO. 2) BV
      NOTES TO THE ANNUAL ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996
          AND 1995 AND PERIOD ENDED DECEMBER 31, 1994 -- (CONTINUED)

4.  TANGIBLE FIXED ASSETS

   The movements in the tangible fixed assets are summarized as follows:


                                                                                                 OTHER
                                                       SITE ROADS    GENERATORS,      COAL     OPERATING
                                                           AND         SYSTEMS,     HANDLING     FIXED
                                              LAND     PREPARATION      STACKS       PLANT       ASSETS      TOTAL
                                           --------- -------------  ------------- ----------  ----------- ----------
                                            AUD'000      AUD'000       AUD'000      AUD'000     AUD'000     AUD'000
COST
Balance at February 24, 1994 .............     --            --             --           --         --         --
Company's share of assets
 acquired with Gladstone Power
 Station acquisition .....................    184         2,138        123,476        5,508      1,411      132,717
Other additions ..........................     --            --              6           --        262          268
                                           --------- -------------  ------------- ----------  ----------- ----------
Balance at December 31, 1994 .............    184         2,138        123,482        5,508      1,673      132,985
Additions ................................     --           128          7,827        1,781        631       10,367
Disposals ................................                   --             (1)          --         (9)         (10)
                                           --------- -------------  ------------- ----------  ----------- ----------
Balance at December 31, 1995 .............    184         2,266        131,308        7,289      2,295      143,342
Additions ................................      5           182         10,489        1,168         97       11,941
Disposals ................................     --            --            (77)          --        (16)         (93)
                                           --------- -------------  ------------- ----------  ----------- ----------
Balance at December 31, 1996 .............    189         2,448        141,720        8,457      2,376      155,190
ACCUMULATED DEPRECIATION
Balance at February 24, 1994 .............                   --             --           --         --           --
Charge for the period ....................                  (46)        (2,571)        (292)      (155)      (3,064)
                                                     -------------  ------------- ----------  ----------- ----------
Balance at December 31, 1994 .............                  (46)        (2,571)        (292)      (155)      (3,064)
Charge for the year ......................                  (63)        (3,767)        (396)      (309)      (4,535)
                                                     -------------  ------------- ----------  ----------- ----------
Balance at December 31, 1995 .............                 (109)        (6,338)        (688)      (464)      (7,599)
Charge for the year ......................                  (69)        (3,935)        (526)      (344)      (4,874)
                                                     -------------  ------------- ----------  ----------- ----------
Balance at December 31, 1996 .............                 (178)       (10,273)      (1,214)      (808)     (12,473)
                                                     -------------  ------------- ----------  ----------- ----------
Net book value at December 31, 1996  .....    189         2,270        131,447        7,243      1,568      142,717
Construction in progress at December 31,
 1996 (construction in progress at
 December 31, 1995 and 1994 was $5,440
 and $4,531, respectively) ...............                                                                    1,807
                                                                                                          ----------
Net tangible fixed assets at December 31,
 1996 ....................................                                                                  144,524
                                                                                                          ----------


5. STOCKS

                          DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                              1996            1995           1994
                         -------------- --------------  --------------
                             AUD'000        AUD'000         AUD'000
Coal ...................      2,028            574             678
Fuel oils ..............        135            177             105
Chemicals ..............         10             11              23
Spares and consumables          920            858             808
                         -------------- --------------  --------------
                              3,093          1,620           1,614
                         -------------- --------------  --------------

                       SUNSHINE STATE POWER (NO. 2) BV
      NOTES TO THE ANNUAL ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996
          AND 1995 AND PERIOD ENDED DECEMBER 31, 1994 -- (CONTINUED)

6. RECEIVABLES

                 DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                     1996            1995           1994
                -------------- --------------  --------------
                    AUD'000        AUD'000         AUD'000
Trade debtors        4,030          4,814           3,503
Prepayments  ..        237            292             366
                -------------- --------------  --------------
                     4,267          5,106           3,869
                -------------- --------------  --------------

   All receivables are due in less than one year.

7. CASH AND BANK BALANCES

   All cash and bank balances are held by banks and include investments with maturities of three months or less which are readily convertible to cash. The Company's long-term debt agreement places restrictions on the amount of cash and bank balances which must be maintained. At December 31, 1996, 1995 and 1994, the restricted cash and bank balances totaled $6,100,000, $6,500,000 and $5,500,000, respectively.

8. ISSUED SHARE CAPITAL

   The authorized share capital consists of 2,000 shares each having a nominal value of 75 Australian dollars (100 Dutch Guilders), of which 400 shares have been issued and fully paid up at December 31, 1996 and 1995. The Company's shares are owned by NRGenerating International BV (396) and Gunwale BV (4). Both NRGenerating International BV and Gunwale BV are wholly owned by NRG Energy, Inc., which is incorporated in the United States of America.

9.  RETAINED EARNINGS

                                         1996      1995
                                      --------- ---------
                                       AUD'000    AUD'000
Balance at January 1 ................    6,748        --
Appropriation of prior years result      6,410     6,748
                                      --------- ---------
Balance at December 31 ..............   13,158     6,748
                                      --------- ---------

10.  RESULT FOR THE PERIOD


                                                     AUD'000
                                                    ---------
Balance at February 24, 1994 ......................       --
Net result for the period ended December 31, 1994      6,748
1994 net result appropriated to retained earnings     (6,748)
Net result for the year ended December 31, 1995  ..    6,410
1995 net result appropriated to retained earnings     (6,410)
Net result for the year ended December 31, 1996  ..    7,950
                                                    ---------
Balance at December 31, 1996 ......................    7,950
                                                    ---------

                       SUNSHINE STATE POWER (NO. 2) BV
      NOTES TO THE ANNUAL ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996
          AND 1995 AND PERIOD ENDED DECEMBER 31, 1994 -- (CONTINUED)

11. PROVISIONS

                                            EMPLOYEE PROVISIONS   DEFERRED TAX    TOTAL
                                            ------------------- --------------  ---------
                                                  AUD'000           AUD'000      AUD'000
Balance at February 24, 1994 ..............          --                  --           --
Company's share assumed with the Gladstone
 Power Station acquisition ................         500                  --          500
Charged/(released) to income ..............         110               3,323        3,433
                                            ------------------- --------------  ---------
Balance at December 31, 1994 ..............         610               3,323        3,933
Charged/(released) to income ..............         144               4,078        4,222
                                            ------------------- --------------  ---------
Balance at December 31, 1995 ..............         754               7,401        8,155
Charged/(released) to income ..............         152               4,472        4,624
                                            ------------------- --------------  ---------
Balance at December 31, 1996 ..............         906              11,873       12,779
                                            ------------------- --------------  ---------

   Approximately $541 (AUD'000) of the employee provisions are current and expected to be paid during 1997.

12. LONG-TERM LIABILITIES

   Secured long-term debt due to third parties

                        DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                            1996            1995           1994
                       -------------- --------------  --------------
                           AUD'000        AUD'000         AUD'000
Secured--with banks  .     95,218          99,516         103,432
                       -------------- --------------  --------------

   Current installments of bank long-term debt are included under current liabilities. The interest rate for long-term debt is variable based on an average of the bid rates quoted by the banks plus a margin of 1.4% at December 31, 1996.

   The bank long-term debt is repayable as follows (in AUD'000):

1997 .........   4,298
1998 .........   4,758
1999 .........   5,228
2000 .........   5,775
2001 .........   6,366
Thereafter  ..  73,091
               --------
                99,516
               --------

   The bank long-term debt is secured by the Company's ownership interest in the Gladstone Power Station Joint Venture.

   Unsecured subordinated note payable (AUD'000)

   On March 25, 1994 the Company received loans from NRGenerating International BV and Gunwale BV, the primary shareholders of the Company, in the amount of $42,273 and $427, respectively. The notes payable are subordinated to all other liabilities of the Company, bear no interest and are to be repaid in US dollars. During 1996, the Company repaid $1,572 and $16 to NRGenerating International BV and Gunwale BV, respectively. There were no repayments made during 1995. During 1994, the

                       SUNSHINE STATE POWER (NO. 2) BV
      NOTES TO THE ANNUAL ACCOUNTS FOR THE YEARS ENDED DECEMBER 31, 1996
          AND 1995 AND PERIOD ENDED DECEMBER 31, 1994 -- (CONTINUED)

Company repaid $4,533 and $46 to NRGenerating International BV and Gunwale BV, respectively. Repayments on the notes payable are at the discretion of the Company, unless certain events of termination occur, as defined, and then the entire balance of the notes becomes due. The note balances, as adjusted for current period activity and foreign exchange fluctuations, were $32,922 and $332 to NRGenerating International BV and Gunwale BV at December 31, 1996 respectively and $36,629 and $370 to NRGenerating International BV and Gunwale BV at December 31, 1995, respectively.

13. CURRENT LIABILITIES

                                               DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                                   1996            1995           1994
                                              -------------- --------------  --------------
                                                  AUD'000        AUD'000         AUD'000
Current installments of bank long-term debt        4,298          3,916           3,533
Trade creditors/suppliers ...................        696          1,345           1,199
Accrued coal/rail costs .....................      1,008          1,498           1,736
Accrued interest ............................        700            834             788
Other accrued expenses ......................        557            170             255
                                              -------------- --------------  --------------
                                                   7,259          7,763           7,511
                                              -------------- --------------  --------------

14.  RELATED PARTIES

   An affiliate of the Company, Sunshine State Power BV owns 20% of the Gladstone Power Station Joint Venture. Sunshine State Power BV is owned by the owners of the Company.

   The Gladstone Power Station is operated by NRG Gladstone Operating Services Ply Ltd, which is ultimately a wholly-owned subsidiary of NRG Energy Inc. NRG Gladstone Operating Services Ply Ltd operates the Gladstone Power Station under the terms of the Operation and Maintenance Agreement with the Gladstone Power Station Joint Venture. During the periods ended December 31, 1996, 1995 and 1994, the Company paid NRG Gladstone Operating Services Pty Ltd approximately $252, $289 and $170 (A$S'000) respectively in operators fees under the terms of the Operation and Maintenance Agreement.

15.  NUMBER OF EMPLOYEES

   The average number of persons employed at the Gladstone Power Station during 1996 was approximately 471. These individuals are primarily employed in the operations and maintenance areas of the station. The Company is responsible for 17.5% of the related costs for these employees. The Company itself has no employees.

16.  REMUNERATION OF DIRECTORS


   During the periods ended December 31, 1996, 1995 and 1994, none of the directors received remuneration for their services as directors of the Company.

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Management Committee of
 San Joaquin Valley Energy Partners I, L.P.

   We have audited the accompanying balance sheets of San Joaquin Valley Energy Partners I, L.P., a California limited partnership (the Partnership) as of December 31, 1995 and 1994, and the related statements of income, partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Joaquin Valley Energy Partners I, L.P. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

   As discussed in Note 6 to the financial statements, during 1995, the Partnership entered into an agreement whereby the Partnership's power purchase contracts were transferred back to Pacific Gas & Electric.

                                          /s/ Coopers & Lybrand L.L.P.

Sacramento, California
February 29, 1996

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                                BALANCE SHEETS
                          DECEMBER 31, 1995 AND 1994


                                                            1995          1994
                                                       ------------- -------------
                        ASSETS
Current assets:
 Short-term investments ..............................  $ 3,756,078    $        --
 Restricted cash......................................           --     13,710,534
 Receivable from PG&E.................................   52,050,216             --
 Accounts receivable..................................       62,318      3,657,340
 Fuel inventory.......................................      124,029      1,660,162
 Receivable from affiliates...........................       28,636        217,748
 Other................................................      132,885        225,075
                                                       ------------- -------------
  Total current assets................................   56,154,162     19,470,859
Property, plant, and equipment, net...................    4,964,030     29,519,412
Organization and debt issue costs, net of accumulated
 amortization of $828,565 at December 31, 1994 .......           --      1,753,268
Notes receivable from partners and affiliates ........           --      1,600,000
                                                       ------------- -------------
                                                        $61,118,192    $52,343,539
                                                       ============= =============
           LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
 Book overdraft.......................................  $    21,473    $        --
 Accounts payable.....................................       44,120      1,130,659
 Accrued liabilities..................................    8,319,056      1,608,285
 Long-term debt, current portion......................      184,163      5,455,695
                                                       ------------- -------------
  Total current liabilities...........................    8,568,812      8,194,639
Long-term debt, net of current portion................      414,288     24,077,127
                                                       ------------- -------------
  Total liabilities...................................    8,983,100     32,271,766
Commitments (Note 7)
Partners' equity......................................   52,135,092     20,071,773
                                                       ------------- -------------
                                                        $61,118,192    $52,343,539
                                                       ============= =============

The accompanying notes are an integral part of the financial statements.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                             STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                       1995          1994
                                                  ------------- -------------
Revenue:
 Electricity sales...............................  $ 6,107,863    $38,957,267
                                                  ------------- -------------
Costs and expenses:
 Operating.......................................    3,814,238     18,879,930
 Depreciation and amortization...................      450,997      2,599,187
 General and administrative......................      198,431      1,134,205
                                                  ------------- -------------
  Total costs and expenses.......................    4,463,666     22,613,322
                                                  ------------- -------------
  Operating income...............................    1,644,197     16,343,945
Other income (expense):
 Interest and bank agency fees...................     (525,598)    (2,702,966)
 Interest income.................................      541,537        388,481
 Other...........................................      141,900          3,810
                                                  ------------- -------------
  Income before extraordinary item...............    1,802,036     14,033,270
Extraordinary item (Note 6):
 Net gain on transfer of power purchase
  contracts......................................   58,468,139             --
                                                  ------------- -------------
  Net income.....................................  $60,270,175    $14,033,270
                                                  ============= =============

   The accompanying notes are an integral part of the financial statements.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                        STATEMENTS OF PARTNERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



Partners' equity, December 31, 1993...........................  $ 11,484,304
Net income for the year ended December 31, 1994...............    14,033,270
Partnership distributions for the year ended December 31,
 1994.........................................................    (5,445,801)
                                                               --------------
Partners' equity, December 31, 1994...........................    20,071,773
Net income for the year ended December 31, 1995...............    60,270,175
Partnership distributions for the year ended December 31,
 1995.........................................................   (28,206,856)
                                                               --------------
Partners' equity, December 31, 1995...........................  $ 52,135,092
                                                               ==============


   The accompanying notes are an integral part of the financial statements.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995            1994
                                                    -------------- --------------
Cash flows from operating activities:
 Net income .......................................  $ 60,270,175    $ 14,033,270
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization ..................       450,997       2,599,187
   Impairment of assets ...........................    26,861,778              --
   Change in assets and liabilities:
    Decrease (increase) in accounts receivable  ...     3,595,022        (800,190)
    Increase in receivable from PG&E ..............   (52,050,216)             --
    Decrease in inventory .........................       826,682         164,807
    Decrease (increase) in other assets  ..........        92,190          (1,373)
    Decrease (increase) in due from affiliates  ...       189,112         (16,642)
    Decrease in accounts payable ..................    (1,086,539)     (1,163,127)
    Increase in accrued liabilities ...............     6,416,097           7,968
                                                    -------------- --------------
Net cash provided by operating activities  ........    45,565,298      14,823,900
                                                    -------------- --------------
Cash flows from investing activities:
 Purchases of property, plant and equipment  ......            --      (2,065,289)
 Purchase of short-term investments ...............    (3,756,078)             --
                                                    -------------- --------------
Net cash used in investing activities .............    (3,756,078)     (2,065,289)
                                                    -------------- --------------
Cash Flows from financing activities:
 Increase in book overdraft .......................        21,473              --
 Decrease (increase) in restricted cash  ..........    13,710,534      (1,861,694)
 Principal payments on long-term debt .............   (28,934,371)     (5,451,116)
 Proceeds from note receivable ....................     1,600,000              --
 Partnership distributions ........................   (28,206,856)     (5,445,801)
                                                    -------------- --------------
Net cash used in financing activities .............   (41,809,220)    (12,758,611)
                                                    -------------- --------------
Net change in cash and cash equivalents  ..........            --              --
Cash at beginning of period .......................            --              --
Cash and cash equivalents at December 31  .........  $               $
                                                    ============== ==============
Supplemental disclosures of cash flow information:
 Cash paid during period for:
  Interest ........................................  $  1,633,204    $  2,566,348
                                                    ============== ==============

   The accompanying notes are an integral part of the financial statements.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                        NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND OPERATION:

   San Joaquin Valley Energy Partners I, L.P. (Partnership), a California limited partnership, was formed on July 31, 1992, to purchase and operate three biomass power plant facilities in Madera and Merced Counties, California.

   The Partnership sold electricity to Pacific Gas & Electric (PG&E) until February 28, 1995, when the plants ceased operations in anticipation of the transfer of the Partnership's power purchase agreements (PPA's) back to PG&E.

   The General Partners are San Joaquin Valley Energy I, Inc., a California corporation (SJVE I), and Power Partners II, a California general partnership. The Limited Partners are NRG Jackson Valley II, Inc., a California corporation (NRG II); Donovan D. Bohn, an individual; and Volkar/Coombs Partners, a California general partnership (VCP). The Partnership agreement stipulates that the term of the Partnership shall continue for a period ending the earlier of December 31, 2030, or the date on which the Partnership is dissolved by law or by mutual agreement of the Partners.

   SJVE I and NRG II are wholly owned subsidiaries of NRG Energy, Inc., a Delaware corporation.

   The Partners of Power Partners II are Power Joint Ventures II, Inc., and P&W Ventures II, Inc., both California corporations. VH Energy, L.L.C., an Illinois limited liability company, and Roland S. Coombs, an individual, are the Partners of VCP. Patrick J. Volkar is the sole shareholder of Power Joint Ventures II, Inc., and Roland S. Coombs is the sole shareholder of P&W Ventures II, Inc. Patrick J. Volkar and Sandra A. Hunt are the members of VH Energy, L.L.C.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Cash and Cash Equivalents

   For purposes of the statement of cash flows, cash and cash equivalents include cash and all investment instruments purchased with a maturity of three months or less.

 Cash and Restricted Cash

   At December 31, 1994, cash balances totalling $13,710,534 were restricted as to use under the terms of various agreements. There were no such restrictions at December 31, 1995. The restrictions related to the following:

                                  1994
                              ------------
Receipt account .............  $ 8,076,401
Operating account ...........      572,543
Debt service account ........    4,650,938
Maintenance reserve account        410,652
                              ------------
                               $13,710,534
                              ============

   The Partnership invests its cash and restricted cash in time deposits, money market accounts, and short term investment mutual funds, most of which are not federally insured. The Partnership has not experienced any losses on these deposits.

 Accounts Receivable

   Management believes that there are no uncollectible accounts receivable; therefore, there is no allowance for doubtful accounts at December 31, 1995.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- CONTINUED

  Fuel Inventory

   Fuel inventory consists of unburned fuel char, urban wood waste, wood chips, nut hulls and other biomass, and is stated at the lower of average cost or market.

   At December 31, 1995, the Partnership has entered into commitments to sell the entire balance of its inventory recorded as of year end.

 Property, Plant and Equipment

   Property, plant and equipment is stated at cost, reduced to fair value in 1995. Major additions are capitalized, and repairs and maintenance costs are expensed as incurred. Depreciation of the biomass power plants was calculated on a straight-line basis over the terms of the respective power purchase agreements (PPA's). Depreciation on the other assets was calculated on a straight-line basis over their estimated useful lives, ranging from three to eight years. Depreciation has been suspended effective February 28, 1995. Gains or losses from disposals are reflected in current earnings.

 Organization and Debt Issue Costs

   Organization and debt issue costs were stated at cost, and were being amortized until 1995 when deemed to be fully impaired and unrealizable, and consequently were written off in connection with the transfer of PPA's back to PG&E.

 Impairment of Long-Lived Assets

   The Partnership has adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of (SFAS 121), as of December 31, 1995. Under SFAS 121, the Partnership's assets have been impaired as a result of the transfer of power purchase contracts back to PG&E. Accordingly, an impairment loss of $26,861,778, to reduce the carrying value of the assets to their fair value, has been included in the net gain on transfer of PPA. Fair value has been estimated by management using salvage and sales values for similar plants and related components. The amount the Partnership might ultimately realize could differ materially in the near term from the amount assumed in estimating fair value.

 Environmental Restoration Costs

   The Partnership has estimated the cost of environmental restoration of its plant sites. Estimated costs relate to evaporation ponds and other plant site restoration. Total accrued environmental restoration costs total $4,850,000 at December 31, 1995. The amount the Partnership might ultimately incur could differ materially in the near term from the amount accrued.

 Income Taxes

   The net income or loss of the Partnership for income tax purposes, along with any associated tax credits, is included in the tax returns of the individual partners. Accordingly, no provision has been made for federal or state income taxes in the accompanying financial statements.

   The allocation of taxable income, gains, losses and credits to the partners is specified in the Partnership agreement.

 Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- CONTINUED

3. NOTES RECEIVABLE FROM PARTNERS AND AFFILIATES:

   Notes receivable at December 31 consist of:

                                                                 1995        1994
                                                             ----------- -----------
Notes receivable from partners and affiliates, floating
 rate interest (weighted average interest rate 6.88% at
 December 31, 1994) ........................................     $ --     $1,600,000
                                                             =========== ===========

4. PROPERTY, PLANT AND EQUIPMENT:

   Property, plant and equipment consist of the following at December 31:

                                   1995          1994
                               ------------ -------------
Power plants .................  $4,700,000    $32,898,035
Land .........................     264,030        264,030
Equipment and other ..........          --        932,274
                               ------------ -------------
                                 4,964,030     34,094,339
Less acumulated depreciation            --     (4,574,927)
                               ------------ -------------
                                $4,964,030    $29,519,412
                               ============ =============

   In accordance with SFAS 121, as a result of the PPA transfer, property, plant and equipment has been written down to its estimated fair value at December 31, 1995.

5. LONG-TERM DEBT:

   Long-term debt consists of the following at December 31:

                                                              1995         1994
                                                          ----------- -------------
Note payable to a financial institution, floating-rate
 interest (weighted average interest rate 6.88% at
 December 31, 1994) .....................................  $      --    $28,746,665
Payable to an unaffiliated partnership, without
 interest, payable in annual installments of $142,850
 through August 1, 1999; uncollateralized ...............    592,138        695,709
Equipment contracts .....................................      6,313         90,448
                                                          ----------- -------------
                                                             598,451     29,532,822
Less current portion ....................................   (184,163)    (5,455,695)
                                                          ----------- -------------
                                                           $ 414,288    $24,077,127
                                                          =========== =============

   The Partnership entered into interest rate swap agreements with a notional amount of $28,746,665 at December 31, 1994, to reduce the impact of changes in interest rates on its floating-rate notes payable. These agreements, which effectively capped interest rates, involve the exchange of floating-rate for fixed interest payment obligations and resulted in a weighted average fixed interest rate of 5.87% at December 31, 1994, on the Partnership's floating-rate debt.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- CONTINUED

    The aggregate maturities for the long-term debt are as follows:

 DECEMBER 31,
--------------
1996...........  $184,163
1997...........   142,850
1998...........   142,850
1999...........   128,588
                ----------
                 $598,451
                ==========

6. POWER PURCHASE CONTRACTS:

   The Partnership had agreements (PPA's) to sell Pacific Gas & Electric (PG&E) all electricity produced by the plants through the years 2019-2020. The Partnership also received capacity payments throughout the terms of the PPA's when it operated the plants above specified production levels. The PPA's provided for guaranteed rates ending in years 1998-2000, after which the rates were to be based on PG&E's avoided cost as defined by the PPA's.

   During 1994 the Partnership entered into a curtailment agreement with PG&E to limit the output of the power plants during certain off-peak hours. The Partnership received curtailment payments of $1,968,491 and $8,091,462 during 1995 and 1994 respectively.

   During 1995, the Partnership entered into negotiations regarding an agreement whereby PG&E would compensate the Partnership to transfer back to PG&E its existing PPA's. Effective February 28, 1995, the Partnership entered into a bridging agreement with PG&E whereby the Partnership shutdown its power plants and received payments while a final agreement was being negotiated to transfer the PPA's back to PG&E. Such bridging payments were then deducted from the total compensation received for the transfer of the PPA's.

   The final PPA transfer agreement was finalized on July 10, 1995, and provided for the transfer of all of the Partnership's rights under the existing PPA's in exchange for total compensation of $99,212,716, $47,162,500 of which was received at closing and through bridging payments, and $52,050,216 of which was received on March 1, 1996.

   A net gain on transfer of PPA's of $58,468,139 has been recognized in 1995, and consists of:

Total consideration from PG&E .........................  $99,212,716
Less:
 Impairment of assets .................................   26,861,778
 Operating and maintenance costs during bridging
  period ..............................................    1,170,291
 Loan, agency and prepayment fees .....................    1,960,894
 Estimated environmental restoration costs ............    4,850,000
 Severance, fuel contract settlement and other costs  .    5,901,614
                                                        -------------
Net gain on transfer of PPA's .........................  $58,468,139
                                                        =============

7. COMMITMENTS:

   The Partnership has entered into contractual agreements to purchase specified quantities of biomass fuels from various vendors, and the Partnership has agreed to assume a fuel purchase commitment of San Joaquin Valley Energy Partners IV, L.P. (SJVEP IV). The purchase price of the fuels is a specified amount above the market cost per bone dry ton. The periods covered by the contracts range from one to eight years with the longest expiring in the year 1999. Under these contracts, the Partnership purchased fuel totaling $--in 1995 and $8,217,550 in 1994.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- CONTINUED

    Since agreeing to transfer its PPA's back to PG&E, the Partnership has sought to terminate all of its fuel purchase commitments. Management believes the Partnership will not incur any additional loss on termination.

8. EMPLOYEE BENEFIT PLAN:

   The Partnership established a 401(k) retirement savings plan (Plan) effective January 1, 1994, that covered all employees. The Partnership contributed approximately $74,000 during 1994 to the Plan. During 1995, the Plan was terminated at no cost to the Partnership.

9. TRANSACTIONS WITH AFFILIATES:

   At December 31, 1995 and 1994, the receivable from affiliates related through common ownership consists of:

                                                                   1995       1994
                                                                 -------- ----------
Due from affiliates relating to the purchase of Biomass fuel and charges for administration, insurance, and workers'
 compensation costs, consisting of:
  BioConversion Partners, L.P. .................................  $ 2,648   $  7,963
  San Joaquin Valley Energy Partners IV, L.P. (SJVEP IV)  ......   25,988     37,715
Due from the owners of SJVEP IV relating to interest on notes
 receivable ....................................................  $    --   $282,221
Due from BioConversion Partners, L.P. relating to the purchase
 of unburned fuel ..............................................       --    110,152

   The Partnership has an agreement with BioConversion Partners, L.P., (BioConversion) to purchase unburned fuel (Char). The sales price of the char is based on the BTU heat value of the char applied to the average cost per BTU paid by BioConversion for its biomass fuel. The total amount of char purchased by the Partnership was $123,417 and $871,951 in 1995 and 1994, respectively.

   The Partnership has an agreement with BioConversion to purchase or sell excess biomass fuel at cost. The total amount of biomass fuel sold to BioConversion was $-0-and $182,601 in 1995 and 1994, respectively. The Partnership purchased excess biomass fuel of $-0-and $138,102 during 1995 and 1994, respectively.

   The Partnership has service agreements to provide general and administrative services to BioConversion and SJVEP IV. The total amount of management fees earned in 1995 and 1994 was $42,474 and $34,147 respectively. The Partnership also purchases insurance for BioConversion and SJVEP IV which is then charged back to each of the entities based upon the fair value of their plant assets. The total amount of insurance expense charged to BioConversion was $32,152 and $48,421 and to SJVEP IV was $75,021 and $112,984 in 1995 and 1994, respectively.

   The Partnership incurred approximately $26,000 and $43,000 in 1995 and 1994, respectively, for administration and management services provided by Jackson Valley Energy Partners, L.P. (JVEP), a partnership affiliated through common ownership.

                  SAN JOAQUIN VALLEY ENERGY PARTNERS I, L.P.
                      (A CALIFORNIA LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS -- CONTINUED

    The Partnership paid approximately $37,000 in 1994 to a partner for consulting services, of which approximately $31,000 was paid on behalf of JVEP. During 1995, the Partnership received payment in full from JVEP for these services.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS:

   The carrying amounts of cash and cash equivalents, short term investments, receivable from PG&E and book overdraft approximates fair value because of the short term maturity of these instruments. The carrying amount of long-term debt is not materially different than its estimated fair value based on the fair value of debt with similar terms.

                     LOY YANG POWER ANNUAL REPORT 1995/96
          PROFIT AND LOSS STATEMENT FOR THE YEAR ENDED 30 JUNE 1996



                                                      30 JUNE 1996   30 JUNE 1995
                                              NOTES       $'000         $'000
                                             ------- -------------  -------------
OPERATING REVENUE...........................     2       574,009       244,275
                                                     -------------  -------------
Operating Profit before Income Tax..........     3       185,233        79,579
Income Tax Attributable to Operating
 Profit.....................................     4        67,547        29,861
                                                     -------------  -------------
OPERATING PROFIT AFTER INCOME TAX...........             117,686        50,618
                                                     -------------  -------------
Retained Profits at beginning of year ......    13        50,618             0
Dividends Paid or Payable...................             117,686             0
                                                     -------------  -------------
Retained Profits at End of Year.............              50,618        50,618
                                                     -------------  -------------



This Profit and Loss Statement should be read in conjunction with the Notes to and forming part of the Financial Statements.

                         FINANCIAL STATEMENTS 1995/96
                       BALANCE SHEET AS AT 30 JUNE 1996



                                        30 JUNE 1996   30 JUNE 1995
                                NOTES       $'000         $'000
                               ------- -------------  -------------
CURRENT ASSETS
Cash..........................   14.1           658         1,015
Receivables...................      5        73,048       100,577
Inventories...................      6         3,560         4,043
Other assets..................      7         1,715         4,155
                                       -------------  -------------
TOTAL CURRENT ASSETS..........               78,981       109,790
NON-CURRENT ASSETS
Receivables...................      5         1,575         3,132
Inventories...................      6        13,176        20,101
Other assets..................      7         5,663             0
Investments...................      8             0           128
Property, plant and
 equipment....................      9     3,159,102     3,245,997
                                       -------------  -------------
TOTAL NON-CURRENT ASSETS .....            3,179,516     3,269,358
                                       -------------  -------------
TOTAL ASSETS..................            3,258,497     3,379,148
                                       -------------  -------------
CURRENT LIABILITIES
Creditors and borrowings .....     10     2,039,619     2,113,681
Provisions....................     11         9,110        15,060
                                       -------------  -------------
TOTAL CURRENT LIABILITIES ....            2,048,729     2,128,741

NON-CURRENT LIABILITIES
Creditors and borrowings .....     10     1,057,833     1,164,699
Provisions....................     11       101,317        35,090
                                       -------------  -------------
TOTAL NON-CURRENT
 LIABILITIES..................            1,159,150     1,199,789
                                       -------------  -------------
TOTAL LIABILITIES.............            3,207,879     3,328,530
                                       -------------  -------------
NET ASSETS....................               50,618        50,618
                                       -------------  -------------

EQUITY
Share capital.................     12             0             0
Retained earnings.............     13        50,618        50,618
                                       -------------  -------------
TOTAL EQUITY..................               50,618        50,618
                                       -------------  -------------



This Balance Sheet should be read in conjunction with the Notes to and forming part of the Financial Statements.

                     LOY YANG POWER ANNUAL REPORT 1995/96
           STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 30 JUNE 1996



                                                                30 JUNE 1996   30 JUNE 1995
                                                        NOTES       $'000         $'000
                                                       ------- -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers...............................             661,857        262,004
Payments to suppliers and employees...................            (252,601)       (98,270)
                                                               -------------  -------------
NET CASH FLOW FROM OPERATING ACTIVITIES ..............   14.2      409,256        163,734
                                                               -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments to acquire property, plant and equipment ....              (8,356)        (5,447)
Proceeds from sale of property, plant and equipment ..                  34            117
Proceeds from sale of investments.....................                 223              0
Dividends received....................................                 127              0
Net cash allocated....................................                   0           (629)
                                                               -------------  -------------
NET CASH FLOW USED IN INVESTING ACTIVITIES............              (7,972)        (5,959)
                                                               -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES
Interest and other items of a similar nature
 received.............................................               1,907            832
Interest and other costs of finance paid..............            (115,063)       (70,817)
Hedging receipts associated with borrowings ..........              20,765         10,980
Hedging payments associated with borrowings ..........             (30,861)       (15,490)
Buyback of swaps......................................              (7,905)             0
Proceeds from borrowings..............................              86,056         49,706
Repayment of borrowings...............................             (36,221)       (47,170)
Buyback of borrowings.................................            (264,282)       (85,458)
Dividends paid........................................             (56,000)             0
                                                               -------------  -------------
NET CASH FLOW USED IN FINANCING ACTIVITIES............            (401,604)      (157,417)
                                                               -------------  -------------
NET INCREASE/(DECREASE) IN CASH HELD..................                (320)           358
                                                               -------------  -------------
CASH AT BEGINNING OF YEAR.............................                 358              0
                                                               -------------  -------------
CASH AT END OF YEAR...................................   14.1           38            358
                                                               -------------  -------------



This Statement of Cash Flows should be read in conjunction with the Notes to and forming part of the Financial Statements.

                         FINANCIAL STATEMENTS 1995/96


NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.1 BASIS OF ACCOUNTING

The financial report is a general purpose financial report which has been prepared in accordance with the requirements of the Corporations Law which include disclosures required by Schedule S and applicable Accounting Standards. Other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) have also been complied with.

   The report is prepared in accordance with the historical cost convention, except for certain assets which, as noted, are at valuation. The accounting policies are consistent with those of the previous year.

1.2 PRIOR PERIOD COMPARISONS

Loy Yang Power Ltd. was incorporated for the twelve months ended 30 June 1995, however the company did not commence trading in its principal activities until 1 February 1995 when substantially all the assets and liabilities of the business were vested in the company pursuant to an Allocation Statement made under the Electricity Industry (Further Amendment) Act 1994.

   As a result, comparative profit and loss and cash flow figures reflect five months trading from 1 February 1995 to 30 June 1995.

   Comparative information is reclassified where appropriate, to enhance comparability.

1.3 PROPERTY, PLANT AND EQUIPMENT

COST AND VALUATION
Property, plant and equipment are carried at cost.
DEPRECIATION AND AMORTISATION
Depreciation or amortisation is provided for all fixed assets other than freehold land. The majority of assets are depreciated using the straight line method to write off the cost of assets over their expected service lives. The expenditure associated with mine development costs is amortised on a units of production basis. Depreciation or amortisation for all assets commences on the first day of the month closest to the in-service date.

   Changes in depreciation rates and/or depreciable amounts are dealt with on a prospective basis.

1.4 RECOVERABLE AMOUNTS

Non-current assets values do not exceed their recoverable amount. Where carrying values exceed their recoverable amount, assets are revalued downwards to the lower value. The expected net cash flows included in determining the recoverable amounts of non-current assets have been discounted to their present value using a market determined risk adjusted discount rate.

1.5 INVENTORIES

Costs are assigned to inventories using the average cost method. Inventories are valued at lower of cost and net realisable value. As estimate of items which are likely to be utilised in the next twelve months is classified as current.

                     LOY YANG POWER ANNUAL REPORT 1995/96

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

1.6 ACCOUNTING FOR INCOME TAX

Loy Yang Power Ltd. is subject to the Victorian State Government Tax Equivalent System pursuant to Section 88 of the State Owned Enterprises Act 1992.

   Loy Yang Power Ltd. has adopted the liability method of tax-effect accounting whereby income tax is regarded as an expense and is managed with the accounting profit after allowing for permanent differences.

   To the extent that timing differences occur between the time items are recognised in the accounts and when these are taken into account in determining taxable income, the net related taxation benefit or liability is disclosed as a future income tax benefit or a provision for deferred income tax. These account balances are calculated with reference to the rates of income tax which are expected to apply when those timing differences reverse.

   Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. The future income tax benefit arising from tax losses is only carried forward as an asset when the benefit is virtually certain of being realised.

1.7 DOUBTFUL DEBTS

The value of estimated doubtful debts is reviewed annually on an individual debtor basis, and appropriate provision is made where necessary.

1.8 NEGOTIABLE SECURITIES

Where interest is paid in advance on negotiable securities the interest is recognised as an asset and progressively charged to the Profit and Loss Statement over the applicable interest period. Interest payable in arrears is progressively charged to the Profit and Loss Statement over the applicable interest period and recognised as a liability.

   Discounts and premiums on face value on the issue of negotiable securities are recognised as variations of the liability to which they relate. The variations are amortised over the term of the issue, using the effective yield method.

   Changes in the capital value of the outstanding liability on index linked securities are recognised as variations in the book value of the liability and are charged to the Profit and Loss Statement.

   Any gains or losses arising from the buyback of negotiable securities issued by Loy Yang Power Ltd. are charged to the Profit and Loss Statement as incurred or earned.

1.9 DERIVATIVES

Loy Yang Power Ltd. is exposed to changes in interest rates and commodity prices from its activities. It is Loy Yang Power Ltd.'s policy to use derivative financial instruments to hedge these risks. Loy Yang Power Ltd. does not enter, hold or issue derivative financial instruments for reading or speculative purposes.

   Derivative financial instruments include forward rate agreements, futures, options, interest rate swaps and their Treasury Corporation of Victoria equivalents.

   Gains and losses arising from the early termination of general hedges are amortised over the period of the hedge. The exception to this is bond futures where gains and losses are amortised over the average term to maturity of existing fixed debt.

   Gains and losses arising from the early termination of specific hedges are amortised over the shorter of the period of the borrowing being hedged or the period of the hedge.

                         FINANCIAL STATEMENTS 1995/96

1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

1.10 EMPLOYEE ENTITLEMENTS

WAGES, SALARIES AND LEAVE

Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave and associated oncosts.

   Liabilities arising in respect of wages and salaries, annual leave and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of their estimated future cash outflows to be made in respect of services provided by employees up to the reporting date. In determining the present value of future cash outflows, the interest rates attaching to Federal Government Guaranteed Securities which have terms to maturity approximating the terms of the related liability are used.

   Employee entitlement expenses are revenues arising in respect of the following categories:

o wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

o  other types of employee entitlements;

are charged to the Profit and Loss Statement on a net basis in their respective categories.

SUPERANNUATION

Loy Yang Power Ltd. contributes towards the Victorian Electricity Industry
(VEI) Superannuation Fund on behalf of its employees. These contributions are charged to the Profit and Loss Statement as the liability arises (refer note 17.2).

1.11 PROVISION FOR SITE RESTORATION: POWER STATION AND MINE

Recognition of a liability for the cost of restoring the power station and mine sites to an acceptable environmental standard at the end of their useful lives has been provided for in these accounts (refer notes 11 and 16). This liability includes costs of reclamation, plant closure and dismantling, and waste site closure.

   The liability is recognised on a gradual basis and is calculated by discounting the estimated future site restoration costs to their net present value. Annual increments to the liability for each site are charged to the Profit and Loss Statement over the estimated remaining life of each site.

   Expected future payments for site restoration are discounted using interest rates attaching, as at the reporting date, to Federal Government Guaranteed Securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

   Cost estimates are based on the assumption that current legal requirements and/or technologies will not change significantly over the life of the power station and mine sites.

   Changes in estimates are dealt with on a prospective basis.

1.12 CASH

For the purpose of the Statement of Cash Flows, cash includes cash on hand and in banks, investments in money market instruments and short-term deposits and securities, net of outstanding overdrafts.

                     LOY YANG POWER ANNUAL REPORT 1995/96

                                                            30 JUNE 1996    30 JUNE 1995
                                                                $'000          $'000
                                                           -------------- --------------
2 OPERATING REVENUE COMPRISES
Sales revenue.............................................     557,500        238,468
Interest revenue (refer note 25.5) .......................       1,845            637
Proceeds from the sale of non-current assets..............         587            117
Dividend revenue..........................................         127              0
Other revenue.............................................      13,950          5,053
                                                           -------------- --------------
                                                               574,009        244,275
                                                           ============== ==============
-----------------------------------------------------------------------------------------

3 OPERATING PROFIT

The operating profit before income tax is arrived at after charging/(crediting) the following items:

DEPRECIATION, AMORTISATION AND DIMINUTION
Plant and equipment.......................................      96,219         40,255
Development of mine (amortisation)........................       1,058            427
Leased plant and equipment (amortisation).................       8,678          3,637
Buildings.................................................         320            137
Diminution in value of inventories........................           0            727
                                                           -------------- --------------
TOTAL DEPRECIATION, AMORTISATION AND DIMINUTION ..........     106,275         45,183
                                                           ============== ==============

AMOUNTS SET ASIDE TO PROVISIONS
Bad and doubtful debts....................................           0              0
Employee entitlements.....................................       4,492          1,170
Site restoration--power station...........................         486            430
Site restoration--mine ...................................         247            356
                                                                          --------------
TOTAL AMOUNT SET ASIDE TO PROVISIONS .....................       5,225          1,956
                                                           ============== ==============
INTEREST EXPENSE (REFER NOTE 25.5)........................     126,711         59,145
GOVERNMENT MINING ROYALTIES INCURRED......................       9,242          3,654
ENERGY CONSUMPTION LEVY...................................          30              7
SUPERANNUATION CONTRIBUTIONS..............................       2,697          1,194
RENTAL OPERATING LEASES...................................         419            233
PROFIT/(LOSS) ON SALE OF NON-CURRENT ASSETS...............          51            (16)
RESEARCH AND DEVELOPMENT EXPENDITURE......................         519              0

                         FINANCIAL STATEMENTS 1995/96

                                                                         30 JUNE 1996    30 JUNE 1995
                                                                             $'000          $'000
                                                                        -------------- --------------
4 INCOME TAX
4.1 INCOME TAX EXPENSE
The prima facie tax on operating profit differs from the income tax provided in the accounts as follows:
Prima facie income tax expense calculated at 36% (1995: 33%) on the
operating profit.......................................................      66,684         26,261
Increase in income tax expense due to permanent differences
 Depreciation on buildings.............................................         448            281
 Tax on provisions not carried forward.................................         621            280
 Provisions for restoration--non-deductible ...........................         175            142
 Entertainment and other non-deductible items .........................          31            444
Decrease in income tax expense due to permanent differences
 Tax exempt income.....................................................        (293)             0
 Research and development concession...................................         (94)             0
 General investment allowance..........................................         (25)             0
 Depreciation on buildings.............................................           0           (328)
Add: Restatement of deferred tax balances due to change in income tax
rate...................................................................           0          1,881
                                                                        -------------- --------------
TOTAL INCOME TAX EXPENSE ATTRIBUTABLE TO OPERATING PROFIT  ............      67,547         28,961
                                                                        ============== ==============
Total income tax expense is made up of:
 Deferred income tax provision.........................................      85,298         51,107
 Less: future income tax benefit.......................................      17,751         22,146
                                                                        -------------- --------------
                                                                             67,547         28,961
                                                                        ============== ==============
4.2 ANALYSIS OF TAX BALANCES CARRIED FORWARD
CURRENT
Future income tax benefit, balance at end of year......................       1,019          3,505
Less: provision for deferred income tax, balance at end of year .......         450            360
                                                                        -------------- --------------
NET FUTURE INCOME TAX BENEFIT (REFER NOTE 7)...........................         569          3,145
                                                                        ============== ==============
NON-CURRENT
Provision for deferred income tax, balance at end of year .............     135,955         50,747
Less: future income tax benefit, balance at end of year................      45,267         25,030
                                                                        -------------- --------------
NET PROVISION FOR DEFERRED INCOME TAX (REFER NOTE 11) .................      90,688         25,717
                                                                        ============== ==============
The future income tax benefit will only be obtained if:
(a) future assessable income is derived of a nature and of an amount sufficient to enable the benefit to be realised;
(b) the conditions for deductibility imposed by tax legislation continue to be complied with; and
(c) no changes in tax legislation adversely affect Loy Yang Power Ltd.
    in realising the benefit.
------------------------------------------------------------------------------------------------------

5 RECEIVABLES
CURRENT
Trade debtors (refer note 25.6)........................................      69,684         97,843
Other debtors (refer note 25.6)........................................       3,364          2,734
                                                                        -------------- --------------
                                                                             73,048        100,577
                                                                        ============== ==============
NON-CURRENT
Trade debtors (refer note 25.6)........................................       1,575          3,132
Other debtors (refer note 25.6)........................................           0              0
                                                                        -------------- --------------
                                                                              1,575          3,132
                                                                        ============== ==============

                     LOY YANG POWER ANNUAL REPORT 1995/96

                                                                        30 JUNE, 1996   30 JUNE, 1995
                                                                            $'000           $'000
                                                                       -------------- ---------------
6 INVENTORIES
CURRENT
General purpose and maintenance stocks at cost........................      3,560           4,043
Less: inventory diminution............................................          0               0
                                                                       -------------- ---------------
                                                                            3,560           4,043
                                                                       ============== ===============
NON-CURRENT
General purpose and maintenance stocks at cost........................     13,664          20,828
Less: inventory diminution............................................        488             727
                                                                       -------------- ---------------
                                                                           13,176          20,101
                                                                       -------------- ---------------
A review undertaken during the year identified 57.6 million of items that should correctly be identified as depreciable spares. This amount has been transferred to property, plant and equipment.
------------------------------------------------------------------------------------------------------

7 OTHER ASSETS
Current
Prepayments...........................................................      1,146           1,010
Future income tax benefit (refer note 4.2)............................        569           3,145
                                                                       -------------- ---------------
                                                                            1,715           4,155
                                                                       -------------- ---------------
NON-CURRENT
Unamortized interest rate swap termination losses.....................      4,828               0
Unamortized futures termination losses................................        835               0
                                                                       -------------- ---------------
                                                                            5,663               0
                                                                       -------------- ---------------
------------------------------------------------------------------------------------------------------

8 INVESTMENTS
8.1 NON-CURRENT INVESTMENTS AT COST COMPRISE:
Unlisted shares.......................................................          0             128
Unlisted shares in associated companies...............................          0               0
                                                                       -------------- ---------------
                                                                                0             128
                                                                       -------------- ---------------
8.2 NON-CURRENT INVESTMENTS IN UNLISTED ASSOCIATED COMPANIES
PowerWorks Pty. Ltd. .................................................
PowerWorks Pty. Ltd's principal activity is to promote the
 electricity industry to the public
Ownership interest....................................................       33.3%           33.3%
Investment carrying amount............................................        0.1             0.1
The above investment is held by Loy Yang Power Ltd. and is comprised of interest in the ordinary share capital of the associate.
 The balance date of the associate is 30 June, and the associate is incorporated in Australia.
 There are no material post-balance day events or dissimilar accounting policies.
 During the period, unlisted shares held at cost were sold for
$223,296


                         FINANCIAL STATEMENTS 1995/96

                                                                         30 JUNE 1996   30 JUNE 1995
                                                                            $'000          $'000
                                                                        ------------- --------------
9 PROPERTY, PLANT AND EQUIPMENT AT COST
Land at cost...........................................................       1,589          1,589
                                                                        ------------- --------------
                                                                              1,589          1,589
Buildings at cost                                                             8,237          8,237
Less: accumulated depreciation.........................................         457            137
                                                                        ------------- --------------
                                                                              7,780          8,100
Plant and equipment at cost............................................   2,986,003      2,966,792
Less: accumulated depreciation.........................................     136,300         40,250
                                                                        ------------- --------------
                                                                          2,849,703      2,926,542
Plant and equipment under lease at cost (refer note 15.3) .............     274,988        274,988
Less: accumulated amortisation.........................................      12,315          3,637
                                                                        ------------- --------------
                                                                            262,673        271,351
Mine development at cost...............................................      38,842         38,842
Less: accumulated amortisation.........................................       1,485            427
                                                                        ------------- --------------
                                                                             37,357         38,415
Total Fixed Assets at Cost.............................................   3,309,659      3,290,448
Total Accumulated Depreciation/Amortisation............................     150,557         44,451
                                                                        ------------- --------------
Total Written Down Amount..............................................   3,159,102      3,245,997
                                                                        ------------- --------------
-----------------------------------------------------------------------------------------------------

10 CREDITORS AND BORROWINGS
CURRENT
Trade creditors (refer note 25.6)......................................      35,138         61,047
Bank overdraft (refer note 14.1).......................................         620            657
Shareholder loan*......................................................   1,917,492      1,917,492
Interest accrued (refer note 25.6).....................................      23,765         30,819
Dividend payable (refer note 25.6).....................................      61,686              0
Other loans (refer note 20)............................................          49        102,091
Other liabilities (refer note 25.6)....................................         869          1,580
                                                                        ------------- --------------
                                                                          2,039,619      2,113,681
                                                                        ------------- --------------
NON-CURRENT
Loans (refer note 20)..................................................   1,057,833      1,164,699
                                                                        ------------- --------------
                                                                          1,057,833      1,164,699
                                                                        ------------- --------------


There are no guarantees or securities over assets with respect to borrowings.

* In accordance with the Electricity Industry (Further Amendment) Act 1994 section 153F and the Electricity Industry (Amendment) Act 1995 section 153W, the shareholder loan is an amount owing to the State Electricity Commission of Victoria and, whilst the loan holds a legal obligation, it holds no interest payable and no term is specified for repayment. Loy Yang Power Ltd., however, will be making repayments against the shareholder loan in 1996/97.

                     LOY YANG POWER ANNUAL REPORT 1995/96

                                                   30 JUNE 1996    30 JUNE 1995
                                                       $'000          $'000
                                                  -------------- --------------
11 PROVISIONS
CURRENT
Employee entitlements (refer note 17)............       7,476          7,587
Uninsured losses.................................           0             75
Site restoration--mine (refer note 16)...........         140             60
Redundancies.....................................       1,494          7,338
                                                  -------------- --------------
                                                        9,110         15,060
                                                  -------------- --------------
NON-CURRENT
Employee entitlements (refer note 17)............       5,927          5,219
Site restoration--power station (refer note 16) .       3,734          3,248
Site restoration--mine (refer note 16)...........         968            906
Deferred income tax (refer note 4.2).............      90,688         25,717
                                                  -------------- --------------
                                                      101,317         35,090
                                                  -------------- --------------
--------------------------------------------------------------------------------

12 SHARE CAPITAL
AUTHORISED CAPITAL
500,000,000 Ordinary Shares of $1.00 each .......     500,000        500,000

ISSUED AND PAID UP CAPITAL
15 ordinary shares of $1.00 each, fully paid ....           0              0
(Balance not shown due to rounding)
--------------------------------------------------------------------------------

13 RETAINED EARNINGS
Balance at Beginning of Year.....................      50,618              0
Transfer from profit and loss....................     117,686         50,618
                                                  -------------- --------------
Total available for appropriation................     168,304         50,618
Interim dividend paid............................      56,000              0
Final dividend payable...........................      61,686              0
                                                  -------------- --------------
BALANCE AT END OF YEAR...........................      50,618         50,618
                                                  -------------- --------------

                         FINANCIAL STATEMENTS 1995/96

                                                                         30 JUNE 1996    30 JUNE 1995
                                                                             $'000          $'000
                                                                        -------------- --------------
14 STATEMENT OF CASH FLOWS

14.1 RECONCILIATION OF CASH
Cash at the end of the financial year as shown in the Statement of Cash Flows is reconciled to the related items in the Balance Sheet as follows:

CASH
Cash on hand...........................................................           8              8
Short term deposits and securities.....................................         650          1,007
                                                                        -------------- --------------
                                                                                658          1,015

OVERDRAFT
Bank overdraft.........................................................        (620)          (657)
                                                                        -------------- --------------
                                                                               (620)          (657)
                                                                        -------------- --------------
                                                                                 38            358
                                                                        -------------- --------------
Loy Yang Power Ltd. has a bank overdraft facility of $5 million (1995:
$10 million) arranged with the National Australia Bank. $4.4 million of the facility is available at 30 June 1996.

14.2 RECONCILIATION OF NET CASH FLOWS FROM OPERATING ACTIVITIES
Operating profit after income tax......................................     117,686         50,618
                                                                        -------------- --------------
Non-cash revenues and expenses, and revenues and expenses associated with financing or investing activities:
Depreciation and amortisation expense..................................     106,275         44,456
Income tax expense.....................................................      67,547         28,961
Interest revenue received..............................................      (1,845)          (912)
Finance charges........................................................     126,711         59,145
Dividend revenue received..............................................        (127)             0
Loss/(profit) on sold and scrapped non-current assets..................         (51)            16
                                                                        -------------- --------------
                                                                            298,510        131,666
ADJUST FOR MOVEMENTS IN ASSETS AND LIABILITIES
Increase/(decrease) in operating expenditure accruals..................     (30,126)        29,572
Increase/(decrease) in provisions......................................      (4,694)        (8,343)
Increase/(decrease) in trust funds and deposits........................        (711)         1,308
Decrease/(increase) in accounts receivable/accrued revenue ............      28,954        (41,753)
Decrease/(increase) in prepayments.....................................        (136)         1,474
Decrease/(increase) in inventory.......................................        (227)          (808)
                                                                        -------------- --------------
                                                                             (6,940)       (18,550)
                                                                        -------------- --------------
NET CASH PROVIDED BY OPERATING ACTIVITIES..............................     409,256        163,734
                                                                        -------------- --------------

                     LOY YANG POWER ANNUAL REPORT 1995/96

                                                                   30 JUNE 1996    30 JUNE 1995
                                                                       $'000          $'000
                                                                  -------------- --------------
15 EXPENDITURE COMMITMENTS
15.1 CAPITAL EXPENDITURE COMMITMENTS
Outstanding contract commitments for capital expenditure
contracted for at balance date but not provided for comprises the following:
Payable not later than one year..................................        946            596
                                                                  -------------- --------------
                                                                         946            596
                                                                  -------------- --------------
15.2 NON-CAPITAL EXPENDITURE COMMITMENTS
Outstanding contract commitments for non-capital expenditure contracted for at balance date but not provided for comprises the following:
Payable not later than one year..................................      6,524          3,938
Payable greater than one and less than two years.................      1,566              0
                                                                  -------------- --------------
                                                                       8,090          3,938
                                                                  -------------- --------------
15.3 LEASE EXPENDITURE COMMITMENTS
Outstanding operating lease (non-cancellable) commitments at balance date but not provided for comprises the following:
Payable not later than one year..................................        138              0
Payable greater than one and less than two years.................        145              0
Payable greater than two and less than five years................        169              0
                                                                  -------------- --------------
                                                                         452              0
                                                                  -------------- --------------


Loy Yang Power Ltd. holds $263 million of plant disclosed as leased assets in note 9. The leases for these assets have not yet been novated to Loy Yang Power Ltd., and they remain with the current lessees being either the State Electricity Commission of Victoria or Generation Victoria. As a consequence Loy Yang Power Ltd. has no lease liability in respect to these leases. Loy Yang Power Ltd. and the State Electricity Commission of Victoria are progressing issues to achieve their formal novation to Loy Yang Power Ltd. The lessors have given their conditional consent for Loy Yang Power Ltd. to use the assets until such time as the leases are formally novated.

   Included in the above is a lease relating to an individual asset valued at $67.7 million (written down value) which has an expiry date of 31 December 1999 unless not renewed by the lessor with effect from 30 June 1996. The renewal option is yet to be exercised. The lessor's consent for Loy Yang Power Ltd. to use the asset continues.



16 SITE RESTORATION COSTS--POWER STATION AND MINE
Provision for site restoration of the power station and mine sites of $4.8 million has been provided for in the accounts as at 30 June 1996. The total net present value of estimated future cash outflows for site restoration is $26 million.

                         FINANCIAL STATEMENTS 1995/96

                                                                    30 JUNE 1996    30 JUNE 1995
                                                                        $'000          $'000
                                                                   -------------- --------------
17 EMPLOYEE ENTITLEMENTS
17.1 AGGREGATE EMPLOYEE ENTITLEMENT
Wages and salaries................................................        185             219
Recreation leave..................................................      6,663           6,176
Long service leave................................................      6,740           6,630
Redundancies......................................................      1,494           7,338
                                                                   -------------- --------------
                                                                       15,082          20,363
                                                                   -------------- --------------
The amounts for long service leave are measured at their present values. The following assumptions were adopted in measuring the present values of the entitlements which are not expected to be paid or settled within 12 months of balance date.

LONG SERVICE LEAVE
Weighted average rates of increase in annual employee
entitlements to settlement of the liabilities ....................      2.9%            4.0%
Weighted average discount rates ..................................      8.7%            8.8%
Weighted average terms to settlement of the liabilities  .........    11 years        11 years


17.2 SUPERANNUATION FUND
All permanent and directly hired casual employees of Loy Yang Power Ltd.
are entitled to benefits on termination from the Victorian Electricity Industry Superannuation Fund. All casual and permanent employees engaged after 3 October 1994 are members of an accumulation fund, Division D or other external accumulation funds. All other permanent employees are members of Division B or C of the Fund which provide defined benefits in the form of pensions (Division B) or lump sums (Division C). Both defined benefit schemes are closed to new members. During July 1995 the company contributed to the Fund at the rate of 10% for the defined benefit schemes, and thereafter at a rate of 9.75%. Contributions in excess of those required by the Superannuation Guarantee Charge Act 1992 (6%) are not legally enforceable.

                     LOY YANG POWER ANNUAL REPORT 1995/96

                                                                         30 JUNE 1996    30 JUNE 1995
                                                                             $'000          $'000
                                                                        -------------- --------------
17 EMPLOYEE ENTITLEMENTS (CONTINUED)
17.2 SUPERANNUATION FUND (CONTINUED)
The effective date of the most recent detailed valuation of the Fund was 30 June 1996. The review was undertaken by William M. Mercer Pty
Ltd. Based on that assessment, the situation for the company as at 30
June 1996 was:
Present value of employees accrued benefits............................     54,100*         45,800
Net market value of assets held by the fund to meet future benefit
payments...............................................................     54,600*         47,500
Excess/(deficit) of present value of employees' benefits over assets
held to meet future benefit payments...................................        500*          1,700
Vested benefits........................................................     49,300*         45,700

The present value of employees' accrued benefits is equal to the past membership liability calculated in accordance with Australian
Accounting Standard AAS25 "Financial Reporting by Superannuation
Plans". (Vested benefits are those benefits which would have been paid on voluntary termination from the Fund.)

Employer contributions to the fund.....................................      2,697           1,194
Additional contributions to the fund to compensate for differences between the resignation and retrenchment benefit, in relation to
voluntary retrenchments................................................      1,228           1,140

*Note: Asset and benefit figures are unaudited at the time of signing this report. The last full audit was conducted at 30 June 1995.
------------------------------------------------------------------------------------------------------

18 CONTINGENT EVENTS
18.1 Loy Yang Power Ltd. was allocated its assets and liabilities from Generation Victoria through an allocation statement in accordance with the Electricity Industry (Further Amendment) Act 1994. Under section
153B of this Act, the allocation statement may be amended at any time at the direction of the Victorian Government Treasurer and relevant
Minister.

18.2 Upon the disaggregation of the State Electricity Commission of Victoria (SECV) on 3 January 1994, Generation Victoria entered into a contract with the SECV to meet the SECV's obligations under its contracts for the supply of coal and infrastructure services to the Loy Yang B Joint Venture in consideration of receipt of all SECV's revenues under those contracts. Upon the disaggregation of Generation
Victoria on 31 January 1995, Generation Victoria's rights and obligations were allocated to Loy Yang Power Ltd.

Under the contract Loy Yang Power Ltd. is directly liable to the SECV to use its "best endeavours", backed by an indemnity in favour of the SECV for performance of these obligations, subject only to force majeure relief. A failure by Loy Yang Power Ltd. to use its "best endeavours" may result in liabilities being imposed on Loy Yang Power
Ltd. At the time of preparation of this report, Loy Yang Power Ltd. is not aware of any breaches of performance obligations on its part.

The SECV remains the contracting party under the contracts with the Loy Yang B Joint Venture.


                         FINANCIAL STATEMENTS 1995/96

                                                                         30 JUNE 1996    30 JUNE 1995
                                                                             $'000          $'000
                                                                        -------------- --------------
19 TREASURY
19.1 LOY YANG POWER LTD. DERIVATIVES
Loy Yang Power Ltd.'s derivative products are dealt through Treasury
Corporation of Victoria (TCV). The only derivative products
outstanding as at 30 June 1996 were Interest Rate Swaps.

INTEREST RATE SWAPS
Under these swaps, Loy Yang Power Ltd. agrees with the counterpart to exchange, at specified intervals, the difference between the fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional amount. The notional principal amounts are not exchanged by the parties.

The maturity profile of these swaps in notional principal terms is:
 Later than two years and not later than five years....................      25,000         33,744
 Later than five years.................................................     195,000        245,000
                                                                        -------------- --------------
                                                                            220,000        278,744
                                                                        -------------- --------------

The following table indicates the type of swaps held by Loy Yang Power
Ltd. and their weighted average interest rates.
 Pay-fixed swaps: notional principal amount............................     220,000        278,744
 Average pay rate: Loy Yang Power Ltd. specific cost...................        12.6%          12.5%
 Average receive rate..................................................         7.6%           7.7%

Loy Yang Power Ltd.'s credit exposures on these swaps is nil as the counterpart in each case is TCV.

VIC INTEREST RATE FORWARDS & VIC HOTSTOCK FORWARDS
The maturity profile in notional principal amount terms, of these
Interest Rate and Hotstock Forwards is:
 Not Later than one year...............................................           0         90,000
                                                                        -------------- --------------
                                                                                  0         90,000
                                                                        -------------- --------------
Both Vic Interest Rate Forwards and Vic Hotstock Forwards were created by TCV for use by their Participating Authorities following the State
Treasurer's instructions that TCV Participating Authorities were to no longer deal in derivative products directly with the financial markets from 1 July 1995.

Vic Interest Rate Forwards are similar to Bill Futures except that there are no initial and variation margins to be paid by either counterpart. Vic Hotstock Forwards are similar to Bond Futures except the maturity dates are specific to TCV's physical hotstocks.


                     LOY YANG POWER ANNUAL REPORT 1995/96

                                                              30 JUNE 1996    30 JUNE 1995
                                                                  $'000          $'000
                                                             -------------- --------------
20 LOANS (refer note 25.6)
20.1 LOAN COMPONENTS
CURRENT LOANS
Premium/(discount) on loans.................................            0          1,782
Fixed interest loans........................................           49             88
Fixed interest bonds........................................            0        100,221
                                                             -------------- --------------
                                                                       49        102,091
NON-CURRENT LOANS
Premium/(discount) on loans ................................       38,899         39,055
Floating rate notes ........................................      249,745        334,746
Fixed interest bonds .......................................      626,695        654,895
Capital indexed bonds ......................................      142,429        135,890
Fixed interest loans .......................................           65            113
                                                             -------------- --------------
                                                                1,057,833      1,164,699
                                                             -------------- --------------
                                                                1,057,882      1,266,790
                                                             -------------- --------------
Liabilities in years of maturity, at face value are:
 Not later than one year....................................           49        100,309
 Later than one year and not later than two years ..........      353,784         21,249
 Later than two years and not later than five years  .......      327,721        813,505
 Later than five years......................................      337,429        290,890
                                                             -------------- --------------
                                                                1,018,983      1,225,953
                                                             -------------- --------------
Plus unamortised adjustments to face value (refer note 20.2)       38,899         40,837
                                                             -------------- --------------
                                                                1,057,882      1,266,790
                                                             -------------- --------------
20.2 ADJUSTMENTS TO FACE VALUE OF LOANS
Current (discount)/premium..................................            0          1,782
Non-Current (discount)/premium..............................       38,899         39,055
                                                             -------------- --------------
                                                                   38,899         40,837
                                                             -------------- --------------

                         FINANCIAL STATEMENTS 1995/96

                                                                                30 JUNE 1996    30 JUNE 1995
                                                                                    $'000          $'000
                                                                               -------------- --------------
20 LOANS (CONTINUED)
20.3 SECURITY--LOANS
All loan funding for Loy Yang Power Ltd. is arranged via Treasury Corporation of Victoria (TCV). Legal inability to the end investor for Loy Yang Power
Ltd. loans rests with TCV.
These loans are guaranteed by the State Government of Victoria. In return Loy
Yang Power Ltd. pays a financial accommodation levy to the State Government which increases the cost of debt to reflect market rates, based on an assessment of credit risk.
For debt novated to TCV, back-to-back loans have been established between Loy
Yang Power Ltd. and TCV. Pursuant to Section 36D of the Treasury Corporation
of Victoria (Debt Centralisation) Act 1993, Loy Yang Power Ltd. will reimburse TCV for all settlement amounts relating to these loans.
-------------------------------------------------------------------------------------------------------------

21 AUDITORS' REMUNERATION
Amounts received, or due and receivable, by the Auditor-General for auditing the financial statements:
Total amount payable for annual audit fee ...................................         52             62
-------------------------------------------------------------------------------------------------------------

22 DIRECTORS' REMUNERATION
Amounts received, or due and receivable, by the directors of
Loy Yang Power Ltd. .........................................................        162             56
The number of directors of Loy Yang Power Ltd. whose annual remuneration
(including superannuation contributions) falls within the following bands:



$ Band levels                                                                        Directors      Directors
---------------------------------------------------------------------------------  ------------- -------------
$30,000 -$39,999 ................................................................        3              3
$60,000 -$69,999 ................................................................        1              1

During the year Loy Yang Power Ltd. paid premiums for the indemnification and insurance of all directors and officers of Loy Yang Power Ltd. to the full extent permitted by Corporations Law.

The directors have applied ASC Class Order 95/741 in the disclosure of directors'
remuneration.
---------------------------------------------------------------------------------------------------------------

23 EXECUTIVES' REMUNERATION

The number of executives of Loy Yang Power Ltd. whose remuneration falls within the following bands is set out below:



$ BAND LEVELS                                                                     EXECUTIVES      EXECUTIVES
------------------------------------------------------------------------------  -------------- --------------
$100,000 -$109,999 ...........................................................          0              1
$110,000 -$119,999 ...........................................................          2              4
$120,000 -$129,999 ...........................................................          1              0
$130,000 -$139,999 ...........................................................          3              1
$200,000 -$209,999 ...........................................................          0              1
$210,000 -$219,999 ...........................................................          1              0

Total remuneration received, or due and receivable, from Loy Yang Power Ltd.
or related entities by executive officers of Loy Yang Power Ltd. whose
remuneration exceeds $100,000: ...............................................        974            890


1994/95 amounts represent annual equivalents.


1995/96 amounts represent 12 months actual.

                     LOY YANG POWER ANNUAL REPORT 1995/96

24 SEGMENTS

Loy Yang Power Ltd. operated entirely in Australia in the production and sale of electricity and coal.

-----------------------------------------------------------------------------

25 RELATED PARTY DISCLOSURES

25.1 DIRECTORS OF LOY YANG POWER LTD.

Directors of Loy Yang Power Ltd. during the financial year were:

    Mr. C. Little
    Mr. D. Swan
    Mr. J. C. Richards
    Mr. J. S. Grigg

All directors are non executive.

25.2 TRANSACTIONS WITH DIRECTOR-RELATED ENTITIES

There were no transactions with director-related entities.

25.3 WHOLLY OWNED GROUP

The wholly owned group comprises the ultimate holding entity of Loy Yang Power Ltd., the Victorian State Government, and therefore all Victorian State Government Departments, Statutory Corporations and any other corporate entities owned by the Victorian State Government are related parties.

25.4 RELATED PARTY TRANSACTION CATEGORIES

The following types of related party transactions were transacted during the year, on normal commercial terms:

    Electricity purchases
    Electricity transmission costs
    Electricity pool costs
    Council rates
    Auditing services
    Brown Coal Royalties
    Technical services
    Payroll tax
    Briquette purchases
    Electricity sales revenue
    Coal sales revenue
    Water purchases and waste water disposals
    Loans from shareholder
    Land leases
    Provision of loan facilities
    Gas purchases
    Superannuation payments

                         FINANCIAL STATEMENTS 1995/96

                                                                                30 JUNE 1996    30 JUNE 1995
                                                                                    $'000          $'000
                                                                               -------------- --------------
25 RELATED PARTY DISCLOSURES (continued)
25.5 OPERATING PROFIT AND LOSS TRANSACTIONS WITH RELATED PARTIES
Interest revenue..............................................................        1,164            371
Dividend revenue..............................................................          127              0
Interest expense .............................................................      126,711         58,707

25.6 RECEIVABLE AND PAYABLES AT BALANCE DATE
AGGREGATE RELATED PARTY RECEIVABLES AT BALANCE DATE

Current ......................................................................       57,508         99,469
Non-current...................................................................        1,566          3,132
                                                                               -------------- --------------
                                                                                     59,074        102,601
                                                                               -------------- --------------
AGGREGATE RELATED PARTY PAYABLES AT BALANCE DATE
Current ......................................................................    1,994,185      2,097,008
Non-current...................................................................    1,058,296      1,164,997
                                                                               -------------- --------------
                                                                                  3,052,481      3,262,005
                                                                               -------------- --------------
25.7 INTERESTS HELD
There are no interests held in any related party other than those disclosed as investments in note 8.

                         FINANCIAL STATEMENTS 1995/96

DIRECTORS' STATEMENT

In accordance with a resolution of the directors of Loy Yang Power Ltd., we state that:

In the opinion of the directors:

o The profit and loss statement is drawn up so as to give a true and fair view of the profit of the entity for the financial year ended 30 June 1996;

o The balance sheet is drawn up so as to give a true and fair view of the state of affairs of the entity as at 30 June 1996;

o At the date of signing this statement there are no circumstances which would render any particulars in the financial statements to be misleading or inaccurate; and

o At the date of this statement there are reasonable grounds to believe that the entity will be able to pay its debts as and when they fall due. Arrangements for repayment of the shareholder loan are such that they will not jeopardise the companies ability to pay its debts as and when they fall due.

The financial statements are drawn up in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law.

On behalf of the Board

/s/ C. Little
C. Little
Chairman

/s/ John S. Grigg
J.S. Grigg
Director

Melbourne, 29 August 1996

                     LOY YANG POWER ANNUAL REPORT 1995/96


AUDITOR-GENERAL'S REPORT

AUDIT SCOPE

The accompanying financial statements of Loy Yang Power Limited for the year ended 30 June 1996, comprising a profit and loss statement, balance sheet, statement of cash flows and notes to the financial statements, have been audited. The company's directors are responsible for the preparation and presentation of the financial statements and the information they contain. An independent audit of these financial statements has been carried out in order to express an opinion on them to the manager of the company, as required by the Corporations Law and Audit Act of 1996.

The audit has been conducted in accordance with Australian Auditing Standards to provide reasonable assurance as to whether the financial statements are free of material misstatement. The audit procedures included an examination, on a test basis, of evidence supporting the amounts and other disclosures in the financial statements, and the evaluation of accounting policies and significant accounting estimates. These procedures have been undertaken to form an opinion as to whether, in all material respects, the financial statements are presented fairly in accordance with the basis on which the accounts have been prepared, namely applicable Accounting Standards, other mandatory professional reporting requirements and comply with the Corporations Law, so as to present a view which is consistent with my understanding of the company's financial position and the results of its operations and its cash flows.

The audit opinion expressed in the financial statements has been formed on the above basis.

AUDIT OPINION

In my opinion, the financial statements of Loy Yang Power Limited are properly drawn up:

a)     so as to give a true and fair view of:

   i) the company's state of affairs as at 30 June 1996 and of its profit and cash flows for the financial year ended on that date; and

   ii) the other matters required by Divisions 1, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements,

b)     in accordance with the Corporations Law, and

c) in accordance with applicable Accounting Standards and other mandatory professional reporting requirements.

       /s/ C.A. Baragwanath
       C.A. Baragwanath
       Auditor-General

       Melbourne, 29 August 1996

       End of Audited Financial Statements

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996
                          PROFIT AND LOSS STATEMENT
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

                                                       31 DEC 1996
                                              NOTES       $'000
                                             ------- -------------
OPERATING REVENUE...........................     2       283,881
                                                     -------------
Operating Profit before Income Tax..........     3        90,623
Income Tax Attributable to Operating Profit.     4        33,043
                                                     -------------
OPERATING PROFIT AFTER INCOME TAX...........              57,580
                                                     -------------
Retained Profits at Beginning of Period ....    13        50,618
Dividends Paid or Payable...................              43,185
                                                     -------------
RETAINED PROFITS AT END OF PERIOD...........              85,013
                                                     -------------


This Profit and Loss Statement should be read in conjunction with the Notes
                                      To
                 And Forming Part of the Financial Statements

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

                                BALANCE SHEET
                            AS AT 31 DECEMBER 1996


                                         31 DEC 1996   30 JUNE 1995
                                NOTES       $'000          $'000
                               ------- -------------  --------------
  CURRENT ASSETS
 Cash.........................   14.1        74,578            658
  Receivables.................    5          41,253         73,048
  Inventories.................    6           4,876          3,560
  Other assets................    7           8,720          1,715
                                       -------------  --------------
TOTAL CURRENT ASSETS..........              127,426         78,981

NON-CURRENT ASSETS
  Receivables.................    5           1,575          1,575
  Inventories.................    6          13,133         13,176
  Other assets................    7           5,048          5,663
  Investments.................    8               0              0
  Property, plant and
  equipment...................    9       3,112,297      3,159,102
                                       -------------  --------------
TOTAL NON-CURRENT ASSETS .....            3,132,048      3,179,516
                                       -------------  --------------
TOTAL ASSETS..................            3,269,474      3,258,497
                                       -------------  --------------

CURRENT LIABILITIES
  Creditors and borrowings....   10       2,136,844      2,039,619
  Provisions..................   11           9,470          9,110
                                       -------------  --------------
TOTAL CURRENT LIABILITIES ....            2,146,314      2,048,729

NON-CURRENT LIABILITIES
  Creditors and borrowings....   10         912,404      1,057,833
  Provisions..................   11         135,743        101,317
                                       -------------  --------------
TOTAL NON-CURRENT
LIABILITIES...................            1,048,147      1,159,150
                                       -------------  --------------
TOTAL LIABILITIES.............            3,184,451      3,207,879
                                       -------------  --------------
NET ASSETS....................               65,013         50,618
                                       -------------  --------------
EQUITY
  Share capital...............   12               0              0
  Retained earnings...........   13          65,013         50,618
                                       -------------  --------------
TOTAL EQUITY..................               65,013         50,618
                                       -------------  --------------


      This Balance Sheet should be read in conjunction with the Notes To
                 And Forming Part of the Financial Statements

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

                           STATEMENT OF CASH FLOWS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996


                                                                 31 DEC 1996
                                                        NOTES       $'000
                                                       ------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Receipts from customers..............................             327,238
  Payments to suppliers and employees.................            (114,028)
                                                               -------------
NET CASH FLOW FROM OPERATING ACTIVITIES...............   14.2      213,210
                                                               -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Payments to acquire property, plant and equipment...              (8,788)
  Proceeds from sale of property, plant and equipment.                   0
  Proceeds from sale of investments...................                   0
  Dividends received..................................                   0
                                                               -------------
NET CASH FLOW USED IN INVESTING ACTIVITIES............              (8,788)
                                                               -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Interest and other items of a similar nature
  received............................................               2,223
  Interest and other costs of finance paid............             (43,273)
  Hedging receipts associated with borrowings.........               8,013
  Hedging payments associated with borrowings.........             (12,304)
  Proceeds from borrowings............................              93,980
  Repayment of borrowings.............................                 (24)
  Repayment of shareholder loan.......................             (21,600)
  Buyback of borrowings...............................             (96,364)
  Dividends paid......................................             (61,686)
                                                               -------------
NET CASH FLOW USED IN FINANCING ACTIVITIES............            (131,035)
                                                               -------------
NET INCREASE/(DECREASE) IN CASH HELD..................              73,387
                                                               -------------
CASH AT BEGINNING OF PERIOD...........................                  38
                                                               -------------
CASH AT END OF PERIOD.................................   14.1       73,425
                                                               -------------


 This Statement of Cashflows should be read in conjunction with the Notes To
                 And Forming Part of the Financial Statements

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

NOTES TO AND FORMING PART OF THE FINANCIAL STATEMENTS


1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


1.1    BASIS OF ACCOUNTING

       The half-year financial statements are a special purpose financial report which has been prepared for the Due Diligence Committee in connection with the sale of Loy Yang Power Ltd. in compiling the accounts, Loy Yang Power has adopted the disclosure requirements of AASB 1029, "Half Year Accounts and Consolidated Accounts". The accounting policies adopted by the company in the preparation of this report are consistent with those used in the preparation of the statutory financial statements for the year ended 30 June 1996.

       It is recommended that these half-year financial statements and reports be read in conjunction with the 30 June 1996 Annual Financial Statements.

       The special purpose report has been prepared on the basis of historical costs and except where stated, does not take into account changing money values or current valuations of non-current assets.

       For the purpose of preparing the half-year financial statements, the half-year has been treated as a discrete reporting period.

1.2    PRIOR PERIOD COMPARISONS

       Full comparative information has not been disclosed as the December 1995 half-year statements for Loy Yang Power Ltd. were not subject to audit review.

1.3    PROPERTY, PLANT AND EQUIPMENT
       COST AND VALUATION
       Property, plant and equipment are carried at cost.

       DEPRECIATION AND AMORTISATION
       Depreciation or amortisation is provided for all fixed assets other than freehold land. The majority of assets are depreciated using the straight line method to write off the cost of assets over their expected service lives. The expenditure associated with mine development costs is amortised on a units of production basis. Depreciation or amortisation for all assets commences on the first day of the month closest to the in-service date.

       Changes in depreciation rates and/or depreciable amounts are dealt with on a prospective basis.

1.4    RECOVERABLE AMOUNTS

       Non-current assets values do not exceed their recoverable amount. Where carrying values exceed their recoverable amount, assets are revalued downwards to the lower value. The expected net cash flows included in determining the recoverable amounts of non-current assets have been discounted to their present value using a market determined risk adjusted discount rate.

1.5    INVENTORIES

       Costs are assigned to inventories using the average cost method. Inventories are valued at lower of cost and net realisable value. An estimate of items which are likely to be utilised in the next twelve months is classified as current.

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996


1.6    ACCOUNTING FOR INCOME TAX

       Loy Yang Power Ltd. is subject to the Victorian State Government Tax Equivalent System pursuant to Section 88 of the State Owned Enterprises Act 1992.

       Loy Yang Power Ltd. has adopted the liability method of tax-effect accounting whereby income tax is regarded as an expense and is matched with the acounting profit after allowing for permanent differences.

       To the extent that timing differences occur between the time items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability is disclosed as a future income tax benefit or a provision for deferred income tax. These account balances are calculated with reference to the rates of income tax which are expected to apply when those timing differences reverse.

       Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. The future income tax benefit arising from tax losses is only carried forward as an asset when the benefit is virtually certain of being realised.

1.7    DOUBTFUL DEBTS

       The value of estimated doubtful debts is reviewed annually on an individual debtor basis, and appropriate provision is made where necessary.

1.8    NEGOTIABLE SECURITIES

       Where interest is paid in advance on negotiable securities the interest is recognised as an asset and progressively charged to the Profit and Loss Statement over the applicable interest period. Interest payable in arrears is progressively charged to the Profit and Loss Statement over the applicable interest period and recognised as a liability.

       Discounts and premiums on face value on the issue of negotiable securities are recognised as variations of the liability to which they relate. The variations are amortised over the term of the issue, using the effective yield method.

       Changes in the capital value of the outstanding liability on index linked securities are recognised as variations in the book value of the liability and are charged to the Profit and Loss Statement.

       Any gains or losses arising from the buyback of negotiable securities issued by Loy Yang Power Ltd. are charged to the Profit and Loss Statement as incurred or earned.

1.9    DERIVATIVES

       Loy Yang Power Ltd. is exposed to changes in interest rates and commodity prices from its activities. It is Loy Yang Power Ltd.'s policy to use derivative financial instruments to hedge these risks. Loy Yang Power Ltd. does not enter, hold or issue derivative financial instruments for trading or speculative purposes.

       Derivative financial instruments include forward rate agreements, futures, options, interest rate swaps and their Treasury Corporation of Victoria equivalents.

       Gains and losses arising from the early termination of general hedges are amortised over the period of the hedge. The exception to this is bond futures where gains and losses are amortised over the average term to maturity of existing fixed debt.

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996


1.9    DERIVATIVES (CONTINUED)

       Gains and losses arising from the early termination of specific hedges are amortised over the shorter of the period of the borrowing being hedged or the period of the hedge.

1.10   EMPLOYEE ENTITLEMENTS
       WAGES, SALARIES AND LEAVE

       Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave and associated oncosts.

       Liabilities arising in respect of wages and salaries, annual leave and any other employee entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of their estimated future cash outflows to be made in respect of services provided by employees up to the reporting date. In determining the present value of future cash outflows, the interest rates attaching to Federal Government Guaranteed Securities which have terms to maturity approximating the terms of the related liability are used.

       Employee entitlement expenses and revenues arising in respect of the following categories:

       o wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

       o  other types of employee entitlements,

       are charged to the Profit and Loss Statement on a net basis in their respective categories.

       SUPERANNUATION
       Loy Yang Power Ltd. contributes towards the Victorian Electricity Industry (VEI) Superannuation Fund on behalf of its employees. These contributions are charged to the Profit and Loss Statement as the liability arises. As at the last completed audit (June 1996) the fund had a surplus of assets over accrued benefits of $0.4 million.

1.11   PROVISION FOR SITE RESTORATION -- POWER STATION AND MINE

       Recognition of a liability for the cost of restoring the power station and mine sites to an acceptable environmental standard at the end of their useful lives has been provided for in these accounts (refer notes 11 and 16). This liability includes cost of reclamation, plant closure and dismantling, and waste site closure.

       The liability is recognised on a gradual basis and is calculated by discounting the estimated future site restoration costs to their net present value. Annual increments to the liability for each site are charged to the Profit and Loss Statement over the estimated remaining life of each site.

       Expected future payments for site restoration are discounted using interest rates attaching, as at the reporting date, to Federal Government Guaranteed Securities with terms to maturity that match, as closely as possible, the estimated future cash outflows.

       Cost estimates are based on the assumption that current legal requirements and/or technologies will not change significantly over the life of the power station and mine sites.

       Changes in estimates are dealt with on a prospective basis.

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996


1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

1.12 CASH

     For the purpose of the Statement of Cash Flows, cash includes cash on hand and in banks, investments in money market instruments and short-term deposits and securities, net of outstanding overdrafts.
-----------------------------------------------------------------------------



                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------
2 OPERATING REVENUE COMPRISES
     Sales revenue ...........................................................................      272,788
     Interest revenue.........................................................................        2,398
     Proceeds from the sale of non-current assets.............................................          471
     Other revenue............................................................................        8,223
                                                                                              ----------------
                                                                                                    283,881
                                                                                              ================
-----------------------------------------------------------------------------------------------------------------

3 OPERATING PROFIT
     The operating profit before income tax is arrived at after charging/(crediting) the following items:
     Depreciation, Amortisation and Diminution
     Plant and equipment......................................................................       47,990
     Development of mine (amortisation).......................................................          576
     Leased plant and equipment (amortisation)................................................        4,339
     Buildings................................................................................          188
                                                                                              ----------------
       Total Depreciation, Amortisation and Diminution........................................       53,073
                                                                                              ================
     Amounts Set Aside to Provisions
     Employee entitlements....................................................................        2,839
     Site restoration--power station..........................................................          427
     Site restoration--mine...................................................................          180
                                                                                              ----------------
       Total Amount Set Aside to Provisions...................................................        3,446
                                                                                              ================
     Interest Expense.........................................................................       58,958
     Government Mining Royalties Incurred.....................................................        4,934
     Energy Consumption Levy .................................................................           10
     Superannuation Contributions.............................................................        1,371
     Rental Operating Leases..................................................................          146
     Profit/(Loss) on Sale of Non-Current Assets..............................................            2
     Research and Development Expenditure.....................................................          261

                              F-111

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------
4   INCOME TAX
4.1 INCOME TAX EXPENSE
    The prima facia tax on operating profit differs from the income tax provided in the accounts as follows:

    Prima facie income tax expense calculated at 36%........................................       32,624
    Increase in income tax expense due to permanent differences
      Provisions for employee entitlements-non-deductible...................................          421
      Provisions for restoration--non-deductible............................................          154
      Tax exempt income.....................................................................          257
      Entertainment and other non-deductible items..........................................            2

Decrease in income tax expense due to permanent differences
      Tax exempt income ....................................................................
      Research and development concession...................................................          (36)
      Depreciation on buildings.............................................................         (380)
    Add: Restatement of deferred tax balances due to change in  income tax rate ............            0
                                                                                              ----------------
    TOTAL INCOME TAX EXPENSE ATTRIBUTABLE TO OPERATING PROFIT...............................       33,043
                                                                                              ================
Total income tax expense is made up of: ....................................................
      Deferred income tax provision.........................................................       40,083
      Less: future income tax benefit.......................................................        7,020
                                                                                              ----------------
                                                                                                    33,043
                                                                                              ================
4.2 ANALYSIS OF TAX BALANCES CARRIED FORWARD
    CURRENT
    Future income tax benefit, balance at end of period.....................................         1,010          1,019
    Less: provision for deferred income tax, balance at end of   period.....................           271            450
                                                                                              ---------------- ------------
    NET FUTURE INCOME TAX BENEFIT (REFER NOTE 7)............................................           739            569
                                                                                              ================ ============
    NON-CURRENT
    Provision for deferred income tax, balance at end of period.............................       176,146        135,955
    Less: future income tax benefit, balance at end of period...............................        52,244         45,267
                                                                                              ---------------- ------------
    NET PROVISION FOR DEFERRED INCOME TAX (REFER NOTE 11)...................................       123,902         90,888
                                                                                              ================ ============
    The future income tax benefit will only be oftained if:
    a) future assessable income is derived of a nature and of an amount sufficient to enable the benefit to be realised;
    b) the conditions for deductibility imposed by tax legislation continue to be complied with, and
    c) no changes in tax legislation adversely affect Loy Yang Power Ltd. in realising the benefit.

                              F-112

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------
5 RECEIVABLES
    CURRENT
    Trade debtors............................................................................      39,468          69,664
    Other debtors............................................................................       1,785           3,384
                                                                                              ---------------- ------------
                                                                                                   41,253          73,048
                                                                                              ================ ============
    NON-CURRENT
    Trade debtors............................................................................       1,675           1,575
    Other debtors............................................................................           0               0
                                                                                              ---------------- ------------
                                                                                                    1,675           1,575
                                                                                              ================ ============
-----------------------------------------------------------------------------------------------------------------

6 INVENTORIES
    CURRENT
    General purpose and maintenance stocks at cost...........................................       4,875           3,560
    Less: Inventory diminution...............................................................           0               0
                                                                                              ---------------- ------------
                                                                                                    4,875           3,560
                                                                                              ---------------- ------------
  NON-CURRENT
    General purpose and maintenance stocks at cost...........................................      13,621          13,664
    Less: Inventory diminution...............................................................         488             488
                                                                                              ---------------- ------------
                                                                                                   13,133          13,176
                                                                                              ================ ============
-----------------------------------------------------------------------------------------------------------------

7 OTHER ASSETS
    CURRENT
    Prepayments..............................................................................       5,981           1,146
    Future income tax benefit (refer note 4.2)...............................................         739             569
                                                                                              ---------------- ------------
                                                                                                    5,720           1,715
                                                                                              ================ ============
    NON-CURRENT
    Unamortised interest rate swap termination losses........................................       4,307           4,828
    Unamortized futures termination losses...................................................         741             835
                                                                                              ---------------- ------------
                                                                                                    5,048           5,663
                                                                                              ================ ============
-----------------------------------------------------------------------------------------------------------------

8 INVESTMENTS

8.1 NON-CURRENT INVESTMENTS AT COST COMPRISE:
      Unlisted share ........................................................................           0               0
    Unlested shares in associated companies..................................................           0               0
                                                                                              ---------------- ------------
                                                                                                        0               0

                              F-113

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

8   INVESTMENTS (CONTINUED)
                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------

8.2 NON-CURRENT INVESTMENTS IN UNILATED ASSOCIATED COMPANIES
     PowerWorks Pty. Ltd.
     PowerWorks Pty. Ltd.'s principal activity is to promote the electricity industry to the public  .........................................................................
       Ownership interest...................................................................          33.3%          33.3%
       Investment carrying amount...........................................................           0.1            0.1
     The above investment is held by Loy Yang Power Ltd. and is comprised of interest in the
       ordinary share capital of   the associate.
     The balance date of the associate is 30 June, and the associate is incorporated in
       Australia.  .............................................................................
     There are no material post-balance day events or dissimilar accounting policies.
-----------------------------------------------------------------------------------------------------------------

9    PROPERTY, PLANT AND EQUIPMENT AT COST
     Land at cost...........................................................................         1,589          1,589
                                                                                                ------------ ------------
                                                                                                     1,589          1,589
     Buildings at cost......................................................................         8,333          8,237
     Less: Accumulated depreciation.........................................................           625            457
                                                                                                ------------ ------------
                                                                                                     7,708          7,780
     Plant and equipment at cost............................................................     2,992,174      2,986,003
     Less: accumulated depreciation.........................................................       184,294        136,300
                                                                                                 ------------ ------------
                                                                                                 2,807,880      2,849,703
     Plant and equipment under lease at cost (refer note 15.3)..............................       274,988        274,988
     Less: accumulated amortisation.........................................................        18,654         12,315
                                                                                                 ------------ ------------
                                                                                                   258,334        282,673
     Mine development at cost...............................................................        38,842         38,842
     Less: accumulated amortisation.........................................................         2,061          1,485
                                                                                                 ------------ ------------
                                                                                                    38,781         37,357
     TOTAL FIXED ASSETS AT COST.............................................................     3,315,928      3,309,059
     TOTAL ACCUMULATED DEPRECIATION/AMORTISATION............................................       203,534        150,557
                                                                                                 ------------ ------------
     TOTAL WRITTEN DOWN AMOUNT..............................................................     3,112,292      3,159,102
                                                                                                 ============ ============
10   CREDITORS AND BORROWINGS

     CURRENT
     Trade creditors ........................................................................       19,423         35,138
     Bank overdraft (refer note 14.1) .......................................................        1,163            620
     Shareholder loan* ......................................................................    1,895,891      1,917,492
     Interest accrued .......................................................................       30,116         23,765
     Dividend payable .......................................................................       43,185         61,686
     Other loans (refer note 21) ............................................................      148,165             49

                              F-114

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

10 CREDITS AND BORROWINGS (CONTINUED)
                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------
   Other liabilities.......................................................................           911            869
                                                                                               ------------ ------------
                                                                                                2,138,844      2,039,819
                                                                                               ------------ ------------
   NON-CURRENT
   Loans (refer note 21) ..................................................................       912,404      1,057,833
                                                                                               ------------ ------------
                                                                                                  912,404      1,057,833
                                                                                               ------------ ------------
   There are no guarantees or securities over assets with respect to borrowings.

*  In accordance with the Electricity Industry (Further Amendment) Act 1994 section 153F and the Electricity Industry (Amendment) Act 1995 section 153W, the shareholder loan is an amount owing to the State Electricity Commission of Victoria and, whilst the loan holds a legal obligation, it holds no interest payable and no term is specified for repayment.
   Loy Yang Power Ltd., however, has made repayments against the shareholder loan in the half-year to 31 December 1996.
-----------------------------------------------------------------------------------------------------------------

11 PROVISIONS
   CURRENT
   Employee entitlements (refer note 17) ..................................................         8,023          7,478
   Site restoration--mine (refer note 18) .................................................           140            140
   Redundancies ...........................................................................         1,307          1,494
                                                                                               ------------ ------------
                                                                                                    9,470          9,110
                                                                                               ------------ ------------
   NON-CURRENT
   Employee entitlements (refer note 17) ..................................................         8,532          5,927
   Site restoration--power station (refer note 16) ........................................         4,181          3,734
   Site restoration--mine (refer note 16) .................................................         1,148            968
   Deferred income tax (refer note 4.2) ...................................................       123,902         90,688
                                                                                               ------------ ------------
                                                                                                  135,743        101,317
                                                                                               ------------ ------------
-----------------------------------------------------------------------------------------------------------------

12 SHARE CAPITAL

   AUTHORISED CAPITAL:
   500,000,000 Ordinary Shares of $1.00 each ..............................................       500,000        500,000

   Issued and Paid up Capital:                                                                          0              0
   15 ordinary shares of $1.00 each, fully paid
   (Balance not shown due to rounding)

13 RETAINED EARNINGS

   Balance at beginning of period .........................................................        50,618         50,618

                              F-115

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

13   RETAINED EARNINGS (CONTINUED)
                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------
     Transfer from profit and loss...........................................................       57,580        117,888
                                                                                                  ------------ ------------
     Total available for appropriation ......................................................      108,198        168,304
     Interim dividend payable ...............................................................       43,185         58,000
     Final dividend payable .................................................................            0         61,888
                                                                                                  ------------ ------------
     Balance at End of Period ...............................................................       65,013         60,618
                                                                                                  ------------ ------------

14.1 RECONCILIATION OF CASH

     Cash at the end of the period as shown in the Statement of Cash Flows is reconciled to the related items in the Balance Sheet as follows:

     CASH
       Cash on hand .........................................................................            8              8
       Short term deposits and securities ...................................................       74,570            650
                                                                                                  ------------ ------------
                                                                                                    74,578            658
     OVERDRAFT
       Bank overdraft .......................................................................       (1,163)          (620)
                                                                                                  ------------ ------------
                                                                                                    (1,163)          (620)
                                                                                                  ------------ ------------
                                                                                                    73,425             38
                                                                                                  ------------ ------------
     Loy Yang Power Ltd. has a bank overdraft facility of $5 million arranged with the
     National Australia Bank. $3.8 million of the facility is available at 31 December 1996.

14.2 RECONCILIATION OF NET CASH FLOWS FROM OPERATING ACTIVITIES

     Operating profit after income tax ......................................................       57,580
                                                                                                  ------------
     NON-CASH REVENUES AND EXPENSES, AND REVENUES AND EXPENSES ASSOCIATED WITH FINANCING OR
     INVESTING ACTIVITIES:
     Depreciation and amortisation expense ..................................................       53,073
     Income tax expense .....................................................................       33,043
     Interest revenue received ..............................................................       (2,398)
     Finance charges ........................................................................       56,966
     Dividend revenue received ..............................................................            0
     Loss/(profit) on sold and scrapped non-current assets ..................................           (2)
                                                                                                  ------------
                                                                                                   140,674
     ADJUST FOR MOVEMENTS IN ASSETS AND LIABILITIES
     Increase/(decrease) in operating expenditure accruals ..................................      (12,479)
     Increase/(decrease) in provisions ......................................................        1,572
     Increase/(decrease) in trust funds and deposits ........................................           43
     Decrease/(increase) in accounts receivable/accrued revenue .............................       31,971

                              F-116

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

14   STATEMENT OF CASH FLOWS (CONTINUED)

14.2 RECONCILIATION OF NET CASH FLOWS FROM OPERATING ACTIVITIES (CONTINUED)
                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------
     Decrease/(increase) in prepayments......................................................       (4,836)
     Decrease/(increase) in inventory .......................................................       (1,316)
                                                                                                  ------------
                                                                                                    14,956
                                                                                                  ------------
     NON CASH PROVIDED BY OPERATING ACTIVITIES ..............................................      213,210
                                                                                                  ------------
 -----------------------------------------------------------------------------------------------------------------

15   EXPENDITURE COMMITMENTS

15.1 CAPITAL EXPENDITURE COMMITMENTS

     Outstanding contract commitments for capital expenditure contracted for at balance date but not provided for comprises the following:
     Payable not later than one year ........................................................        6,607           946
                                                                                                  ------------ ------------
                                                                                                     6,607           946
                                                                                                  ------------ ------------
15.2 NON-CAPITAL EXPENDITURE COMMITMENTS

     Outstanding contract commitments for non-capital expenditure contracted for at balance date but not provided for comprises the following:
     Payable not later than one year ........................................................       12,959         6,524
     Payable greater than one and less than two years .......................................          766         1,566
     Payable greater than two and less than five years ......................................           75
                                                                                                  ------------ ------------
                                                                                                    13,800         8,090
                                                                                                  ------------ ------------
15.3 LEASE EXPENDITURE COMMITMENTS

     Outstanding operating lease (non-cancellable) commitments at balance date but not provided for comprises the following:
     Payable not later than one year ........................................................           62           138
     Payable greater than one and less than two years .......................................           19           145
     Payable greater than two and less than five years ......................................           17           169
                                                                                                  ------------ ------------
                                                                                                        98           452
                                                                                                  ------------ ------------

                              F-117

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

15   EXPENDITURE COMMITMENTS (CONTINUED)

15.3 LEASE EXPENDITURE COMMITMENTS (CONTINUED)

                                                                                              31 DECEMBER 1996  30 JUNE 1996
                                                                                                    $'000          $'000
                                                                                              ---------------- ------------
     Loy Yang Power Ltd. holds $258 million of plant disclosed as leased assets in note 9.
     The leases for these assets have not yet been novated to Loy Yang Power Ltd., and they remain with the current lessees being either the State Electricity Commission of
     Victoria or Generation Victoria. As a consequence Loy Yang Power Ltd. has no lease liability in respect to these leases. Loy Yang Power Ltd. and the State Electricity
     Commission of Victoria are progressing Issues to ensure Loy Yang Power Ltd's. ongoing right to use the assets. The lessors have given their conditional consent for Loy Yang
     Power Ltd. to use the assets.

16   SITE RESTORATION COSTS--POWER STATION AND MINE

     Provision for site restoration of the power station and mine sites of $5.4 million has been provided for in the accounts as at 31 December 1996. The total net present value of estimated future cash outflows for site restoration is $40 million.
-----------------------------------------------------------------------------------------------------------------

17   EMPLOYEE ENTITLEMENTS

17.1 AGGREGATE EMPLOYEE ENTITLEMENT

     Wages and salaries .....................................................................         211             185
     Recreation leave .......................................................................       7,196           6,663
     Long service leave .....................................................................       7,359           6,740
     Redundancies ...........................................................................       1,307           1,494
                                                                                                  ------------ ------------
                                                                                                   16,073          15,082
                                                                                                  ------------ ------------
     The amounts for long service leave are measured at their present values. The following assumptions were adopted in measuring the present values of the entitlements which are not expected to be paid or settled within 12 months of balance date.

     Long Service Leave:

     Weighted average rates of increase in annual employee entitlements to settlement of the
     liabilities ............................................................................         2.9%            2.9%
     Weighted average discount rates ........................................................         7.2%            6.7%

     Weighted average terms to settlement of the liabilities ................................       10 Years      11 Years



                              F-118

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996


                                                                                 31 DECEMBER 1996  30 JUNE 1995
                                                                                      $'000            $'000
                                                                                ----------------  --------------
18      CONTINGENT EVENTS

18.1 Loy Yang Power Ltd. was allocated its assets and liabilities from Generation Victoria through an allocation statement in accordance with the Electricity Industry (Further Amendment) Act 1994. Under section
        153B of this Act, the allocation statement may be amended at any time at the direction of the Victorian Government Treasurer and relevant
        Minister.

18.2    Upon the disaggregation of the State Electricity Commission of Victoria
        (SECV) on 3 January 1994, Generation Victoria entered into a contract with the SECV to meet the SECV's obligations under its contracts for the supply of coal and infrastructure services to the Loy Yang B Joint
        Venture in consideration of receipt of all SECV's revenues under those contracts. Upon the disaggregation of Generation Victoria on 31 January
        1995, Generation Victoria's rights and obligations were allocated to Loy Yang Power Ltd.

        Under the contract Loy Yang Power Ltd. is directly liable to the SECV to use its "best endeavours", backed by an indemnity in favour of the SECV for performance of these obligations, subject only to force majeure relief. A failure by Loy Yang Power Ltd. to use its "best endeavours" may result in liabilities being imposed on Loy Yang Power
        Ltd. At the time of preparation of this report, Loy Yang Power Ltd. is not aware of any breaches of performance obligations on its part.

        The SECV remains the contracting party under the contracts with the Loy
        Yang B Joint Venture.

18.3    On 10 December 1996 the State Government of Victoria announced its intention to privatise Loy Yang Power Ltd.
----------------------------------------------------------------------------------------------------------------

19      CONTINGENT LIABILITIES
        Loy Yang Power Ltd. is liable for early contract termination penalties with some site contractors. The estimated value of this liability is $325 thousand.

                              F-119

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

                                                                                 31 DECEMBER 1996  30 JUNE 1995
                                                                                      $'000            $'000
                                                                                ----------------  --------------
20      TREASURY

20.1    LOY YANG POWER LTD. DERIVATIVES
        Loy Yang Power Ltd.'s derivative products are dealt through Treasury
        Corporation of Victoria (TCV). The only derivative products outstanding as at 31 December 1996 were Interest Rate Swaps.

        INTEREST RATE SWAPS
        Under these swaps, Loy Yang Power Ltd. agrees with the counterpart to exchange, at specified intervals, the difference between the fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional amount. The notional principal amounts are not exchanged by the parties.

        The maturity profile of these swaps in notional principal terms is:
           Later than two years and not later than five years ..................      25,000           25,000
           Later than five years ...............................................     195,000          195,000
                                                                                ----------------  --------------
                                                                                     220,000          220,000
                                                                                ----------------  --------------

        The following table indicates the type of swaps held by Loy Yang Power
        Ltd. and their weighted average interest rates.
        Pay-fixed swaps--notional principal amount .............................     220,000          220,000
        Average pay rate--Loy Yang Power Ltd. specific cost ....................        10.6%            12.6%
        Average receive rate ...................................................         6.1%             7.6%
        Loy Yang Power Ltd.'s credit exposures on these swaps is nil as the counterpart in each case is TCV.
----------------------------------------------------------------------------------------------------------------

21      LOANS

21.1    LOAN COMPONENTS
        CURRENT LOANS
        Premium/(discount) on loans ............................................       7,279                0
        Fixed interest loans ...................................................      54,886               49
        Fixed interest bonds ...................................................      84,000                0
                                                                                ----------------  --------------
                                                                                     146,165               49

                              F-120

           LOY YANG POWER LTD. SPECIAL PURPOSE FINANCIAL STATEMENTS
                   FOR THE HALF-YEAR ENDED 31 DECEMBER 1996

21      LOANS (CONTINUED)

21.1    LOAN COMPONENTS (CONTINUED)
                                                                                 31 DECEMBER 1996  30 JUNE 1995
                                                                                      $'000            $'000
                                                                                ----------------  --------------
        NON-CURRENT LOANS
        Premium/(discount) on loans ............................................        4,770           38,899
        Floating rate notes ....................................................      144,745          249,745
        Fixed interest bonds ...................................................      515,695          626,895
        Capital indexed bonds ..................................................      177,130          142,829
        Fixed interest loans ...................................................       70,064               65
                                                                                ----------------  --------------
                                                                                      912,404        1,057,833
                                                                                ----------------  --------------
                                                                                    1,058,559        1,057,882
                                                                                ----------------  --------------
        Liabilities in years of maturity, at face value are:

        Not later than one year ................................................      138,887               49
        Later than one year and not later than two years .......................      177,916          353,784
        Later than two years and not later than five years .....................      585,733          327,721
        Later than five years ..................................................      143,984          337,429
                                                                                ----------------  --------------
                                                                                    1,046,520        1,018,883
        Plus unamortised adjustments to face value (refer note 21.2)  ..........       12,049           38,868
                                                                                ----------------  --------------
                                                                                    1,058,569        1,057,882
                                                                                ----------------  --------------
21.2    ADJUSTMENTS TO FACE VALUE OF LOANS

        Current (discount)/premium .............................................        7,279                0
        Non-Current (discount)/premium .........................................        4,770           38,899
                                                                                ----------------  --------------
                                                                                       12,049           38,899
                                                                                ----------------  --------------
21.3    SECURITY--LOANS

        All loan funding for Loy Yang Power Ltd. is arranged via Treasury
        Corporation of Victoria (TCV).
        Legal liability to the end investor for Loy Yang Power Ltd. loans rest with TCV.

        These loans are guaranteed by the State Government of Victoria. In return Loy Yang Power Ltd. pays a financial accommodation levy to the State Government which increases the cost of debt to reflect market rates, based on an assessment of credit risk.

        For debt novated to TCV, back-to-back loans have been established between Loy Yang Power Ltd. and TCV. Pursuant to Section 36D of the
        Treasury Corporation of Victoria (Debt Centralisation) Act 1993, Loy
        Yang Power Ltd. will reimburse TCV for all settlement amounts relating to these loans.


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NRG. THE INFORMATION CONTAINED HEREIN IS AS OF THE DATE HEREOF AND SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE. DELIVERY OF THIS PROSPECTUS AT ANY TIME SHALL NOT CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF NRG SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON.

                              TABLE OF CONTENTS


                                          PAGE
                                         ------
Summary.................................     3
Risk Factors............................    15
Use of Proceeds ........................    23
The Exchange Offer .....................    24
Capitalization .........................    31
Selected Consolidated Financial Data  ..    32
Selected Pro Forma Condensed Financial
 Data ..................................    34
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations ............................    35
Business ...............................    43
Regulation .............................    73
Management .............................    78
Ownership of Capital Stock .............    84
Certain Transactions ...................    85
Certain Indebtedness ...................    87
Description of Notes ...................    88
Certain Federal Income Tax
 Considerations ........................    98
Ratings ................................    99
Plan of Distribution ...................   100
Legal Matters ..........................   101
Experts ................................   101
Index to Consolidated Financial
 Statements.............................   F-1


   UNTIL        , ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES,
WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

$250,000,000

NRG ENERGY INC.

7 1/2% SENIOR NOTES
DUE 2007

                               GRAPHIC OMITTED

PROSPECTUS

DATED         , 1997

                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following is an estimate of all expenses in connection with the issuance and distribution of the securities being registered hereby:


       SEC Registration Fee..........................  $ 75,758
       Accountants' fees and expenses................   100,000
       Attorney's fees and expenses..................   150,000
       Printing expenses.............................   100,000
       Miscellaneous.................................    19,242
                                                      ---------
       Total.........................................  $445,000
                                                      =========


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of NRG may be indemnified by NRG against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of NRG if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of NRG and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of NRG, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to NRG unless a court determines otherwise.

   In addition, Article VI of NRG's By-Laws provides that NRG shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of NRG or is or was serving at the request of NRG as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. NRG shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of NRG.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   On June 12, 1997, NRG sold $250,000,000 aggregate principal amount of its 7-1/2% Senior Notes Due 2007 (the "Old Notes") to Salomon Brothers Inc, ABN AMRO Chicago Corporation and Chase Securities Inc. (the "Initial Purchasers") for $250,000,000 less the aggregate discount to Initial Purchasers of $1,625,000. Such transaction was exempt from the registration requirements of the Securities Act of 1933, in reliance on Section 4(2) of the Securities Act on the basis that such transactions did not involve a public offering. In accordance with the agreement pursuant to which the Initial Purchasers purchased the Old Notes, such Initial Purchasers agreed to offer and sell the Old Notes only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act.

   On January 29, 1996, NRG sold $125,000,000 aggregate principal amount of its 7.625% Senior Notes Due 2006 (the "1996 Notes") to Bear, Stearns & Co. Inc. and Merrill Lynch & Co. (the "1996 Note Initial Purchasers") for $125,000,000 less the aggregate discount to 1996 Note Initial Purchasers of

$812,500. Such transaction was exempt from the registration requirements of the Securities Act of 1933, in reliance on Section 4(2) of the Securities Act on the basis that such transactions did not involve a public offering. In accordance with the agreement pursuant to which the 1996 Note Initial Purchasers purchased the 1996 Notes, such 1996 Note Initial Purchasers agreed to offer and sell the 1996 Notes only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


 EXHIBIT
-----------
 3.1         Certificate of Incorporation of NRG.*
 3.2         By-Laws of NRG.*
 4.1         Indenture, dated as of June 1, 1997, between NRG and Norwest Bank Minnesota, National Association.
 4.2         Form of Exchange Notes.*
 4.3         Registration Rights Agreement, dated as of June 12, 1997, by and among NRG, Salomon Brothers Inc, ABN
             AMRO Chicago Corporation and Chase Securities Inc.*
 5.1         Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the Exchange Notes to be issued by NRG.
 10.1        Employment Contract, dated as of June 28, 1995, between NRG and David H. Peterson.*
 10.2        Indenture, dated as of January 31, 1996, between NRG and Norwest Bank Minnesota, National Association,
             as Trustee.*
 10.3        Revolving Credit Agreement, dated as of March 17, 1997, among NRG, the banks party thereto and ABN AMRO
             Bank, N.V. as Agent.*
 10.4        Note Agreement, dated August 20, 1993, among NRG Energy Center, Inc. and each of the purchasers named therein.
 10.5        Master Shelf and Revolving Credit Agreement, dated August 20, 1993 among NRG Energy Center, Inc., The
             Prudential Insurance Company of America and each Prudential Affiliate which becomes party thereto.
 10.6        Energy Agreement, dated February 12, 1988 between NRG (formerly known as Norenco Corporation) and
             Waldorf Corporation (the "Energy Agreement").
 10.7        First Amendment to the Energy Agreement, dated August 27, 1993.
 10.8        Second Amendment to the Energy Agreement, dated January 31, 1996.
 10.9        Third Amendment to the Energy Agreement, dated August 25, 1997.
 10.10       Construction, Acquisition and Term Loan Agreement, dated September 2, 1997 by and among NEO Landfill
             Gas, Inc., as Borrower, the lenders named on the signature pages, Credit Lyonnais New York Branch, as
             Construction/Acquisition Agent and Lyon Credit Corporation, as Term Agent.
 10.11       Guaranty, dated September 12, 1997 by NRG in favor of Credit Lyonnais New York Branch as agent for the
             Construction/Acquisition Lenders.
 10.12       Construction, Acquisition and Term Loan Agreement, dated September 2, 1997 by and among Minnesota
             Methane LLC, as Borrower, the lenders named on the signature pages, Credit Lyonnais New York Branch, as
             Construction/Acquisition Agent and Lyon Credit Corporation, as Term Agent.
 10.13       Guaranty, dated September 12, 1997 by NRG in favor of Credit Lyonnais New York Branch as agent for the
             Construction/Acquisition Lenders.
 10.14       Non Operating Interest Acquisition Agreement, dated as of September 12, 1997, by and among NRG and NEO
             Corporation.
 12.1        Computation of ratio of earnings to fixed charges.*
 21          Subsidiaries of NRG.*
 23.1        Consent of Price Waterhouse LLP.
 23.2        Consent of Deloitte & Touche LLP.
 23.3        Consent of Price Waterhouse Netherland BV.
 23.4        Consent of Coopers & Lybrand L.L.P.
 23.5        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
 24          Power of Attorney of certain officers and directors of NRG.*
 25          Form T-1 Statement of Eligibility of Norwest Bank Minnesota, National Association to act as trustee under the Indenture.*
 27          Financial Data Schedule.
 99.1        Form of Letter of Transmittal.
 99.2        Form of Notice of Guaranteed Delivery.
 99.3        Form of Exchange Agent Agreement.



------------
* Previously filed.

 ITEM 17. UNDERTAKINGS.

   (a) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, NRG Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, in the State of Minnesota, on the 9th day of October, 1997.

                                          NRG Energy, Inc.
                                          By: /s/ David H. Peterson
                                              -------------------------------
                                              David H. Peterson
                                              Chairman of the Board,
                                              President
                                              and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated:



 Signature                            Title                 Date
----------------------  ---------------------------- -------------------

           *            Chairman of the Board,
 ---------------------- President and Chief
 David H. Peterson      Executive Officer                October 9, 1997

 /s/ Leonard A. Bluhm
 ---------------------- Executive Vice President and
 Leonard A. Bluhm       Chief Financial Officer          October 9, 1997

           *
 ----------------------
 Gary R. Johnson        Director                         October 9, 1997

           *
 ----------------------
 Cynthia L. Lesher      Director                         October 9, 1997

           *
 ----------------------
 Edward J. McIntyre     Director                         October 9, 1997

           *
 ----------------------
 John A. Noer           Director                         October 9, 1997

*By: /s/ Leonard A. Bluhm
    ---------------------
    Attorney-in-fact


                                EXHIBIT INDEX


  EXHIBIT NO.                                         DESCRIPTION                                        PAGE NO.
---------------  ------------------------------------------------------------------------------------ ------------
       3.1       Certificate of Incorporation of NRG.*
       3.2       By-Laws of NRG.*
       4.1       Indenture, dated as of June 1, 1997, between NRG and Norwest Bank Minnesota,
                 National Association.*
       4.2       Form of Exchange Notes.*
       4.3       Registration Rights Agreement, dated as of June 12, 1997, by and among NRG, Salomon
                 Brothers Inc, ABN AMRO Chicago Corporation and Chase Securities Inc.*
       5.1       Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP as to legality of the Exchange Notes to be issued by NRG.
      10.1       Employment Contract, dated as of June 28, 1995, between NRG and David H. Peterson.*
      10.2       Indenture, dated as of January 31, 1996, between NRG and Norwest Bank Minnesota,
                 National Association, as Trustee.*
      10.3       Revolving Credit Agreement, dated as of March 17, 1997, among NRG, the banks party thereto and ABN AMRO Bank, N.V. as Agent.*
      10.4       Note Agreement, dated August 20, 1993, among NRG Energy Center, Inc. and each of the purchasers named therein.
      10.5       Master Shelf and Revolving Credit Agreement, dated August 20, 1993 among NRG Energy
                 Center, Inc., The Prudential Insurance Company of America and each Prudential
                 Affiliate which becomes party thereto.
      10.6       Energy Agreement, dated February 12, 1988 between NRG (formerly known as Norenco
                 Corporation) and Waldorf Corporation (the "Energy Agreement").
      10.7       First Amendment to the Energy Agreement, dated August 27, 1993.
      10.8       Second Amendment to the Energy Agreement, dated January 31, 1996.
      10.9       Third Amendment to the Energy Agreement, dated August 25, 1997.
      10.10      Construction, Acquisition and Term Loan Agreement, dated September 2, 1997 by and among NEO Landfill Gas, Inc., as Borrower, the lenders named on the signature pages,
                 Credit Lyonnais New York Branch, as Construction/Acquisition Agent and Lyon Credit
                 Corporation, as Term Agent.
      10.11      Guaranty, dated September 12, 1997 by NRG in favor of Credit Lyonnais New York
                 Branch as agent for the Construction/Acquisition Lenders.
      10.12      Construction, Acquisition and Term Loan Agreement, dated September 2, 1997 by and among Minnesota Methane LLC, as Borrower, the lenders named on the signature pages,
                 Credit Lyonnais New York Branch, as Construction/Acquisition Agent and Lyon Credit
                 Corporation, as Term Agent.
      10.13      Guaranty, dated September 12, 1997 by NRG in favor of Credit Lyonnais New York
                 Branch as agent for the Construction/Acquisition Lenders.
      10.14      Non Operating Interest Acquisition Agreement, dated as of September 12, 1997, by and among NRG and NEO Corporation.
      12.1       Computation of ratio of earnings to fixed charges.
      21         Subsidiaries of NRG.*
      23.1       Consent of Price Waterhouse LLP.
      23.2       Consent of Deloitte & Touche LLP.
      23.3       Consent of Price Waterhouse Netherland BV.
      23.4       Consent of Coopers & Lybrand L.L.P.
      23.5       Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
      24         Power of Attorney of certain officers and directors of NRG.*
      25         Form T-1 Statement of Eligibility of Norwest Bank Minnesota, National Association to
                 act as trustee under the Indenture.*
      27         Financial Data Schedule.
      99.1       Form of Letter of Transmittal.
      99.2       Form of Notice of Guaranteed Delivery.
      99.3       Form of Exchange Agent Agreement.



------------
* Previously filed.


                              II-1